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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on May 16, 2002

Registration No. 333-86814

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHOICETEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	4813	41-1649949
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15500 Wayzata Blvd. #1029
Wayzata, Minnesota 55391
952-249-1802
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jack S. Kohler
15500 Wayzata Blvd. #1029
Wayzata, Minnesota 55391
952-249-1802
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Robert T. Montague, Esq. Robins, Kaplan, Miller & Ciresi L.L.P. 2800 LaSalle Plaza 800 LaSalle Avenue Minneapolis, Minnesota 55402 612-349-8500	Lawrence S. Wittenberg, Esq. Testa, Hurwitz & Thibeault, LLP 125 High Street Boston, Massachusetts 02110 617-248-7000

Approximate date of commencement of proposed sale to the public:
As promptly as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock	7,548,616	$0.01	$321,628.29	$29.60

1.
Based on 32,162,829 shares of common stock of Sontra Medical, Inc. that may be outstanding immediately before the merger and cancelled by the merger as described in this registration statement.

2.
Pursuant to Rule 457(f), the registration fee has been calculated based on a price of $0.01 per share of common stock of Sontra Medical, Inc., the book value of such shares computed as of the date of the Sontra Medical, Inc. financial statements included in this registration statement.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH A DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

To the shareholders of CHOICETEL COMMUNICATIONS, INC.
and the stockholders of SONTRA MEDICAL, INC.

        After careful consideration, the boards of directors of ChoiceTel Communications, Inc. and Sontra Medical, Inc. have approved a merger transaction by which ChoiceTel will acquire Sontra. Following the merger, Sontra will be a wholly-owned subsidiary of ChoiceTel, and ChoiceTel's business will consist of Sontra's line of business.

        In the merger, each share of Sontra common stock (other than shares as to which appraisal rights have been exercised) will be exchanged for 0.2347 shares of ChoiceTel common stock, subject to certain adjustments as described in the merger agreement. If no adjustments are made to the exchange ratio (and no Sontra stockholder exercises appraisal rights), ChoiceTel will issue approximately 7,548,616 shares of ChoiceTel common stock to the holders of Sontra common stock if the merger is approved and completed. ChoiceTel common stock is traded on the Nasdaq SmallCap Market under the trading symbol "PHON." On May 14, 2002, there were 3,035,795 shares of ChoiceTel common stock issued and outstanding. On that date, the closing price of ChoiceTel common stock was $2.39 per share.

        Following the merger, ChoiceTel's board of directors will be composed of eight members: two directors will be from the current ChoiceTel board, five directors will be from the current Sontra board and the eighth director will be Sontra's newly-hired Chief Executive Officer. Following the merger, ChoiceTel's executive leadership will also change and will consist primarily of Sontra's officers. However, ChoiceTel's Chief Financial Officer will continue in his current capacity for a transitional period after the merger.

        The attached joint proxy statement/prospectus provides detailed information concerning ChoiceTel, Sontra, the merger and the proposals related to the merger. Please give all of the information contained in the joint proxy statement/prospectus your careful attention before deciding how to vote. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" beginning on page 14 of this joint proxy statement/prospectus.

        After careful consideration, the boards of directors of both ChoiceTel and Sontra have determined the merger to be fair to you and in your best interests. The boards of directors of ChoiceTel and Sontra have each adopted the merger agreement and approved the merger, and each recommend adoption, and your voting in favor, of the proposals presented in the attached joint proxy statement/prospectus.

        Please use this opportunity to take part in the affairs of ChoiceTel and Sontra by voting on the merger. Whether or not you plan to attend the ChoiceTel annual shareholders meeting or the Sontra special stockholders meeting, please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed stamped envelope. Returning the proxy card does NOT deprive you of your right to attend your company's meeting and to vote your shares in person. YOUR VOTE IS VERY IMPORTANT.

        We appreciate your consideration of this matter.

Gary S. Kohler Chairman ChoiceTel Communications, Inc.	James R. McNab, Jr. Chief Executive Officer Sontra Medical, Inc.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

        This joint proxy statement/prospectus is dated May 20, 2002 and was first mailed to holders of ChoiceTel common stock and holders of Sontra capital stock on or about May 21, 2002.

ADDITIONAL INFORMATION

        The enclosed joint proxy statement/prospectus incorporates important business and financial information about ChoiceTel from documents filed with the Securities and Exchange Commission that are not included in or delivered with the enclosed joint proxy statement/prospectus. A list of documents from which ChoiceTel has incorporated information by reference along with other related information may be found under the caption "Where You Can Find More Information" in this joint proxy statement/prospectus on page 106. This information is available without charge upon your written or oral request. You can obtain the information incorporated by reference in the joint proxy statement/prospectus at the Internet website that the Securities and Exchange Commission maintains at http://www.sec.gov, as well as from ChoiceTel Communications, Inc.:

      ChoiceTel Communications, Inc.
      15500 Wayzata Blvd, #1029
      Wayzata, Minnesota 55391
      Attention: Jack Kohler
      By telephone: (952) 249-1802

        If you would like to request any information from ChoiceTel, please do so by June 1, 2002, in order to receive it before the shareholder meetings.

CHOICETEL COMMUNICATIONS, INC.
15500 Wayzata Blvd. #1029, Wayzata, Minnesota 55391

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on June 20, 2002

To the Shareholders of CHOICETEL COMMUNICATIONS, INC.:

        The annual meeting of the shareholders of ChoiceTel Communications, Inc. will be held at the offices of Robins, Kaplan, Miller & Ciresi L.L.P., 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota 55402, on June 20, 2002, at 10:00 a.m. local time, for the purpose of considering and voting upon the following matters:

  1.
  To take the following actions in connection with the merger: (i) consider and vote on a proposal to approve and adopt the merger agreement, (ii) approve the merger and (iii) approve the issuance of shares of ChoiceTel common stock in exchange for all of the issued and outstanding shares of Sontra common stock.

  2.
  Subject to and effective upon the consummation of the merger, to increase the size of the board to eight and elect eight directors to serve until the next annual meeting of shareholders or until their successors are elected, or, alternatively, if the merger is not approved or consummated, to elect four directors to serve until the next annual meeting of shareholders or until their successors are elected.

  3.
  To approve an amendment to the 1997 Long-Term Incentive and Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 350,000 shares to 1,500,000 shares.

  4.
  Subject to and effective upon the consummation of the merger, to approve an amendment to the Articles of Incorporation, to (i) increase the number of authorized shares of ChoiceTel common stock from 15,000,000 to 20,000,000, and (ii) change the corporate name of ChoiceTel to "Sontra Medical Corporation."

  5.
  To transact other business as may properly come before the meeting or any adjournments.

        The ChoiceTel board of directors has approved and adopted the merger agreement and approved the merger and the other proposals contained in this joint proxy statement/prospectus, and has determined that they are fair to and in the best interests of ChoiceTel and its shareholders. After careful consideration, the board of directors of ChoiceTel recommends that you vote "FOR" each of the proposals listed above. We describe these items of business in more detail in the joint proxy statement/prospectus accompanying this notice.

        Holders of record of ChoiceTel's common stock at the close of business on May 14, 2002 are entitled to notice of and to vote at the annual shareholders meeting or any adjournment thereof.

        Each of you is invited to attend the annual shareholders meeting in person if possible. Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly. A return envelope is enclosed for your convenience.

By Order of the Board of Directors
/s/ JEFFREY R. PALETZ
May 21, 2002	Jeffrey R. Paletz, President

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,
PLEASE SIGN THE ENCLOSED PROXY
AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY.
YOU MAY STILL VOTE IN PERSON IF YOU DO ATTEND THE MEETING.

SONTRA MEDICAL, INC.
58 Charles Street, Cambridge, Massachusetts 02141

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be held on June 20, 2002

To the Stockholders of SONTRA MEDICAL, INC.:

        A special meeting of stockholders of Sontra Medical, Inc. will be held on June 20, 2002 at 10:00 a.m. local time at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110 for the following purposes:

  1.
  To consider and vote on a proposal to adopt the merger agreement between Sontra and ChoiceTel and approve the merger. Under the terms of the merger, Sontra will become a wholly-owned subsidiary of ChoiceTel.

  2.
  To transact other business related to the proposal above that may properly come before the special meeting or any adjournment.

        The Sontra board of directors has approved and adopted the merger agreement and approved the merger, and has determined that they are fair to and in the best interests of Sontra and its stockholders. After careful consideration, the board of directors of Sontra recommends that you vote "FOR" the proposal. We describe this item of business in more detail in the joint proxy statement/prospectus accompanying this notice.

        Holders of record of Sontra capital stock at the close of business on May 14, 2002 are entitled to notice of and to vote at the special stockholders meeting or any adjournment thereof.

        If the merger is approved, your shares of Sontra common stock will be automatically converted into the right to receive shares of ChoiceTel common stock as described in this joint proxy statement/prospectus.

        Each of you is invited to attend the special meeting in person if possible. Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly. A return envelope is enclosed for your convenience.

By Order of the Board of Directors
/s/ JAMES R. MCNAB, JR.
May 21, 2002	James R. McNab, Jr., Chief Executive Officer

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING,
PLEASE SIGN THE ENCLOSED PROXY
AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY.
YOU MAY STILL VOTE IN PERSON IF YOU DO ATTEND THE MEETING.

Annex A—Agreement and Plan of Reorganization, dated as of February 27, 2002 among ChoiceTel Communications, Inc., CC Merger Corp. and Sontra Medical, Inc.; Amendment No. 1 dated as of May 14, 2002 to the Agreement and Plan of Reorganization; and selected exhibits.

Annex B—Section 262 of the Delaware General Corporation Law

QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER
OF CHOICETEL AND SONTRA

Q:
What is the proposed merger?

A:
In the proposed merger, a wholly-owned subsidiary of ChoiceTel Communications, Inc. will merge into Sontra Medical, Inc. with Sontra surviving the merger as a wholly-owned subsidiary of ChoiceTel. As a result of the merger, stockholders of Sontra will own approximately 71% of the outstanding common stock of ChoiceTel (assuming there are no adjustments to the exchange ratio as described below). Upon completion of the merger, ChoiceTel will change its name to Sontra Medical Corporation, and will begin operating in Sontra's line of business. Sontra is a development stage company developing ultrasound-based skin permeation technologies and products for diagnostic, therapeutic and aesthetic transdermal applications. The merger agreement is attached to this joint proxy statement/prospectus as Annex A. You are encouraged to read it carefully.

Q:
What will Sontra stockholders receive in the merger?

A:
Upon the closing of the merger, the Sontra stockholders who do not exercise their appraisal rights will be entitled to receive 0.2347 shares of ChoiceTel common stock for each share of their Sontra stock. This exchange ratio is subject to various adjustments according to the terms of the merger agreement. Instead of receiving fractional shares in the merger, Sontra stockholders will receive cash in an amount equal to the fractional share multiplied by $2.13.

  Each option to purchase Sontra common stock outstanding immediately before the merger will be assumed by ChoiceTel and will automatically become an option to purchase shares of ChoiceTel common stock. The terms and conditions (including vesting) of all assumed options shall remain the same, except that the number of shares of ChoiceTel common stock which may be purchased and the exercise price of each assumed option will be adjusted in accordance with the exchange ratio.

Q:
Are there risks involved with the merger?

A:
Yes. There are risks associated with the merger as well as risks associated with Sontra's business. In evaluating the merger, you should carefully consider the risk factors discussed in the section of the joint proxy statement/prospectus entitled "Risk Factors" beginning on page 14.

Q:
Why did the ChoiceTel board of directors agree to Sontra stockholders receiving approximately 71% of the outstanding ChoiceTel common stock following the merger?

A:
ChoiceTel and Sontra engaged in extensive negotiations regarding the exchange ratio that determines the number of shares of ChoiceTel common stock to be issued to Sontra stockholders in the merger, and the resulting post-merger ownership of ChoiceTel. Based in part upon the relative growth prospects of the two companies, ChoiceTel and Sontra agreed that a post-merger ownership of ChoiceTel of approximately 71% by Sontra stockholders and 29% by ChoiceTel shareholders was a fair and equitable division for the holders of stock of each company. However, neither company obtained an opinion from investment or banking advisors relating to the fairness of the transaction.

Q:
Will the ChoiceTel common stock remain publicly traded after the merger with Sontra?

A:
Yes. However, it is likely that ChoiceTel will not meet the requirements to continue trading its common stock on the Nasdaq SmallCap Market following the merger. In such event, ChoiceTel's common stock would commence trading on Nasdaq's OTC Bulletin Board system, which will significantly impair your ability to dispose, or obtain quotations of the market value, of ChoiceTel's common stock.

Q:
What are the expected United States federal income tax consequences of the merger?

A:
ChoiceTel and Sontra each expect the merger to qualify as a reorganization in which Sontra stockholders would not recognize gain or loss for U.S. federal income tax purposes by exchanging their shares of Sontra common stock for shares of ChoiceTel common stock. However, Sontra stockholders will recognize gain or loss with respect to any cash received in lieu of fractional shares of ChoiceTel common stock.

  A description of the material United States federal tax consequences of the merger is set forth in the section of this joint proxy statement/prospectus entitled "Material Federal Income Tax Considerations" on page 43. The tax consequences to each Sontra stockholder will depend on the facts of that stockholder's own situation. Therefore, Sontra stockholders are urged to consult their own tax advisors to determine their particular tax consequences.

Q:
Are ChoiceTel shareholders entitled to dissenters' or appraisal rights in connection with the merger?

A:
No. Under the applicable state law governing ChoiceTel, the shareholders of ChoiceTel are not entitled to dissenters' or appraisal rights in connection with the merger.

Q:
Are Sontra stockholders entitled to appraisal rights in connection with the merger?

A:
Yes. Under the applicable state law governing Sontra, Sontra stockholders may, under certain circumstances and by following procedures prescribed by the Delaware General Corporation Law, exercise appraisal rights.

Q:
What shareholder approvals are required for the merger?

A:
The affirmative vote of the holders of at least a majority of the shares of ChoiceTel common stock present or represented by proxy at the ChoiceTel annual shareholders meeting must adopt and approve the merger agreement, approve the merger, approve the issuance of ChoiceTel common stock to Sontra stockholders in the merger and the increase in the size of ChoiceTel's board and election to ChoiceTel's board of the eight nominees described on pages 88-90 of the joint proxy statement/prospectus. Certain directors, officers and principal shareholders of ChoiceTel having voting control over approximately 68% of ChoiceTel's common stock have agreed to vote in favor of these matters.

  The affirmative vote of the holders of at least a majority of the shares of Sontra common stock and preferred stock, voting together as a single class and, in the case of the preferred stock, on an as-converted basis, must adopt and approve the merger agreement and approve the merger. The shares of Sontra preferred stock currently convert into shares of Sontra common stock on a one-to-one basis. Certain directors, officers and certain principal stockholders of Sontra having voting control over approximately 88% of Sontra's voting securities have agreed to vote in favor of these matters.

Q:
What happens if a ChoiceTel shareholder does not vote on the merger?

A:
If a ChoiceTel shareholder fails to grant a proxy or vote at the annual shareholders meeting relating to the adoption and approval of the merger agreement, the approval of the merger, the approval of the issuance of ChoiceTel common stock to Sontra stockholders in connection with the merger or the increase in the size of ChoiceTel's board and election to ChoiceTel's board of the eight nominees described on pages 88-90 of the joint proxy statement/prospectus, the shares will not be counted as present for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of those proposals.

  If you submit a proxy card and do not indicate how you want to vote, your proxy will be counted as a vote to approve these proposals. If a signed proxy is returned by your broker holding your shares in "street name" and indicates that the broker does not have discretionary authority to vote on one or more matters, your shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered present for purposes of calculating the vote on such matter and thus will have the same effect as a vote against the proposal.

  If you grant a proxy and affirmatively elect to abstain from voting on any proposal, your shares will be counted as present for the purpose of determining the presence of a quorum and for purposes of calculating the vote, but will not be considered to be voted in favor of such proposal. Consequently, your abstention will have the same effect as a vote against the proposal.

Q:
What happens if a Sontra stockholder does not vote on the merger?

A:
If a Sontra stockholder fails to grant a proxy or vote at the special stockholders meeting, it will have the same effect as a vote against approval and adoption of the merger agreement and approval of the merger. If you return your proxy and do not indicate how you want to vote, your proxy will be counted as a vote to approve and adopt the merger agreement and approve the merger.

  If you submit a proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum and for purposes of calculating the vote, but will not be voted at the special meeting. Consequently, your abstention will have the same effect as a vote against approval and adoption of the merger agreement and approval of the merger.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this joint proxy statement/prospectus, please complete and sign your proxy card. Then, mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your respective company's shareholders meeting.

Q:
If my shares of ChoiceTel common stock are held in "street name" by my broker, will my broker vote my shares for me?

A:
No. Your broker will vote your shares of ChoiceTel common stock on the matters presented only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:
Can I change my vote after I have mailed my signed proxy card?

A:
Yes. You can change your vote at any time before your proxy is voted at the ChoiceTel annual shareholders meeting or the Sontra special stockholders meeting. If your shares are held in your own name, you can do this in one of three ways.

•
You can send a written notice stating that you would like to revoke your proxy. If you choose this method, you must submit your notice of revocation or your new proxy card to ChoiceTel at the respective address below if you are a ChoiceTel shareholder, or to Sontra at the respective address below if you are a Sontra stockholder.

•
You can complete and submit a new proxy card reflecting a later date than your most recent proxy card. If you choose this method, you must submit your notice of revocation or your new proxy card to ChoiceTel at the respective address below if you are a ChoiceTel shareholder, or to Sontra at the respective address below if you are a Sontra stockholder.

•
You can attend the shareholders meeting of the company of which you are a shareholder and vote in person. Simply attending the meeting, however, will not revoke your proxy.

  If your ChoiceTel shares are held in street name by your broker, you must follow directions received from your broker to change your vote.

Q:
If I am a Sontra stockholder, should I send in my stock certificates now?

A:
No. After the merger is completed, ChoiceTel will send written instructions to Sontra stockholders explaining how to exchange their stock certificates. ChoiceTel shareholders will keep their existing share certificates.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible. We expect to complete the merger within a week after the date on which the ChoiceTel and Sontra shareholder meetings are held.

Q:
Who can answer my questions?

A:
If you are a ChoiceTel shareholder and have questions or want additional copies of this joint proxy statement/prospectus, please contact:

ChoiceTel Communications, Inc. 15500 Wayzata Blvd., #1029 Wayzata, Minnesota 55391
Attention:	Jack Kohler Secretary
Telephone:	(952) 249-1802

  If you are a Sontra stockholder and have questions or want additional copies of this joint proxy statement/prospectus, please contact:

Sontra Medical, Inc. 58 Charles Street Cambridge, Massachusetts 02141
Attention:	Christine E. Davin, Secretary
Telephone:	(617) 494-5337

SUMMARY

        This joint proxy statement/prospectus pertains to the merger of a wholly-owned subsidiary of ChoiceTel with and into Sontra, and it is being sent to the shareholders of ChoiceTel and the stockholders of Sontra. This summary may not contain all of the information that is important to you. You should read carefully this entire document, including the merger agreement and its exhibits and other documents referenced in this joint proxy statement/prospectus, for a more complete understanding of the merger. In particular, you should read the merger agreement which is attached as Annex A to this joint proxy statement/prospectus.

The Companies

ChoiceTel Communications, Inc.
15500 Wayzata Blvd., #1029
Wayzata, Minnesota 55391
Telephone: (952) 249-1802

        Since 1989, ChoiceTel has been in the pay telephone business, owning and operating pay telephone routes in the United States and Puerto Rico. In 1999, ChoiceTel's board concluded that the pay telephone industry was no longer a growth industry and in order to successfully compete in the business, a provider must be significantly larger than ChoiceTel in order to take advantage of economies of scale. The board determined that ChoiceTel did not have the resources to achieve the size necessary to improve its economies of scale and authorized management to sell its pay telephone assets. By March 2000, ChoiceTel completed sales of approximately 4,000 pay telephones in the contiguous United States, and in May 2002, ChoiceTel sold its remaining assets consisting of approximately 1,450 phones in Puerto Rico. Since selling most of its pay telephone assets in 1999, ChoiceTel has been examining various opportunities for improving shareholder value, including acquiring other businesses. ChoiceTel is publicly traded on the Nasdaq SmallCap Market under the symbol "PHON".

Sontra Medical, Inc.
58 Charles Street
Cambridge, Massachusetts 02141
Telephone: (617) 494-5337

        Sontra Medical, Inc., based in Cambridge, Massachusetts, is a development stage medical device company engaged in the research and development of transdermal diagnostic and drug delivery products. Sontra is developing ultrasonic skin permeation technologies that enable the transdermal transport of interstitial fluid for diagnostic purposes. Sontra also is developing technology for the delivery of therapeutics and topical components of pharmaceutical and cosmetic companies. Sontra believes that its ultrasound-mediated skin permeation technology will provide a platform for the development of products that offer less painful and more convenient alternatives to blood tests and needle-free delivery of biopharmaceutical drugs, thereby improving patient compliance to therapy, improving their quality-of-life, and reducing health care costs.

CC Merger Corp.
15500 Wayzata Blvd., #1029
Wayzata, Minnesota 55391
Telephone: (952) 249-1802

        CC Merger Corp. is a wholly-owned subsidiary of ChoiceTel, formed for the sole purpose of merging with and into Sontra. CC Merger Corp has no operating business and its separate existence will cease as a result of the merger.

Description of merger (see pages 33-43)

        In the proposed merger, Sontra will merge with and into CC Merger Corp., a wholly-owned subsidiary of ChoiceTel. Sontra will survive the merger as a wholly-owned subsidiary of ChoiceTel. Upon the closing of the merger, the Sontra stockholders who do not exercise their appraisal rights will be entitled to receive 0.2347 shares of ChoiceTel common stock for each share of their Sontra stock, assuming there are no adjustments required to the exchange ratio.

Business of ChoiceTel following the merger (see pages 66-73)

        Following the merger, ChoiceTel will operate in Sontra's line of business. ChoiceTel will change its name to "Sontra Medical Corporation" as described in the section of this joint proxy statement/prospectus entitled "Approval of Amendments to Amended and Restated Articles of Incorporation (Proposal Four)" beginning on page 103. In addition, Sontra's current management team will become ChoiceTel's management team. Sontra is a development stage company engaged in the research and development of ultrasound-based skin permeation technologies and products for diagnostic, and therapeutic and aesthetic transdermal applications.

Risks involved in undertaking the merger (see pages 14-26)

        In evaluating the merger, you should carefully consider the risk factors discussed in the section of the joint proxy statement/prospectus entitled "Risk Factors", including the risks associated with the merger and the risks associated with Sontra's business.

Exchange ratio (see pages 48-49)

        Each share of Sontra common stock (other than shares as to which appraisal rights have been exercised) will be converted into the right to receive 0.2347 shares of ChoiceTel common stock. This exchange ratio is subject to certain adjustments according to the terms of the merger agreement. The holders of Sontra's outstanding preferred stock have agreed to convert their shares of Sontra preferred stock into shares of Sontra common stock on a one-to-one basis immediately prior to the consummation of the merger. Instead of receiving fractional shares in the merger, each Sontra stockholder will receive cash in an amount equal to any fractional shares multiplied by $2.13.

        Upon the consummation of the merger, each outstanding option to purchase shares of Sontra common stock will automatically become an option to purchase shares of ChoiceTel common stock on the same terms and conditions (including vesting) except as follows. The number of shares of ChoiceTel common stock which may be purchased under each assumed option will be equal to the product of the number of Sontra shares that were purchasable before the merger multiplied by the exchange ratio, rounded down to the nearest number of whole shares of ChoiceTel common stock. The exercise price per share will be the pre-merger exercise price divided by the exchange ratio, rounded up to the nearest whole cent.

Reasons that ChoiceTel and Sontra are proposing the merger (see pages 36-38)

        The boards of directors of ChoiceTel and Sontra each believe that the merger is in the best interest of their respective shareholders. ChoiceTel's board has evaluated several alternative methods of increasing shareholder value and believes that the merger provides the greatest long-term value for its shareholders. Sontra's board believes that, among other benefits, the merger provides immediate access to additional financial resources and managerial expertise to accelerate its research and development capabilities and long-term future growth. A description of ChoiceTel's rationale and reasons for recommending the merger is set forth in the section of this joint proxy statement/prospectus entitled "Description of the Merger—Background of the Merger" on pages 35-36 and "Description of the Merger—Reasons of ChoiceTel for the Merger" on pages 36-37. A description of Sontra's rationale and reasons for recommending the merger is set forth in the section of this joint proxy statement/prospectus entitled "The Merger—Reasons of Sontra for the Merger" on pages 37-38.

Recommendations of the boards of directors (see page 34)

        The ChoiceTel board of directors has approved and adopted the merger agreement and approved the merger and the other proposals contained in this joint proxy statement/prospectus, and has determined that they are fair to and in the best interests of ChoiceTel and its shareholders. After careful consideration, ChoiceTel's board of directors recommends that ChoiceTel shareholders vote in favor of:

  •
  adopting and approving the merger agreement, approving the merger and approving the issuance of ChoiceTel common stock in the merger (Proposal One);

  •
  approving an increase in the size of the board and the election to ChoiceTel's board of the eight nominees identified on pages 88-90 of this joint proxy statement/prospectus (Proposal Two);

  •
  approving an amendment to the 1997 Long-Term Incentive and Stock Option Plan to increase the number of shares reserved for issuance to 1,500,000 shares (Proposal Three); and

  •
  approving an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock to 20,000,000 and to change the name of ChoiceTel to Sontra Medical Corporation (Proposal Four).

        The Sontra board of directors has approved and adopted the merger agreement and approved the merger, and has determined that they are fair to and in the best interests of Sontra and its stockholders. After careful consideration, Sontra's board of directors recommends that its stockholders vote in favor of approving and adopting the merger agreement and approving the merger.

Shareholder approvals required for the merger (see page 34)

        The affirmative vote of the holders of at least a majority of the shares of ChoiceTel common stock present or represented by proxy at the ChoiceTel annual shareholders meeting must adopt and approve the merger agreement, approve the merger, and approve the issuance of ChoiceTel common stock to Sontra stockholders in the merger. It is also a condition to Sontra's obligation to consummate the merger that ChoiceTel's shareholders elect to ChoiceTel's board the current members of Sontra's board. Certain directors, executive officers and principal shareholders of ChoiceTel, having beneficial ownership and voting control over, as of April 30, 2002, approximately 68% of ChoiceTel's common stock (including shares that may become outstanding within 60 days upon the exercise of options and warrants held by such persons), entered into a voting agreement with Sontra which requires these shareholders to vote their shares in favor of approving and adopting the merger agreement, approving the merger, the issuing shares of ChoiceTel common stock to Sontra stockholders in connection with the merger and approving any other proposal or action which would, or could reasonably be expected to, facilitate the merger.

        The affirmative vote of the holders of at least a majority of the shares of Sontra common stock and preferred stock, voting as a single class and, in the case of the preferred stock, on an as-converted basis, must adopt and approve the merger agreement and approve the merger. The Sontra preferred stock is convertible into Sontra common stock on a one-to-one basis. Certain directors, executive officers and principal stockholders of Sontra having beneficial ownership of approximately 88% of Sontra's voting securities entered into a voting agreement with ChoiceTel, which requires these stockholders to vote their shares for approval and adoption of the merger agreement, approval of the merger, and approval of any other proposal or action which would, or could reasonably be expected to, facilitate the merger.

Expected United States federal income tax consequences of the merger (see pages 42-43)

        ChoiceTel and Sontra each expect the merger to qualify as a reorganization for U.S. federal income tax purposes in which Sontra stockholders would not recognize gain or loss for U.S. federal income tax purposes by exchanging their shares of Sontra common stock for shares of ChoiceTel common stock. However, Sontra stockholders will recognize gain or loss with respect to cash received in lieu of a fractional share of ChoiceTel common stock.

        A description of the material United States Federal tax consequences of the merger is set forth in the section of this joint proxy statement/prospectus entitled "Material Federal Income Tax Considerations" on page 42. The tax consequences to each Sontra stockholder will depend on the facts of that stockholder's own situation. Therefore, Sontra stockholders are urged to consult their own tax advisors to determine their particular tax consequences.

Dissenters' or appraisal rights in connection with the merger (see pages 38-41)

        Under Minnesota law, shareholders of ChoiceTel are not entitled to dissenters' or appraisal rights in connection with the merger or the issuance of ChoiceTel common stock to Sontra stockholders.

        Under Delaware law, stockholders of Sontra who hold shares of Sontra capital stock on the record date, May 14, 2002, who continue to hold their shares of Sontra capital stock through the effective date of the merger and who do not vote their shares in favor of the merger may, under certain circumstances and by following procedures prescribed by the Delaware General Corporation Law, exercise appraisal rights and receive "fair value" for their shares of Sontra capital stock, as determined by the Delaware Court of Chancery. These procedures include, among others, the requirements that a dissenting Sontra stockholder (i) make written demand to Sontra for appraisal rights before the Sontra stockholders' meeting and (ii) not vote in favor of the merger at such meeting. The failure of dissenting Sontra stockholders to follow the required procedures may result in the termination or waiver of such rights. For a complete description of the procedure to be followed to exercise appraisal rights, please see "Description of the Merger—Appraisal Rights" beginning on page 38 of this joint proxy statement/prospectus.

Conditions to completion of the merger (see pages 51-52)

        ChoiceTel's and Sontra's respective obligations to complete the merger are subject to the satisfaction or waiver of certain specified closing conditions, including:

  •
  the requisite majorities of the outstanding voting securities of each company must vote in favor of the approval and adoption of the merger agreement and the approval of the merger, and, in the case of ChoiceTel, in favor of the approval of the issuance of ChoiceTel common stock to Sontra stockholders in the merger and the election of the Sontra directors to the ChoiceTel board of directors;

  •
  the registration statement, of which this joint proxy statement/prospectus is a part, must be declared and remain effective by the Securities and Exchange Commission;

  •
  each company must not have breached any covenant, representation or warranty in a material manner, and each company shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the consummation of the merger;

  •
  certain executive officers, directors and principal shareholders of each company shall have entered into a lock-up agreement, restricting them from selling any shares of ChoiceTel common stock beneficially held by them (whether or not issued in the merger) for a period of 180 days following the date of the closing of the merger; and

  •
  each company shall not have had a material adverse effect (as defined on page 55 of this joint proxy statement/prospectus).

        In addition to the preceding conditions, ChoiceTel and Sontra are each subject to certain additional obligations which must be satisfied or waived prior to the consummation of the merger, including:

  •
  in the case of ChoiceTel, ChoiceTel shall have sold its Puerto Rican assets for no less than $1.75 million or have entered into a definitive agreement to do so (this condition was satisfied on May 1, 2002);

  •
  in the case of Sontra, certain principal stockholders of Sontra shall have executed the director voting agreement;

  •
  in the case of Sontra all of Sontra's preferred stockholders shall have converted their shares of preferred stock into shares of common stock; and

  •
  in the case of Sontra, Sontra shall have executed and delivered to ChoiceTel the recovery allocation agreement.

        For a complete description of the conditions to completion of the merger, please see "The Merger Agreement—Conditions to Completing the Merger" beginning on page 51 of this joint proxy statement/prospectus.

        If either company waives any conditions to the completion of the merger, Sontra and ChoiceTel will consider the facts and circumstances at that time and make a determination whether a resolicitation of proxies from holders of its respective stock is appropriate.

Restrictions on the ability to sell ChoiceTel stock received as a result of the merger (see page 57)

        All ChoiceTel common stock received by Sontra stockholders in connection with the merger will be freely transferable unless the holder has agreed to refrain from selling the shares or is considered an affiliate of either ChoiceTel or Sontra under the Securities Act of 1933, as amended. Generally, an affiliate of a company is considered to be someone who is an executive officer, director or principal shareholder of the company. Certain affiliates of ChoiceTel and of Sontra have agreed to execute, prior to the closing of the merger, a lock-up agreement restricting such affiliate from selling their shares of ChoiceTel for a period of 180 days following the date of the closing of the merger. In addition, shares of ChoiceTel common stock received by affiliates of Sontra in the merger may only be resold in compliance with Rule 145 under the Securities Act, which generally requires that there be available adequate current public information with respect to ChoiceTel, and that resales be made subject to certain volume limitation and manner of sale restrictions.

Directors and principal executive officers of ChoiceTel following the merger (see pages 47-48)

        Following the merger, the board of directors of ChoiceTel will consist of eight members. Two of these directors, Gary S. Kohler and Michael Wigley, are currently members of the ChoiceTel board, and five of these directors, James R. McNab, Jr., Dr. Joseph Kost, Dr. Robert S. Langer, Dr. W. Leigh Thompson and Martin P. Sutter, are currently members of the Sontra board. The eighth director will be Dr. Thomas W. Davison, Sontra's newly-hired Chief Executive Officer. In addition, as a condition to the consummation of the merger, certain principal stockholders of Sontra will enter into a director voting agreement with Gary Kohler and Michael Wigley, which requires these stockholders to vote their shares of ChoiceTel common stock for the election of Messrs. Kohler and Wigley to the board of directors of ChoiceTel for a period of three years following the merger.

        Following the merger, Dr. Thomas W. Davison, the newly-hired Chief Executive Officer of Sontra, and Dr. Joseph Kost, the Chief Scientific Officer of Sontra will comprise the executive management team of ChoiceTel. In addition, Jack Kohler, ChoiceTel's Chief Financial Officer, will continue to act as the Chief Financial Officer for a transitional period following the merger.

Interests of certain persons involved in the merger (see pages 44-46)

        When considering the recommendations of ChoiceTel's and Sontra's respective boards of directors, you should be aware that certain directors and officers of ChoiceTel and Sontra have interests in the merger that are different from, or are in addition to, yours. These interests include:

  •
  the employment of the Sontra executive officers by ChoiceTel after the merger;

  •
  the appointment of members of Sontra's board of directors and Sontra's Chief Executive Officer to ChoiceTel's board of directors following the merger;

  •
  the indemnification of directors and officers of ChoiceTel and Sontra, as provided in the merger agreement, against certain liabilities both before and after the merger; and

  •
  the severance payments to be made by ChoiceTel to its President and to its Chief Financial Officer.

Opinion of financial advisors

        Given the relatively small size of the transaction from an economic perspective and the costs associated with obtaining an opinion from an investment banking firm as to the fairness of the merger, from a financial perspective, to the shareholders of ChoiceTel and Sontra, neither ChoiceTel nor Sontra has engaged any outside advisors to provide such an opinion.

Comparison of market price of ChoiceTel and Sontra common stock (see pages 12-13)

        Shares of ChoiceTel common stock are listed on the Nasdaq SmallCap Market System under the trading symbol "PHON". On February 27, 2002, the last full trading day prior to the public announcement of the proposed merger, the last reported sale price for ChoiceTel common stock was $0.95. Sontra's capital stock is not publicly traded. For purposes of determining the exchange ratio, the ChoiceTel common stock was valued at approximately $2.13 per share and the Sontra common stock was valued at approximately $0.50 per share. All shares of Sontra preferred stock will be converted into shares of Sontra common stock on a one-to-one basis immediately prior to the merger.

Termination of the merger (see page 54)

        ChoiceTel and Sontra may mutually agree to terminate the merger agreement without completing the merger. Additionally, either Sontra or ChoiceTel may terminate the merger agreement under any of the following circumstances:

  •
  if the merger is not completed by June 30, 2002 and such party is in material compliance with its obligations under the merger agreement;

  •
  if any order permanently prohibiting completion of the merger has become final and non-appealable; or

  •
  if there is some other act by a third party not controlled by, or affiliated with, either ChoiceTel or Sontra that would have a material adverse effect on either party, or would prevent or materially inhibit the merger.

        ChoiceTel may terminate the merger agreement, among other reasons, if:

  •
  the merger has not closed on or by June 30, 2002 as a result of Sontra's breach of the merger agreement or its failure to comply with its conditions to closing (and such failure has not been cured within 20 days of notice from ChoiceTel), provided that ChoiceTel is not in material breach of the agreement; or

  •
  Sontra or any of its representatives participate in any discussions or negotiations relating to a Takeover Proposal (which is defined on pages 50-51 of this joint proxy statement/prospectus).

        Sontra may terminate the merger agreement, among other reasons, if:

  •
  the merger has not closed on or by June 30, 2002 as a result of ChoiceTel's breach of the merger agreement or its failure to comply with its conditions to closing (and such failure has not been cured within 20 days of notice from Sontra), provided that Sontra is not in material breach of the agreement; or

  •
  ChoiceTel or any of its representatives participate in any discussions or negotiations relating to a Takeover Proposal (which is defined on page 50 of this joint proxy statement/prospectus).

        The merger agreement may be terminated by ChoiceTel or Sontra for additional reasons, which are described in the section entitled "The Merger Agreement—Termination" beginning on page 54 of this joint proxy statement/prospectus.

Payment of a termination fee in connection with the merger (see page 54)

        If either party fails to complete the merger, the other party may be entitled to collect a termination fee. Specifically, if Sontra fails to complete the merger for certain reasons delineated in the merger agreement, ChoiceTel shall be entitled to a termination fee consisting of a warrant to purchase 2,000,000 shares of Sontra common stock for $0.10 per share. Likewise, if ChoiceTel fails to complete the merger for certain reasons delineated in the merger agreement, Sontra shall be entitled to an investment from ChoiceTel of $800,000 for the purchase of 1,589,509 shares of Sontra Series B preferred stock. The parties deposited the warrant for Sontra's shares, ChoiceTel's $800,000 cash and a stock certificate for 1,589,509 shares of Sontra Series B preferred stock with an escrow agent when the parties signed the merger agreement. For a description of the reasons which would trigger the payment of such a termination fee, please see the section entitled "The Merger Agreement—Termination" beginning on page 54 of this joint proxy statement/prospectus.

Negotiations with third parties (see pages 50-51)

        ChoiceTel and Sontra have agreed, subject to limited exceptions, not to initiate or engage in discussions or negotiations with another party concerning a business combination with another party while the merger is pending. However, nothing in the merger agreement prevents the board of directors of either company from withdrawing or changing its recommendation in favor of the merger if, as a result of an unsolicited Superior Offer (as defined on page 52 of this joint proxy statement/prospectus) from a third party, the board reasonably concludes in good faith, after consultation with its outside counsel, that the failure to so withdraw or change its recommendation would result in a reasonable likelihood that the board of directors would not fulfill its fiduciary duties to its shareholders under the law of its respective state of incorporation.

COMPARATIVE PER SHARE DATA

        The table below summarizes certain per share information of ChoiceTel and Sontra. In addition, we have summarized certain per share information of the combined company on an unaudited pro forma basis assuming that the merger had been completed at the beginning of the periods presented. The equivalent pro forma per share information for ChoiceTel is the same as the pro forma combined per share information, because shares of ChoiceTel common stock remain outstanding following the merger. Pro forma combined dividends declared are not presented because ChoiceTel does not expect to pay dividends. All per share information relating to Sontra assumes conversion of all outstanding shares of preferred stock into common stock on a one-for-one basis and exchange of Sontra common stock for ChoiceTel common stock at the exchange ratio set forth in the merger agreement, without adjustment. Neither ChoiceTel nor Sontra paid dividends during the periods presented below. This comparative per share information should be read with the separate historical financial statements of each of ChoiceTel and Sontra and the respective notes thereto, included elsewhere or incorporated by reference, in this joint proxy statement/prospectus. The pro forma information is presented for illustrative purposes only and does not necessarily indicate what the operating results or financial position of the combined company would have been if the combination had been completed at the beginning of the periods presented.

	Year Ended December 31, 2001	Quarter Ended March 31, 2002
ChoiceTel—Historical:
Net income per share—basic and diluted	$0.31	$0.02
Book value per share	$1.96	$1.96
Sontra—Historical:
Net loss per share—basic and diluted-actual	$(0.41)	$(0.05)
Net loss per share—basic and diluted-pro forma(1)	$(0.19)	$(0.02)
Book value per share(2)	$0.01	$0.02
Pro Forma Combined:
Net loss per share—basic and diluted	$(0.43)	$(0.06)
Book value per share	$0.63	$0.64

(1)
See note 2(i) to financial statements of Sontra included herein.
(2)
Assumes the conversion of 18,601,082 shares of Sontra preferred stock into shares of Sontra common stock on a one-to-one basis.

MARKET DATA

        ChoiceTel common stock is traded on the Nasdaq SmallCap Market under the symbol "PHON." On May 14, 2002, there were 3,035,795 outstanding shares of ChoiceTel's common stock held by 53 owners of record. The table below presents trading information for ChoiceTel common stock for February 27, 2002 and May 14, 2002. February 27, 2002 was the last full trading date prior to the public announcement of the proposed combination. May 14, 2002 was the last practicable trading day for which information was available prior to the date of the first mailing of this joint proxy statement/prospectus. The market price of ChoiceTel common stock fluctuates. Thus, we urge shareholders to obtain current market quotations of ChoiceTel common stock before making any decision about the merger.

	ChoiceTel Common Stock
	High	Low
February 27, 2002	$1.00	$0.95
May 14, 2002	$2.39	$2.15

        Sontra capital stock is not publicly traded. On May 14, 2002, there were 27 holders of record of Sontra outstanding capital stock.

        Since 1997, ChoiceTel has not declared or paid a dividend and does not anticipate doing so in the foreseeable future. Sontra has never declared or paid a dividend and does not anticipate doing so in the foreseeable future. Sontra's Certificate of Incorporation prohibits Sontra from paying dividends on any shares of its common stock without the consent of the holders of a majority of the outstanding shares of its Series A preferred stock and the holders of 85% of the outstanding shares of its Series B preferred stock, each voting separately as a class. Immediately prior to the consummation of the merger, all outstanding shares of Sontra preferred stock will be converted on a one-for-one basis, into shares of common stock. We expect the combined company to retain earnings to finance the expansion and development of its business. The payment of dividends will be within the discretion of the ChoiceTel board of directors and will depend in part on the earnings, capital requirements and operating and financial condition of the combined company.

RISK FACTORS

        In evaluating the merger, you should carefully consider the discussion of risks and uncertainties below and you should refer to the matters discussed under the caption "Forward-Looking Statements May Prove Inaccurate" in this joint proxy statement/prospectus on page 27.

        By voting in favor of the merger, Sontra stockholders will be choosing to invest in ChoiceTel common stock. An investment in ChoiceTel common stock involves a high degree of risk. In addition to the other information contained in this joint proxy statement/prospectus, you should carefully consider all of the following risk factors relating to the proposed merger and the combined company in deciding whether to vote for the merger.

Risks Relating to the Merger

Current ChoiceTel shareholders will suffer immediate and substantial dilution of their ownership of ChoiceTel following the merger, which will diminish their control over ChoiceTel.

        In connection with the merger, assuming no adjustment to the exchange ratio is necessary and no stockholders of Sontra exercise appraisal rights, ChoiceTel will issue approximately 7,548,616 shares of ChoiceTel common stock to the Sontra stockholders. An aggregate of approximately 10,584,411 shares of ChoiceTel stock will be outstanding upon completion of the merger. Following the merger, the ownership of current ChoiceTel shareholders in ChoiceTel will decrease from 100% to approximately 29% of ChoiceTel, and former Sontra stockholders will own approximately 71% of the issued and outstanding common stock of ChoiceTel. Therefore, by voting in favor of the issuance of shares pursuant to the merger, ChoiceTel shareholders are voting for a transaction that will result in substantial dilution of their ownership in ChoiceTel. This dilution will result in ChoiceTel shareholders having less control over the combined company. The existing Sontra stockholders, if they act together, will be able to control all matters requiring approval of a majority of the ChoiceTel shareholders, including any merger, sale of assets and other significant corporate transactions. This control could:

  •
  delay or prevent a change of control of ChoiceTel; and

  •
  negatively affect the market price of ChoiceTel common stock.

ChoiceTel's failure to comply with Nasdaq's listing standards will subject its stock to being delisted from the Nasdaq SmallCap Market, which would severely limit your ability to sell any shares of ChoiceTel's common stock.

        ChoiceTel's stock is currently listed for trading on the Nasdaq SmallCap Market. ChoiceTel has been notified by Nasdaq that following the merger, ChoiceTel may be required to meet the initial listing requirements to maintain the listing and continued trading of its shares on the Nasdaq SmallCap Market. These initial listing requirements are more difficult to achieve than the continued listing requirements under which ChoiceTel is now trading. Based on information currently available to ChoiceTel, ChoiceTel anticipates that it will be unable to meet some of these initial listing requirements. If ChoiceTel is unable to satisfy these requirements, Nasdaq will notify ChoiceTel that its stock will be subject to being delisted, or removed, from the Nasdaq SmallCap Market.

        In addition, Nasdaq has previously notified ChoiceTel that it is in danger of falling out of compliance with the continued listing requirements of the Nasdaq SmallCap Market. Although ChoiceTel believes that it is currently in compliance with the Nasdaq continued listing requirements, there is no assurance that ChoiceTel will be able to continue to comply with the continued listing requirements prior to the consummation of the merger. Even if ChoiceTel is able to satisfy the continued listing requirements, there can be no assurance that ChoiceTel's common stock will be able to meet the more stringent initial listing requirements of the Nasdaq SmallCap Market following the merger.

        If ChoiceTel's stock is removed from the Nasdaq SmallCap Market, it would trade on Nasdaq's OTC (over-the-counter) Bulletin Board System and your ability to sell, or obtain quotations of the market value of, your shares of ChoiceTel common stock would be severely limited. In addition, the delisting of ChoiceTel's common stock from Nasdaq's SmallCap Market would significantly impair ChoiceTel's ability to raise capital in the public markets following the merger.

The exchange ratio will not be adjusted if there is any change in the price of ChoiceTel stock.

        Assuming no adjustment to the exchange ratio is necessary, each share of Sontra common stock outstanding at the time of the merger shall be converted into the right to receive 0.2347 shares of ChoiceTel common stock. This exchange ratio is based on an assumed value of ChoiceTel common stock of approximately $2.13 per share and an assumed value of Sontra common stock of approximately $.50 per share. The last reported sale price for ChoiceTel's shares on May 14, 2002 was $2.39 per share. There is currently no market for Sontra capital stock. Although the merger agreement provides for adjustments to the exchange ratio in certain circumstances, the exchange ratio will not be adjusted as a result of any change in the price of ChoiceTel's common stock. As a result, a decrease in the trading price of ChoiceTel's common stock would decrease the value of the merger to the Sontra stockholders. Neither ChoiceTel nor Sontra may terminate or renegotiate the merger agreement, and Sontra may not resolicit the vote of its stockholders, solely because of changes in the market price of ChoiceTel common stock.

The price of ChoiceTel's stock following the merger may be volatile and trading in the stock is likely to be limited.

        The trading price of ChoiceTel's common stock has fluctuated in the past and is expected to continue to do so in the future, as a result of a number of factors, many of which are outside ChoiceTel's control. ChoiceTel's common stock reached a high of $2.32 per share and traded as low as $0.70 per share between October 1, 2001 and April 30, 2002. Since ChoiceTel's initial listing on the Nasdaq SmallCap Market in 1998, trading in ChoiceTel's common stock has been limited and volatile. During 2001 and the first two months of 2002 before announcing the merger, there was limited trading in its stock. Because of such limited trading, the market price of ChoiceTel common stock is subject to a high degree of volatility.

        In addition, the stock market has experienced price and volume fluctuations that have affected the market prices of many companies, and that have often been unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations could adversely affect the market price of ChoiceTel's common stock following the merger. In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against that company. Securities class action litigation could result in substantial costs and a diversion of ChoiceTel's management's attention and resources.

The new management of ChoiceTel will have significant influence over the control the company after the merger.

        The officers and directors of Sontra, who will become the officers and directors of ChoiceTel following the merger, will own beneficially approximately 34% of the outstanding shares of ChoiceTel common stock upon completion of the merger (assuming no adjustment to the exchange ratio is necessary). Further, when combined with the current ChoiceTel officers and directors who will remain as officers or directors of ChoiceTel following the merger, the officers and directors of the combined company will beneficially own approximately 47% of the outstanding ChoiceTel common stock. Accordingly, the new management will have significant influence over the outcome of any corporate transaction or other matters submitted to the ChoiceTel shareholders for approval, including mergers, consolidations and the sale of all or substantially all of ChoiceTel's assets, and also could prevent or cause a change in control. The interests of the new management and shareholders may differ from the interests of the current ChoiceTel shareholders. In addition, third parties may be discouraged from making a tender offer or bid to acquire ChoiceTel because of this concentration of ownership.

Sontra faces different market risks from those faced by ChoiceTel, and these risks may cause the value of the shares of ChoiceTel stock to decline.

        Upon completion of the merger, ChoiceTel's business operations will consist solely of the ownership of Sontra. ChoiceTel does not intend to enter any other line of business, so following the merger ChoiceTel's success or failure will be tied directly to the results of Sontra's operations. The business, strategy, financial condition and results of operations of Sontra differ in material respects from those of ChoiceTel. Accordingly, after the merger ChoiceTel shareholders will become subject to different market risks than they currently experience, some of which are described below in the section of these Risk Factors entitled "Risks Related to the Combined Company."

Failure to complete the merger could have a negative effect on ChoiceTel's stock price and the future operations of Sontra.

        The merger may not close if certain conditions are not met, some of which are outside the control of ChoiceTel or Sontra. Either party may terminate the merger agreement in the event that certain specified conditions to closing are not met by the other party including if the other party breaches its representations and warranties contained in the merger agreement or if such party has not performed in all material respects all obligations required to be performed by it under the merger agreement.

        If the merger is not completed for any reason, including certain reasons that are outside the control of ChoiceTel and Sontra, ChoiceTel and Sontra may be subjected to a number of material risks, including the following:

  •
  ChoiceTel could be required to purchase shares of Sontra's Series B preferred stock for an aggregate purchase price of $800,000 for terminating the merger agreement or failing to close the merger;

  •
  Sontra could be required to issue a warrant to ChoiceTel for 2,000,000 shares of Sontra's common stock at an exercise price of $0.10 per share for terminating the merger agreement or failing to close the merger;

  •
  the price of ChoiceTel common stock may decline to the extent that the current market price of ChoiceTel common stock reflects a market assumption that the merger will be completed; and

  •
  certain substantial transaction costs incurred by the parties related to the merger, such as legal, accounting, filing, printing and mailing, must be paid and expensed even if the merger is not completed.

        In addition, if the merger is terminated and either ChoiceTel's or Sontra's board determines to seek another merger or business combination, there can be no assurance that such company will be able to find a partner willing to agree to equivalent or more attractive terms than those which have been negotiated for in the merger.

The merger will result in significant costs to ChoiceTel and Sontra.

        Costs associated with the transaction and combining the operations of the two companies are difficult to estimate. Direct transaction costs expected to be incurred by Sontra and ChoiceTel will be significant for both companies. These costs are expected to consist primarily of fees for attorneys, accountants, filing fees and financial printing. The aggregate amount of these costs may be greater than currently anticipated. Increases in the transaction costs will reduce the value of the merger to the shareholders of each company. A substantial amount of these costs will be incurred whether or not the merger is completed. The direct costs of the merger incurred by Sontra will be recorded as a charge to stockholders equity (deficit) in the quarter that the merger closes. The direct costs of the merger incurred by ChoiceTel will be expensed in the quarter that the merger closes. There can be no assurance that ChoiceTel will not incur additional material charges in subsequent quarters to reflect additional costs associated with the merger.

The termination fee and restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire either company.

        If the merger is terminated and either ChoiceTel's or Sontra's board of directors determines to seek another merger or business combination, there can be no assurance that they will be able to find a partner willing to enter into an equivalent or more attractive agreement than the merger agreement. In addition, while the merger agreement is in effect, subject to very narrowly defined exceptions, ChoiceTel and Sontra are prohibited from soliciting, initiating or encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than each other. In addition, Sontra and ChoiceTel have each agreed to pay the other a termination fee in specified circumstances if the merger does not occur. These provisions could discourage other companies from trying to combine with ChoiceTel or Sontra even though those other companies might be willing to offer greater value to the shareholders of ChoiceTel or Sontra, as the case may be. If either ChoiceTel or Sontra is required to pay the termination fee, the result could also have a material adverse effect on that company's financial condition, future operations or prospects. These factors could also adversely affect ChoiceTel's stock price.

The merger may go forward even though material adverse changes may occur as a result of the economy, international instability, changes in ChoiceTel's trading market and other causes.

        In general, either party can refuse to complete the merger if there is a material adverse change affecting the other party before the closing. However, certain types of changes will not prevent the merger from going forward, even if they would have a material adverse effect on ChoiceTel or Sontra. Changes affecting the U.S. or international economies as a whole, any political, economic or social instability in the markets; and any changes in trading market, prices or volume for ChoiceTel's stock will not by themselves affect either party's obligation to consummate the merger. If adverse changes occur but the parties must still complete the merger, the expected benefits of the merger may not be realized. In addition, ChoiceTel's stock price may suffer.

Neither ChoiceTel nor Sontra has received a fairness opinion on the terms of the proposed merger.

        The terms of the proposed merger were negotiated by the management and board of directors of ChoiceTel and Sontra without the benefit of a "fairness opinion," from a financial standpoint, by expert and independent investment bankers. Accordingly, the shareholders of each company face the risk that the terms of the merger may unfairly favor the shareholders of the other company, from a financial perspective, as measured by traditional investment banking analysis.

The officers and directors of ChoiceTel and Sontra have certain interests in the merger that may conflict with your interests as a shareholder.

        The officers and directors of ChoiceTel and Sontra have interests in the merger that are in addition to, or different from, their interests as their shareholders. The boards of each company were aware of these conflicts of interest when they approved the merger. These interests include:

  •
  the receipt of severance benefits for ChoiceTel's President and ChoiceTel's Chief Financial Officer after the merger;

  •
  the election of certain officers and directors to the board of ChoiceTel;

  •
  the granting of ChoiceTel stock options and cash remuneration to non-employee directors; and

  •
  the receipt of indemnification and insurance coverage with respect to acts and omissions in their capacities as officers and directors of ChoiceTel and Sontra.

        For a more detailed discussion of these interests, see the section of this proxy statement and prospectus entitled "Interests of Certain Persons in the Merger" beginning on page 44 of this joint proxy statement/prospectus.

Risks Relating to the Combined Company

Sontra has a short operating history, which makes it difficult for you to evaluate Sontra's business.

        Because limited historical information is available on Sontra's business, it will be difficult for you to evaluate Sontra's business and prospects. Sontra's business and prospects must be considered in light of the substantial risks, expenses, uncertainties and difficulties encountered by entrants into the medical device industry, which is characterized by increasingly intense competition and a high failure rate. To date, Sontra has engaged primarily in research and development efforts, prototype development and testing, and conducting pre-clinical and feasibility studies. Sontra's results of operations will depend on, among other factors:

  •
  research and development activities and outcomes;

  •
  results of feasibility and pre-clinical studies;

  •
  the ability to enter into collaborative agreements;

  •
  the timing of payments, if any, under future collaborative agreements; and

  •
  costs related to obtaining, defending and enforcing patents.

        The development and commercialization of Sontra's potential products, including the SonoPrep™ device, will require the formation of strategic partnerships with third parties, substantial further research, regulatory, sales and marketing, manufacturing and other expenditures by Sontra or a strategic partner of Sontra.

Sontra has a history of losses, and it expects losses to continue for several years.

        Sontra has generated limited revenues and has had operating losses since its inception in 1996. Sontra's accumulated deficit was approximately $12.5 million as of March 31, 2002. It is possible that Sontra will never generate any additional revenue or generate enough additional revenue to achieve profitability. Even if Sontra obtains profitability, Sontra may not be able to sustain or increase profitability. Sontra expects its operating losses to continue for the foreseeable future as it continues to expend substantial resources to conduct research and development, feasibility and pre-clinical studies, obtain limited regulatory approvals for specific use applications of its SonoPrep™ device, identify and secure collaborative partnerships, and manage and execute its obligations in strategic collaborations.

Sontra will need additional capital in the future.

        Sontra has generated limited revenue and does not expect to generate any revenues in the near future. Sontra's development efforts to date have consumed and will continue to require substantial amounts of capital to complete the development of its SonoPrep™ technology and to meet its other cash requirements in the future.

        The amount of Sontra's future capital needs depends on many factors including:

  •
  Sontra's ability to obtain funding from third parties, including any future collaborative partners;

  •
  Sontra's progress on research and development programs and pre-clinical trials;

  •
  The time and costs required to gain regulatory approvals;

  •
  The costs of manufacturing, marketing and distributing Sontra's products, if successfully developed and approved;

  •
  The costs of filing, prosecuting and enforcing patents, patent applications, patent claims and trademarks;

  •
  The status of competing products; and

  •
  The market acceptance and third-party reimbursement of Sontra's products, if successfully developed and approved.

        Sontra intends to secure bridge financing to support its operations in the event the closing of the merger is delayed. Sontra believes that if such bridge financing is not obtained, provided Sontra can enter into forbearance arrangements with certain of its creditors, existing cash and marketable securities, including the $1,000,000 proceeds of the sale of Series B preferred stock in February 2002, will meet Sontra's cash requirements through the first half of 2002. Although Sontra believes that it is likely, Sontra cannot assure you that it will be able to obtain interim bridge financing or enter into any forbearance arrangements with its creditors. If the merger is not consummated and Sontra is unable to secure financing from another source, Sontra will have to significantly reduce its expenditures, curtail its planned development of its potential products and license or sell its technology to others.

        Sontra will need substantial additional capital to complete the development of its SonoPrep™ technology and to meet its other cash requirements in the future. Given these future capital requirements, Sontra's auditors have added a "going concern" paragraph to their audit reports. A "going concern" paragraph with an audit opinion means that the auditor has identified certain conditions or events that indicate there could be reasonable doubt about the company's ability to continue as a going entity for a period of one year from the date of the financial statements.

        Even if the merger is consummated, based on Sontra's current operating plan, Sontra estimates that it will be required to raise additional funds in or prior to the second half of 2003 through public or private financing, collaborative relationships or other arrangements the source of which is unknown. Any future equity financing, if available, may result in substantial dilution to existing stockholders, and debt financing, if available, may include restrictive covenants or may require Sontra to grant a lender a security interest in its assets. To the extent that Sontra attempts to raise additional funds through third party collaboration and/or licensing arrangements, Sontra may be required to relinquish some rights to its technologies or products currently in various stages of development, or grant licenses on terms that are not favorable to Sontra. If Sontra is unable to raise sufficient additional financing, Sontra may not be able to sustain its operations.

Sontra's success is dependent on successful collaborations with strategic partners.

        Sontra's business strategy depends upon Sontra's ability to selectively enter into and maintain collaborative arrangements with leading medical device and pharmaceutical companies. Sontra is not currently a party to any collaborative agreements and may not be able to enter into any collaborative arrangements on acceptable terms, if at all. If Sontra were not able to find a collaborative partner, the business, financial condition and results of operations of Sontra could be materially adversely affected.

        Even if Sontra were to enter into a collaborative arrangement:

  •
  such collaborative arrangements could terminate upon the expiration of certain notice periods;

  •
  funding by collaborative partners may be dependent upon the satisfaction of certain goals or "milestones" by certain specified dates, some of which may be outside of Sontra's control;

  •
  collaborative partners may retain a significant degree of discretion regarding the timing of these activities and the amount and quality of financial, personnel and other resources that they devote to these activities;

  •
  disputes may arise between Sontra and any future collaborative partner regarding their respective rights and obligations under the collaborative arrangements, which may be costly; and

  •
  any future collaborative partner may not be able to satisfy its obligations under its arrangement with Sontra or may intentionally or unintentionally breach its obligations under the arrangement.

All of Sontra's products are in early stages of development, and Sontra faces the risks of failure inherent in developing products based on new technologies.

        Sontra's products under development have a high risk of failure because they are in the early stages of development. To date, Sontra has only tested the feasibility of its SonoPrep™ prototypes for various applications, including glucose monitoring, transdermal drug delivery and certain aesthetic applications. None of the products currently being developed by Sontra, including the SonoPrep™ device, have been submitted for or received regulatory approval or clearance for commercial sale. None of these products is expected to be commercially available until at least 2006. Substantial expenditures for additional research and development, including feasibility studies, pre-clinical studies and clinical testing, the establishment of collaborative partnerships, and regulatory, manufacturing, sales and marketing activities by collaborative partners will be necessary before commercial production of any of Sontra's technologies or their incorporation into products of third parties. Sontra's future prospects are substantially dependent on forming collaborative partnerships, further developing its products and obtaining favorable results from pre-clinical studies and clinical trials and satisfying regulatory standards and approvals required for the market introduction of the SonoPrep™ device.

        There can be no assurance that Sontra or any future strategic partner of Sontra will not encounter unforeseen problems in the development of the SonoPrep™ technology, or that Sontra or any such strategic partner will be able to successfully address the problems that do arise. In addition, there can be no assurance that any of Sontra's potential products will be successfully developed, proven safe and efficacious in clinical trials, meet applicable regulatory standards, be capable of being produced in commercial quantities at acceptable costs, be eligible for third-party reimbursement from governmental or private insurers, be successfully marketed or achieve market acceptance. If any of Sontra's development programs are not successfully completed, required regulatory approvals or clearances are not obtained, or potential products for which approvals or clearances are obtained are not commercially successful, Sontra's business, financial condition and results of operations would be materially adversely affected.

Sontra expects to derive substantially all of its future revenue from sales of the SonoPrep™ device and product concepts related to the SonoPrep™ device, a product currently still under development, and which could fail to generate significant revenues and achieve market acceptance.

        If Sontra is successful in developing and commercializing its SonoPrep™ device and related product concepts, Sontra expects that sales of these products will account for substantially all of Sontra's future revenues. Sontra has not yet completed development of its SonoPrep™ device, or any of its related product concepts, and there can be no assurance that Sontra will be successful in developing any product based on its SonoPrep™ technology.

        The SonoPrep™ device and its related product concepts, once developed, also may not achieve market acceptance on a timely basis, if at all, due to:

  •
  the introduction or acceptance of competing products or technologies;

  •
  the significant influence of established products;

  •
  the ability of Sontra's competitors to price comparable products below a price at which Sontra can competitively manufacture and sell its products;

  •
  cost constraints; and

  •
  reluctance of health care providers and third party payors to accept the technology.

        If Sontra is unable to successfully develop its SonoPrep™ technology and market and sell its products based on its SonoPrep™ technology, Sontra will not be able to generate significant revenues or achieve profitability, thereby threatening its ability to continue as a going concern.

Failure to obtain necessary regulatory approvals will prevent Sontra or its collaborators from commercializing Sontra's SonoPrep™ device and related product concepts currently under development.

        The design, manufacturing, labeling, distribution and marketing of Sontra's potential products will be subject to extensive and rigorous government regulation in the United States and certain other countries. The process of obtaining and maintaining required regulatory clearance and approvals in the United States is lengthy, expensive and uncertain. In order for Sontra to market its potential products in the United States, Sontra must obtain clearance by means of a 510(k) pre-market notification, or approval by means of a pre-market approval ("PMA") application, from the United States Food and Drug Administration ("FDA"). Although Sontra has not yet submitted a 510(k) pre-market notification with the FDA for clearance to market any of its product concepts, Sontra expects initially to submit a 510(k) pre-market notification for its SonoPrep™ device for use as a dermabrader, which is a device that aids in preparing the skin for EKGs and EEGs (which are used to measure electrical activity of the heart and brain, respectively). There can be no assurance that the FDA will act favorably or quickly on such 510(k) submission, or that significant difficulties and costs will not be encountered during efforts to obtain FDA clearance or approval. In addition, even if Sontra obtains FDA clearance for the use of its SonoPrep™ device in skin preparation for EKGs and EEGs, Sontra does not expect that such applications will generate any significant revenues and cannot assure you that it will ever achieve any sales of the SonoPrep™ device for such applications.

        Sontra also intends to submit, in conjunction with a collaborative partner, a PMA application to obtain FDA approval to market the SonoPrep™ device and its SonoPrep™ Continuous Glucose Monitoring System by the second half of 2004. However, there can be no assurance that Sontra will successfully adhere to this time schedule or that Sontra will be successful in obtaining such a collaborative partner. The PMA process is more rigorous and lengthier than the 510(k) clearance process and can take several years from initial filing and require the submission of extensive supporting data and clinical information.

        Even if Sontra receives 510(k) clearance or PMA approval, there can be no assurance that the FDA will not impose strict labeling or other requirements as a condition of its clearance or approval, any of which could limit Sontra's ability to market its products under development. Further, if Sontra wishes to modify a product after FDA clearance or approval, including changes in indications or other modifications that could affect safety and efficacy, additional clearances or approvals could be required from the FDA. Any request by the FDA for additional data or any requirement by the FDA that Sontra conduct additional clinical studies could significantly delay the commercialization of Sontra's products and require Sontra to make substantial additional research, development and other expenditures by Sontra. Similarly, any labeling or other conditions or restrictions imposed by the FDA on the marketing of Sontra's potential products could hinder Sontra's ability to effectively market these products.

Because Sontra intends to rely principally on its future collaborative partners to obtain and maintain its regulatory approvals, any failure of its collaborative partners to obtain and maintain such regulatory approvals could significantly harm Sontra's operations.

        Sontra and any future collaborative partners of Sontra will be required to adhere to applicable FDA regulations regarding Good Manufacturing Practice ("GMP") and similar regulations in other countries, which include testing, control, and documentation requirements. Ongoing compliance with GMP and other applicable regulatory requirements will be strictly enforced in the United States through periodic inspections by state and federal agencies, including the FDA, and in foreign jurisdictions by comparable agencies.

        Sontra intends to rely upon a collaborative partner to obtain United States and foreign regulatory approvals and clearances for most applications of its product concepts. If such approvals or clearances are obtained, Sontra will rely upon these collaborative partners to remain in compliance with all applicable United States and foreign regulatory restrictions. To date, Sontra does not have any collaborative partners, and there is no assurance that Sontra will be successful in obtaining any collaborative partners that are willing to participate in this regulatory process. Failure to obtain any collaborative partners could delay or prevent Sontra from obtaining regulatory clearance for any of its products under development. In addition, failure to comply with applicable domestic and foreign regulatory requirements could result in, among other things:

  •
  warning letters;

  •
  fines;

  •
  injunctions;

  •
  civil penalties;

  •
  recall or seizure of products;

  •
  total or partial suspension of production;

  •
  refusal of the government to grant pre-market clearance or pre-market approval for devices;

  •
  withdrawal of approvals previously obtained; and

  •
  criminal prosecution.

The restriction, suspension or revocation of regulatory approvals or any other failure to comply with regulatory requirements would have a material adverse effect on Sontra's business, financial condition and results of operations.

A substantial portion of the intellectual property used by Sontra is owned by the Massachusetts Institute of Technology.

        Sontra has an exclusive world-wide license to use and sell certain technology owned by the Massachusetts Institute of Technology (MIT) related to Sontra's ultrasound-mediated skin permeation technology. This license, which includes eight issued patents in the United States, five issued foreign patents and four pending foreign patent applications, comprises a substantial portion of Sontra's patent portfolio relating to its technology.

        While under the license agreement, Sontra has the right to advise and cooperate in MIT with the prosecution and maintenance of the foregoing patents, Sontra does not control the prosecution of such patents or the strategy for determining when such licensed patents should be enforced. Instead, Sontra relies upon MIT to determine the appropriate strategy for prosecuting and enforcing these patents. If MIT does not adequately protect or enforce its patent rights, Sontra's ability to manufacture and market its products, currently in various stages of development, would be adversely affected.

Sontra will need to obtain and protect the proprietary information on which Sontra's SonoPrep™ technology relies.

        Sontra's success will depend in large part upon its ability to establish and maintain the proprietary nature of its SonoPrep™ technology through the patent process and to license from others patents and patent applications necessary to develop its potential products, such as the SonoPrep™ device. Sontra has an exclusive license from the Massachusetts Institute of Technology on eight issued patents in the United States, five issued foreign patents and four pending foreign patent applications, and as of May 14, 2002, Sontra owned two issued patents and four pending patent applications in the United States and one issued foreign patent and nine pending foreign applications. Sontra can provide no assurance that patents will be issued from the patent applications, or, if issued, that they will be issued in a form that will be advantageous to Sontra.

        There can be no assurance that one or more of the patents owned or licensed by Sontra will not be successfully challenged, invalidated or circumvented or that Sontra will otherwise be able to rely on such patents for any reason. If any of Sontra's patents or any patents licensed from MIT are successfully challenged or Sontra's right or ability to manufacture its future products (if successfully developed and commercialized) were to be limited, Sontra's ability to manufacture and market these products could be adversely affected, which would have a material adverse effect upon Sontra's business, financial condition and results of operations.

        In addition to patent protection, Sontra relies on a combination of copyright, trade secret and trademark laws, and nondisclosure, confidentiality agreements and other contractual restrictions to protect its proprietary technology. However, these legal means afford only limited protection and may not adequately protect the rights or competitive advantage of Sontra. Sontra may not be able to prevent the unauthorized disclosure or use of its technical knowledge or other trade secrets by its employees. Nondisclosure and confidentiality agreements with third parties may be breached, and there is no assurance that Sontra would have adequate remedies for any such breach.

        If Sontra fails to protect its intellectual property rights, Sontra's competitors may take advantage of its ideas and compete directly against Sontra. There can be no assurance that competitors, many of whom have substantial resources and have made substantial investments in competing technologies, will not seek to apply for and obtain patents that limit Sontra's ability to make, use and sell its potential products either in the United States or in foreign markets. Furthermore, if Sontra's intellectual property is not adequately protected, Sontra's competitors may be able to use Sontra's intellectual property to enhance their products and compete more directly with Sontra, which could prevent Sontra from entering its products into the market or result in a decrease in Sontra's eventual market share.

Sontra may be subject to litigation or other proceedings relating to its patent rights.

        The medical device industry has experienced extensive litigation regarding patents and other intellectual property rights. In addition, the United States Patent and Trademark Office ("USPTO") may institute litigation or interference proceedings against Sontra. The defense and prosecution of intellectual property proceedings are both costly and time consuming.

        Litigation may be necessary to enforce patents issued to Sontra, to protect trade secrets or know how owned by or licensed to Sontra or to determine the enforceability, scope and validity of the proprietary rights of others. Any litigation or interference proceedings involving Sontra may require Sontra to incur substantial legal and other fees and expenses. Such proceedings would also be time consuming and can be a significant distraction for employees and management, resulting in slower product development and delays in commercialization.

        An adverse determination in litigation or interference proceedings could subject Sontra to significant liabilities to third parties, require Sontra to obtain licenses from third parties or prevent Sontra from selling its products, once developed, in certain markets, or at all, which would have a material adverse effect on Sontra's business, financial condition and results of operations.

Sontra operates in an industry with significant product liability risk.

        Sontra's business will expose Sontra to potential product liability claims that are inherent in the testing, production, marketing and sale of human diagnostic and ultrasonic transdermal drug delivery products. While Sontra intends to take steps to insure against these risks, there can be no assurance that Sontra will be able to obtain insurance in amounts or scope sufficient to provide it with adequate coverage against all potential liabilities. Sontra's current product liability insurance provides for coverage in the amount of $1,000,000, and upon successful development and commercialization of its products, Sontra intends to obtain product liability insurance in the amount of $5,000,000. A product liability claim in excess of Sontra's product liability insurance would have to be paid out of Sontra's cash reserves, if any, and would harm Sontra's reputation in the industry and adversely affect its ability to raise additional capital.

Sontra's potential markets are highly competitive and most participants are larger, better capitalized, and more experienced than Sontra.

        The industries in which Sontra's potential products may eventually be marketed are intensely competitive, subject to rapid change and significantly affected by new product introductions. Sontra's SonoPrep™ device and related product concepts will compete directly with glucose monitoring products manufactured by Roche Diagnostics, LifeScan, Inc., a division of Johnson & Johnson, Bayer Corporation, MediSense, a division of Abbott Laboratories, Cygnus, Inc., SpectRx Inc. and TheraSense, Inc. and drug delivery products manufactured by companies such as Inhale Therapeutic Systems Inc., Alkermes, Inc. Bioject, Inc. PowderJect Pharmaceuticals PLC, Antares Pharma, Inc., Becton Dickinson and Company, Aerogen, Inc. ALZA Corporation, a division of Johnson and Johnson, and 3M Company.

        These companies are already producing and marketing glucose monitoring or drug delivery products, are either publicly traded or a division of a publicly-traded company, and enjoy several competitive advantages over Sontra. In addition, several of Sontra's competitors have products in various stages of development and commercialization similar to Sontra's SonoPrep™ device and related product concepts. At any time, these companies and others may develop products that compete directly with Sontra's proposed product concepts. In addition, many of Sontra's competitors have resources allowing them to spend significantly greater funds for the research, development, promotion and sale of new or existing products, thereby allowing them to respond more quickly to new or emerging technologies and changes in customer requirements. For all of the foregoing reasons, Sontra may not be able to compete successfully against its current and future competitors.

        If any of Sontra's competitors succeeds in developing a commercially viable product and obtaining government approval, the business, financial condition and results of operations of Sontra could be materially adversely affected. Finally, if a cure for diabetes is established, the application of the SonoPrep™ device and specifically, the SonoPrep™ Continuous Glucose Monitoring System, in the field of glucose monitoring would be greatly diminished.

If third parties do not reimburse health care providers for the costs of Sontra's medical devices, such providers may decide not to use Sontra's products, diminishing its future product sales.

        Medicare, Medicaid, private health insurance plans and health maintenance organizations (third-party payors) are increasingly scrutinizing whether to cover new products and the level of reimbursement for using such medical device products. In addition, many of these third-party payors are moving toward a managed-care system in which they contract to provide comprehensive health care for a fixed cost per person. The fixed cost per person established by these third-party payors may be independent of the cost of the specific device used. The inability of third-party payors to authorize reimbursement for the use of Sontra's potential products could have a material adverse effect on the business, financial condition and results of operations of Sontra.

The competition for qualified personnel is particularly intense in Sontra's industry. If Sontra is unable to retain or hire additional key personnel, Sontra may not be able to sustain or grow its business.

        Sontra's future success will depend upon its ability to successfully attract and retain key scientists, engineers and other highly skilled personnel. With the exception of Mr. McNab, its interim Chief Executive Officer, and Dr. Kost, its Chief Scientific Officer, Sontra's employees are at-will and not subject to employment contracts and may terminate their employment with Sontra at any time. Dr. Thomas W. Davison has accepted an offer of employment to serve as Sontra's Chief Executive Officer beginning on May 20, 2002, on which date Sontra anticipates that Dr. Davison will enter into an employment contract. Notwithstanding the foregoing, Sontra's current management team is understaffed and has very limited experience managing a public company subject to the Securities and Exchange Commission's periodic reporting obligations. Furthermore, hiring qualified management and technical personnel will be difficult due to the limited number of qualified professionals in the work force in general and the intense competition for these types of employees in the medical device industry, in particular.

        Although Mr. Jack Kohler has agreed to serve as Chief Financial Officer for an interim period following the merger, Sontra is seeking to retain a permanent Chief Financial Officer. Despite Sontra's active search for a CFO, Sontra has not hired an individual for this position. Sontra has in the past experienced difficulty in recruiting qualified personnel and there can be no assurance that Sontra will be successful in its search for an individual to fill this key management position. Failure to attract and retain personnel, particularly management and technical personnel, would materially harm Sontra's business, financial condition and results of operations.

Sontra will rely on third party manufacturers.

        To successfully commercialize its SonoPrep™ device and related product concepts, Sontra will have to manufacture or engage others to manufacture the particular device in compliance with regulatory requirements, in a timely manner and in sufficient quantities while maintaining product performance, quality and acceptable manufacturing costs. There can be no assurance that Sontra will be able to establish and maintain reliable, full-scale manufacturing of the SonoPrep™ device or any other related products at commercially reasonable prices. Manufacturers often encounter difficulties in scaling up production of new products, including problems involving product performance, production yields, quality control and assurance, and shortages of personnel. Difficulties encountered in manufacturing scale-up or failure by Sontra or any contract manufacturer of Sontra to implement and maintain manufacturing facilities in accordance with international quality standards or other regulatory requirements could result in a delay or termination of production, which could have a material adverse effect on Sontra's business, financial condition and results of operations.

        Sontra is engaged in preliminary discussions with potential development and manufacturing partners to enter into a manufacturing supply agreement. There is no assurance, however, that Sontra will be successful in entering into any such relationship. Suppliers and manufacturers of Sontra's products must operate under GMP regulations, as required by the FDA, and there are only a limited number of contract manufacturers that operate under GMP regulations. If Sontra is not able to contract with qualified manufacturers, Sontra may not be able to produce the required numbers of its products for commercialization. Failure to retain qualified manufacturers will delay Sontra's commercialization of its products, which could materially adversely affect Sontra's business, financial condition and results of operations.

Sontra does not have any marketing, distribution or sales experience in the medical device industry and does not have a commercialization partner to provide such services. If Sontra is unable to make satisfactory arrangements for each of these, Sontra may be unable to successfully commercialize its products.

        Sontra may have problems in the marketing or distribution of its SonoPrep™ device and any related product concepts. Sontra does not have any experience in any of these areas in the medical device field. To successfully market and distribute the SonoPrep™ device and the related product concepts currently under development, Sontra will need to enter into arrangements with third parties who will provide these services to Sontra. If Sontra enters into arrangements with third parties, Sontra will likely have to pay fees and sales commissions to such third parties. If Sontra attempts to develop its own capacities, it will incur significant start-up expense and will compete with other companies that have experienced and well-funded operations.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

        This document and the accompanying documents or documents incorporated by reference contain forward-looking statements that are subject to risks and uncertainties. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions in this document or in the materials included with this document. You are cautioned not to place undue reliance on these statements, which only speak as of the date of the document in which they are contained. Forward-looking statements include information concerning possible or assumed future results of operations of ChoiceTel or Sontra, including any forecasts, projections and descriptions of anticipated benefits of the merger. You should note that many factors could affect our actual financial results, and could cause actual results to differ materially from those in the forward-looking statements. In addition to the factors set forth in the "Risk Factors" section that begins on page 14, the factors which could affect our financial results include the following:

  •
  the merger may not be completed;

  •
  expected benefits of the merger may not be fully realized or realized within the expected time frame;

  •
  financing and other costs may increase unexpectedly;

  •
  general economic or business conditions where the combined company proposes to do business may be less favorable than expected; and

  •
  other opportunities may be presented to and pursued by the respective companies in lieu of the merger.

        All subsequent written and oral forward-looking statements attributable to either of ChoiceTel or Sontra or persons acting on behalf of ChoiceTel or Sontra are qualified in their entirety by the cautionary statements contained or referred to in the paragraph above. Neither of us promises to release publicly any revisions to any forward-looking statements to reflect

  •
  events or circumstances after the date of this document or the accompanying document or the documents incorporated by reference; or

  •
  the occurrence of unanticipated events.

        You should also read the risk factors beginning on page 14 of this joint proxy statement/prospectus.

CHOICETEL ANNUAL MEETING OF SHAREHOLDERS

General

        This document is being furnished to shareholders of ChoiceTel as part of the solicitation of proxies by the ChoiceTel board of directors for use at the annual meeting of shareholders to be held on June 20, 2002 at 10:00 a.m. local time, at the offices of Robins, Kaplan, Miller & Ciresi L.L.P., 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota 55402. This document and the enclosed form of proxy are first being mailed to shareholders of ChoiceTel on or about May 21, 2002.

        The purposes of the ChoiceTel annual meeting are:

  1.
  To take the following actions in connection with the merger: (i) consider and vote on a proposal to approve and adopt the merger agreement, (ii) approve the merger and (iii) approve the issuance of shares of ChoiceTel Common Stock in exchange for all of the issued and outstanding shares of Sontra common stock as described in the merger agreement.

  2.
  Subject to and effective upon the consummation of the merger, to increase the size of the board to eight and elect eight directors to serve until the next annual meeting of shareholders or until their successors are elected, or, alternatively, if the merger is not approved or consummated, to elect four directors to serve until the next annual meeting of shareholders or until their successors are elected.

  3.
  To approve an amendment to the 1997 Long-Term Incentive and Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 350,000 shares to 1,500,000 shares.

  4.
  To approve amendments to the Articles of Incorporation, subject to and upon consummation of the merger, to (i) increase the number of authorized shares of ChoiceTel common stock from 15,000,000 to 20,000,000, and (ii) change the corporate name of ChoiceTel to "Sontra Medical Corporation."

  5.
  To transact other business as may properly come before the meeting or any adjournments.

        Each copy of this document mailed to holders of ChoiceTel common stock is accompanied by a form of proxy for use at the ChoiceTel annual shareholders meeting.

        A number of conditions must be satisfied before the merger can be completed, including the receipt of required shareholder approvals. See "The Merger Agreement—Conditions to Completing the Merger" beginning on page 51.

Recommendation of the ChoiceTel Board

        The ChoiceTel board of directors has approved and adopted the merger agreement and approved the merger and the other proposals contained in this joint proxy statement/prospectus, and has determined that they are fair to and in the best interests of ChoiceTel and its shareholders. After careful consideration, the ChoiceTel board recommends ChoiceTel shareholders vote FOR the merger proposal including the issuance of ChoiceTel's common stock to the Sontra stockholders.

        The ChoiceTel board also recommends the shareholders vote FOR the slate of nominees for the board of directors, FOR the amendment to the 1997 Long-Term Incentive Stock Option Plan and FOR the Amendments to the Articles of Incorporation.

Solicitation, Voting and Revocability of Proxies

        The ChoiceTel board has fixed the close of business on May 14, 2002 as the record date to determine the shareholders entitled to receive notice of and to vote at the ChoiceTel annual shareholders meeting. Each holder of ChoiceTel common stock on the ChoiceTel record date is entitled to one vote per share held on all matters properly presented at the ChoiceTel annual shareholders meeting. The ChoiceTel common stock does not have cumulative voting rights. ChoiceTel shareholders do not have any dissenters or appraisal rights regarding any matter to be voted on at the annual meeting. As of the close of business on the ChoiceTel record date, 3,035,795 shares of ChoiceTel common stock were outstanding and entitled to vote. The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to be voted at the ChoiceTel shareholders meeting is necessary to form a quorum for the transaction of business.

        Certain directors, executive officers and principal shareholders of ChoiceTel beneficially owning and having voting control over, as of April 30, 2002, an aggregate of approximately 2,198,122 shares of ChoiceTel common stock, or approximately 68% of the shares of ChoiceTel common stock, have agreed to vote in favor of the proposals described in this joint proxy statement/prospectus. In order to approve each proposal, a majority of the outstanding shares of ChoiceTel must be present at the annual shareholders meeting, in person or by proxy, and a majority of the votes cast must vote in favor of the proposals and a plurality of the votes cast must vote in favor of electing each director.

        Proxies for shares of ChoiceTel common stock may be submitted by completing and mailing the enclosed proxy card that accompanies this document. To submit a proxy, holders of ChoiceTel common stock should complete, sign, date and mail the proxy card as instructed on the card. If the enclosed proxy card is properly executed and returned to ChoiceTel in time to be voted at the ChoiceTel annual shareholders meeting, the shares represented by it will be voted as instructed. Executed proxies without instructions will be voted "FOR" each of the ChoiceTel proposals. If any other business is properly brought before the ChoiceTel annual shareholders meeting, one or more of the persons named in the proxy card will vote the shares represented by the proxy upon these matters as determined in their discretion.

        If an executed proxy card is returned and the shareholder has explicitly abstained from voting on any matter, the shares represented by the proxy will be considered present at the ChoiceTel shareholders meeting for determining a quorum and will count as votes cast on the matter but will not count as votes cast in favor of any proposal and, therefore, will have the same effect as a vote against the matter. Broker non-votes will be counted for purposes of determining whether a quorum exists at the ChoiceTel annual shareholders meeting, but will not be considered to have been voted on any matter and, thus will have the effect of a vote against the matter.

        Proxies containing a vote against approval of the merger will not be voted in favor of adjournment of the meeting. If the ChoiceTel shareholders meeting is adjourned for any reason, the approval of any of the proposals may be considered and voted upon by shareholders at the subsequent reconvened meeting. All proxies will be voted in the same manner as they would have been voted at the original meeting, except for any proxies that have been properly withdrawn or revoked.

        A proxy may be revoked by:

  •
  filing with the Secretary of ChoiceTel, at or before the vote at the annual shareholders meeting, a written notice of revocation dated after the date of the proxy;

  •
  signing a later proxy relating to the same shares and delivering it to the Secretary of ChoiceTel before the ChoiceTel annual shareholders meeting; or

  •
  attending the ChoiceTel annual shareholders meeting and voting in person.

        Attendance at the ChoiceTel annual shareholders meeting, however, will not in and of itself revoke a proxy. All written notices of revocation and other communications about revocation of ChoiceTel proxies should be addressed to ChoiceTel Communications, Inc., 15500 Wayzata Blvd., Suite 1029,

Wayzata, Minnesota 55391, Attention: Mr. Jack Kohler, or hand delivered to the Secretary at or before the taking of the vote at the ChoiceTel annual shareholders meeting.

        The cost of soliciting proxies and mailing this document to shareholders for the ChoiceTel annual shareholders meeting will be borne by ChoiceTel. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone, facsimile, or other means of communications by directors, officers and employees of ChoiceTel. These persons will not be specifically compensated for these activities, but they may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by these persons. ChoiceTel will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

SONTRA SPECIAL MEETING OF STOCKHOLDERS

General

        This document is being furnished to stockholders of Sontra as part of the solicitation of proxies by the Sontra board of directors for use at a special meeting of the stockholders of Sontra to be held on June 20, 2002, at 10:00 a.m. local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110. This document and the enclosed form of proxy are first being mailed to stockholders of Sontra on or about May 21, 2002.

        The purposes of the Sontra special stockholders meeting are:

  1.
  To consider and vote on a proposal to adopt the merger agreement between Sontra and ChoiceTel and approve the merger. Under the terms of the merger, Sontra will become a wholly-owned subsidiary of ChoiceTel.

  2.
  To transact other business related to the proposal above that may properly come before the special meeting or any adjournment.

Recommendation of the Sontra Board of Directors

        The Sontra board of directors has approved and adopted the merger agreement and approved the merger, and has determined that they are fair to and in the best interests of Sontra and its stockholders. After careful consideration, the board of directors recommends that the Sontra stockholders vote FOR the adoption of the merger agreement.

Solicitation, Voting and Revocability of Proxies

        The Sontra board has fixed the close of business on May 14, 2002 as the record date to determine the shareholders entitled to receive notice of and to vote at the Sontra special stockholders meeting. Each holder of Sontra common stock on the Sontra record date is entitled to one vote per share held on all matters properly presented at the Sontra special stockholders meeting. Each holder of Sontra preferred stock on the record date is entitled to one vote for each share of common stock into which such preferred stock is convertible. The Sontra preferred stock currently converts into Sontra common stock on a one-to-one basis. The Sontra capital stock does not have cumulative voting rights. Sontra stockholders may, under certain circumstances and by following procedures prescribed by the Delaware General Corporation Law, exercise appraisal rights and receive "fair value" for their shares of Sontra capital stock, as determined by the Delaware Court of Chancery

        As of the close of business on the Sontra record date, 13,561,747 shares of Sontra common stock and 18,601,082 shares of preferred stock were outstanding and entitled to vote. The presence, in person or by proxy, of a majority of the outstanding shares of common stock and preferred stock at the Sontra special stockholders meeting is necessary to form a quorum for the transaction of business. In order to approve the proposal to adopt the merger agreement and approve the merger, a majority of the outstanding shares of Sontra common stock and preferred stock, voting as a single class and, in the case of the preferred stock, on an as-converted basis, must approve the proposal.

        Certain directors, executive officers and principal shareholders of Sontra currently having voting control over and beneficial ownership of an aggregate of approximately 28,479,729 shares of Sontra common stock (on an as-converted basis and inclusive of shares that may become outstanding within 60 days upon the exercise of options held by such persons), or approximately 88% of the outstanding voting securities of Sontra stock have agreed to vote in favor of the proposal to adopt the merger agreement and approve the merger.

        Proxies for shares of Sontra capital stock may be submitted by completing and mailing the enclosed proxy card that accompanies this document. To submit a proxy, holders of Sontra capital stock should complete, sign, date and mail the proxy card as instructed on the card.

        If the enclosed proxy card is properly executed and returned to Sontra in time to be voted at the Sontra special stockholders meeting, the shares represented by it will be voted as instructed. Executed proxies without instructions will be voted "FOR" the Sontra proposal. If an executed proxy card is returned and the stockholder has explicitly abstained from voting on any matter, the shares represented by the proxy will be considered present at the Sontra special stockholders meeting for determining a quorum and will count as votes cast on the matter but will not count as votes cast in favor of any proposal and, therefore, will have the same effect as a vote against the proposal. If any other business is properly brought before the Sontra special stockholders meeting, one or more of the persons named in the proxy card will vote the shares represented by the proxy upon these matters as determined in their discretion.

        Proxies containing a vote against approval of the merger will not be voted in favor of adjournment of the meeting. If the Sontra special stockholders meeting is adjourned for any reason, the approval of the proposal may be considered and voted upon by stockholders at the subsequent reconvened meeting. All proxies will be voted in the same manner as they would have been voted at the original meeting, except for any proxies that have been properly withdrawn or revoked.

        A proxy may be revoked by:

  •
  filing with the Secretary of Sontra, at or before the vote at the special stockholders meeting, a written notice of revocation dated after the date of the proxy;

  •
  signing a later proxy relating to the same shares and delivering it to the Secretary of Sontra before the Sontra special stockholders meeting; or

  •
  attending the Sontra special stockholders meeting and voting in person.

        Attendance at the Sontra special stockholders meeting, however, will not in and of itself revoke a proxy. All written notices of revocation and other communications about revocation of Sontra proxies should be addressed to Sontra Medical, Inc., 58 Charles Street, Cambridge, Massachusetts 02141, Attention: Ms. Christine E. Davin, Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Sontra special stockholders meeting.

        The cost of soliciting proxies and mailing this document to stockholders for the Sontra special stockholders meeting will be borne by Sontra. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone, facsimile, or other means of communications by directors, officers and employees of Sontra. These persons will not be specifically compensated for these activities, but they may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation.

THE MERGER PROPOSAL
(Proposal One)

        This section of the joint proxy statement/prospectus describes material aspects of the proposed merger, including the merger agreement. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire joint proxy statement/prospectus and the other documents we refer to herein carefully for a more complete understanding of the merger. The merger agreement, as amended by Amendment No. 1, is incorporated herein by reference and attached hereto as Annex A. In addition, we incorporate important business and financial information about ChoiceTel into this joint proxy statement/prospectus by reference to ChoiceTel's public filings with the Securities and Exchange Commission. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 106 of this joint proxy statement/prospectus.

General

        On February 27, 2002, ChoiceTel and CC Merger Corp., a wholly-owned subsidiary of ChoiceTel formed for the specific purpose of this transaction, entered into a merger agreement with Sontra. Pursuant to this merger agreement, CC Merger Corp. will merge with and into Sontra, with Sontra surviving as a wholly-owned subsidiary of ChoiceTel. It is currently anticipated that at the time of the merger, each outstanding share of Sontra common stock (other than shares as to which appraisal rights have been exercised) will be converted into the right to receive 0.2347 shares of newly-issued ChoiceTel common stock. However, the exchange ratio is subject to upward and downward adjustments as more fully described in the merger agreement and below in the section entitled "Description of the Merger—Effect of the Merger on Sontra Common Stock" on page 35 of this joint proxy statement/prospectus. Immediately prior to the effective time of the merger, the outstanding shares of Sontra preferred stock will convert into shares of Sontra common stock on a one-for-one basis.

        Following the merger, ChoiceTel will change its name to Sontra Medical Corporation, and will operate in Sontra's line of business. ChoiceTel's board of directors will consist of James R. McNab, Jr., Dr. Joseph Kost, Dr. Robert S. Langer, Dr. W. Leigh Thompson and Martin P. Sutter, who are currently members of Sontra's board of directors; Dr. Thomas W. Davison, who has recently been hired as Sontra's Chief Executive Officer; and Gary Kohler and Michael Wigley, who are currently members of ChoiceTel's board of directors. In addition, upon consummation of the merger, it is anticipated that Dr. Thomas W. Davison will be the Chief Executive Officer of ChoiceTel, Jack Kohler will continue to act as the Chief Financial Officer for a transitional period and that the other officers of Sontra will continue to perform their management roles in ChoiceTel.

Merger Proposal

        Because ChoiceTel is not merging directly with Sontra, the Minnesota Business Corporation Act, and ChoiceTel's Articles of Incorporation and Bylaws do not require ChoiceTel shareholders to adopt the merger agreement or approve the merger. However, the rules of the Nasdaq SmallCap Market require ChoiceTel to obtain shareholder approval to issue its common stock to the Sontra stockholders because the shares of ChoiceTel common stock contemplated to be issued in connection with the merger will be in excess of 20% of the number of shares currently outstanding. In addition, the merger agreement requires ChoiceTel to submit these matters to its shareholders for approval. Accordingly, ChoiceTel's board is seeking shareholder approval to adopt and approve the merger agreement, approve the merger and approve the issuance of the shares of ChoiceTel common stock to the Sontra stockholders as provided in the merger agreement.

        Pursuant to Delaware law, Sontra's Certificate of Incorporation and the merger agreement, Sontra is required to obtain stockholder approval of the merger. Accordingly, Sontra's board is seeking stockholder approval to adopt and approve the merger agreement and approve the merger.

ChoiceTel Vote Required

        The affirmative vote of the holders of a majority of ChoiceTel's common stock represented at the annual shareholders meeting (in person or by proxy) and entitled to vote is required for the approval and adoption of the merger agreement, the approval of the merger and the approval of the issuance of the shares to Sontra's stockholders in connection with the merger.

        THE CHOICETEL BOARD OF DIRECTORS HAS APPROVED AND ADOPTED THE
MERGER AGREEMENT AND APPROVED THE MERGER AND THE OTHER PROPOSALS
CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND HAS DETERMINED
THAT THEY ARE FAIR TO AND IN THE BEST INTERESTS OF CHOICETEL AND ITS
SHAREHOLDERS. AFTER CAREFUL CONSIDERATION, CHOICETEL'S BOARD OF
DIRECTORS RECOMMENDS THAT THE CHOICETEL SHAREHOLDERS VOTE FOR THE
APPROVAL OF THE MERGER PROPOSAL, INCLUDING THE ISSUANCE OF THE
MERGER SHARES AS SET FORTH IN THIS PROPOSAL ONE.

Sontra Vote Required

        The affirmative vote of the holders of at least a majority of the shares of Sontra common stock and preferred stock, voting together as a single class and, in the case of the preferred stock, on an as-converted basis, is required for the approval and adoption of the merger agreement and the approval of the merger.

        THE SONTRA BOARD OF DIRECTORS HAS APPROVED AND ADOPTED THE MERGER
AGREEMENT AND APPROVED THE MERGER, AND HAS DETERMINED THAT THEY ARE
FAIR TO AND IN THE BEST INTERESTS OF SONTRA AND ITS STOCKHOLDERS. AFTER
CAREFUL CONSIDERATION, SONTRA'S BOARD OF DIRECTORS RECOMMENDS THAT
THE SONTRA STOCKHOLDERS VOTE FOR THE APPROVAL OF THE MERGER
PROPOSAL, AS SET FORTH IN THIS PROPOSAL ONE.

DESCRIPTION OF THE MERGER

Effect of the Merger on Sontra Common Stock

        Upon the effective time of the merger, a wholly-owned subsidiary of ChoiceTel will merge with and into Sontra, and Sontra will survive the merger as a wholly-owned subsidiary of ChoiceTel. Following the merger, Sontra will continue its operations as a wholly-owned subsidiary of ChoiceTel. Sontra stockholders who have not exercised their appraisal rights will exchange their shares of Sontra stock for shares of ChoiceTel common stock, and their rights as shareholders will be governed by the ChoiceTel Articles of Incorporation, the ChoiceTel Bylaws and the laws of the State of Minnesota. See "Comparison of Shareholders' Rights" beginning on page 59 of this joint proxy statement/prospectus.

        Sontra's preferred stockholders have agreed to convert their shares of preferred stock into shares of common stock on a one-to-one basis immediately prior to the consummation of the merger. At the closing of the merger, by virtue of the merger and without any action on the part of ChoiceTel, CC Merger Corp., Sontra or any of their stockholders, each share of Sontra common stock then outstanding (other than shares as to which appraisal rights have been exercised) will be cancelled, extinguished and automatically converted into the right to receive 0.2347 shares of ChoiceTel common stock upon surrender of the certificate representing such Sontra common stock in the manner provided for in the merger agreement, or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and bond, if required. This exchange ratio will be adjusted if, at the time of closing, ChoiceTel's net worth (as described on page 49 of this joint proxy statement/prospectus) is less than $5,500,000 or is greater than $6,500,000. If ChoiceTel's net worth is less than $5,500,000 at the time of closing, the exchange ratio will be increased by 0.0004 for each $10,000 by which the net worth is less than $6,000,000. If ChoiceTel's net worth is greater than $6,500,000 at the time of closing, the exchange ratio will be decreased by 0.0004 for each $10,000 by which the net worth is greater than $6,000,000. The exchange ratio and the foregoing adjustments will also be appropriately adjusted in the event of any stock split, stock dividend, reorganization, recapitalization, reclassification or similar change with respect to ChoiceTel common stock or Sontra common stock occurring prior to the closing of the merger. However, no adjustment in the exchange ratio will be made for changes in the relative market price of ChoiceTel's shares. No fractional shares of ChoiceTel common stock will be issued in connection with the merger. Sontra stockholders will receive cash, without interest, in an amount equal to such fractional share of ChoiceTel common stock multiplied by $2.13 in lieu of the issuance of any fractional shares of ChoiceTel common stock which would have been otherwise issuable to Sontra stockholders as a result of the merger. Each share of Sontra capital stock held by Sontra immediately prior to the closing of the merger will be cancelled and extinguished.

Background of the Merger

        Since the second half of 2000, after selling most of ChoiceTel's pay telephone assets in the United States, ChoiceTel's board has investigated various alternatives for using its cash to increase shareholder value. The board has explored several options, including taking the company private, distributing a cash dividend to its shareholders, liquidating ChoiceTel or effecting a business combination with another entity. ChoiceTel's board believed that as a public company ChoiceTel had more value than the estimated $1.70 to $1.90 per share that would be distributed to its shareholders if the company were liquidated. Accordingly, the ChoiceTel board began reviewing various opportunities that it believed may give ChoiceTel shareholders a per share value in excess of $1.70 per share.

        ChoiceTel's board of directors evaluated several opportunities that they ultimately decided would not result in a significant increase to shareholder value. In October 2001, ChoiceTel began focusing on companies developing transdermal drug delivery platform technologies. A business development advisor representing Sontra learned of ChoiceTel's interest in these types of companies and provided one of ChoiceTel's directors, Michael Wigley, with information about Sontra. Michael Wigley and Gary Kohler, the chairman of ChoiceTel's board of directors, reviewed this information and, on October 25, 2001, met with the business development advisor to obtain additional information about Sontra, its technology, principals and capitalization, as well as to discuss the structure of a possible business combination. ChoiceTel continued to collect additional information over the next several weeks and met again with the business development advisor on November 20, 2001 to continue discussing the potential for a transaction with Sontra.

        In late November and throughout December 2001, Michael Wigley and Gary Kohler met with members of Sontra's board, exchanged detailed written materials, completed their preliminary due diligence, and commenced negotiations on a non-binding letter of intent to memorialize their mutual understanding of the structure of a possible transaction. Both companies desired a transaction in which ChoiceTel would issue shares of its common stock in exchange for shares of Sontra common stock since such a structure would be tax-free to Sontra's stockholders and to ChoiceTel, and would preserve ChoiceTel's cash. The amount of consideration was determined by arms-length negotiations between the companies. The companies agreed that Sontra's capital stock should be valued at the price of its most recent round of preferred stock financing, which was approximately $0.50 for each share of its Series B preferred stock. After a few weeks of negotiating the value of ChoiceTel common stock, the parties agreed that $2.13 per share represented a fair value of ChoiceTel's common stock. Accordingly, the parties agreed on an exchange ratio of 0.2347 for each share of Sontra capital stock. Given the size of the proposed merger and the cost of obtaining an opinion from an independent financial advisor as to the fairness, from a financial point of view, of the merger, neither ChoiceTel's nor Sontra's board sought such a "fairness opinion." After several weeks of negotiations, and following consultation with members of their respective boards and legal advisors, on December 20, 2001, ChoiceTel and Sontra entered into a non-binding letter of intent in order to begin the legal due diligence process and drafting of an agreement regarding the proposed merger.

        After the execution of the letter of intent by the respective parties, each company commenced a due diligence investigation of the other. Representatives of and consultants to ChoiceTel communicated by telephone and in person with representatives of Sontra about the various aspects of the proposed transaction. During this time, drafts of the merger agreement and various ancillary agreements were distributed to members of each company's respective boards of directors, and were reviewed and negotiated by each of the companies and their respective legal advisors. Among the matters negotiated were the conditions to each company's obligation to close the merger, ChoiceTel's net worth, and the right of each of the companies to terminate the merger agreement and the effect of such termination.

        After several weeks of further negotiations and revisions to the documentation, the board of ChoiceTel met with its auditors and attorneys on February 11, 2002 to discuss the terms of the merger agreement and related documents, including a summary of the consideration, covenants, conditions, termination events and consequences, as well as the structure of the proposed transaction and ChoiceTel's ability to maintain its listing on the Nasdaq SmallCap Market following the merger. The board also heard an oral report from an outside consultant it hired to analyze Sontra's business, intellectual property and product development. Among other things, the consultant commented favorably on Sontra's patent position, business model, current valuation, product development and future applications and prospects. Although ChoiceTel's board was encouraged by the consultant's report, it decided to adjourn the meeting for approximately one week in order to continue negotiating certain terms in the merger agreement based on the recommendations of its auditors and lawyers. During this time, representatives of Sontra's management, board of directors and principal stockholders engaged in discussions with representatives of ChoiceTel's management, board of directors and principal shareholders regarding the terms of the merger agreement and the due diligence investigation of each company.

        On February 22, 2002, ChoiceTel's board met again and reviewed the status of the negotiations and the terms of the merger agreement and related documents. After a detailed discussion, ChoiceTel's board approved the merger and authorized the respective officers of ChoiceTel and CC Merger Corp. to undertake all acts necessary or desirable to effect the merger. Similarly, on February 27, 2002, the Sontra board of directors, acting by written consent, approved the merger agreement and the related agreements, and authorized the respective officers of Sontra to undertake all acts necessary or desirable to effect the merger. The parties then executed the merger agreement on February 27, 2002, and publicly announced the transaction on February 28, 2002. On May 14, 2002, the parties amended the merger agreement primarily to clarify certain terms and update information in relation to the parties.

Reasons of ChoiceTel for the Merger

        ChoiceTel's board approved the merger agreement and the merger and the issuance of the ChoiceTel shares in the merger, and recommends that ChoiceTel shareholders approve the merger proposal. In reaching its determination regarding the merger agreement and the related proposals, ChoiceTel's board consulted with ChoiceTel management, as well as its legal advisors and other consultants, and considered the following factors:

  •
  the long-term financial benefits the merger may have on ChoiceTel and its shareholders;

  •
  information concerning Sontra's business, operations, management, financial condition, intellectual property and product development;

  •
  the potential of ChoiceTel to be engaged in an existing, on-going business that the ChoiceTel directors believe has growth potential;

  •
  the recent and historical market value of ChoiceTel relative to valuations of participants in the biotechnology industry, and the potential for appreciation in the trading price of ChoiceTel common stock following the merger;

  •
  the effect the merger may have on ChoiceTel's publically-traded stock, including ChoiceTel's ability to remain listed on the Nasdaq SmallCap Market;

  •
  the relative ownership interests of ChoiceTel shareholders and Sontra stockholders in ChoiceTel immediately following the effective time of the merger which was viewed as appropriate by the board;

  •
  the terms of the merger agreement, including that the merger will likely qualify as a tax-free reorganization for federal income tax purposes;

  •
  the proposed termination fee to be payable to ChoiceTel in certain circumstances, including the effect the termination fee may have on the ability of other parties to make competing business combination proposals with respect to Sontra which was considered by the board as a potential benefit; and

  •
  the ability to complete the merger which was viewed as likely by the board.

        In light of the wide variety of factors considered, the ChoiceTel board did not find it practicable to make, and did not make, specific assessments of, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors as a whole. In addition, individual members of the ChoiceTel board may have given different weight to different factors. The foregoing discussion of the factors considered by ChoiceTel's board is not intended to be exhaustive, but it does include the material factors considered by ChoiceTel's board.

Reasons of Sontra for the Merger

        In reaching its decision on to approve the merger agreement and recommend its adoption to its stockholders, the Sontra board consulted with Sontra's management, consultants and legal advisors regarding the proposed merger and based its decision on a number of factors, including:

  •
  Sontra's cash position and immediate cash requirements;

  •
  the long-term financial benefits the merger may have for Sontra and its existing stockholders, including access to additional financial resources to accelerate Sontra's research and development capabilities;

  •
  the managerial expertise the merger would provide to Sontra's long-term future growth;

  •
  the relative ownership interests of ChoiceTel shareholders and Sontra stockholders in ChoiceTel immediately following the effective time of the merger which was viewed as appropriate by the board;

  •
  the terms of the merger agreement, including that the merger will likely qualify as a tax-free reorganization for federal income tax purposes;

  •
  the possibility that following the merger, ChoiceTel is required but unable to meet the initial or continued listing requirements of the Nasdaq SmallCap Market and the ChoiceTel stock is removed from the Nasdaq SmallCap Market;

  •
  the proposed termination fee to be payable to Sontra in certain circumstances, including the effect the termination fee may have on the ability of other parties to make competing business combination proposals with respect to ChoiceTel, which was considered by the board as a potential benefit; and

  •
  the ability to complete the merger which was viewed as likely by the board.

        The Sontra board also considered a number of other factors that could potentially arise in connection with the merger, including:

  •
  the risks associated with the value of the ChoiceTel common stock received as merger consideration as a result of:

  (a)
  the possibility that following the merger, ChoiceTel is required but unable to meet the initial or continued listing requirements of the Nasdaq SmallCap Market and the ChoiceTel stock is removed from the Nasdaq SmallCap Market,

  (b)
  the volatility of the price of ChoiceTel common stock as traded on the Nasdaq SmallCap Market, and

  (c)
  the historic limited trading volume of ChoiceTel common stock on the Nasdaq SmallCap Market;

  •
  the possibility that the merger might not be consummated;

  •
  the possibility that ChoiceTel's Puerto Rican assets may not be sold;

  •
  the likelihood that, and the terms on which, other entities might be interested in combining with or investing in Sontra if Sontra had not executed the merger agreement with ChoiceTel;

  •
  the effect that the termination fee payable by Sontra would have on Sontra's ability to pursue an alternative transaction; and

  •
  the interests of the officers and directors of Sontra in the merger, including the matters described under "Interests of Certain Persons in the Merger."

        In light of the wide variety of factors considered, the Sontra board did not find it practicable to make, and did not make, specific assessments of, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors as a whole. In addition, individual members of the Sontra board may have given different weight to different factors. The foregoing discussion of the factors considered by Sontra's board is not intended to be exhaustive, but it does include the material factors considered by Sontra's board.

Appraisal Rights

        Under Minnesota law, no holder of ChoiceTel common stock will be entitled to demand appraisal of, or receive payment for, the shareholder's shares as a result of the merger.

        If the merger is consummated, dissenting holders of Sontra capital stock who follow the procedures specified in Section 262 of the General Corporation Law of the State of Delaware are entitled to have their shares of Sontra capital stock appraised by the Delaware Court of Chancery and to receive the "fair value" of such shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.

        The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the merger and asserting statutory appraisal rights, if such rights are available. This summary does not purport to be a complete statement of the provisions of the General Corporation Law of the State of Delaware relating to the rights of Sontra stockholders to an appraisal of the value of their shares and is qualified in its entirety by reference to Section 262, the full text of which is attached to this joint proxy statement/prospectus as Annex B. Failure to follow these procedures exactly could result in the loss of appraisal rights. This joint proxy statement/prospectus constitutes notice to holders of Sontra capital stock concerning the availability of appraisal rights under Section 262. Under Section 262, a stockholder of record wishing to assert appraisal rights must hold the shares of stock on the record date, May 14, 2002, on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the merger.

        Sontra stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. In order to be eligible to assert appraisal rights, a written demand for appraisal of shares must be delivered to Sontra before a vote is taken on the merger. This written demand for appraisal of shares must be in addition to, and separate from, any proxy vote abstaining from or voting against the merger. Any such abstention or vote against the merger will not constitute a demand for appraisal within the meaning of Section 262.

        Sontra stockholders electing to exercise their appraisal rights under Section 262 must not vote for approval of the merger. If a stockholder returns a signed proxy but does not specify a vote against approval of the merger or a direction to abstain, the proxy will be voted for approval of the merger, which will have the effect of waiving that stockholder's appraisal rights.

        A demand for appraisal must reasonably inform Sontra of the stockholder's identity. Such a demand for appraisal must be executed by or for the Sontra stockholder of record, fully and correctly, as such stockholder's name appears on the Sontra stock certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder; however, in the demand the agent must identify the record owner or owners and expressly disclose that the agent is executing the demand as an agent for the record owner or owners.

        A record owner, such as a broker, who holds Sontra capital stock as a nominee for others may exercise his right of appraisal with respect to the shares for all or less than all of the beneficial owners of shares as to which he is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly mentioned, the demand will be presumed to cover all shares outstanding in the name of such record owner.

        A Sontra stockholder who elects to exercise appraisal rights should mail or deliver his written demand to Sontra at Sontra Medical, Inc., 58 Charles Street, Cambridge, Massachusetts 02141, Attention: Secretary. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his or her Sontra capital stock. Within ten days after the effective time of the merger, Sontra shall provide notice of the effective time of the merger to all of its stockholders who have complied with Section 262 and have not voted for approval of the merger.

        Within 120 days after the effective time of the merger, any Sontra stockholder who has satisfied the requirements of Section 262 may deliver to Sontra a written demand requesting a statement that lists the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Sontra shall mail such written statement to the stockholder within 10 days of receiving such stockholder's request, or within 10 days after the expiration of the period for delivery of demands for appraisal whichever is later.

        Within 120 days after the effective time of the merger (but not thereafter), either Sontra, or any stockholder who has complied with the required conditions of Section 262, may file a petition in the Court of Chancery demanding a determination of the fair value of the shares to which the stockholder has asserted appraisal rights. Sontra has no present intention to file such a petition if demand for appraisal is made.

        Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy must be made upon Sontra, which shall, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Sontra. If a petition is filed by Sontra, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the Court of Chancery, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to Sontra and to the Sontra stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Court of Chancery, and the costs thereof shall be borne by Sontra.

        If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Court of Chancery may consider all relevant factors.

        Sontra stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more than, the same as or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the Court of Chancery and taxed against the parties as the Court of Chancery deems equitable under the circumstances. Upon application of a dissenting stockholder, the Court of Chancery may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his own expense.

        Any Sontra stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

        At any time within 60 days after the effective time of the merger, any Sontra stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with the consent of Sontra. If no petition for appraisal is filed with the Court within 120 days after the effective time of the merger, stockholders' rights to appraisal (if available) will cease. Inasmuch as Sontra has no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the Court of Chancery demanding appraisal may be dismissed as to any stockholder without the approval of the Court of Chancery, which approval may be conditioned upon such terms as the Court deems just.

        From and after the effective date of the merger, no Sontra stockholder who has demanded appraisal rights shall be entitled to vote such stock for any purpose or receive payment of dividends on the stock except dividends or other distributions payable to stockholders of record at a date which is prior to the effective time of the merger.

Nasdaq Listing of ChoiceTel Common Stock

        ChoiceTel has agreed to use its reasonable best efforts to assist Sontra in the application process required for approval of listing and quotation on the Nasdaq SmallCap Market of the shares of ChoiceTel common stock to be issued in the merger. However, the listing of these shares is not a condition to completing the merger. ChoiceTel has been notified by Nasdaq that following the merger, ChoiceTel will be required to meet the initial listing requirements to maintain the listing of its shares on the Nasdaq SmallCap Market, which are more stringent than the continued listing requirements currently applicable to ChoiceTel. Based on information currently available to ChoiceTel, ChoiceTel anticipates that it will be unable to meet all of these initial listing requirements. If ChoiceTel is unable to so meet the initial listing requirements, its stock will be subject to delisting from the Nasdaq SmallCap Market and traded on Nasdaq's OTC Bulletin Board.

Federal Securities Law Consequences

        All ChoiceTel common stock received by Sontra stockholders in connection with the merger will be freely transferable unless the holder has agreed to refrain from selling the shares or is considered an affiliate of either ChoiceTel or Sontra under the Securities Act of 1933, as amended. Generally, an affiliate of a company is considered to be someone who is an executive officer, director or principal shareholder of the company. Certain affiliates of ChoiceTel and of Sontra have agreed to execute, prior to the closing of the merger, a lock-up agreement restricting such affiliate from selling their shares of ChoiceTel for a period of 180 days following the date of the closing of the merger. In addition, shares of ChoiceTel common stock received by affiliates of Sontra in the merger may only be resold in compliance with Rule 145 under the Securities Act, which generally requires that there be available adequate current public information with respect to ChoiceTel, and that resales be made subject to certain volume limitation and manner of sale restrictions.

        This document does not cover resales of shares of ChoiceTel common stock received by any person.

Business of ChoiceTel Following the Merger

        After the merger, the business currently operated by Sontra will be the business of ChoiceTel. Sontra is a development stage company researching and developing ultrasound-based skin permeation technologies and products for transdermal applications including extraction of interstitial fluid for diagnostic purposes and delivery of therapeutics and topical components.

Accounting Treatment

        The sale of ChoiceTel's Puerto Rican assets occurred on May 1, 2002. Accordingly, ChoiceTel does not have any substantial operations and its primary assets are cash and cash equivalents. Accordingly, the merger will be accounted for as a recapitalization and the historical financials of Sontra will become the historical financials of ChoiceTel. The costs of the merger will be charged to stockholders' equity to the extent cash is received while additional costs in excess of cash received will be expensed in the quarter the merger closes.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material federal income tax consequences of the merger under the Internal Revenue Code of 1986, existing IRS regulations (including final, temporary or proposed), and current administrative rulings and court decisions. All of these regulations, rulings and decisions are subject to change. The following discussion is intended only as a summary of the material U.S. federal income tax consequences of the merger and is not a complete analysis or listing of all of the potential tax effects of the merger. This discussion is based on important assumptions and representations concerning the merger and the actions of the corporations and stockholders involved. Also, the following discussion does not address tax consequences arising under state, local, or foreign laws, and does not address the circumstances of special classes of taxpayers or the individual circumstances of taxpayers. For example, it does not address the U.S. federal tax consequences of the merger for foreign persons, Sontra stockholders who acquired their Sontra common stock from the exercise of stock options or otherwise as compensation, holders of Sontra stock options, dealers in securities, banks, insurance companies, and tax-exempt organizations. Each holder of Sontra common stock should consult a tax advisor regarding the tax consequences of the merger in light of the holder's own situation, including the application and effect of any federal, state, local, or foreign income and other tax laws. The following discussion is based upon federal income tax laws in effect on the date of this proxy statement/prospectus, which may change, possibly retroactively. Future legislation, regulations, administrative rulings, or court decisions may affect these expectations as to federal income tax consequences. Neither ChoiceTel nor Sontra has requested or will request a ruling from the IRS on any of the U.S. federal income tax consequences of the merger.

Federal Income Tax Consequences to ChoiceTel, Sontra and Sontra Stockholders

        The merger has been structured with the intent that it qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Section 368(a) defines the categories of transactions that will qualify as reorganizations for purposes of the Internal Revenue Code. If the merger qualifies as a reorganization under Section 368(a), then the following material federal income tax consequences will result from the merger:

  •
  Neither ChoiceTel nor Sontra will recognize any gain or loss as a result of the transfer to Sontra stockholders of the shares of ChoiceTel common stock pursuant to the merger;

  •
  Sontra stockholders will not recognize any gain or loss on the receipt solely of ChoiceTel common stock in exchange for their Sontra common stock in the merger; and

  •
  the tax basis of the ChoiceTel common stock received by a Sontra stockholder in exchange for Sontra common stock in the merger, including fractional shares deemed to have been received as described below, will equal the tax basis of the Sontra common stock surrendered in exchange therefor; and

  •
  the holding period of the ChoiceTel common stock received by a Sontra stockholder in exchange for Sontra common stock in the merger will include the holding period of the Sontra common stock surrendered in exchange therefor.

        Holders of Sontra common stock who receive cash in the merger for fractional shares of ChoiceTel common stock will be treated as having received the fractional share and then as having received the cash in redemption of this fractional share. This deemed redemption will generally result in the recognition of gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the tax basis of the holder's share of Sontra common stock allocable to the fractional share.

        That gain or loss generally will be capital gain or loss, provided that the holder's Sontra common stock was held as a capital asset at the time of the merger, and will be long-term capital gain or loss if the Sontra common stock has been held for more than one year. Long-term capital gain realized by an individual U.S. holder is generally subject to a maximum tax rate of 20%.

Other Tax Issues

        A successful IRS challenge to the status of the merger as a reorganization under Section 368(a) would result in the Sontra stockholders being treated as if they sold their Sontra shares in a taxable transaction. If that happened, each Sontra stockholder would be required to recognize all of his or her realized gain or loss on the disposition of each of his or her Sontra shares equal to the difference between the Sontra stockholder's basis in the shares and the fair market value, as of the date the merger becomes effective, of the ChoiceTel shares received in exchange for Sontra shares, plus any cash received for fractional shares. That gain or loss would be treated as capital gain or capital loss for a stockholder if he or she held his or her Sontra shares as a capital asset at the time of the merger. In that event, a Sontra stockholder's aggregate basis in the ChoiceTel shares would be equal to their fair market value of the ChoiceTel shares as of the effective time of the merger, and the Sontra stockholder's holding period for the ChoiceTel shares would begin the day after the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

        In considering the recommendations of the boards of ChoiceTel and Sontra, you should be aware that certain members of the board and management of each company have interests in the merger that are generally different from your interests. Each of the boards were aware of these interests and considered them in approving the merger agreement.

Assumption of Sontra Stock Options

        On April 10, 2002, the board of directors of Sontra granted options to purchase shares of its common stock to certain employees, consultants and directors, including James McNab, Robert Langer and Joseph Kost. James McNab received an option to acquire 500,000 shares of common stock of Sontra, Robert Langer received an option to acquire 200,000 shares of common stock of Sontra and Joseph Kost received an option to acquire 400,000 shares of common stock of Sontra. The exercise price for each of these options is $0.10 per share. The vesting schedule of each of these three options is structured such that:

  •
  25% of the options subject to each grant become exercisable upon the earlier of four years from the date of grant, or the hiring of a full-time Chief Executive Officer; and

  •
  the remaining 75% of the options subject to each grant become exercisable upon the earlier four years from the date of grant, or the consummation of a strategic relationship involving an aggregate investment by a strategic partner or partners of at least $2,000,000 within twelve months following the consummation of the merger.

        As of May 14, 2002, the record date for the Sontra special stockholders meeting, the directors and executive officers of Sontra, as a group, held options to purchase 1,100,000 shares of Sontra common stock. The exercise price for each of these options is $0.10 per share. The merger agreement provides that ChoiceTel will issue shares of ChoiceTel common stock upon the exercise of Sontra stock options, including those options held by Sontra directors and executive officers, at the same exchange ratio as used for the outstanding Sontra common stock, as described in "The Merger Agreement—Options" starting on page 48 of this joint proxy statement/prospectus. The exercise price of each option to purchase shares of ChoiceTel common stock will also be adjusted correspondingly, as described in "The Merger Agreement—Options."

        Dr. Thomas W. Davison has accepted an offer of employment to serve as Sontra's Chief Executive Officer beginning on May 20, 2002, on which date Sontra anticipates that Dr. Davison will enter into an employment contract. On the date that Dr. Davison begins his employment, the board of directors of Sontra intends to grant to Dr. Davison an option to acquire 1,764,850 shares of common stock of Sontra. The exercise price for these options shall equal the closing price of ChoiceTel's common stock (as traded on the Nasdaq SmallCap Market) as of such date, multiplied by the exchange ratio set forth in the merger agreement. The vesting of this option is structured such that:

  •
  25% of the option subject to the grant shall become exercisable one year after date of grant; and

  •
  2.5% of the option subject to the grant shall become exercisable each month thereafter.

Severance and Separation Arrangements with Certain Officers of ChoiceTel

        Pursuant to a letter agreement between ChoiceTel and Jeffrey Paletz, dated March 13, 2000, ChoiceTel will pay Jeffrey Paletz six months severance upon termination of his employment with ChoiceTel or upon the sale of the Puerto Rican assets, which ever occurs first. On May 1, 2002, ChoiceTel sold its Puerto Rican assets. Accordingly, Mr. Paletz will receive severance pay of approximately $54,000. Following the merger, Mr. Paletz will cease to be on ChoiceTel's board of directors and will cease to serve as ChoiceTel's president.

        Pursuant to a letter agreement between ChoiceTel and Jack Kohler, dated March 13, 2000, as amended, ChoiceTel will pay Jack Kohler six months severance upon the earlier of termination of his employment with, or a change-in-control of, ChoiceTel. His severance pay will be calculated on the basis of his salary immediately prior to his termination or the change-in-control and will include payment of health insurance premiums for six months following the termination or change-in-control. Based on Jack Kohler's current salary of $90,000 year, his severance pay would be $45,000. The consummation of the merger will trigger the payment to Jack Kohler of his severance pay. Following the merger, Jack Kohler has agreed to continue to act as ChoiceTel's Chief Financial Officer for a transitional period. Jack Kohler is the brother of Gary Kohler, who is currently Chairman of ChoiceTel's board of directors and will continue to be on the board of ChoiceTel following the merger.

        In addition to the severance payments described above, upon closing the sale of the Puerto Rican assets, ChoiceTel became obligated to pay $20,000 to each of Jeffrey Paletz and Jack Kohler. ChoiceTel paid the entire bonus award to these individuals following the closing of that sale.

Post Merger Directors and Officers

        Following the merger, it is anticipated that James McNab, Joseph Kost, Robert Langer, Thomas Davison, W. Leigh Thompson, Martin Sutter, Gary Kohler and Michael Wigley will comprise ChoiceTel's board of directors. Non-employee directors of ChoiceTel will receive additional compensation for serving on the board. W. Leigh Thompson, Martin Sutter, Gary Kohler and Michael Wigley will each be eligible for the following. The merger agreement provides that following the merger, each non-employee director may be entitled to options to purchase 50,000 shares of ChoiceTel common stock at an exercise price of $2.50 per share. Furthermore, in subsequent years, these non-employee directors may also be entitled to an annual option grant on the date of the annual shareholders meeting of 15,000 shares of ChoiceTel common stock at an exercise price equal to the fair market value of ChoiceTel's common stock on such date. In addition, each non-employee director may be entitled to $2,500 for each meeting of the board he attends, up to $10,000 per year.

        Upon consummation of the merger, Dr. Thomas W. Davison will be the Chief Executive Officer of ChoiceTel and the other officers of Sontra will continue to perform their management roles in ChoiceTel. Jack Kohler has agreed to continue to act as ChoiceTel's Chief Financial Officer for a transitional period following the merger.

        In addition, Gary Kohler and Michael Wigley, as well as certain principal stockholders of Sontra, have agreed to execute a certain director voting agreement, whereby such party will vote any shares of ChoiceTel common stock beneficially owned by them following the merger to cause and maintain Gary Kohler and Michael Wigley to continue to be elected to ChoiceTel's board of directors for a period beginning on the date the merger is consummated, and ending on the later of (i) three years and (ii) following the third meeting of ChoiceTel shareholders called for the purpose of electing directors. See "Agreements Related to the Merger—Director Voting Agreement" on page 56 of this joint proxy statement/prospectus.

Indemnification of Directors and Officers

        Under the charter documents for each of ChoiceTel and Sontra, each company is obligated to indemnify its current and former directors and officers against all liabilities by reason of their being or having served as a director or officer. Each company also maintains directors' and officers' liability insurance covering these officers and directors in these capacities. Upon completion of the merger, ChoiceTel will become obligated to indemnify the present officers and directors of each of the companies. In addition, for six years following completion of the merger, ChoiceTel will maintain directors' and officers' liability insurance covering its former directors and officers in the amount of at least $3 million. Sontra will maintain directors' and officers' liability insurance covering its former directors and officers in the amount of at least $3 million.

Other Agreements Among ChoiceTel's Officers and Directors

        Michael Wigley has verbally agreed with Jeffrey Paletz that shortly following the completion of the merger, subject to compliance with all applicable securities laws, Michael Wigley will purchase 100,000 shares of ChoiceTel common stock from Jeffrey Paletz. Michael Wigley and Jeffrey Paletz have agreed that the purchase price for these 100,000 shares of ChoiceTel common stock shall be $200,000.

Agreements Among Sontra and Sontra's Officers

        James McNab and Joseph Kost entered into employment agreements with Sontra in May 2001 and June 2001, respectively. Pursuant to the terms of each employment agreement, upon the termination of either executive's employment other than for cause, Sontra will agree to enter into an independent consulting agreement with the terminated executive. The independent consulting agreement shall provide for at a minimum payment of $10,000 per month for consulting services for a term of twelve months. Effective upon the date on which Dr. Thomas W. Davison begins his employment as Sontra's Chief Executive Officer (which Sontra anticipates to be May 20, 2002), Sontra will terminate its employment agreement and will enter into an independent consulting agreement with James McNab. It is anticipated that James McNab will terminate his consulting agreement and Joseph Kost will terminate his employment agreement with Sontra, and each will enter into agreements with ChoiceTel following the merger on substantially the same terms as their respective agreements.

        On January 31, 2002, James McNab and Joseph Kost each executed letter agreements to amend the terms of their respective employment agreements. Pursuant to the terms of their respective employment agreement amendments, James McNab and Joseph Kost agreed to accept a base salary of $1,080 per month, retroactive to December 1, 2001, until the signing of the merger agreement with ChoiceTel. Upon the signing of the merger agreement with ChoiceTel, the respective employment agreement amendments were to have no further force and effect. Within thirty days of the signing of the merger agreement, James McNab and Joseph Kost each received a one-time bonus equal to the difference in salary received by each respective executive between December 1, 2001 and the signing date of the merger, and the amount of salary that each respective executive would have received during this period had each respective employment agreement not been amended.

        In addition to a proposed option grant to acquire 1,764,850 shares of common stock of Sontra on the starting date of Dr. Thomas W. Davison's employment as Chief Executive Officer of Sontra, it is anticipated by ChoiceTel that Dr. Davison, subject to the approval of the board of directors of ChoiceTel following the closing of the merger, shall receive a second option to purchase sufficient shares of ChoiceTel common stock so that upon the closing of the merger, Dr. Davison will have received options to purchase a total of 700,000 shares of ChoiceTel common stock (inclusive of shares awarded to Dr. Davison pursuant to the proposed initial option grant). It is anticipated that the exercise price of the shares subject to purchase under the second option grant shall equal the closing price of ChoiceTel common stock as of the date of such grant. It is anticipated that the vesting of this second option shall be structured such that:

  •
  25% of the option subject to the grant shall become exercisable one year after date of grant; and

  •
  2.5% of the option subject to the grant shall become exercisable each month thereafter.

THE MERGER AGREEMENT

        The merger agreement, as amended by Amendment No. 1, provides for the merger of CC Merger Corp., a wholly-owned subsidiary of ChoiceTel, with and into Sontra. Upon consummation of the merger, ChoiceTel will change its name to Sontra Medical Corporation, and begin operating in Sontra's line of business; the separate corporate existence of CC Merger Corp. shall cease and Sontra shall continue as the surviving corporation and a wholly-owned subsidiary of ChoiceTel.

        The completion of the merger will take place no later than two business days after the date on which the last of the conditions to the merger is satisfied or waived, or at any other time and date to which ChoiceTel and Sontra mutually agree in writing. As soon as practicable following the closing of the merger, ChoiceTel and Sontra will cause a certificate of merger to be filed with the Secretary of State of the State of Delaware. At that time, or at any other later time that the parties may agree upon in writing, the merger will become effective.

Merger Consideration

        As a result of the merger, shares of Sontra common stock will be converted into:

  •
  a number of shares of ChoiceTel common stock determined by multiplying the number of outstanding shares of Sontra common stock by the exchange ratio of 0.2347; plus

  •
  cash equal to $2.13 for any fractional shares of ChoiceTel common stock calculated using the exchange ratio.

The exchange ratio results from a formula based on the agreed value of ChoiceTel common stock at $2.13 per share and the agreed value of Sontra common stock at approximately $0.50 per share.

        The exchange ratio is subject to certain adjustments. In the event that ChoiceTel's net worth (as defined on page 49 of this joint proxy statement/prospectus) is less than $5,500,000 at the time of closing, the exchange ratio will be increased by 0.0004 for each $10,000 by which the net worth is less than $6,000,000. In the event ChoiceTel's net worth is greater than $6,500,000 at the time of closing, the exchange ratio will be decreased by 0.0004 for each $10,000 by which the net worth is greater than $6,000,000. The exchange ratio and the foregoing adjustments will also be appropriately adjusted in the event of any stock split, stock dividend, reorganization, recapitalization, reclassification or similar change with respect to ChoiceTel common stock or Sontra common stock occurring prior to the closing of the merger.

After the Merger

        Following the merger, Sontra will be a wholly-owned subsidiary of ChoiceTel. The stockholders of Sontra will become shareholders of ChoiceTel, and their rights as shareholders will be governed by the ChoiceTel Articles of Incorporation and Bylaws, as amended hereby, and the laws of Minnesota. See "Comparison of Shareholders' Rights" on page 59 of this joint proxy statement/prospectus.

Exchange of Certificates for Shares

        As soon as practicable after the effective time of the merger, the exchange agent, Wells Fargo Bank Minnesota N.A., will mail the following to each stockholder of record that held Sontra stock immediately prior to the effective time of the merger:

  •
  a letter of transmittal advising the holders that the merger has become effective, and

  •
  instructions for exchanging the Sontra stock certificates for the merger consideration.

        Upon surrender to the exchange agent of a Sontra certificate, together with any other required documents, the holder of the Sontra stock certificate will be entitled to receive a new share certificate representing that number of whole shares of ChoiceTel common stock, plus cash in lieu of any fractional shares and the Sontra stock certificate will be canceled.

        If the exchange of certificates representing shares of Sontra common stock is to be made to a person other than the person in whose name the surrendered Sontra stock certificate is registered,

  •
  the Sontra stock certificate must be properly endorsed or otherwise in proper form for transfer; and

  •
  the person requesting the exchange must have paid any required transfer and other taxes.

        Until properly surrendered, after the effective time of the merger, each Sontra stock certificate will represent only the right to receive merger consideration. No interest will be paid or will accrue on the portion of the merger consideration payable on surrender of any Sontra stock certificate.

        Holders of Sontra common stock should not forward Sontra stock certificates to the exchange agent until they have received transmittal forms. Sontra stockholders should not return Sontra stock certificates with the enclosed proxy card.

ChoiceTel's Board and Management After the Merger

        Following the merger, ChoiceTel's board of directors will consist of James R. McNab, Jr., Dr. Joseph Kost, Dr. Robert S. Langer, Dr. W. Leigh Thompson and Martin P. Sutter, who are currently members of Sontra's board of directors; Dr. Thomas W. Davison, who has recently been hired as Sontra's Chief Executive Officer; and Gary Kohler and Michael Wigley, who are currently members of ChoiceTel's board of directors. In addition, upon consummation of the merger, it is anticipated that the current officers of ChoiceTel will resign. Jack S. Kohler has agreed to continue to act as ChoiceTel's Chief Financial Officer for a transitional period. Dr. Thomas W. Davison will serve as the Chief Executive Officer of ChoiceTel and the other officers of Sontra will continue to perform their management roles in ChoiceTel.

Options

        Sontra stock options outstanding at the time of the merger will be assumed by ChoiceTel and become options to purchase ChoiceTel common stock on the same terms and conditions (including vesting) except as follows. The number of shares of common stock subject to the option will be adjusted by multiplying the stated number of shares by the exchange ratio. The exercise price of these options will be adjusted by dividing the stated exercise price by the exchange ratio. All outstanding options to purchase shares of Sontra's common stock currently have an exercise price of $0.10 per share. The option to be granted to Dr. Davison on the date he begins his employment as the Chief Executive Officer of Sontra (which Sontra anticipates to be May 20, 2002) shall have an exercise price equal to the closing price of ChoiceTel's common stock (as traded on the Nasdaq SmallCap Market) as of such date, multiplied by the exchange ratio set forth in the merger agreement.

Representations and Warranties

        The merger agreement contains customary representations and warranties by both ChoiceTel and Sontra relating to:

  •
  corporate organization and similar corporate matters;

  •
  capital structure;

  •
  authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

  •
  the absence of any material adverse changes;

  •
  the accuracy of reports and financial statements filed with the Securities and Exchange Commission;

  •
  the absence of any adverse material suits, claims or proceedings and other litigation;

  •
  compliance with applicable laws and agreements;

  •
  the absence of any undisclosed liabilities;

  •
  material contracts and commitments;

  •
  ownership of real property and material assets;

  •
  the lack of discussions with any other party relating to a takeover;

  •
  environmental matters;

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  tax matters;

  •
  brokers;

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  employee and labor matters;

  •
  employee benefits;

  •
  insurance matters;

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  intellectual property;

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  the inapplicability of state takeover statutes to the merger and the merger agreement;

  •
  voting requirements;

  •
  interested party transactions; and

  •
  payments resulting from the merger

        ChoiceTel and CC Merger Corp. make additional representations and warranties relating to:

  •
  this joint proxy statement/prospectus; and

  •
  the amount of ChoiceTel's net worth, which shall be calculated, based on ChoiceTel's balance sheet information, by subtracting ChoiceTel's total liabilities from its total assets and adjusted as follows: (i) cash deposited into escrow by ChoiceTel pursuant to the merger agreement shall be added to ChoiceTel's assets, and (ii) liabilities of ChoiceTel resulting from the consummation of the merger or the sales of ChoiceTel's Puerto Rican assets shall be added as liabilities.

Continuation of Business Pending the Merger

        ChoiceTel and Sontra each have agreed that during the period from the date of the merger agreement until the closing of the merger, unless otherwise agreed to by the other party, each company will:

  •
  operate and maintain its business in the usual manner and in the ordinary course of business;

  •
  not accelerate, amend or change the period of exercisability of options or authorize cash payments for such options;

  •
  not declare or pay any dividend or other distribution;

  •
  with some exceptions, not issue or sell any capital stock or rights to acquire capital stock;

  •
  not acquire or agree to acquire another business;

  •
  sell assets only in the ordinary course (except that ChoiceTel may sell its Puerto Rican assets and Sontra may sell certain equipment no longer relevant to its business operations);

  •
  not increase the compensation payable to its officers, employees or agents, other than as required by existing employment arrangements or in the ordinary course of business;

  •
  not amend their applicable charter documents except as contemplated by the merger agreement;

  •
  not amend, terminate or breach any contract except in the ordinary course or where such action would not be likely to have a material adverse effect on such party;

  •
  not waive or release any material right or claim, except in the ordinary course of business;

  •
  not initiate any litigation or arbitration without first consulting with the other party or where the initiation of such proceedings, if determined adversely, would have a material adverse effect;

  •
  not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

  •
  not make any capital expenditures in excess of $10,000 individually or $50,000 in the aggregate (other than expenses incurred in connection with the merger);

  •
  not make any tax election that individually or in the aggregate, is reasonably likely to have a material adverse effect, or settle or compromise any material income tax liability;

  •
  not make any payment to discharge or satisfy any lien or encumbrance or pay any obligation or liability other than in the ordinary course of business or where such action would not have a material adverse effect on such party (except that ChoiceTel can take such action with respect to the possible litigation in Puerto Rico, so long as the costs and expenses of such action do not exceed $200,000);

  •
  not effect, or agree to effect, any changes in its officers key employees, and, with respect to ChoiceTel only, directors;

  •
  not implement or amend any employee benefit plan or arrangement other than as required by applicable law or regulation;

  •
  not engage in any action intended to adversely impact the merger; and

  •
  not revalue any assets except in the ordinary course of business.

No Solicitation

        Each party has agreed it will not take any of the following actions, either directly or indirectly, in connection with a "Takeover Proposal" (which is defined below):

  •
  solicit, encourage, induce or initiate the making of a Takeover Proposal;

  •
  participate in any discussions or furnish any information, or take any other action to facilitate any inquiry or proposal that constitutes or may lead to a Takeover Proposal;

  •
  authorize, approve or recommend a Takeover Proposal; or

  •
  enter into any contract or commitment accepting or providing for a Takeover Proposal.

        A "Takeover Proposal" means any offer, proposal or indication of interest involving any of the following:

  •
  the merger or other business combination of such party;

  •
  the acquisition of 20% or more of the outstanding stock, or all or substantially all of the assets, of such party;

  •
  the sale of any asset of that party which would materially diminish the value or expected benefits of this merger for the other party, except for sales of assets specifically contemplated by the merger agreement;

  •
  or any transaction in which the shareholders of such party immediately prior to the transaction hold less than a majority of the voting stock after the transaction.

        However, in the case of Sontra only, a Takeover Proposal expressly excludes any offer, proposal or indication of interest in connection with the possible issuance of shares of Sontra capital stock in connection with a strategic alliance with an academic or research institution or pharmaceutical corporation.

        Each party has agreed to notify the other promptly of any proposals it may receive and to keep the other party informed of the material terms (including the identity of such interested party) relating to any proposal.

        If the board of directors of either party receives a "Superior Offer" (which is defined below) without violating their non-solicitation obligations contained in the merger agreement, then it may modify, withhold or withdraw its recommendation to its shareholders in favor of the merger described in this joint proxy statement/prospectus if the board concludes, after consultation with its legal advisors, that failure to do so would result in a breach of their fiduciary duties to their shareholders. However, the party receiving the "Superior Offer" must give the other party at least five business days prior written notice of its intent to do so.

        A "Superior Offer" is defined to include any of the following types of transactions that provide materially greater long-term value and strategic benefits to the shareholders of the company receiving the Superior Offer:

  •
  a merger, consolidation, business combination, recapitalization liquidation, dissolution or similar transaction involving such company pursuant to which its shareholders immediately preceding the transaction hold less than 15% of the equity interest in the surviving entity;

  •
  the sale or other disposition of all or substantially all of the assets of such company; or

  •
  the acquisition, directly or indirectly, of the shares of such company representing 85% or more of the voting power of such company.

Conditions to Completing the Merger

        Neither party will be obligated to complete the merger unless the following conditions are satisfied:

  •
  Sontra stockholders and ChoiceTel shareholders shall have approved the merger, the merger agreement, and in the case of ChoiceTel, the share issuance and the increase in the size of ChoiceTel's board and election to ChoiceTel's board of the eight nominees described on pages 88-90 of the joint proxy statement/prospectus;

  •
  no law or ruling shall have been enacted or entered that prohibits the completion of the merger;

  •
  all material authorizations, consents or approvals from or by a governmental agency shall have been obtained;

  •
  no action or other proceeding to prevent the closing of the merger shall be pending against either party; and

  •
  the registration statement of which this document forms a part shall have become and shall remain effective.

        Compliance with these conditions may not be waived by either party without the consent of the other.

        In addition, ChoiceTel will not be obligated to complete the merger unless the following additional conditions are satisfied, although compliance with these conditions may be waived by ChoiceTel:

  •
  there shall not have been a breach of the representations and warranties of Sontra contained in the merger agreement, and Sontra shall have performed and complied with all material obligations and agreements required to be performed or complied with at or before the merger closing date;

  •
  ChoiceTel shall have received the lock-up agreements, the recovery allocation agreement, the director voting agreement and the Sontra stock voting agreement specified in the merger agreement from Sontra officers, directors and principal stockholders;

  •
  all issued and outstanding shares of Sontra preferred stock shall have been converted into Sontra common stock on a one-for-one basis;

  •
  Sontra shall have received at least $1 million of additional financing (this condition was satisfied on February 28, 2002);

  •
  Sontra shall have secured a "tail" liability insurance policy covering its current directors and officers for at least 6 years following the merger;

  •
  Sontra shall have secured general business liability insurance and an officer and director insurance policy for the combined company to be effective at the time of the merger and thereafter; and

  •
  Sontra shall not have experienced a material adverse effect.

        Further, Sontra will not be obligated to complete the merger unless the following additional conditions are satisfied, although compliance with these conditions may be waived by Sontra:

  •
  there shall not have been a breach of the representations and warranties of ChoiceTel contained in the merger agreement, and ChoiceTel shall have performed and complied with all material obligations and agreements required to be performed and complied with at or before the merger closing date;

  •
  Sontra shall have received the lock-up agreements and the ChoiceTel stock voting agreement specified in the merger agreement from ChoiceTel's officers, directors and principal shareholders;

  •
  ChoiceTel shall have secured a "tail" liability insurance policy covering its current directors and officers for at least 6 years following the merger;

  •
  ChoiceTel shall have sold its Puerto Rican assets for net consideration no less than $1.75 million or have entered into a definitive agreement to do so that is acceptable to Sontra (this condition was satisfied on May 1, 2002); and

  •
  ChoiceTel shall not have experienced a material adverse effect.

Termination

        The merger agreement may be terminated and the merger may be abandoned at any time by the mutual consent of the parties or by either party if:

  •
  the merger is not completed on or before June 30, 2002 and each party has materially complied with its obligations under the merger agreement;

  •
  any order permanently prohibiting completion of the merger has become final and non-appealable; or

  •
  there is act by a third party not controlled by or affiliated with either ChoiceTel or Sontra that would have a material adverse effect on either party or prevent or materially inhibit the merger.

        Sontra may terminate the merger agreement, and collect its termination fee (as described below under "Payment of Termination Fee") if:

  •
  the merger has not closed on or by June 30, 2002, ChoiceTel has failed to comply with its conditions to closing (and such failure has not been cured within 20 days of notice from ChoiceTel) and Sontra is not in material breach of the agreement;

  •
  ChoiceTel's board omitted, withdrew or modified its recommendation to approve the merger agreement, the merger, the election of the Sontra nominees for directors or the issuance of the merger consideration, or shall have recommended a Superior Offer to the shareholders of ChoiceTel;

  •
  ChoiceTel fails to obtain any shareholder approval needed to complete the transaction; or

  •
  ChoiceTel or any of its representatives participate in any negotiations or discussions relating to a Takeover Proposal.

        ChoiceTel may terminate the merger agreement, and collect its termination fee (as described below under "Payment of Termination Fee") if:

  •
  the merger has not closed on or by June 30, 2002, Sontra has failed to comply with its conditions to closing (and such failure has not been cured within 20 days of notice from Sontra) and ChoiceTel is not in material breach of the agreement;

  •
  Sontra's board omitted, withdrew or modified its recommendation to approve the merger agreement or the merger or shall have recommended a Superior Offer to the stockholders of Sontra;

  •
  Sontra fails to obtain any stockholder approval needed to complete the transaction; or

  •
  Sontra or any of its representatives participate in any discussions relating to a Takeover Proposal.

Payment of Termination Fee

        If either party fails to complete the merger for reasons specified in the merger agreement, the other party shall be entitled to collect its termination fee. Specifically, if Sontra fails to complete the merger, ChoiceTel shall be entitled to its termination fee consisting of a warrant to purchase 2,000,000 shares of Sontra common stock at an exercise price of $0.10 per share. If ChoiceTel fails to complete the merger, Sontra shall be entitled to an investment from ChoiceTel of $800,000 for the purchase of 1,589,509 shares of Sontra Series B preferred stock. The parties deposited the warrant for Sontra's common stock, the $800,000 of cash and a stock certificate for 1,589,509 shares of Sontra Series B preferred stock with an escrow agent when the parties signed the merger agreement.

Definition of Material Adverse Effect

        A "material adverse effect" for either party means any of the following:

  •
  a change, occurrence or development that, individually or in aggregate, is materially adverse to the business, financial conditions or operations of the party and its subsidiaries taken as a whole; or

  •
  a material impairment of the party and its subsidiaries to perform any obligations under the merger agreement or to consummate the merger.

        However, none of the following occurrences, either alone or in combination, shall be considered a material adverse effect for ChoiceTel:

  •
  any change in the trading market, market price or trading volume of ChoiceTel's common stock; or

  •
  any change arising out of conditions affecting the U.S. economy as a whole or the international economy as a whole or any political, economic or social instability in any such markets or economies.

        In addition, none of the following occurrences, either alone or in combination, shall be considered a material adverse effect for Sontra:

  •
  any inability to obtain any financing or other investment (other than the $1 million of additional financing required as a condition to closing, which was obtained on February 28, 2002); or

  •
  any change arising out of conditions affecting the U.S. economy as a whole or the international economy as a whole or any political, economic or social instability in any such markets or economies.

Expenses

        Each party is responsible for payment of its own expenses incurred in connection with the negotiation and signing of the merger agreement.

Indemnification

        ChoiceTel has agreed to indemnify ChoiceTel's and Sontra's current and former officers and directors against claims arising out of their tenure with their respective companies, to the full extent which ChoiceTel would be permitted to indemnify its own officers and directors in similar circumstances. ChoiceTel has agreed to provide $3 million of officers' and directors' liability insurance coverage for these individuals for a period of six years following completion of the merger.

        ChoiceTel's Bylaws provide for mandatory indemnification of persons acting in an official capacity on behalf of the corporation if the person has not been indemnified by another organization in connection with the same acts or omissions and the person acted in good faith, received no improper personal benefit, acted in a manner the person reasonably believed to be in, or not opposed to, the best interest of the corporation and, in the case of criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ChoiceTel pursuant to the foregoing provisions, or otherwise, ChoiceTel has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

AGREEMENTS RELATED TO THE MERGER

ChoiceTel Stock Voting Agreement

        By entering into the ChoiceTel stock voting agreement, certain executive officers, directors, and principal shareholders of ChoiceTel have agreed with Sontra to vote their shares of ChoiceTel common stock in favor of the adoption of the merger agreement, the approval of the merger, and any other proposal which could be reasonably expected to facilitate the merger, including the approval of the issuance of shares of common stock of ChoiceTel to be issued to the Sontra stockholders in the merger. They have also agreed to vote against the approval of any proposal made in opposition to or in competition with the consummation of the merger or any other proposal which would, or could reasonably be expected to impede, frustrate, prevent, prohibit or discourage the merger. The executive officers, directors, and principal shareholders of ChoiceTel who signed the ChoiceTel stock voting agreement are free to vote their shares of ChoiceTel common stock as they choose on any other matters.

        As of April 30, 2002, the ChoiceTel shareholders who entered into the ChoiceTel stock voting agreement with Sontra collectively beneficially owned and had voting control over approximately 2,198,122 shares of ChoiceTel common stock representing approximately 68% of the outstanding ChoiceTel common stock, which includes shares these shareholders can acquire within sixty (60) days upon exercise of options. None of the ChoiceTel shareholders who are parties to the ChoiceTel stock voting agreement were paid any additional consideration in connection with their execution of the ChoiceTel stock voting agreement.

        The ChoiceTel stock voting agreement will terminate upon the earlier to occur of the termination of the merger agreement or the completion of the merger. Each ChoiceTel shareholder who is a party to the ChoiceTel stock voting agreement agreed, prior to such termination, not to sell or otherwise transfer ChoiceTel common stock beneficially owned by them or any other shares of ChoiceTel stock that are acquired after the date of the ChoiceTel stock voting agreement and prior to its termination. However, the ChoiceTel shareholders may transfer their shares of common stock:

  •
  in the case of an individual, to any member of his family, to a trust for his benefit or the benefit of a member of his family or a transfer upon his death; or

  •
  between shareholders in private transactions with the prior written consent of Sontra.

        Any such transferee, as a precondition to the transfer, must agree to be bound by the terms and conditions of the ChoiceTel stock voting agreement.

        The form of the ChoiceTel stock voting agreement is attached as Exhibit B to the merger agreement (attached to this joint proxy statement/prospectus as Annex A) and you are urged to read it in its entirety.

Sontra Stock Voting Agreement

        By entering into the Sontra stock voting agreement, certain executive officers, directors, and principal stockholders of Sontra have agreed with ChoiceTel to vote their shares of Sontra capital stock in favor of the adoption of the merger agreement, the approval of the merger, and any other proposal which could be reasonably expected to facilitate the merger. They have also agreed to vote against the approval of any proposal made in opposition to or in competition with the consummation of the merger or any other proposal which would, or could reasonably be expected to impede, frustrate, prevent, prohibit or discourage the merger. The executive officers, directors, and principal stockholders of Sontra who signed the Sontra stock voting agreement are free to vote their shares of Sontra stock as they choose on any other matters.

        As of May 20, 2002, the Sontra stockholders who entered into the Sontra stock voting agreement with ChoiceTel collectively beneficially owned 28,479,729 shares of Sontra capital stock representing approximately 88% of the outstanding shares of Sontra common stock (assuming the conversion of all shares of preferred stock into common stock on a one-to-one basis and including shares that may become outstanding within 60 days upon the exercise of options held by such persons). None of the Sontra stockholders who are parties to the Sontra stock voting agreement were paid any additional consideration in connection with their execution of the Sontra stock voting agreement.

        The Sontra stock voting agreement will terminate upon the earlier to occur of the termination of the merger agreement or the completion of the merger. Each Sontra stockholder who is a party to the Sontra stock voting agreement agreed, prior to such termination, not to sell or otherwise transfer Sontra common stock beneficially owned by them or any other shares of Sontra stock that are acquired after the date of the Sontra stock voting agreement and prior to its termination. However, the Sontra stockholders may transfer their shares of common stock:

  •
  in the case of an individual, to any member of his family, to a trust for his benefit or the benefit of a member of his family or a transfer upon his death; or

  •
  between stockholders in private transactions with the prior written consent of ChoiceTel.

        Any such transferee, as a precondition to the transfer, must agree to be bound by the terms and conditions of the Sontra stock voting agreement.

        The form of the Sontra stock voting agreement is attached as Exhibit C to the merger agreement (attached to this joint proxy statement/prospectus as Annex A) and you are urged to read it in its entirety.

Director Voting Agreement

        As a condition to closing the merger, certain executive officers, directors and principal shareholders of Sontra are required to enter into an agreement with Michael Wigley and Gary Kohler providing that such Sontra officers, directors and principal shareholders will vote any shares of ChoiceTel stock beneficially owned by them following the merger to maintain the election of Michael Wigley and Gary Kohler to ChoiceTel's board of directors. The director voting agreement shall terminate immediately following the third meeting of ChoiceTel shareholders called for the purpose of electing directors or three years following the completion of the merger, whichever is later.

        It is currently contemplated that the Sontra stockholders who will be parties to the director voting agreement collectively will have beneficial ownership of and voting control over approximately 6,684,192 shares of ChoiceTel's common stock following the merger representing approximately 63% of ChoiceTel's issued and outstanding common stock (including shares that may become outstanding within 60 days upon the exercise of options held by such persons). None of the Sontra stockholders who are parties to the director voting agreement have been paid any additional consideration in connection with the execution of the director voting agreement.

        The form of the director voting agreement is attached as Exhibit E to the merger agreement which is attached to this joint proxy statement/prospectus as Annex A and you are urged to read it in its entirety.

Recovery Allocation Agreement

        ChoiceTel has retained counsel to investigate the initiation of a civil complaint in connection with possible anti-competitive conduct occurring in Puerto Rico. In connection with the investigation and possible litigation of the claims, as a condition to closing the merger, ChoiceTel, Sontra, Gary S. Kohler, Michael Wigley, Jeffrey R. Paletz and Jack S. Kohler are each required to sign and deliver a recovery allocation agreement pursuant to which ChoiceTel will agree to continue investigating the claims and that it is committed to spend up to $200,000 in connection with the investigation, litigation or other pursuit of the claims. Furthermore, Jeffrey Paletz and Jack Kohler agree that they shall continue to be available and shall cooperate in all efforts to investigate and prosecute the claims. If the claims result in a monetary award to ChoiceTel, Jeffrey Paletz and Jack Kohler shall be entitled to 20% of any amount collected by ChoiceTel after the payment of all of ChoiceTel's expenses related thereto. Furthermore, if ChoiceTel determines that it is no longer in the best interests of its shareholders to continue pursuing the claims, then Jeffrey Paletz and Jack Kohler have the right to continue investigating, litigating, or otherwise pursuing the claims in the name of and on behalf of ChoiceTel at their expense. If Jeffrey Paletz and Jack Kohler undertake to fund the pursuit of the claims, the allocation of the net proceeds to ChoiceTel will be reduced by 4% for each $20,000 of additional litigation costs paid by or on behalf of Jeffrey Paletz and Jack Kohler.

        The form of the recovery allocation agreement is attached as Exhibit I to the merger agreement (attached to this joint proxy statement/prospectus as Annex A) and you are urged to read it in its entirety.

Lock-Up Agreements

        As a condition to closing the merger, certain executive officers, directors and principal shareholders of each of ChoiceTel and Sontra are required to sign and deliver lock-up agreements relating to the transfer of any shares of ChoiceTel common stock beneficially owned by them. Specifically, each person or entity signing a lock-up agreement agrees that, from the date the merger is consummated and ending 180 days later, each of them will not transfer any shares of ChoiceTel common stock, or any options or warrants to purchase shares of ChoiceTel common stock beneficially owned by them except as follows:

  •
  as a bona fide gift provided the donee agrees to be bound by the restrictions contained in the lock-up agreement;

  •
  to a trust for the direct benefit of the person signing the lock-up agreement or his immediate family provided the trustee agrees to be bound by the restrictions in the lock-up agreement, and provided further that such transfer does not involve a disposition for value; or

  •
  with the prior written consent of ChoiceTel.

        It is anticipated that the executive officers, directors and principal shareholders who are required to enter the lock-up agreements will, following the merger, beneficially own over 8,500,000 shares of ChoiceTel common stock representing approximately 79% of the outstanding ChoiceTel common stock (which includes shares that such shareholders can acquire within 60 days upon exercise of options). None of the parties required to sign the lock-up agreements will be paid any additional consideration in connection with the execution of a lock-up agreement.

        The form of lock-up agreement is attached as Exhibit H to the merger agreement (attached to this joint proxy statement/prospectus as Annex A) and you are urged to read it in its entirety.

Conversion Agreements

        As a condition to closing the merger, Sontra is required to use all requisite reasonable best efforts to cause its outstanding shares of preferred stock to convert into shares of its common stock on a one-to-one basis. On February 27, 2002, each of Sontra's preferred stockholders executed a stockholders conversion agreement, whereby they each have agreed to convert all of their shares of preferred stock into common stock of Sontra on a one-for-one basis immediately prior to the closing of the merger. These Sontra stockholders received no additional consideration as a result of entering into the conversion agreement.

DESCRIPTION OF CHOICETEL CAPITAL STOCK

        ChoiceTel's authorized capital stock currently consists of 20,000,000 shares, including 15,000,000 shares of common stock and 5,000,000 shares of undesignated preferred stock. ChoiceTel is proposing an amendment to its Amended and Restated Articles of Incorporation, subject to and upon consummation of the merger, to increase the number of authorized shares of ChoiceTel common stock from 15,000,000 to 20,000,000.

ChoiceTel Common Stock

        As of April 25, 2002, 3,035,795 shares of ChoiceTel common stock were outstanding, held of record by 438 shareholders. Holders of ChoiceTel common stock are entitled to receive any dividends properly declared by the ChoiceTel board. Holders of ChoiceTel common stock are entitled to one vote per share on all matters on which the holders of ChoiceTel common stock are entitled to vote. Holders of ChoiceTel common stock do not have any cumulative voting rights or any preemptive, conversion, redemption or sinking fund rights.

        If ChoiceTel is liquidated, dissolved or wound up, holders of ChoiceTel common stock are entitled to share equally and ratably in the remaining assets of ChoiceTel after the payment of all liabilities of ChoiceTel and the liquidation preference of any outstanding class or series of ChoiceTel preferred stock.

        The outstanding shares of ChoiceTel common stock are, and the shares of ChoiceTel common stock to be issued as a result of the merger will be, fully paid and non-assessable. The rights, preferences and privileges of holders of ChoiceTel common stock may be limited by any series of ChoiceTel preferred stock that ChoiceTel may issue in the future, as described below.

ChoiceTel Preferred Stock

        ChoiceTel's board has the authority to issue preferred stock in one or more classes or series and to fix the relative rights and preferences of each class or series, including the right to fix:

  •
  the number;

  •
  the preferences;

  •
  the limitations;

  •
  the relative rights, including dividend rights;

  •
  the voting rights;

  •
  the terms of redemption;

  •
  the conversion rights; and

  •
  the liquidation preferences of the shares constituting the series, without any further vote or action by the shareholders of ChoiceTel.

        The issuance of ChoiceTel preferred stock by the ChoiceTel board could adversely affect the rights of holders of ChoiceTel common stock. The potential issuance of ChoiceTel preferred stock may:

  •
  have the effect of delaying or preventing a change in control of ChoiceTel;

  •
  discourage bids for the ChoiceTel common stock at a premium over the market price of the ChoiceTel common stock; and

  •
  adversely affect the market price of, and the voting and other rights of the holders of, ChoiceTel common stock.

        ChoiceTel has no plans to issue shares of preferred stock.

COMPARISON OF SHAREHOLDERS' RIGHTS

        The rights of Sontra's stockholders are governed by Sontra's charter documents and the Delaware General Corporation Law. As a result of the merger, Sontra stockholders will become ChoiceTel shareholders and their rights will be governed by ChoiceTel's Amended and Restated Articles of Incorporation and Bylaws and the Minnesota Business Corporation Act. The following summary compares the key differences between the rights of Sontra stockholders and the rights of ChoiceTel shareholders.

Number of Directors

        ChoiceTel.    The ChoiceTel Bylaws prescribe that the ChoiceTel board shall be composed of three or more directors, as determined from time to time by the ChoiceTel shareholders. The ChoiceTel board currently consists of four directors. If the merger is completed, the size of the ChoiceTel board will increase to consist of a total of eight directors.

        Sontra.    The Sontra Bylaws prescribe that the board shall be composed of one or more directors, and may be increased or decreased from time to time by resolution of the board of directors. Sontra shall not, without the written consent of the holders of at least a majority of the outstanding shares of preferred stock, increase the maximum number of directors in excess of eight. The Sontra board now consists of five directors.

Classified Board of Directors

        ChoiceTel.    The ChoiceTel board is not classified. The directors are elected each year at the regular meeting of shareholders or at a special meeting called for such purpose.

        Sontra.    The Sontra board is not classified. The directors are elected by a plurality of the shares entitled to vote at the annual meeting stockholders or a special meeting called for such purpose.

Removal of Directors

        ChoiceTel.    Any director may be removed from the ChoiceTel board at any meeting of the shareholders by a majority of the ChoiceTel common stock represented and entitled to vote at the meeting called for that purpose. Any director may be removed by the board of directors with or without cause if the director was named by the board to fill a vacancy, if the shareholders have not elected directors in the interval between the time of appointment to fill a vacancy and the time of removal, or if a majority of the remaining directors present affirmatively vote to remove the director.

        Sontra.    The Delaware statute provides that any of the directors may be removed, with or without cause, by the stockholders. Sontra's Bylaws state that directors may be removed with or without cause by the vote of a majority of the shares outstanding and entitled to vote in the election of directors, provided a meeting is called expressly for that purpose and a quorum is present at such meeting.

Vacancies on the Board of Directors

        ChoiceTel.    Vacancies on the ChoiceTel board may be filled by the affirmative vote of a majority of the ChoiceTel shareholders entitled to vote, or the affirmative vote of a majority of the remaining directors, even if the remaining directors constitute less than a quorum of the ChoiceTel board. A director elected to fill a vacancy serves until removed by a majority of the remaining directors or until the next regular or special meeting of shareholders where the director's successor is elected and qualified.

        Sontra.    Vacancies on the Sontra board may be filled only by the vote of a majority of the remaining directors. Any director so elected will hold office until the next annual stockholders meeting and until the director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

Shareholder Action by Written Consent

        ChoiceTel.    Any action required or permitted to be taken at a ChoiceTel shareholders meeting may be taken without a meeting if the written action is taken by all the shareholders entitled to vote on the action and is signed by such shareholders.

        Sontra.    Under the Delaware statute, any action required to be taken at an annual or special meeting of the stockholders may be taken without a meeting by written consent. The written consent must describe the action taken. The Delaware statute requires only that the written consent be signed by stockholders having the number of votes that would be needed to take the same action at a meeting where all shares entitled to vote on the action were present. Sontra's Bylaws permit stockholder action by a written consent of a majority of stockholders, provided that the votes are delivered to the Corporation within sixty (60) days of the earliest consent.

Amendments of Articles of Incorporation

        ChoiceTel.    In general, amendments to ChoiceTel's Amended and Restated Articles of Incorporation must be recommended to the ChoiceTel shareholders by the Board and approved by a majority of the votes entitled to be cast by any shareholder voting group that has a right to vote on the amendment, unless a higher percentage is specified by the Minnesota Business Corporation Act or by ChoiceTel's Amended and Restated Articles of Incorporation.

        Sontra.    Under Delaware law, the Certificate of Incorporation of a Delaware corporation may be amended by approval of the board of directors of a corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's Certificate of Incorporation.

Amendments of Bylaws

        ChoiceTel.    The ChoiceTel Bylaws may be amended or repealed and new bylaws may be adopted by the ChoiceTel Board or the ChoiceTel shareholders, except that amendments affecting the qualifications, classifications, term, removal or filling of vacancies of the board of directors, fixing or decreasing of the number of directors on the board, or fixing a quorum for shareholders' meetings, may only be made by a majority vote of shareholders.

        Sontra.    Under Delaware law, a corporation's stockholders entitled to vote have the exclusive power to adopt, amend, or repeal bylaws, unless the certificate of incorporation also grants this power to the board of directors. Sontra's Certificate of Incorporation authorizes the Board to make, alter or repeal the Bylaws, but also permits the stockholders to make additional bylaws and to alter or repeal any bylaw whether adopted by them or otherwise.

Calling of Special Meeting of Shareholders

        ChoiceTel.    Special meetings of ChoiceTel shareholders may only be called by the president, the vice-president, or the ChoiceTel board of directors, and must be called by the president at the request of the holders of not less than ten percent of the outstanding shares of ChoiceTel entitled to vote at the meeting.

        Sontra.    The Delaware statute permits special meetings of stockholders to be called by the board of directors or as stated in the corporation's bylaws. The Sontra Bylaws provide that special meetings of the stockholders may be called by the board of directors or the president, or the president or secretary may call a special meeting of stockholders at the written request of any two (2) directors, or at the written request of the holders of 10% of the outstanding shares of Series B preferred stock. Stockholders must be provided written notice of a special meeting no less than ten days and no more than sixty days before the special meeting is to occur.

Anti-Takeover Legislation

        Both Minnesota law and Delaware law contain provisions intended to protect shareholders from individuals or companies attempting a takeover of a corporation in certain circumstances. The anti-takeover provisions of the Minnesota Business Corporations Act and the Delaware General Corporation Law differ in a number of respects, and the following is a summary of certain significant differences. A comparison of the Delaware and Minnesota statutes reveals that Minnesota law is somewhat more restrictive with respect to a prospective takeover attempt than Delaware. In Minnesota, an interested shareholder is one who owns 10% of the outstanding shares of the company while in Delaware 15% is the threshold. An interested shareholder in Minnesota must wait four years to engage in prohibited business combinations, while the waiting period is only three years in Delaware. Minnesota also has a potentially broader definition of a business combination which encompasses a larger variety of transactions.

Control Share Acquisition

        The Minnesota Control Share Acquisition Statute establishes various disclosure and shareholder approval requirements to be met by individuals or companies attempting a takeover. Delaware has no comparable provision. The Minnesota statute applies to an "issuing public corporation." An "issuing public corporation" is a publicly held corporation incorporated under or governed by Minnesota law and has at least fifty shareholders or any other corporation that has at least 100 shareholders, or any other corporation that has 50 shareholders and elects to be an issuing public corporation. ChoiceTel is subject to the statute; Sontra, because it is a Delaware corporation, is not subject to the statute.

        The Minnesota statute requires disinterested shareholder approval for certain acquisitions of shares of an issuing public corporation which result in the acquiring person owning 20 percent or more of the outstanding shares of such corporation. Shareholders which exceed this threshold without shareholder approval lose their voting rights and are subject to certain redemption privileges of the corporation. These shares regain their voting rights only if the acquiring person discloses certain information to the corporation and these voting rights are granted by the shareholders at a special or annual meeting of the shareholders. The Minnesota control share acquisition statute applies unless the issuing public corporation opts out of the statute in its articles of incorporation or bylaws. Neither the Articles of Incorporation nor the Bylaws of ChoiceTel contain such an opt out provision.

Business Combinations

        While there is no Delaware statute comparable to the Minnesota control share acquisition statute, both Minnesota and Delaware have business combination statutes.

        The Minnesota statute states that an issuing public corporation (as described above) may not engage in certain business combinations with any person that acquires beneficial ownership of ten percent or more of the voting stock of that corporation (i.e., an interested shareholder) for a period of four years following the date that the person became a ten percent shareholder (the share acquisition date) unless, prior to that share acquisition date, a committee of the corporation's disinterested directors approve either the business combination or the acquisition of shares.

        In contrast to the Minnesota provisions, the Delaware statute states that if a person acquires 15 percent or more of the voting stock of a Delaware corporation or is an affiliate or associate of the corporation and owned 15 percent of the outstanding stock within three-years prior to consummation of the business combination, the person is designated an interested stockholder and the corporation may not engage in certain business combinations with such person for a period of three years. However, an otherwise prohibited business combination may be permitted if one of three conditions is met. First, if, prior to the date the person became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in that person becoming an interested stockholder, then the business combination is permitted. Second, a business combination is permitted if the tender offer or other transaction by which the stockholder became an interested stockholder results in that stockholder beneficially owning at least 85 percent of the outstanding voting stock, excluding those shares owned by directors who are also officers and shares owned by certain employee stock ownership plans. Finally, the business combination is permissible if approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of 66 and two-thirds percent of the outstanding voting shares held by disinterested stockholders.

        The Delaware provisions do not apply to any business combination in which the corporation, with the support of a majority of those directors who were serving as directors before any person became an interested stockholder, proposes a merger, sale, lease, exchange or other disposition of at least 50 percent of its assets, or supports (or does not oppose) a tender offer for at least 50 percent of its voting stock. In that case, all interested stockholders are released from the three year prohibition and may compete with the corporation sponsored transaction.

        Another difference between the two statutes is the method by which prohibited transactions become permissible. In Delaware, an otherwise prohibited business combination may be permitted by board approval, by stockholder approval, or by an acquisition of 85 percent of the outstanding shares of voting stock. In Minnesota, a prohibited business combination is only permitted by the advance approval of an independent board committee. In addition, the Delaware statute states that if the corporation proposes a merger or sale of assets, or does not oppose a tender offer, all interested stockholders are released from the three year prohibition and may compete with the issuer-sponsored transaction in certain circumstances. The Minnesota statute does not have a comparable provision.

        Both the Minnesota and Delaware provisions permit a corporation to "opt out" of the business combination statute by electing to do so in its articles or certificate of incorporation or in its bylaws. Neither the Certificate of Incorporation nor the Bylaws of Sontra contain such an "opt out" provision. Similarly, neither the Articles of Incorporation nor the Bylaws of ChoiceTel contain such an "opt out" provision.

Other Anti-Takeover Provisions

        Minnesota law includes three other provisions relating to takeovers that are not included in the Delaware General Corporation Law. These provisions address a corporation's use of golden parachutes, greenmail and the standard of conduct of the board of directors in the consideration of takeover proposals. Minnesota law contains a provision which prohibits a publicly-held corporation from entering into or amending agreements (commonly referred to as golden parachutes) that increase current or future compensation of any officer or director during any tender offer or request or invitation for tenders. Minnesota law also contains a provision which limits the ability of a corporation to pay greenmail. The statute provides that a publicly-held corporation is prohibited from purchasing or agreeing to purchase any shares from a person who beneficially owns more than five percent of the voting power of the corporation if the shares had been beneficially owned by that person for less than two years, and if the purchase price would exceed the market value of those shares. However, a purchase will not violate the statute if it is approved at a meeting of the shareholders by a majority of the voting power of all shares entitled to vote or if the corporation's offer is of at least equal value per share and to all holders of shares of the class or series and to all holders of any class or series into which the securities may be converted. Minnesota law also authorizes the board of directors, in considering the best interests of the corporation in a proposed acquisition of an interest in the corporation, to consider the interest of the corporation's employees, customers, suppliers and creditors, the economy of the state and nation, community and social considerations and the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation.

Indemnification

        Minnesota law generally provides for mandatory indemnification of persons acting in an official capacity on behalf of the corporation if the person has not been indemnified by another organization with respect to the same acts or omissions, and if the person acted in good faith, received no improper personal benefit, acted in a manner the person reasonably believed to be in, or not opposed to, the best interest of the corporation and, in the case of criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

        Delaware law permits a corporation to indemnify officers, directors, employees or agents and expressly provides that the indemnification provided for therein shall not be deemed exclusive of any indemnification right provided under any bylaw, vote of stockholders or disinterested directors or otherwise. In this way, the provision in Delaware law is broader than that in Minnesota law. Delaware law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against parties entitled to indemnity for their conduct on behalf of the corporation, provided that each person acted in good faith and in a manner that person reasonably believed was in or not opposed to the best interests of the corporation. Indemnification is available in a criminal action only if the person seeking indemnity had no reasonable cause to believe that the person's conduct was unlawful. Delaware law does not allow indemnification for directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) as to which such director shall have been adjudged to be liable to the corporation unless indemnification (limited to expenses) is ordered by a court.

        ChoiceTel's Bylaws provide for indemnification to the fullest extent permitted by Minnesota law. The Bylaws of Sontra also provide for indemnification to the full extent permitted by Delaware law, but only as authorized upon a determination made by a majority vote of a quorum consisting of members of the board of directors who were not parties to such action, or if no quorum is obtainable, or even if such quorum is obtainable and a quorum of disinterested directors so direct, by independent legal counsel, or by the stockholders, that indemnification is proper under the circumstances.

Appraisal Rights in Connection with Corporate Reorganizations and Other Actions

        Under Minnesota law and Delaware law, stockholders have the right, in some circumstances, to dissent from certain corporate transactions by demanding payment in cash for their shares equal to the fair value as determined by agreement with the corporation or by a court in an action timely brought by the dissenters. Minnesota law, in general, affords dissenters' rights upon certain amendments to the articles that materially and adversely affect the rights or preferences of the shares of the dissenting stockholder, upon the sale of all or substantially all corporate assets, upon merger or exchange by a corporation, regardless of whether the shares of the corporation are listed on a national securities exchange or widely held and upon other corporate actions specified in the articles, bylaws or resolution to trigger dissenters' rights. The merger currently under consideration is between Sontra and CC Merger Corp., ChoiceTel's wholly-owned subsidiary, so ChoiceTel shareholders do not have dissenter's rights with respect to the proposed merger transaction.

        Delaware law allows for similar dissenters' rights of appraisal. However, no dissenters' rights exist for shares of stock of a constituent corporation in a merger or consolidation if the shares are listed on a national securities exchange or the Nasdaq National Market or are held by more than 2,000 record stockholders. Yet, even in those circumstances, dissenters' rights will exist if the stockholders are to receive anything other than the following:

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  shares of stock of the surviving corporation;

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  shares of stock of any other corporation that will be listed on a national securities exchange or the Nasdaq National Market or will be held by more than 2,000 record stockholders;

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  cash in lieu of fractional shares; or

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  any combination of the foregoing points.

        Because shares of Sontra capital stock are not listed on a national securities exchange or the Nasdaq National Market, and are not held by more than 2,000 record stockholders, stockholders of Sontra may, by following procedures prescribed by the Delaware General Corporation Law, exercise appraisal rights. The full text of Section 262 of the Delaware General Corporation Law, which governs the exercise of appraisal rights, is attached to this joint proxy statement/prospectus as Annex B.

Dividends and Stock Repurchases

        Under the Minnesota statute, a corporation may pay dividends or repurchase its shares if the corporation will be able to pay its debts in the ordinary course of business after paying the dividend or repurchasing the shares. This is true regardless of whether the corporation has surplus or net profits, but is subject to limitations for the benefit of preferred shares.

        Under Delaware law, a Delaware corporation may make a distribution, subject to certain restrictions and its Certificate of Incorporation, out of its surplus, or if there is no surplus, its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. All dividend payments are subject to limitations for the benefit of preference shares. A Delaware corporation may also repurchase shares of its capital stock, subject to restrictions and compliance with statutory standards. Sontra's Certificate of Incorporation restricts the ability of the corporation to grant dividends to common stockholders, and provides for certain interest payments to be made to the holders of outstanding shares of Series B preferred stock.

CHOICETEL'S BUSINESS

        This joint proxy statement/prospectus is accompanied by a copy of ChoiceTel's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2001, and a copy of ChoiceTel's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002. Such documents contain detailed financial and other information about ChoiceTel and its business and are incorporated by reference in this joint proxy statement/prospectus. You are encouraged to refer to the Annual Report on Form 10-KSB, as amended, and the Quarterly Report on Form 10-QSB for more information regarding ChoiceTel, including the high and low bid prices of its common stock as reported on the Nasdaq SmallCap Market.

        ChoiceTel is publicly traded on the Nasdaq SmallCap Market under the symbol "PHON". ChoiceTel was formed as a Minnesota corporation in 1989. ChoiceTel installed its first payphones in early 1990. In 1999, the ChoiceTel board of directors concluded that the pay telephone industry was no longer a growth industry and in order to successfully compete in the business, a provider must be significantly larger than ChoiceTel in order to take advantage of economies of scale. The board determined that ChoiceTel lacked the resources to achieve the size necessary to improve its economies of scale, and subsequently obtained shareholder approval to sell its payphone assets. Accordingly, by December 31, 2001 ChoiceTel completed sales of approximately 4,000 payphones leaving 1,450 phones located in Puerto Rico. On April 30, 2002 ChoiceTel entered into an asset purchase agreement with an unaffiliated third party to sell all of ChoiceTel's pay telephone assets located in Puerto Rico or otherwise used in or related to ChoiceTel's business in Puerto Rico. The purchase price for the Puerto Rican assets, which the parties agreed to after arms-length negotiations, was $2,300,000 less a broker's fee of $126,500, resulting in net cash proceeds to ChoiceTel of $2,173,500. The buyer paid the purchase price on May 1, 2002, less $50,000 which is being held in escrow until July 1, 2002.

SONTRA'S BUSINESS

Overview

        Sontra Medical, Inc., based in Cambridge, Massachusetts, is a development stage medical device company engaged in the research and development of transdermal diagnostic and drug delivery products. Sontra is focused on developing ultrasonic skin permeation technologies that enable the transdermal transport of interstitial fluid, an extra-cellular fluid prevalent throughout the body and skin that contains the substances in blood plasma without the proteins, and large molecular weight compounds. Sontra believes that its technology provides a basis for the development of products that offer less painful and more convenient alternatives to blood tests and needle-free delivery of biopharmaceutical drugs, thereby improving patient compliance to therapy, improving their quality-of-life, and reducing health care costs.

        Sontra was formed as Sontra Medical, L.P., a Delaware limited partnership, on January 26, 1996. Sontra was subsequently incorporated in the State of Delaware on March 31, 1998 by means of a merger with and into Newcorp Medical, Inc., a Delaware corporation. Newcorp Medical, Inc. subsequently changed its name to Sontra Medical, Inc. on June 31, 1998. Since its inception in January 1996, Sontra has focused substantially all of its attention on research and development activities relating to ultrasound-mediated skin permeation for transdermal applications. These efforts include pre-clinical development of Sontra's SonoPrep™ technology aimed toward attracting strategic partners for commercialization and use in non-invasive glucose monitoring, transdermal drug delivery and aesthetic applications. In addition, Sontra believes that its SonoPrep™ technology can be used for a variety of other applications such as skin preparation for enhancing the signals of electrical activities of the heart and brain recorded by EKGs and EEGs, monitoring drugs of abuse, therapeutic drugs monitoring, allergy testing, and cancer and other diagnostics.

        Sontra's goal is to become a leading company applying ultrasound technology in the areas of diagnostics, drug delivery and aesthetics. The key elements of its strategy to achieve this objective are as follows:

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  pursue its research and development activities and capabilities to achieve a level of development sufficient to enable it to attract strategic partners with adequate resources for product development and commercialization of Sontra's SonoPrep™ technology;

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  establish revenue-generating partnerships based on its SonoPrep™ technology and resources that will provide Sontra with near term and potential longer term revenues through up-front payments, license fees, research funding, milestone payments and royalties; and

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  continue to make scientific and technological advances in ultrasound-mediated skin permeation.

        Sontra has selected glucose monitoring as the first application of its SonoPrep™ technology because Sontra believes that there is an unmet need for automatic, frequent, non-invasive and painless glucose monitoring. There are approximately 11.1 million Americans diagnosed with diabetes for whom regular blood glucose monitoring is recommended, and perhaps as many as another 5.9 million who are undiagnosed. Moreover, Sontra believes that the glucose meters available commercially today are inadequate because they can be painful, they require blood, they provide discrete measurements and they tend to be generally inconvenient.

Non-Invasive & Automated Glucose Monitoring

        Diabetes is a chronic disease, in which the body does not produce or properly use insulin, a hormone needed to convert sugar, starches and other food into energy needed for daily life. Government studies in the United States, the United Kingdom and Japan have shown that complications from diabetes can be significantly reduced by maintaining blood glucose levels in the normal (non-diabetic) range through therapy and regular blood glucose testing. Adequate control of blood glucose requires diabetics to adjust their insulin levels by means of insulin injections or other forms of medications based on glucose measurements obtained from glucose meters and other health-related information such as carbohydrate consumption and exercise activities. Since knowledge of blood glucose levels is of primary importance to diabetics, portable glucose monitoring products have become useful in the management of diabetes by allowing diabetics to monitor their glucose levels and to take the appropriate steps for self-treatment. Because self-monitoring of blood glucose has become a standard-of-care, these devices are typically covered by health insurance. Nonetheless, despite the ability to significantly reduce complications of diabetes by regular testing and treatment, and despite the availability of reimbursement, many diabetics under-test or fail to test at all.

        Sontra believes that the primary reasons for the failure to adequately self-monitor blood glucose are that the glucose meters available commercially today can be painful, require blood, provide discrete measurements rather than continuous monitoring and are generally inconvenient. Current products generally require that a blood sample be obtained by lancing a user's fingertip, then applied to a disposable test strip and measured for glucose concentrations using a battery-powered, portable meter. The sampling process required for these products can be painful because of the limited surface area of, and the number of nerve endings in, the fingertips. Thus, persons can be required to repeatedly lance and draw blood from the same site, resulting in soreness, scars and calluses. Although market leaders have introduced several new products to address some of these existing limitations, such as products containing the capability to lance alternate sites on the body, these products are limited in providing accurate results when a user's blood glucose levels are changing rapidly. As the needs of diabetics are better understood, the emergence of a new class of products, continuous glucose monitors, is on the rise, and these products may reduce the need of using the finger and provide alternate sites for blood glucose testing.

        Sontra is developing the SonoPrep™ Continuous Glucose Monitoring System to allow diabetics to obtain glucose levels without the use of needles. The proposed system contains the SonoPrep™ device for skin permeation and a wearable monitor designed to extract and measure glucose from interstitial fluid, an extra-cellular fluid that is prevalent throughout the body and skin and contains the majority of the components present in blood plasma including glucose. Studies have shown that interstitial fluid glucose levels correlate closely with blood glucose levels. The use of interstitial fluid to measure glucose levels in lieu of using blood eliminates many concerns associated with obtaining blood samples. Further, Sontra's system is designed to provide for painless and continuous extraction and measurement for extended periods.

Transdermal Drug Delivery

        Sontra's SonoPrep™ technology has potential for transdermal drug delivery applications. Transdermal delivery can enhance the therapeutic benefits of certain drugs, through improved efficacy, safety and patient compliance, when compared to conventional methods of drug administration, such as oral, parenteral and continuous infusion. Historically, high molecular weight compounds, such as hormones, insulin, and other proteins/peptides, were only available by intravenous injection as existing transdermal technologies could not successfully achieve the required amount and rate of penetration for efficacy. Sontra's studies have demonstrated that its SonoPrep™ device has the ability to enhance the transdermal delivery of insulin and certain topical anesthetics, in pigs and humans. Because drugs comprised of proteins cannot be administered orally, Sontra believes there exists a strong need in the market for a protein delivery system that allows patients to administer medication without needles, thus eliminating self-injections and visits to the hospital and clinics.

Aesthetic Delivery

        Sontra believes that a large and growing commercial opportunity also exists for the use of its SonoPrep™ technology in aesthetic applications. Cosmetic applications are attractive due to the low regulatory hurdle and because consumer spending is usually out-of-pocket without the need for a defined reimbursement strategy for commercial success. In addition, consumers and manufacturers are continuously searching for aesthetic products with improved and effective formulations and that are convenient to use. Sontra's feasibility studies have demonstrated, for instance, that its SonoPrep™ device may enable the transport of new formulations, and has the potential to increase the effective delivery time of topical agents. Sontra's studies have also shown that the SonoPrep™ device can also enable the inter-cellular transport of molecules which Sontra believes can improve the effectiveness of existing products.

Sontra's SonoPrep™ Technology

        Transdermal transport of molecules, especially high molecular weight compounds, is inherently low or non-existent due to the resistive properties of the skin. Specifically, the stratum corneum, or outermost layer of the skin, provides a barrier against the external environment. Sontra has found that the application of ultrasonic energy to a liquid medium adjacent to skin creates bubbles that can disorganize the highly-ordered lipid bilayers of the stratum corneum that serve as the primary barrier to transdermal transport of substances. Sontra's research has shown that only a brief application of low frequency ultrasound is necessary to efficiently and effectively disorganize the lipid bilayers and make the stratum corneum more permeable for an extended period of time. Sontra's SonoPrep™ technology uses this low frequency ultrasound energy to enhance skin permeability for up to twelve hours in a relatively rapid and painless manner. The enhancement of skin permeability to permit molecular transport through the stratum corneum enables frequent access to physiological analytes, such as interstitial fluids, sustained-release transdermal delivery of drugs, and increases in the efficacy of aesthetic products.

        Because excessive application of energy to the skin can cause skin damage and pain, Sontra's SonoPrep™ technology utilizes a feedback system to monitor changes in stratum corneum permeability in real-time and then applies the optimal amount of energy to the skin to minimize any damage or pain. Sontra has conducted a variety of feasibility studies and pre-clinical trials on a limited number of human and animal subjects to demonstrate the capabilities of its SonoPrep™ device. Sontra believes that these studies show that skin permeation using the SonoPrep™ device is relatively fast and painless, maintains enhanced permeability for an extended period of time, and that the skin recovers safely. Studies using Sontra's SonoPrep™ device suggest that:

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  ultrasound-mediated skin permeation can be performed on average in 15 seconds;

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  the application is painless in 99 percent of the ultrasound exposures;

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  the ultrasound exposure provides high permeability and allows glucose extraction through the skin;

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  the skin of the exposed sites recovers to a normal permeability level within 24 hours;

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  skin permeability can be enhanced for at least 12 hours; and

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  the effective onset time of certain topical anesthetics can be reduced from 60 minutes to within 5 to 10 minutes.

        A number of other feasibility studies are currently being conducted that Sontra believes will validate its pre-clinical data in glucose monitoring and drug delivery. If successful, Sontra believes its pre-clinical and feasibility studies will provide a basis for soliciting and securing collaborations with major diagnostic and pharmaceutical companies to develop and market products based on Sontra's technology.

Products Under Development

        Sontra's cornerstone product under development is the SonoPrep™ device, which as currently designed consists of a hand-held device with an ultrasound applicator. The battery-operated unit is intended to allow a user to apply low frequency ultrasound to his or her skin to enhance the permeability of the skin for up to 12 hours with a brief (approximately 15-second) and relatively painless application. Sontra's SonoPrep™ device is intended to serve as a component of the following additional product concepts currently under development:

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  The SonoPrep™ Continuous Glucose Monitoring System—Sontra intends to design this system to use the SonoPrep™ device in combination with a disposable sensor and a wearable monitoring device. Sontra's system will require skin permeation using the SonoPrep™ device to enhance the permeability and transport of glucose through the skin barrier. After skin permeation, a disposable sensor is placed on the permeation site and it will analyze micro-amounts of glucose as it is transported through the skin. The glucose levels will then be periodically displayed on the wearable monitoring device. The sensor will be designed to allow continuous glucose extraction, glucose measurement, and sensor refresh for up to 12 or 24 hour periods depending on user preferences. Sontra believes that this system, once developed, will have advantages over current glucose monitoring products by providing diabetics with a less painful, bloodless and continuous way of effectively monitoring their glucose levels.

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  The SonoPrep™ Transdermal Drug Delivery System—Sontra intends to design this system to utilize the SonoPrep™ device in combination with a disposable patch in drug delivery applications. Once the skin has been prepared using the SonoPrep™ device, a disposable patch is placed on the permeation site. The disposable patch will contain compounds that have been specifically formulated for delivery through the skin. Sontra believes that its SonoPrep™ Transdermal Drug Delivery System will allow for less painful, more rapid drug delivery, controlled dosing and smaller applicator patches with fewer side effects than existing systems.

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  The SonoPrep™ Aesthetic Application System—Sontra intends to design this system to use the SonoPrep™ device in combination with a disposable patch, similar to the drug delivery system described above, or with topical ointments for aesthetic applications. Sontra believes that its system will enhance the use of aesthetic products by providing more rapid and effective penetration of these products through the skin.

        In addition to the product concepts set forth above, Sontra believes that its SonoPrep™ technology can serve as a fundamental component for a variety of other non-invasive diagnostic, transdermal drug delivery, and aesthetic delivery products and thereby make significant impacts in those markets.

Research and Development

        To date, all of Sontra's research and development efforts have been aimed at developing its SonoPrep™ technology and testing the feasibility of prototypes of the SonoPrep™ device for various applications. Sontra's initial focus is centered on generating information in the form of experimental, feasibility, and pre-clinical data that demonstrates the benefits of skin permeation using ultrasound. This information will then be used to market its SonoPrep™ technology to potential collaborators.

        Because its research and pre-clinical development programs are at an early stage, substantial additional research and development and clinical trials will be necessary before Sontra can begin to commercialize its products under development. However, as Sontra enters into more advanced development of its SonoPrep™ technology, Sontra will need significant funding to pursue its research, development and commercialization plans. Sontra has not begun to market or generate revenues from its products under development. Sontra's ability to continue its research, development and testing activities is highly dependent on Sontra's ability to enter into and maintain collaborative arrangements with third parties who have the resources to fund such activities. No assurances can be given that Sontra will enter into collaborative arrangements or that such collaborative arrangements will be successful. In addition, there can be no assurance that Sontra will be able to develop products successfully or that Sontra will be successful in the commercialization of such products.

        As of May 14, 2002, Sontra had 15 employees and consultants engaged in research and development. For the three months ended March 31, 2002, and the years ended December 31, 2001, 2000 and 1999, Sontra's research and development expenses were approximately $0.4 million, $2.1 million, $2.2 million and $1.8 million, respectively. Since Sontra's inception in 1996, Sontra has spent approximately $7.6 million on research and development.

        Joseph Kost, Sontra's Chief Scientific Officer and a visiting scientist at the Massachusetts Institute of Technology, directs Sontra's research and development activities. In addition, Sontra has a consulting agreement with Robert Langer, a professor at the Massachusetts Institute of Technology. Joseph Kost and Robert Langer are co-developers of the SonoPrep™ device and authors of several publications and presentations in the area of ultrasound and controlled drug delivery.

Government Regulation

        Sontra's SonoPrep™ device and its other products in development are or will be regulated as medical devices and are subject to extensive regulation by the Food and Drug Administration, (FDA), under the Federal Food, Drug and Cosmetic Act and regulations thereunder, including regulations governing the development, marketing, labeling, promotion, manufacturing and export of its products. Failure to comply with these requirements can lead to stringent sanctions, including withdrawal or recalls of products from the market, refusal to authorize government contracts, civil monetary penalties and criminal prosecution.

        Generally, medical devices require FDA approval or clearance before they may be marketed. There are two review procedures by which a product may receive such approval or clearance. Some products may qualify for clearance under a pre-market notification, or 510(k) procedure, in which the manufacturer provides to the FDA a pre-market notification that it intends to begin marketing the product, and demonstrates to the FDA's satisfaction that the product is substantially equivalent to a legally marketed product, which means that the product has the same intended use as, is as safe and effective as, and does not introduce new questions of safety and effectiveness than a legally marketed device. Marketing may commence when FDA issues a clearance letter. If a medical device does not qualify for the 510(k) procedure, the FDA must approve a pre-market approval application, or PMA, before marketing can begin. PMA applications must demonstrate, among other matters, that the medical device is safe and effective. A PMA application is typically a complex submission, usually including the results of pre-clinical and extensive clinical studies. Further, before the FDA will approve a PMA, the manufacturer must pass an inspection of its compliance with the requirements of the FDA's quality system regulations. FDA requests for additional studies during the review period are not uncommon, and can significantly delay approvals.

        Sontra initially intends to obtain clearance from the FDA for its SonoPrep™ device for use in skin preparation in connection with EKGs and EEGs, which are used to measure electrical activity of the heart and brain, by completing a 510(k) submission demonstrating that the safety and effectiveness of Sontra's SonoPrep™ device is substantially equivalent to that of a conventional dermabrader. A dermabrader is a device that aids in preparing skin for EKG and EEG measurements. It has a similar function in enhancing skin permeability by affecting the stratum corneum as a barrier to the transportation of electrical ions. However, Sontra cannot be sure that the FDA will determine that its

SonoPrep™ device is substantially equivalent to a dermabrader. In addition, the FDA may require additional information before concluding that the SonoPrep™ device qualifies for 510(k) clearance. Even if Sontra obtains FDA clearance for the use of its SonoPrep™ device in skin preparation for EKGs and EEGs, Sontra does not expect that such applications will generate any significant revenues and Sontra can not assure you that it will ever achieve any sales of the SonoPrep™ device for such applications.

        If Sontra successfully develops its SonoPrep™ technology, Sontra intends to seek PMA approval, with one or more collaborators, for the use of its SonoPrep™ technology in the areas of glucose monitoring, transdermal drug delivery and aesthetic application currently under development. Applications for its SonoPrep™ device could include: as a cosmetic applicator; as an enhancer of the administration of transdermal lidocaine; as an enhancer of skin permeability for in vitro diagnostic device applications; and as an enhancer of the administration of drug compounds.

        The PMA process is lengthy and costly, and Sontra cannot be sure that the FDA will approve PMAs for its products in a timely fashion, if at all. An adverse determination or a request for additional information could delay any market introduction of any of Sontra's products. Even if Sontra was able to gain clearance of a product for one indication, changes to the product, its indication, or its labeling would be likely to require additional approvals.

        In addition, a number of other FDA requirements apply to medical device manufacturers and distributors. Device manufacturers must be registered and their products listed with the FDA, and certain adverse events and product malfunctions must be reported to the FDA. The FDA also regulates the product labeling, promotion and advertising, of medical devices. Manufacturers must comply with the FDA's quality system regulation which establishes extensive requirements for quality control and manufacturing procedures. Thus, manufacturers and distributors must continue to spend time, money and effort to maintain compliance, and failure to comply can lead to enforcement action. The FDA also periodically inspects facilities to ascertain compliance with these and other requirements.

        Sontra intends to rely on its collaborative partners, if any, to obtain most United States and foreign regulatory approvals. If they are able to obtain these approvals, Sontra will rely on its collaborative partners, if any, to remain in compliance with ongoing United States and foreign regulatory restrictions. The inability or failure of these third parties to comply with the varying regulations or the imposition or new regulations could have a material adverse effect on Sontra's business.

Intellectual Property

        Sontra has pursued a course of developing and acquiring patents and patent rights and licensing technology. Sontra's success depends primarily on its ability to establish and maintain the proprietary nature of its technology through the patent process and to license other's patents and patent applications necessary to develop its products. In order to protect its proprietary technologies, Sontra also relies on a combination of trademark, copyright, and trade secret protection, as well as confidentiality agreements with employees, consultants, and third parties.

        Sontra owns or exclusively licenses patents and patent applications that are very broad in scope, including claims pertaining to the use of low frequency ultrasound for numerous applications such as glucose monitoring and transdermal drug delivery. Sontra has not sought patent protection for all of its technology. Sontra seeks patent coverage in the United States and in foreign countries only on aspects of its transdermal technologies that Sontra believes will be significant and that could provide barriers to entry for its competition. As of May 14, 2002, Sontra owned two issued patents and four pending patent applications in the United States and one issued foreign patent and nine pending foreign applications. In addition, Sontra has an exclusive license from the Massachusetts Institute of Technology (MIT) on eight issued patents in the United States, five issued foreign patents and four pending foreign patent applications. Sontra's success depends to a significant degree upon its ability to develop proprietary products and technologies and to obtain patent coverage for such products and technologies. Sontra intends to file patent applications covering any newly developed products or technologies.

        Pursuant to the license agreement entered into with MIT in June 1998, Sontra has an exclusive, worldwide license to certain patent rights related to the use of ultrasound to enhance skin permeability for applications in transdermal diagnostics, drug delivery, and aesthetics. The term of this license extends until 2018, the expiration date of the last to expire of the patents licensed under the agreement. Under the agreement, Sontra is obligated to pay the MIT annual license maintenance fees of $25,000 per year and running royalties based on the net sales of any products that are covered by the licensed patent rights. Under the agreement, Sontra also has the right to grant sublicenses under the agreement, for which Sontra must also pay royalties to MIT for products sold by such sublicensees. To date, Sontra has not paid MIT any royalties because it has not successfully developed any products for commercial sale or sublicensed any of its rights under the agreement. MIT may terminate this license upon 90 days written notice if Sontra fails to pay the annual license maintenance fees or running royalties or otherwise upon an uncured material breach of the agreement.

Sales and Marketing

        Sontra's primary efforts to date have been to generate experimental and pre-clinical data that demonstrate the benefits of skin permeation using its ultrasound technology. Sontra believes that this information will enable Sontra to identify and attract collaborative partners in specific market segments for the commercialization of its SonoPrep™ device. Sontra's SonoPrep™ device is an investigational device, currently limited to investigational use only. If Sontra successfully develops its SonoPrep™ device, Sontra plans to market its products and technology to companies that have a substantial marketing and distribution presence in the fields of glucose diagnostics, drug delivery, and aesthetics. Sontra believes that by aligning with larger, more established partners, Sontra can use these companies' existing strengths to penetrate the marketplace.

Manufacturing

        Sontra plans to outsource the manufacturing of all of products to one or more strategic collaborators or third-party manufacturers. Sontra has no experience in manufacturing products in volumes that would be necessary to achieve commercial success. To date, Sontra's manufacturing activities have consisted only of creating prototype investigational devices.

Competition

        The medical device industry in general, and the market for glucose monitoring in particular, is intensely competitive. Sontra's SonoPrep™ device and related product concepts will compete directly with glucose monitoring products manufactured by Roche Diagnostics, LifeScan, Inc., a division of Johnson & Johnson, Bayer Corporation, MediSense, a division of Abbott Laboratories, Cygnus, Inc., SpectRx and TheraSense, Inc. and numerous companies developing drug delivery products such as Inhale Therapeutic Systems, Inc., Alkermes, Inc., Bioject, Inc., PowderJect Pharmaceuticals PLC, Antares Pharma, Inc., Becton Dickinson & Co., Aerogen, Inc. ALZA Corporation, a division of Johnson and Johnson, and 3M Company.

        The first product to reach the market in a therapeutic area often has a significant competitive advantage relative to later entrants to the market. Competitive products have either been approved or are being developed for most of Sontra's development stage products. Additionally, many competitors or potential competitors of Sontra are larger than Sontra and able to commit significantly greater financial and other resources to all aspects of their business, including research and development, marketing, sales and distribution, and may have substantially greater experience in developing products, in obtaining regulatory approvals and in manufacturing and marketing products. In addition, other technologies or products may be developed that have an entirely different approach or means of accomplishing the intended purposes of Sontra's product concepts that are more commercially attractive than Sontra's product concepts, or that could render Sontra's technology uncompetitive or obsolete.

        In the area of transdermal drug delivery and aesthetic applications, many pharmaceutical companies have the financial resources to acquire the skills necessary to develop transdermal systems. Any transdermal drug delivery products that Sontra may develop will also compete with drugs marketed in traditional dosage forms, including oral doses, injections and continuous infusion. New drugs, new therapeutic approaches or further developments or innovations in alternative drug delivery methods, such as time release capsules, liposomes and implants, may provide greater therapeutic benefits for a specific indication or may offer comparable performance at lower cost, than those that could be offered by Sontra's current transdermal drug delivery technology. Sontra expects that any products that it develops will compete primarily on the basis of product efficiency, safety, patient convenience, reliability, availability and price. Sontra cannot assure you that it will successfully develop technologies and products that are more effective, safer, more convenient, more reliable, more available or more affordable than those being developed by its current and future competitors.

Employees

        As of May 14, 2002, Sontra had 11 employees, and consulting or other contract arrangements with seven additional persons to provide services to Sontra on a full or part-time basis. Of the 18 people so employed or engaged by Sontra, 15 are engaged in research and development activities and 3 are engaged in administration, accounting and business development. All of Sontra's employees and consultants are covered by confidentiality agreements. No employees are covered by collective bargaining agreements.

Facilities

        Sontra currently leases approximately 7,602 square feet of laboratory and office space in a single facility located in Cambridge, Massachusetts. The lease expires on July 31, 2003. Sontra believes that this facility is adequate to meet its current and foreseeable requirements and that suitable additional or substitute space will be available on commercially reasonable terms if needed.

Legal Proceedings

        Sontra is not currently a party to any legal proceedings.

SONTRA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Except for the historical information contained or incorporated by reference herein, the following discussion contains forward-looking statements that involve risks and uncertainties, certain of which are beyond the control of ChoiceTel or Sontra. Actual results could differ materially from these forward-looking statements as a result of a number of factors including, but not limited to, those factors described in "Risk Factors" and elsewhere in this joint proxy statement/prospectus. You should read the following discussion and analysis in conjunction with the Sontra financial statements and notes included in this registration statement.

Overview

        Sontra was founded in January 1996 and since that date Sontra has raised capital primarily through the sales of its equity securities and issuances of convertible promissory notes.

        To date, Sontra has engaged primarily in research and development efforts with the objective of commercializing non-invasive diagnostic and needle-less transdermal delivery products. Since Sontra's inception, its principal activities have included:

  •
  researching and developing its technologies for ultrasound-mediated skin permeation;

  •
  conducting feasibility and pre-clinical studies to validate its SonoPrep™ technology;

  •
  negotiating licenses for intellectual property of others to be incorporated into Sontra's technology;

  •
  conducting market studies and analyzing potential approaches for commercializing its technologies;

  •
  hiring research and clinical personnel;

  •
  hiring management and other support personnel; and

  •
  raising capital.

        As part of Sontra's business strategy, it intends to seek collaborative arrangements with leading medical device and biopharmaceutical companies for the development and commercialization of its future products. The majority of Sontra's revenues and profits are expected to be derived in connection with collaborative partnerships for products based on its technology for glucose monitoring and transdermal drug delivery.

        Sontra has incurred net losses since its inception in 1996, including a net loss of approximately $700,000 and $4.9 million for the three months ended March 31, 2002 and the year ended December 31, 2001, respectively. As of March 31, 2002, Sontra had an accumulated deficit of approximately $12.5 million. Sontra's losses have resulted principally from costs incurred in conjunction with its research and development initiatives. Sontra expects additional losses for the foreseeable future primarily as a result of its research and development activities and other general corporate activities.

        Research and development expenses include costs related to salaries and related expenses for personnel and consulting services. Other research and development expenses include fees paid to consultants and outside service providers, the cost of materials used in research and development, information technology and facilities costs. Sontra expects that its research and development expenses will continue as it continues activities to complete the development of its products, obtain regulatory clearances or approvals, and conduct further research and development.

        General and administrative expenses consist primarily of non-research personnel salaries and related expenses, facilities costs and professional fees. Sontra expects general and administrative expenses to increase as Sontra hires additional personnel and builds its infrastructure to support future growth.

        Stock-based compensation expense represents the difference between the exercise price and fair value of common stock on the date of grant. Sontra has not recognized stock based compensation for the years ended December 31, 1999, 2000 and 2001. However, in connection with Sontra's grant of options on April 10, 2002 to purchase an aggregate of 2,200,000 shares of Sontra common stock at an exercise price of $0.10 per share, Sontra expects to record deferred compensation in an aggregate amount of approximately $800,000 in the second quarter of 2002. The deferred compensation will be amortized over the vesting period of the applicable options, which is four years.

Critical Accounting Policies

        Financial Reporting Release No. 60, which was recently issued by the SEC, requires all registrants to discuss critical accounting policies or method used in the preparation of financial statements. The notes to the financial statements include a summary of the significant accounting policies and methods used in preparation of Sontra's financial statements.

        Further Sontra has made a number of estimates and assumptions that affect reported amounts of assets, liabilities and expenses, and actual results may differ from those estimates. As Sontra is a development stage company, the areas that require the greatest degree of management judgement are the assessment of the recoverability of long lived assets, primarily intellectual property, and the realization, if any, of Sontra's net deferred tax assets.

        Sontra believes that full consideration has been given to all relevant circumstances that Sontra may be subject to, and the financial statements accurately reflect Sontra's best estimate of the results of operations, financial position and cash flows for the years presented.

Results of Operations

  Comparison of the quarters ended March 31, 2002 and 2001

        Research and development expenses.    Research and development expenses decreased to $434,000 for the quarter ended March 31, 2002 from $494,000 for the quarter ended March 31, 2001. This decrease was primarily attributable to a $40,000 decrease in consultants expenses.

        General and administrative expenses.    General and administrative expenses decreased to $205,000 for the quarter ended March 31, 2002 from $429,000 for the quarter ended March 31, 2001. This decrease was attributable primarily to a $48,000 decrease in payroll-related expenses, $12,000 decrease in facilities and depreciation expenses, $145,000 decrease in consultants expenses, $24,000 decrease in travel, meals and entertainment expenses, partially offset by a $14,000 increase in audit and tax expenses.

        Interest income.    Interest income decreased to approximately $1,000 for the quarter ended March 31, 2002 from approximately $3,000 for the quarter ended March 31, 2001. This decrease was primarily due to a decrease in Sontra's average cash and cash equivalents balance during the quarter.

        Interest expense.    Sontra had no interest expense for the quarter ended March 31, 2002 versus interest expense of $10,000 for the quarter ended March 31, 2001. This decrease was due to the pay-off of an equipment loan during the quarter ended March 31, 2001.

  Comparison of the years ended December 31, 2001 and 2000

        Research and development expenses.    Research and development expenses decreased to $2,107,000 for the year ended December 31, 2001 from $2,172,000 for the year ended December 31, 2000. This decrease was primarily attributable to a reduction in contract research and clinical trials and included decreases of $30,000 in consultants expenses, $12,000 in personnel-related expenses, and $23,000 in scientific and prototype development.

        General and administrative expenses.    Selling, general and administrative expenses increased to $1,398,000 for the year ended December 31, 2001 from $821,000 for the year ended December 31, 2000. This increase was attributable primarily to the initiation of other corporate and marketing programs to support future growth and included increases of $62,000 in personnel-related expenses, $367,000 in consultants expenses, $64,000 in legal expenses, $62,000 in travel, meals and entertainment expenses and $32,000 in audit and tax expenses.

        Interest income.    Interest income decreased to approximately $18,000 for the year ended December 31, 2001 from $119,400 for the year ended December 31, 2000. This decrease was primarily due to a decrease in Sontra's average cash and cash equivalents balance during the year.

        Interest expense.    Interest expense increased to $1,238,000 for the year ended December 31, 2001 from approximately $38,000 for the year ended December 31, 2000. This increase was primarily due to a $1,200,000 non-cash interest charge as a result of the amortization of a discount associated with the convertible promissory notes issued during 2001. The discount was attributable to the value of the 6,000,000 common shares issued in connection with the convertible promissory notes.

  Comparison of the years ended December 31, 2000 and 1999

        Research and development expenses.    Research and development expenses increased to $2,172,000 for the year ended December 31, 2000 from $1,771,000 for the year ended December 31, 1999. This increase was attributable primarily to a $250,000 increase in personnel-related expenses, a $50,000 increase in facilities and depreciation, a $16,000 increase in lab materials, a $22,000 increase in scientific and prototype development, and a $81,000 increase in consultants expenses offset by a $24,000 decrease in legal expenses.

        General and administrative expenses.    Selling, general and administrative expenses decreased to $821,000 for the year ended December 31, 2000 from $859,000 for the year ended December 31, 1999. This decrease was attributable primarily to a $133,000 decrease in consultants expenses, a $48,000 decrease in legal expenses, and a $23,000 decrease in facilities expenses, partially offset by increases of $141,000 in payroll-related expenses and $40,000 in travel, meals and entertainment expenses.

        Interest income.    Interest income decreased to $119,400 for the year ended December 31, 2000 from $218,500 for the year ended December 31, 1999. This decrease was primarily due to a decrease in its average cash and cash equivalents balances during the year.

        Interest expense.    Interest expense increased to $38,000 for the year ended December 31, 2000 from approximately $12,500 for the year ended December 31, 1999. This increase was primarily due to an increase in the average outstanding balance under Sontra's equipment loan during the year.

Liquidity and Capital Resources

        Sontra is a development stage company and has financed its operations since inception primarily through private sales of its preferred stock and issuance of convertible promissory notes. As of March 31, 2002, Sontra had approximately $400,000 in cash and cash equivalents.

        Net cash used in operating activities was $700,000 for the quarter ended March 31, 2002, $3.1 million for the year ended December 31, 2001, $2.7 million in 2000 and $2.3 million in 1999. The use of cash in all periods primarily resulted from Sontra's losses from operations and changes in working capital. Sontra's loss from operations for the year ended December 31, 2001 was also offset by the $1.2 million non-cash interest charge for the amortization of Sontra's debt discount related to the issuance of Sontra's convertible promissory notes.

        Net cash used in investing activities was $2,000 for the quarter ended March 31, 2002, $13,000 for the year ended December 31, 2001, $98,000 in 2000 and $409,000 in 1999. For the quarter ended March 31, 2002 and each of the years ended December 31, 2001, 2000 and 1999, cash used in investing activities reflected the purchase of property and equipment.

        Net cash provided by financing activities was $800,000 for the quarter ended March 31, 2002, which resulted from the sale of its Series B preferred stock in February, 2002 partially offset by the deferral of financing costs related to the merger. Net cash provided by financing activities was $2.9 million for the year ended December 31, 2001, which resulted from the sale of its Series B preferred stock and the issuance of convertible promissory notes. Net cash used in financing activities was $166,000 for the year ended December 31, 2000, primarily due to the repayment of amounts outstanding under Sontra's equipment loan. Net cash provided by financing activities was $455,000 for the year-ended December 31,1999 primarily due to the proceeds received under Sontra's equipment loan partially offset by the repayment of such amounts.

        Sontra intends to secure bridge financing to support its operations through the closing of the merger in the event the closing of the merger is delayed. Sontra believes that even if such bridge financing is not obtained, provided that it can enter into forbearance arrangements with certain of its creditors, cash on hand at December 31, 2001, plus $1,000,000 proceeds received in February 2002 from the sale of its Series B convertible preferred stock, will be sufficient to fund its operations through the first half of 2002. If the merger is not consummated and Sontra is unable to secure financing from another source, Sontra will have to significantly reduce its expenditures, scale back its planned development of its potential products and license or sell its technology to others. Given Sontra's future capital requirements, Sontra's auditors have added a "going concern" paragraph to their audit reports. A "going concern" paragraph with an audit opinion means that the auditor has identified certain conditions or events that indicate there could be reasonable doubt about the company's ability to continue as a going entity for a period of one year from the date of the financial statements.

        If the merger is consummated, Sontra expects that the cash and marketable securities of the combined company will be sufficient to meet its cash requirements through the first half of 2003. Sontra's future capital requirements include, but are not limited to, continuing its research and development programs and supporting its pre-clinical and feasibility study efforts. Its future capital requirements will depend on many factors, including the following:

  •
  its ability to obtain funding from third parties, including any future collaborative partners;

  •
  its progress on research and development programs and pre-clinical and clinical trials;

  •
  the time and costs required to gain regulatory approvals;

  •
  the costs of manufacturing, marketing and distributing its products, if successfully developed and approved;

  •
  the costs of filing, prosecuting and enforcing patents, patent applications, patent claims and trademarks;

  •
  the status of competing products; and

  •
  the market acceptance and third-party reimbursement of its products, if successfully developed and approved.

        Sontra will be required to raise additional funds through public or private financing, collaborative relationships or other arrangements. If Sontra is unable to raise additional financing, its business and operations will be materially adversely affected and it may fail entirely.

Net Operating Loss Carryforwards

        As of March 31, 2002, Sontra had net operating loss carryforwards of approximately $7.7 million and research and development tax credit carryforwards of approximately $500,000. The net operating loss and tax credit carryforwards will begin to expire in 2013, if not utilized. The Internal Revenue Code and applicable state laws impose substantial restrictions on a corporation's utilization of net operating loss and tax credit carryforwards if an ownership change is deemed to have occurred. A full valuation allowance has been established in Sontra's financial statements to reflect the uncertainty of its ability to use available tax loss carryforwards and other deferred tax assets.

Recent Accounting Pronouncements

        In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. Statement No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting. Statement No. 142 discusses how intangible assets that are acquired should be accounted for in financial statements upon their acquisition and also how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. Beginning on January 1, 2002, with the adoption of Statement No. 142, goodwill and certain purchased intangibles existing on June 30, 2001, will no longer be subject to amortization over their estimated useful life. Rather the goodwill and certain purchased intangibles will be subject to an annual assessment for impairment based on fair value. The provisions of Statement No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001. Sontra does not expect adoption of these statements to have any impact on its financial position or results of operations.

        In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS No. 144 further refines the requirements of SFAS No. 121 that companies: (i) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable based on its undiscounted future cash flows and (ii) measure an impairment loss as the difference between the carrying amount and fair value of the asset. In addition, SFAS No. 144 provides guidance on accounting and disclosure issues surrounding long-lived assets to be disposed of by sale. Sontra does not expect adoption of this statement to have a material impact on its financial position of results of operations.

SONTRA MANAGEMENT

        The following table sets forth information as of May 14, 2002 regarding the current directors and executive officers of Sontra who will become directors of ChoiceTel upon consummation of the merger.

Name	Current Position With Sontra	Age	Director Since
James R. McNab, Jr.	Chairman of the Board, President and Interim Chief Executive Officer(1)	58	1998
Joseph Kost	Chief Scientific Officer and Director	55	1998
Robert S. Langer	Director	53	1998
Martin P. Sutter	Director	47	1998
W. Leigh Thompson	Director	63	2002

(1)
Dr. Thomas W. Davison has accepted an offer of employment to serve as Sontra's Chief Executive Officer beginning on May 20, 2002, on which date Sontra anticipates that Dr. Davison will enter into an employment contract. Thomas W. Davison, Ph.D. is expected to become Chief Executive Officer of Sontra on May 20, 2002. Dr. Davison previously was the Chief Executive Officer of Endius Inc., a company he founded that focused on minimally invasive spine surgery. Prior to commencing his employment at Endius in 1996, Dr. Davison had served as President of UltraCision Inc. since 1988, a company he founded and a recognized technology leader in laparoscopic surgical instruments. UltraCision was acquired by Ethicon Endosurgery, a Johnson & Johnson Company, in November 1995, at which time Dr. Davison became Vice President of Strategic Applications of UltraCision for Ethicon Endosurgery. Dr. Davison has also held during his thirty year career various marketing and technical positions within the pharmaceutical and healthcare industry. Dr. Davison holds a B.A. in Biology/Chemistry and a Ph.D. in Mammalian Physiology from Kent State University.

        James R. McNab, Jr. has served as Chairman of the Sontra board of directors since 1998. Mr. McNab is also currently the interim Chief Executive Officer of Sontra. Mr. McNab was previously co-founder of Parker Medical, Inc. which was founded in 1986 and sold in 1996 to Smith & Nephew PLC. Mr. McNab was a founder of Reprogenesis, Inc. which was merged into Curis, Inc. (Nasdaq: "CRIS") in August 2000. Mr. McNab presently serves on the board of directors of Curis and is the Chairman of its executive committee. He is also Chairman, Chief Executive Officer and founder of eNos Pharmaceuticals, a Cambridge based early stage pharmaceutical company focused on statin combination therapy. Mr. McNab received a B.A. degree in economics from Davidson College and an M.B.A. degree from the University of North Carolina at Chapel Hill.

        Joseph Kost has served as a member of the Sontra board of directors since 1998. Dr. Kost is also the Chief Scientific Officer of Sontra. He is a visiting scientist at the Massachusetts Institute of Technology and a Professor of Chemical Engineering at the Ben Gurion University of the Negev, Beer-Sheva, Israel. Dr. Kost completed undergraduate training in the Department of Chemical Engineering and earned a D.Sc. degree in 1981 at the Department of Biomedical Engineering at Technion, the Israel Institute of Technology.

        Robert S. Langer has served as a member of the Sontra board of directors since 1998. Dr. Langer also serves as a consultant to Sontra. Since 1979, Dr. Langer has been Germeshausen Professor of Chemical and Biomedical Engineering at the Massachusetts Institute of Technology. Dr. Langer is also currently a director of Boston Life Sciences, Inc. Dr. Langer received his B.S. degree from Cornell University in 1970 and his Ph.D. from MIT in 1974, both in chemical engineering.

        Martin P. Sutter has served as a member of the Sontra board of directors since 1998. Mr. Sutter is currently a Managing Director of Essex Woodlands Health Ventures, LLC. Mr. Sutter was previously affiliated with Mitchell Energy & Development Corporation (MEDC) where he was involved in chemical engineering, operations and marketing, and subsequently, was President of The Woodlands Venture Capital Company, a wholly owned subsidiary of MEDC. Mr. Sutter received a B.S. degree from Louisiana State University and an M.B.A. degree from the University of Houston.

        W. Leigh Thompson has served as a member of the Sontra board of directors since April 2002. Dr. Thompson currently is President and Chief Executive Officer of Profound Quality Resources Ltd., a scientific consulting firm founded by him in 1995. Prior to forming his own consulting firm, Dr. Thompson served as Chief Scientific Officer of Eli Lilly and Co., which he joined in 1982 as Director of Clinical Investigation of the Lilly Research Laboratories. Dr. Thompson has also held positions at The Johns Hopkins University, The Johns Hopkins Hospital, Case Western Reserve University and University Hospital of Cleveland. Dr. Thompson serves as a director on the boards of the following public companies: Bioanalytical Systems, Inc., DepoMed, Inc., Guilford Pharmaceuticals, Inc., Inspire Pharmaceuticals, Inc., La Jolla Pharmaceutical Company and Orphan Medical, Inc. Dr. Thompson received his B.S. degree from the College of Charleston, his Ph.D. in Pharmacology from the Medical University of South Carolina and his M.D. (Phi Beta Kappa) from The Johns Hopkins University.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following table and accompanying footnotes set forth certain summary information, relating to the three years ended December 31, 2001 with respect to Sontra's chief executive officer and the other four most highly compensated executive officers of Sontra earning more than $100,000 for the year ended December 31, 2001.

	Annual Compensation(1)							Long-Term Compensation Awards(2)
Name and Principal Position	Year	Salary($)	Bonus($)		Other Annual Compensation($)(3)			Securities Underlying Options/SARs	All Other Compensations
James R. McNab, Jr. Chief Executive Officer and President	2001 2000 1999	$110,000 120,000 120,000		— — —		— — —		— — —	— — —
Joseph Kost Chief Scientific Officer	2001 2000 1999	$183,333 198,000 134,018	$	— 17,000 —	$	— 58,984 —	(3)	— — —	— — —

(1)
Excludes perquisites and other personal benefits, the aggregate amount of which for each officer was less than 10% of the total salary and bonus reported.

(2)
Sontra did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long term incentive plan payouts to these individuals during the fiscal years ended December 31, 1999, 2000, and 2001.

(3)
Represents forgiveness of a promissory note issued by Dr. Kost to Sontra.

Option Grants

        There were no option grants made to any of the aforementioned officers and directors of Sontra in the fiscal year ended December 31, 2001.

        On April 10, 2002, the board of directors of Sontra granted options to purchase shares of its common stock to certain employees, consultants and directors, including James McNab and Drs.

Langer and Kost. James McNab received an option to acquire 500,000 shares of common stock of Sontra, Dr. Langer received an option to acquire 200,000 shares of common stock of Sontra and Dr. Kost received an option to acquire 400,000 shares of common stock of Sontra. The vesting schedule of each of these three options is structured such that:

  •
  25% of the options subject to each grant become exercisable upon the earlier of four years from the date of grant, or the hiring of a full-time Chief Executive Officer; and

  •
  the remaining 75% of the options subject to each grant become exercisable upon the earlier of four years from the date of grant, or the consummation of a strategic relationship involving an aggregate investment by a strategic partner or partners of at least $2,000,000 within twelve months following the consummation of the merger.

        Dr. Thomas W. Davison has accepted an offer of employment to serve as Sontra's Chief Executive Officer beginning on May 20, 2002, on which date Sontra anticipates that Dr. Davison will enter into an employment contract. On the date that Dr. Davison begins his employment, the board of directors of Sontra intends to grant to Dr. Davison an option to acquire 1,764,850 shares of common stock of Sontra. The exercise price for these options shall equal the closing price of ChoiceTel's common stock (as traded on the Nasdaq SmallCap Market) as of such date, multiplied by the exchange ratio set forth in the merger agreement. The vesting of this option is structured such that:

  •
  25% of the option subject to the grant shall become exercisable one year after the date of grant; and

  •
  2.5% of the option subject to the grant shall become exercisable each month thereafter.

        Pursuant to the merger agreement, upon consummation of the merger, these options will be converted into options to purchase ChoiceTel common stock on the same terms and conditions (including vesting) except as follows. The exercise price of these options will be adjusted by dividing the stated exercise price by the exchange ratio. All outstanding options to purchase shares of Sontra's common stock currently have an exercise price of $0.10 per share. The option to be granted to Dr. Davison on the date he begins his employment as the Chief Executive Officer of Sontra (which Sontra anticipates to be May 20, 2002) shall have an exercise price equal to the closing price of ChoiceTel's common stock (as traded on the Nasdaq SmallCap Market) as of such date, multiplied by the exchange ratio set forth in the merger agreement.

Option Exercises

        There were no option exercises made by any of the aforementioned officers and directors of Sontra in the fiscal year ended December 31, 2001.

Compensation Committee Interlocks and Insider Participation

        Sontra's board currently has no Compensation Committee. Option grants are made by the full board of directors and all decisions regarding executive compensation are made by the full board. The members of the current Sontra board are James R. McNab, Jr., Dr. Robert S. Langer, Dr. Joseph Kost, Dr. W. Leigh Thompson and Martin P. Sutter. Other than Mr. McNab and Dr. Kost, none of these individuals was at any time during the fiscal year ended December 31, 2001, or at any other time, an officer or employee of Sontra. No member of the Board of Sontra serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Sontra's board of directors.

1999 Stock Option and Incentive Plan

        Sontra maintains a 1999 Stock Option and Incentive Plan (the "1999 Plan") and has reserved 4,600,000 shares of Sontra common stock for issuance under the 1999 Plan. Sontra's directors, officers, employees, consultants and advisors are eligible for grants under the 1999 Plan. As of May 14, 2002, 3,150 shares had been issued upon the exercise of options granted under the 1999 Plan, options for 2,832,000 shares were outstanding and an option to acquire 1,764,850 shares will be granted to Dr. Davison on May 20, 2002. All of the outstanding options issued under the 1999 Plan will be assumed by ChoiceTel upon consummation of the merger. Once assumed and upon consummation of the merger, no additional options will be granted under the 1999 Plan.

        The exercise price for options granted under the 1999 Plan may be paid in cash, or, to the extent provided in the applicable option agreement, by delivery of shares of Sontra common stock, by delivery of a promissory note by the participant to Sontra, or by payment of such other lawful consideration as the board may determine.

        No outstanding options to acquire shares of Sontra common stock shall be accelerated as a result of the merger between ChoiceTel and Sontra.

        The board may amend, suspend or terminate the 1999 Plan or any portion thereof at any time.

Certain Transactions

        James R. McNab and Dr. Joseph Kost entered into employment agreements with Sontra in May 2001 and June 2001 respectively. Pursuant to the terms of each employment agreement, upon the termination of either executive's employment other than for cause, Sontra will agree to enter into an independent consulting agreement with the terminated executive. The independent consulting agreement shall provide for at a minimum payment of $10,000 per month for consulting services for a term of twelve months. Effective upon the date on which Dr. Thomas W. Davison begins serving as Chief Executive Officer of Sontra, Sontra will terminate its employment agreement and will enter into an independent consulting agreement with James McNab. It is anticipated that James McNab will terminate his consulting agreement and Joseph Kost will terminate his employment agreement with Sontra, and each will enter into agreements with ChoiceTel following the merger on substantially the same terms as their respective agreements.

        On January 31, 2002, Mr. McNab and Dr. Kost each executed letter agreements to amend the terms of their respective employment agreements. Pursuant to the terms of their respective employment agreement amendments, Mr. McNab and Dr. Kost agreed to accept a reduced base salary of $1,080 per month, retroactive to December 1, 2001, until the signing of the merger agreement with ChoiceTel.

        Furthermore, within thirty days of the signing of the merger agreement, Mr. McNab and Dr. Kost each received a one-time bonus equal to the difference in salary received by each respective executive from December 1, 2001 and the signing date of the merger, and the amount of salary that each respective executive would have received during this period had each respective employment agreement not been amended.

        On June 1, 1998, Dr. Robert S. Langer agreed to enter into a certain consulting agreement with Sontra. The consulting agreement provides that Dr. Langer will receive compensation in the amount of $10,000 per month. For the fiscal year 2001, Dr. Langer received $120,000 in compensation for his consulting services from Sontra. As of June 1, 2002, both Sontra and Dr. Langer will be able to terminate the consulting agreement upon 90 days written notice.

        It is anticipated that Dr. Thomas W. Davison, the Chief Executive Officer designate of Sontra, shall enter into an employment agreement with Sontra, effective May 20, 2002, the date he intends to begin his employment with Sontra. The employment agreement shall provide that Dr. Davison shall receive $22,916.67 in salary per month. It is anticipated that, following the merger, Dr. Davison will terminate his employment agreement with Sontra and enter into an employment agreement with ChoiceTel on substantially the same terms.

Convertible Promissory Note Financing

        On March 26, 2001, Sontra issued and sold to certain institutional investors and insiders an aggregate principal amount of $1,200,000 in convertible promissory notes. Such convertible promissory notes were converted into shares of Sontra's Series B preferred stock on July 17, 2001. In addition to the convertible promissory notes, Sontra also issued and sold an aggregate of 6,000,000 shares of common stock at price of $.01 per share to these same existing stockholders. Investors owning five percent or more of Sontra's shares who purchased these convertible promissory notes and shares of Sontra common stock, the aggregate principal amount purchased by each investor, and the number of shares of common stock purchased by each investor are set forth below:

Investor	Aggregate Principal Amount	Shares of Common Stock Purchased
Essex Woodlands Health Ventures	$300,000.00	1,500,000
Vanguard VI, L.P.	$288,085.32	1,440,427
Vanguard VI Affiliates Fund, L.P.	$ 11,914.68	59,573
H&Q Life Sciences Investors	$180,000.00	900,000
H&Q Healthcare Investors	$120,000.00	600,000
James R. McNab, Jr.	$100,000.00	500,000
Robert S. Langer	$100,000.00	500,000
Joseph Kost	$100,000.00	500,000

Series B Preferred Stock Financing

        On July 17, 2001, Sontra issued and sold to certain institutional investors and insiders an aggregate of 6,556,726 shares of its Series B preferred stock for an aggregate purchase price of $3,300,000, $1,200,000 of which was contributed by the investors in the convertible promissory note and stock financing described above. On February 27, 2002, Sontra issued and sold an additional 1,986,885 shares of its Series B preferred stock for an aggregate purchase price of $1 million. Investors owning five percent or more of Sontra's shares who purchased Series B preferred stock in July 2001 or February 2002 and the number of shares each investor purchased include:

Investor	Shares of Series B Preferred Stock Purchased
Essex Woodlands Health Ventures	2,540,493
Vanguard VI, L.P.	1,876,176
Vanguard VI Affiliates Fund, L.P.	77,595
H&Q Life Sciences Investors	933,836
H&Q Healthcare Investors	622,558
Trefoil Tech Investors L.P.	1,986,886
James R. McNab, Jr.	198,689
Robert S. Langer	198,689
Joseph Kost	198,689

BENEFICIAL OWNERSHIP OF SONTRA CAPITAL STOCK

        The following table sets forth information as of May 14, 2002, regarding the beneficial ownership of shares of common stock of Sontra by each director and executive officer of Sontra, by all directors and executive officers of Sontra as a group, and by each stockholder known by Sontra to own beneficially more than five percent (5%) of the outstanding shares of Sontra's common stock. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.

Name and address of Beneficial Owner	Number of Shares of Sontra Beneficially Owned(1)	Percent of Outstanding Shares of Sontra Stock Before the Merger(2)	Percent of Outstanding Shares of ChoiceTel Common Stock After the Merger(3)
Essex Woodlands H.V.F. IV(4)(5) 15001 Walden Road, Suite 101 Montgomery, Texas 77356	7,542,447	23.5%	16.7%
Vanguard VI, L.P.(4)(5)(6) 1330 Post Oak Blvd., Suite 1550 Houston, TX 77056	7,045,725	21.9%	15.6%
H&Q Healthcare Investors(4)(5)(7) 50 Rowes Wharf 4th Floor Boston, MA 02110 Attn: Alan Carr	5,929,957	18.4%	13.1%
Trefoil Tech Investors L.P.(4) Top Tower, 22nd Floor 50 Dizengoff Street 64332 Tel Aviv, Israel	1,986,886	6.2%	4.4%
Directors, nominees and executive officers:(16)
James R. McNab, Jr.(4)(5)(8)(13)	2,687,200	8.3%	5.9%
Robert S. Langer(4)(5)(10)(11)(14)	2,612,200	8.1%	5.8%
Joseph Kost(4)(5)(15)	2,662,200	8.3%	5.9%
Martin P. Sutter(4)(5)(9)(12)	7,542,447	23.5%	16.7%
W. Leigh Thompson(9)	0	0%	0%
All current directors and executive officers of Sontra (5 persons as a group)	15,504,047	47.8%	34.2%

(1)
Each person has sole voting power and sole dispositive power with respect to all outstanding shares, except as otherwise noted.

(2)
Based on 32,162,829 shares of Sontra stock outstanding on May 14, 2002. Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person(s) within sixty (60) days upon the exercise of existing stock options or warrants.

(3)
Based on approximately 10,584,411 shares of ChoiceTel common stock outstanding immediately following the completion of the merger with Sontra assuming the conversion of Sontra preferred stock into common stock on a one-for-one basis and each share of common stock is converted into the right to receive 0.2347 shares of ChoiceTel common stock. Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated persons(s) within 60 days upon the exercise of options or warrants.

(4)
Includes Series A and/or Series B convertible preferred stock on an as-converted basis.

(5)
Does not include the following additional shares of Sontra stock for which beneficial ownership and voting control is shared among the following parties pursuant to the Sontra stock voting agreement signed by the parties and pursuant to the director voting agreement which will be signed by the parties as a condition to closing:

	Shared Voting Power	Total Shared Voting Power
Essex Woodlands H.V.F. IV	20,937,282	28,479,729
Vanguard VI, L.P.	21,434,004	28,479,729
H&Q Healthcare Investors	22,549,772	28,479,729
James R. McNab, Jr.	25,792,529	28,479,729
Robert S. Langer	25,867,529	28,479,729
Joseph Kost	25,817,529	28,479,729
(6)
Includes 279,825 shares of Sontra stock that are owned in the name of Vanguard VI Affiliates Fund, L.P.

(7)
Includes 2,371,983 shares of Sontra stock that are owned in the name of H&Q Life Sciences Investors.

(8)
Includes 554,845 shares of Sontra common stock held in the name of the J.R. and M.W. McNab Family LLC, for which James R. McNab, Jr. is a managing member.

(9)
Does not include options to purchase 50,000 shares of ChoiceTel common stock that will be granted to each non-employee director on the ChoiceTel board of directors following the consummation of the merger.

(10)
Includes 150,000 shares of Sontra common stock held by Laura Langer as custodian for the benefit of Robert and Laura Langer's minor children. Also includes 150,000 shares of Sontra common stock held in trusts for Robert Langer's minor children.

(11)
Dr. Langer's address is Massachusetts Institute of Technology, Department of Chemical Engineering, 77 Massachusetts Avenue, Building E25, Room 342, Cambridge, Massachusetts 02139.

(12)
Includes 7,542,447 shares of Sontra stock held by Essex Woodlands H.V.F. IV. Martin Sutter disclaims beneficial ownership of all such shares.

(13)
Includes options to purchase 125,000 shares of Sontra common stock which can be purchased from Sontra within sixty (60) days upon exercise of the stock options.

(14)
Includes options to purchase 50,000 shares of Sontra common stock which can be purchased from Sontra within sixty (60) days upon exercise of the stock options.

(15)
Includes options to purchase 100,000 shares of Sontra common stock which can be purchased from Sontra within sixty (60) days upon exercise of the stock options.

(16)
Dr. Thomas W. Davison has accepted an offer of employment to serve as Sontra's Chief Executive Officer beginning on May 20, 2002. As of May 14, 2002, Dr. Davison does not beneficially own or have voting control over any shares of Sontra capital stock.

ELECTION OF DIRECTORS
(Proposal Two)

        The business and affairs of ChoiceTel are managed under the direction of its board of directors. Each director is elected for a term of one year or until his or her successor is elected.

        If the merger is approved, shareholders will be asked to increase the size of the board and elect eight directors, both to be effective immediately following the consummation of the merger. If the merger is approved, the Board has nominated the eight individuals named below to serve as directors of ChoiceTel, none of whom were elected by the shareholders at the annual meeting in 2001 except for Gary Kohler and Michael Wigley. If, however, the merger is not approved, shareholders will be asked at the annual meeting to elect the four individuals named below who have been nominated by the board to serve as directors of ChoiceTel, all of whom were elected by the shareholders at the annual meeting in 2001.

        Unless authority is withheld, all proxies received in response to this solicitation will be voted FOR the election of the nominees described below. All nominees have indicated a willingness to serve if elected. If any nominee becomes unable to serve prior to the annual shareholders meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named in the proxies.

        If the merger is approved, the board recommends increasing the size of the board to eight directors and nominates the following individuals to serve as directors effective immediately following the consummation of the merger:

Name	Position With ChoiceTel Post Merger	Age	Director Since
James R. McNab, Jr.	Chairman of the Board	58	NA
Thomas W. Davison	Chief Executive Officer	55	NA
Joseph Kost	Chief Scientific Officer and Director	55	NA
Gary S. Kohler	Director	45	1989
Michael Wigley	Director	48	1998
Robert S. Langer	Director	53	NA
Martin P. Sutter	Director	47	NA
W. Leigh Thompson	Director	63	NA

        If the merger is not approved, the Board has nominated the following individuals to serve as directors:

Name	Position With ChoiceTel	Age	Director Since
Gary S. Kohler	Chairman of the Board	45	1989
Jeffrey R. Paletz	President and Director	46	1989
Robert A. Hegstrom	Director	60	1997
Michael Wigley	Director	48	1998

Shareholder Approval

        The affirmative vote of a plurality of the shares of common stock represented at the annual shareholders meeting either in person or by proxy, assuming a quorum is present, is required for the election of directors and the increase in the size of the ChoiceTel board.

CHOICETEL'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF
DIRECTORS AS SET FORTH IN PROPOSAL TWO.

Directors and Nominees

        Messrs. Kohler, Paletz, Hegstrom and Wigley are presently serving as directors of ChoiceTel. The following discussion sets forth certain information concerning the directors and nominees of ChoiceTel.

          Gary S. Kohler is a founder of ChoiceTel and, since its inception in 1989, has served as Chairman of the board of directors. Mr. Kohler is a partner and portfolio manager for Pyramid Trading, L.P., which he joined in October 1999. Prior to that he served as a managing director of Second Avenue Capital Management, a money management company, from December 1998 through September 1999. Prior to that he served as President of Kohler Capital Management from October 1997 through November 1998. From July to October 1997, Mr. Kohler was a partner in Tarmachan Holdings, Inc. From 1984 through June 1997, Mr. Kohler was Vice President and Portfolio Manager at Okabena Company. Mr. Kohler serves on the board of Printware, Inc., a publicly traded printing equipment manufacturer, and 21st Century Wireless Group, Inc., and a number of private companies, including Northwest Mortgage Services, and Health EZ, Inc. Mr. Kohler has an M.B.A. degree from Cornell University and a B.A. degree from the University of Minnesota. Mr. Kohler is the brother of Jack S. Kohler, the Chief Financial Officer of ChoiceTel.

          Jeffrey R. Paletz is a founder of ChoiceTel, has served as a member of the ChoiceTel board of directors since its inception and has been President since 1991. Prior to founding ChoiceTel in 1989, Mr. Paletz was employed for 13 years at Sportsman's Guide, a mail order retailer, where he oversaw the computer data operations. Mr. Paletz has a B.S. degree in business from the University of Minnesota.

          Robert A. Hegstrom has served as a member of the ChoiceTel board of directors since June 1997. In January 1997, Mr. Hegstrom joined Northwest Mortgage Services, Inc. and served as Chairman, President and Chief Executive Officer until its sale in March 2000. Prior to that, he was a private investor for two years and, from October 1979 to January 1995, he was Executive Vice President of Green Tree Financial Corporation. Mr. Hegstrom is also a director of Excelsior Financial and Dermatrends Corp.

          Michael R. Wigley has served as a member of the ChoiceTel board of directors since January 1998. Since 1989 Mr. Wigley has been President and Chief Executive Officer of Great Plains Companies, Inc., a diversified holding company. Mr. Wigley has an M.B.A. degree from Harvard Business School, an M.S. degree from Stanford University and B.S. and B.C.E. degrees from the University of Minnesota. Mr. Wigley serves on the boards of several private and non-profit organizations and is a regent of Luther College.

        Mr. McNab, Dr. Kost, Dr. Langer, Dr. Thompson and Mr. Sutter are presently serving as directors of Sontra. Dr. Davison is expected to begin employment as Sontra's new Chief Executive Officer on May 20, 2002.

          James R. McNab, Jr. has served as Chairman of the Sontra board of directors since 1998. Mr. McNab is also currently the interim Chief Executive Officer of Sontra. Mr. McNab was previously co-founder of Parker Medical, Inc. which was founded in 1986 and sold in 1996 to Smith & Nephew PLC. Mr. McNab was a founder of Reprogenesis, Inc. which was merged into Curis, Inc. (Nasdaq: "CRIS") in August 2000. Mr. McNab presently serves on the board of Curis and acts as its Chairman of its executive committee. He is also Chairman, Chief Executive Officer and founder of eNos Pharmaceuticals, a Cambridge based early stage pharmaceutical company focused on statin combination therapy. Mr. McNab received a B.A. degree in economics from Davidson College and an MBA degree from the University of North Carolina at Chapel Hill.

          Thomas W. Davison, Ph.D. is expected to become Chief Executive Officer of Sontra on May 20, 2002. Dr. Davison previously was the Chief Executive Officer of Endius Inc., a company he founded that focuses on minimally invasive spine surgery. Prior to commencing his employment at Endius in 1996, Dr. Davison had served as President of UltraCision Inc. since 1988, a company he founded as a recognized technology leader in laparoscopic surgical instruments. UltraCision was acquired by Ethicon Endosurgery, a Johnson & Johnson Company, in November 1995, at which time Dr. Davison became Vice President of Strategic Applications of UltraCision for Ethicon Endosurgery. Dr. Davison has also held during his thirty year career various marketing and technical positions within the pharmaceutical and healthcare industry. Dr. Davison holds a B.A. in Biology/Chemistry and a Ph.D. in Mammalian Physiology from Kent State University.

          Joseph Kost has served as a member of the Sontra board of directors since 1998. Dr. Kost is also the Chief Scientific Officer of Sontra. He is a visiting scientist at the Massachusetts Institute of Technology and a Professor of Chemical Engineering at the Ben Gurion University of the Negev, Beer-Sheva, Israel. Dr. Kost completed undergraduate training in the Department of Chemical Engineering and earned a D.Sc. degree in 1981 at the Department of Biomedical Engineering at Technion, the Israel Institute of Technology.

          Robert S. Langer has served as a member of the Sontra board of directors since 1998. Dr. Langer also serves as a consultant to Sontra. Since 1979, Dr. Langer has been Germeshausen Professor of Chemical and Biomedical Engineering at the Massachusetts Institute of Technology. Dr. Langer is also currently a director of Boston Life Sciences, Inc. Dr. Langer received his B.S. from Cornell University in 1970 and his Ph.D. from MIT in 1974, both in chemical engineering.

          Martin P. Sutter has served as a member of the Sontra board of directors since 1998. Mr. Sutter is currently a Managing Director of Essex Woodlands Health Ventures, LLC. Mr. Sutter was previously affiliated with Mitchell Energy & Development Corporation (MEDC) where he was involved in chemical engineering, operations and marketing, and subsequently, was President of The Woodlands Venture Capital Company, a wholly owned subsidiary of MEDC. Mr. Sutter received a B.S. degree from Louisiana State University and an M.B.A. degree from the University of Houston.

          W. Leigh Thompson has served as a member of the Sontra board of directors since April 2002. Dr. Thompson currently is President and Chief Executive Officer of Profound Quality Resources Ltd., a scientific consulting firm founded by Dr. Thompson in 1995. Prior to forming his own consulting firm, Dr. Thompson served as Chief Scientific Officer of Eli Lilly and Co., which he joined in 1982 as Director of Clinical Investigation of the Lilly Research Laboratories. Dr. Thompson has also held positions at The Johns Hopkins University, The Johns Hopkins Hospital, Case Western Reserve University and University Hospital of Cleveland. Dr. Thompson serves as a director on the boards of the following public companies: Bioanalytical Systems, Inc., DepoMed, Inc., Guilford Pharmaceuticals, Inc., Inspire Pharmaceuticals, Inc., La Jolla Pharmaceutical Company and Orphan Medical, Inc. Dr. Thompson received his B.S. degree from the College of Charleston, his Ph.D. in Pharmacology from the Medical University of South Carolina and his M.D. (Phi Beta Kappa) from The Johns Hopkins University.

Board Committees and Actions

        During calendar year 2001, the ChoiceTel board of directors met 6 times and each director attended all meetings. The board of directors has two standing committees, a Compensation Committee and an Audit Committee, which were appointed in January of 1998. During 2001, the Compensation Committee met once and the Audit Committee met twice.

        The Compensation Committee reviews and makes recommendations to the board of directors regarding salaries, compensation and benefits of executive officers of ChoiceTel and administers ChoiceTel's 1997 Long-Term Incentive and Stock Option Plan. The Compensation Committee members are Robert A. Hegstrom, Gary S. Kohler and Jeffrey R. Paletz. If the merger is approved, Mr. Sutter and Dr. Thompson shall replace Messrs. Hegstrom and Paletz on the Compensation Committee.

        The Audit Committee is responsible for recommending the appointment of a firm of independent public accountants to audit the books and records of ChoiceTel and its subsidiaries and reviews the internal and external financial reporting of ChoiceTel and the scope of the independent audit. NASD rules require that the committee consist of a majority of independent directors. The Audit Committee members who are independent directors are Michael Wigley and Robert A. Hegstrom. Gary S. Kohler also serves on the Audit Committee but is not deemed to be an independent director because he is the brother of Jack S. Kohler, the Chief Financial Officer. If the merger is approved, Mr. Sutter and Dr. Thompson shall replace Messrs. Kohler and Hegstrom on the Audit Committee.

        The board of directors acts as the nominating committee. See "Election of Directors—Nomination of Directors."

Director Compensation

        Currently, no cash compensation is paid to ChoiceTel's directors; however, independent, non-employee directors receive an option to purchase shares of common stock worth $75,000, valued as of the date of grant if re-elected by the shareholders. If the merger is approved and consummated, non-employee directors may be entitled to receive from ChoiceTel an annual compensation of up to $10,000 per year plus payment of their expenses. Upon consummation of the merger, each of the ChoiceTel non-employee directors may be entitled to an option grant from ChoiceTel to purchase 50,000 shares of ChoiceTel common stock at an exercise price of $2.50 per share. Furthermore, the merger agreement provides that in subsequent years, non-employee directors may be entitled to receive from ChoiceTel annual options to purchase 15,000 shares of ChoiceTel common stock at an exercise price equal to the market value of the common stock on the date of the annual shareholders meeting in which the non-employee directors were elected.

        The options will be granted pursuant to ChoiceTel's 1997 Long-term Incentive and Stock Option Plan, will be exercisable upon grant and at an exercise price equal to the fair market value of the common stock of ChoiceTel as of the date of grant. No options will be issued to employee directors for their service as directors.

Nomination of Directors

        The ChoiceTel board of directors acts as the nominating committee for selecting the board's nominees for election as directors. The board does not intend to consider nominees recommended by shareholders. Directors of ChoiceTel are elected annually to serve until the next annual meeting of shareholders, or until their successors are duly elected. As a condition to closing the merger, certain principal stockholders of Sontra are required to enter into a director voting agreement with Gary Kohler and Michael Wigley whereby such Sontra stockholders agree to vote any shares of ChoiceTel common stock beneficially owned by them following the merger to cause and maintain Gary Kohler and Michael Wigley to continue to be elected to ChoiceTel's board for the period beginning of the date the merger is consummated and ending the later of (i) the third anniversary and (ii) the third meeting of ChoiceTel shareholders called for the purpose of electing directors. ChoiceTel knows of no other arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or a nominee. The only family relationship between any of the nominees, directors or executive officers of ChoiceTel is between Gary S. Kohler and Jack S. Kohler, who are brothers.

Executive Officers

        The following discussion sets forth information about the executive officers of ChoiceTel who are not directors. Currently, Mr. Jack S. Kohler is ChoiceTel's only executive officer not serving on the board. If the merger is approved and consummated, Mr. Jack Kohler shall remain ChoiceTel's sole executive officer who is not a member of the ChoiceTel board of directors.

Name	Positions With Company	Age	Officer Since
Jack S. Kohler	Vice President, Chief Financial Officer and Secretary	47	1993

        Jack S. Kohler has been Vice President and Chief Financial Officer of ChoiceTel since 1993. Prior to joining ChoiceTel, Mr. Kohler was employed for 13 years in various management and accounting positions at Cargill, Inc. Mr. Kohler has a B.S. degree in Accounting from the University of Minnesota. Mr. Kohler is the brother of Gary S. Kohler who is Chairman of ChoiceTel's board of directors.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following table and accompanying footnotes set forth certain summary information, relating to the three years ended December 31, 2001 with respect to ChoiceTel's chief executive officer. ChoiceTel has no other executive officers who earned more than $100,000 for the year-ended December 31, 2001.

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)		Bonus($)	Other Annual Compensation($)	Securities Underlying Options/SARs(#)	All Other Compensations
Jeffrey R. Paletz, President	2001 2000 1999	$ $ $	108,000 108,000 108,375	$0 32,000 0	— — —	— — —	— — —

Agreements with Executives

        ChoiceTel has entered into a severance agreement with Jeffrey Paletz pursuant to which ChoiceTel will pay Mr. Paletz six months severance upon termination of his employment with ChoiceTel or upon the sale of the Puerto Rican assets, which ever occurs first. On May 1, 2002, ChoiceTel sold its Puerto Rican assets. Accordingly, Mr. Paletz will receive his severance pay of approximately $54,000. Following the merger, Mr. Paletz will cease to be on ChoiceTel's board of directors and will cease to serve as ChoiceTel's President.

        ChoiceTel has entered into a severance agreement with Jack Kohler pursuant to which ChoiceTel will pay Mr. Kohler six months severance upon a termination of his employment with, or a change-in-control of, ChoiceTel. His severance pay will be calculated on the basis of his salary immediately prior to his termination or the change-in-control and will include payment of health insurance premiums for six months following the termination or change-in-control. Based on Mr. Kohler's current salary of $90,000 per year, his severance pay would be $45,000. The consummation of the merger will trigger the payment to Jack Kohler of his severance pay. Following the merger, Mr. Kohler has agreed to continue to act as ChoiceTel's Chief Financial Officer for a transitional period. Jack Kohler is the brother of Gary Kohler, who is currently the Chairman of ChoiceTel's board and will continue to serve as a director following the merger.

        In addition to the severance payments described above, upon closing the sale of the Puerto Rican assets, ChoiceTel became obligated to pay $20,000 to each of Jeffrey Paletz and Jack Kohler. ChoiceTel paid the entire bonus award to these individuals following the closing of that sale.

Stock Option Plan

        Under the terms of ChoiceTel's 1997 Long-Term Incentive and Stock Option Plan (the "Plan"), all of the directors, officers, other employees and consultants of ChoiceTel are eligible to receive options to purchase shares of ChoiceTel's Common Stock.

        The board of directors adopted the Plan on April 17, 1997, and the shareholders approved it on April 18, 1997. The Plan provides for the grant of both incentive stock options intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options that do not qualify for such treatment. The exercise price of incentive stock options must equal or exceed the fair market value of the common stock at the time of grant. The exercise price of non-qualified stock options must equal or exceed 85% of the fair market value of the common stock at the time of grant. The Plan also provides for grants of stock appreciation rights, restricted stock awards and performance awards and allows for the grant of restoration options.

        The Compensation Committee of the board of directors administers the Plan, subject to approval of the board. A total of 350,000 shares of common stock are currently reserved for issuance under the Plan. However, ChoiceTel's board has approved an amendment to the Plan, as described in Proposal Three beginning on page 96, increasing the number of shares reserved for issuance to 1,500,000. Incentive stock options may be granted under the Plan only to full and part-time employees. Directors who are not employees, and consultants and independent contractors to ChoiceTel are eligible to receive options which do not qualify as incentive stock options, as well as other awards. In determining the persons to whom options and awards shall be granted, and the number of shares subject to each, the board of directors may take into account the nature of services rendered to ChoiceTel, and such other factors as the board of directors in its discretion shall deem relevant.

        The board of directors may amend or discontinue the Plan at any time but may not, without shareholder approval, make any revisions or amendments to the Plan that increase the number of shares subject to the Plan, decrease the minimum exercise price, extend the maximum exercise term, or modify eligibility requirements. The board of directors may not alter or impair any award granted under the Plan without the consent of the holder of the award. The Plan will expire April 15, 2007.

        Pursuant to the terms of the Plan, appropriate adjustments to the Plan and outstanding options will be made in the event of changes in the common stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in corporate structure.

        No stock options were granted to the executive officers named in the Summary Compensation Table during ChoiceTel's 2001 fiscal year, which ended on December 31, 2001.

        None of the officers named in the Summary Compensation Table exercised any options in 2001 or held any unexercised options from ChoiceTel at the end of ChoiceTel's 2001 fiscal year.

Certain Transactions

        ChoiceTel has an arrangement with Gary S. Kohler, ChoiceTel's Chairman, pursuant to which Mr. Kohler advises ChoiceTel's management on an as-needed basis. Mr. Kohler was paid $28,800 for rendering this service for the year ended December 31, 2001.

        From July 1, 2000 until January 2, 2002, ChoiceTel invested $2,000,000 in Whitebox Arbitrage Fund, LLC. Andrew Redleaf, a holder of more than 10% of ChoiceTel's stock, is President of Whitebox Advisors, Inc., which is the general partner of Whitebox Arbitrage Fund, LLC.

        It is ChoiceTel's policy not to engage in any material transactions with officers, directors or beneficial holders of 5% or more of ChoiceTel's Common Stock, or affiliates of such persons, unless the terms of any such transaction are no less favorable to ChoiceTel than those that could be obtained from unaffiliated third parties and are approved by a majority of ChoiceTel's independent directors who do not have an interest in the transaction and who have had access, at ChoiceTel's expense, to ChoiceTel's or independent legal counsel. Further, ChoiceTel will not make loans to officers and directors, or their affiliates, for the purpose of purchasing securities from ChoiceTel.

BENEFICIAL OWNERSHIP OF CHOICETEL COMMON STOCK

        The following table sets forth information as of April 30, 2002, regarding the beneficial ownership of shares of Common Stock of ChoiceTel by each director, director nominee and executive officer of ChoiceTel, by all directors and executive officers of ChoiceTel as a group, and by each shareholder known by ChoiceTel to own beneficially more than five percent (5%) of the outstanding shares of ChoiceTel's Common Stock. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.

Name and address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares Before the Merger(2)	Percent of Outstanding Shares After the Merger(3)
Andrew Redleaf(4)(5) 3033 Excelsior Blvd. Minneapolis, MN 55416	445,063	14.7%	4.2%
Melvin Graf(6) 2601 Abbey Hill Drive Minnetonka, MN 55305	213,334	7.0%	2.0%
Perkins Capital Management(4) 730 East Lake Street Wayzata, MN 55391	292,936	9.6%	2.8%
Essex Woodlands H.V.F. IV(8)(15) 15001 Walden Road, Suite 101 Montgomery, Texas 77356	0	0%	16.7%
Vanguard VI, L.P.(8)(15) 1330 Post Oak Blvd., Suite 1550 Houston, TX 77056	0	0%	15.6%
H&Q Healthcare Investors(8)(15) 50 Rowes Wharf 4th Floor Boston, MA 02110 Attn: Alan Carr	0	0%	13.1%
Directors, nominees and executive officers:
Gary S. Kohler(5)(7)(8)(10)(13)	918,460	30.3%	8.7%
Jeffrey R. Paletz(5)	342,358	11.3%	3.2%
Jack S. Kohler(5)(9)(10)	260,800	8.6%	2.5%
Robert A. Hegstrom(11)(12)	176,341	5.5%	1.6%
Michael R. Wigley(5)(8)(11)(13)(14)	526,766	16.5%	4.9%

James R. McNab, Jr.(8)(15)	0	0%	5.9%
Joseph Kost(8)(15)	0	0%	5.9%
Robert S. Langer(8)(15)	0	0%	5.8%
Martin P. Sutter(8)(15)	0	0%	16.7%
W. Leigh Thompson(15)	0	0%	0%
Thomas W. Davison(15)	0	0%	0%
All current directors and executive officers as a group (5 persons)	1,929,400	57.2%	17.7%

(1)
Each person has sole voting power and sole dispositive power with respect to all outstanding shares, except as otherwise noted below or as disclosed by the beneficial owners in the Schedule 13G filing described at footnote (4) below.

(2)
Based on 3,035,795 shares outstanding on April 30, 2002. Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person(s) within 60 days upon the exercise of existing stock options or warrants.

(3)
Based on approximately 10,584,411 shares of ChoiceTel common stock deemed to be outstanding immediately following the completion of the merger with Sontra assuming the conversion of Sontra preferred stock into common stock on a one-for-one basis and each share of common stock is converted into the right to receive 0.2347 shares of ChoiceTel common stock. Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated persons(s) within 60 days upon the exercise of options or warrants.

(4)
Reflects information included on Schedule 13G filed with the Securities and Exchange Commission.

(5)
Does not include the following additional shares of ChoiceTel stock for which voting control is shared among the following parties pursuant to the ChoiceTel stock voting agreement signed by the parties:

	Shared Voting Power	Total Shared Voting Power
Andrew Redleaf	1,753,059	2,198,122
Gary S. Kohler	1,279,662	2,198,122
Jeffrey R. Paletz	1,855,764	2,198,122
Jack S. Kohler	1,937,322	2,198,122
Michael R. Wigley	1,671,356	2,198,122
(6)
Includes 13,334 shares held by Miriam Graf. Mr. Graf disclaims beneficial ownership of such shares.

(7)
Includes 40,000 shares held by Gary S. Kohler as custodian for the benefit of his children. Mr. Kohler disclaims beneficial ownership of such shares.

(8)
Does not include the following additional shares of ChoiceTel stock anticipated to be issued in the merger for which beneficial ownership and voting control is shared among the following parties pursuant to the director voting agreement which will be signed by the parties as a condition to closing:

	Shared Voting Power	Total Shared Voting Power
Gary S. Kohler	7,115,633	8,034,093
Michael R. Wigley	7,507,327	8,034,093
James R. McNab, Jr.	7,403,407	8,034,093
Joseph Kost	7,409,275	8,034,093
Robert S. Langer	7,421,010	8,034,093
Essex Woodlands H.V.F. IV	6,263,880	8,034,093
Vanguard VI, L.P.	6,380,460	8,034,093
H&Q Healthcare Investors	6,642,331	8,034,093
(9)
Includes 300 shares owned by Jack Kohler's minor children. Jack Kohler disclaims beneficial ownership of such shares.

(10)
Includes 200,000 shares currently owned by Gary S. Kohler, which can be purchased by Jack S. Kohler within sixty (60) days of exercising stock options granted by Gary S. Kohler.

(11)
Includes options to acquire 166,341 shares, which could be purchased from ChoiceTel within sixty (60) days upon exercise of the stock options.

(12)
Includes a warrant to purchase 5,000 shares, which could be purchased from ChoiceTel within sixty (60) days upon exercise of the warrant.

(13)
Includes 95,325 shares currently owned by Gary S. Kohler, which can be purchased by Michael Wigley within sixty (60) days of exercising stock options granted by Gary S. Kohler. Does not include options to purchase 50,000 shares of ChoiceTel common stock that will be granted to each non-employee director on the ChoiceTel board of directors following the consummation of the merger.

(14)
Includes 26,000 shares held by Michael Wigley's minor children. Mr. Wigley disclaims beneficial ownership of such shares.

(15)
For information relating to these persons, see notes to "Beneficial Ownership of Sontra Capital Stock" beginning on page 85 of this joint proxy statement/prospectus.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires ChoiceTel's executive officers, directors, and persons who own more than ten percent of a registered class of ChoiceTel's equity securities to file certain reports regarding ownership of, and transactions in, ChoiceTel's securities with the Securities and Exchange Commission (the "SEC"). These officers, and directors and stockholders are also required by SEC rules to furnish ChoiceTel with copies of all Section 16(a) reports that are filed with the SEC. Based solely on a review of copies of such forms received by ChoiceTel, ChoiceTel believes that for the year ended December 31, 2001, all Section 16(a) reports required to be filed by ChoiceTel's executive officers, directors and 10% stockholders were filed on a timely basis, except for Jeffrey R. Paletz who filed a late Form 4.

        Certain executive officers, directors and principal shareholders of ChoiceTel have agreed with Sontra to vote in favor of the adoption of the merger agreement, the approval of the merger, and any other proposal which could be reasonably expected to facilitate the merger, including the approval of the issuance of shares of common stock of ChoiceTel to be issued in the merger. For a description of the material terms of the agreement, please see "Agreements Related to the Merger" on page 55 of this joint proxy statement/prospectus.

        Certain executive officers, directors and principal stockholders of Sontra have agreed with ChoiceTel to vote in favor of the adoption of the merger agreement, the approval of the merger, and any other proposal which could be reasonably expected to facilitate the merger. For a description of the material terms of the agreement, please see "Agreements Related to the Merger" on page 55 of this joint proxy statement/prospectus.

        As a condition to closing the merger, certain executive officers, directors and principal shareholders of Sontra are required to sign and deliver an agreement with Michael Wigley and Gary Kohler that such Sontra executives, officers, directors and principal shareholders will vote any shares of ChoiceTel beneficially owned by them to cause and maintain Michael Wigley and Gary Kohler to continue to be elected to ChoiceTel's board of directors. For a description of the material terms of this agreement, please see "Agreements Related to the Merger" on page 55 of this joint proxy statement/prospectus.

APPROVAL OF AMENDMENT TO 1997 LONG-TERM INCENTIVE
AND STOCK OPTION PLAN
(Proposal Three)

        On April 17, 1997, ChoiceTel's board of directors adopted the 1997 Long-Term Incentive and Stock Option Plan (the "Plan"). The Plan was ratified and approved by ChoiceTel's shareholders on April 18, 1997, and amended by ChoiceTel's shareholders on September 12, 1997 and July 26, 2000. The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring ChoiceTel's future success, to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in ChoiceTel through stock options and other long-term incentive awards.

        The Plan originally reserved 100,000 shares of common stock for issuance under the Plan. In July 2000, the shareholders approved an amendment to the Plan, increasing the number of shares reserved for issuance under the Plan to 350,000. In February 2002, ChoiceTel's board of directors approved an amendment to the Plan, subject to shareholder approval, to increase the number of shares reserved for issuance under the Plan from 350,000 to 1,500,000.

        The principal features of the Plan are discussed below.

Eligibility

        Awards may be granted under the Plan to full or part-time employees, directors, consultants or independent contractors of ChoiceTel or any subsidiary of ChoiceTel. Incentive stock options, however, may only be granted to full or part-time employees of ChoiceTel or any subsidiary of ChoiceTel. Currently, ChoiceTel and its subsidiaries have approximately two employees and four directors who are currently eligible to receive awards under the Plan, and no consultants or independent contractors that are currently eligible to receive awards under the Plan. If the merger is approved, ChoiceTel and its subsidiaries expect to have approximately 18 employees and consultants and eight directors eligible to receive awards under the Plan, and independent contractors that are eligible to receive awards under the Plan. No option or award is transferable by an optionee, except by will or by the laws of descent or distribution. Except as otherwise provided in an option or award agreement, the option shall be exercisable only by the optionee or the grantee during the lifetime of such optionee or grantee.

Administration

        The Plan is administered directly by the Compensation Committee, whose members are appointed by ChoiceTel's board of directors.

Stock Options

        The Plan provides for the grant of four types of stock options:

  •
  incentive stock options within the meaning of Section 422 of the Internal Revenue Code;

  •
  stock options which do not quality as incentive stock options;

  •
  restoration options, pursuant to which an optionee is granted the option to purchase the number of shares of ChoiceTel's common stock that were tendered in payment of the exercise price and any income tax obligations with respect to other stock options granted under the Plan; and

  •
  stock appreciation rights, which entitle the holder to realize the cash and/or stock value of the difference between the fair market value of ChoiceTel's common stock on the date the option is granted and the fair market value of ChoiceTel's common stock on the date the option is exercised.

Restricted Stock Awards

        The Plan authorizes the Committee to award restricted stock. The Committee will determine the terms, including the vesting schedule, of any restricted stock award. The recipient of a restricted stock award will have all of the rights of a shareholder with respect to the shares of restricted stock granted, including the right to receive dividends and to vote such shares, except that (i) the recipient will not be entitled to delivery of the stock certificates representing the shares of restricted stock until the restrictions have lapsed; (ii) the recipient may not sell or transfer the shares until the restrictions have lapsed; and (iii) except as otherwise determined by the Committee, the recipient will forfeit all restricted shares and any rights of a shareholder with respect to the restricted shares if the recipient ceases to remain employed by ChoiceTel or any subsidiary of ChoiceTel or fails to comply with any other restriction before the restrictions have lapsed.

Performance Awards

        The Committee may grant performance awards, payable in cash or shares of ChoiceTel's common stock or other property or awards upon the achievement of such performance goals as the Committee may establish.

Number of Shares

        Before the amendment to the Plan which the shareholders are being asked to approve, a maximum of 350,000 shares of common stock is reserved for issuance under the Plan. After accounting for the amendment by the board in February, 2002, and subject to shareholder approval of the amendment 1,500,000 shares of common stock will be reserved for issuance under the Plan. Shares of common stock covered by expired or terminated stock options may be used for subsequent awards.

Price

        The exercise price for incentive stock options must be at least equal to 100% (or 110% for individuals who may exercise certain control over ChoiceTel) of the fair market value of shares of ChoiceTel's common stock at the date of the grant. The exercise price for stock options which are not incentive stock options must be at least equal to 85% of the fair market value of shares of ChoiceTel's common stock. The exercise price for other awards granted under the Plan will be determined by the Committee. On May 14, 2002, the closing sale price for ChoiceTel's common stock as reported on the Nasdaq SmallCap Market was $2.39 per share.

Amendment and Termination

        The board of directors may amend or terminate the Plan at any time, except that shareholder approval is required to: (i) increase the maximum number of shares reserved for issuance under the Plan, (ii) decrease the minimum exercise or purchase price of any option or award, (iii) extend the maximum term of any option or award, or (iv) modify eligibility requirements for participation in the Plan. The board of directors may not alter or impair any option or award previously granted without the consent of the holder of the option or award. Unless the Plan has otherwise been discontinued, the Plan shall terminate on April 15, 2007.

Federal Income Tax Consequences

        Incentive Stock Options.    Some of the options to be granted to employees pursuant to the Plan may be intended to qualify as incentive stock options under Section 422 of the Code. Under present law, the optionee recognizes no taxable income when the incentive stock option is granted. In addition, an optionee generally will not recognize taxable income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). However, the amount by which the fair market value of the shares at the time of exercise exceeds the aggregate exercise price paid will be alternative minimum taxable income for purposes of applying the alternative minimum tax, and under proposed regulations which would become effective only if finalized, for stock options exercised on or after January 1, 2003 such amount would also be subject to FICA and FUTA taxes. If the optionee does not dispose of the shares acquired upon such exercise for a period of two years from the granting of the incentive stock option and one year after exercise of the option, the optionee will receive capital gains treatment on any gain recognized when he or she sells the shares. ChoiceTel is not entitled to any compensation expense deduction under these circumstances. If the applicable holding periods are not satisfied, then any gain recognized in connection with the disposition of such stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, in the amount by which the lesser of (i) the fair market value of such stock on the date of exercise, or (ii) the amount recognized on the disposition of the shares, exceeds the option exercise price. The balance of any gain or loss recognized on such a premature disposition will be characterized as a capital gain or loss. ChoiceTel is entitled to a corresponding tax deduction in an amount equal to the ordinary compensation income recognized by the optionee as a result of the early disposition.

        Nonqualified Stock Options.    Nonqualified stock options granted under the Plan are not intended to and do not qualify for the tax treatment described above for incentive stock options. Under present law, an optionee generally will not recognize any taxable income at the time a nonqualified stock option is granted to the optionee pursuant to the Plan. Upon exercise of the option, the optionee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the aggregate exercise price. The amount recognized as ordinary income by the optionee will increase the optionee's basis in the shares acquired pursuant to the exercise of the nonqualified stock option. ChoiceTel is entitled to a corresponding tax deduction in an amount equal to the ordinary compensation income recognized by the optionee upon exercise of the nonqualified stock option. Upon the subsequent sale of shares by the optionee, any resulting gain or loss will generally be characterized as long-term or short-term capital gain or loss, depending upon the optionee's holding period for such shares.

        Restricted Stock.    The grant of restricted stock should not result in immediate income for the participant or a deduction for ChoiceTel for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions which would result in a "substantial risk of forfeiture" as intended by ChoiceTel. A participant who receives an award of restricted stock will recognize ordinary compensation income when the restrictions on such shares lapse, in an amount equal to the excess of the fair market value of such shares at the time the restrictions lapse over the amount paid for the shares, if any. Dividends paid on the shares received by the participant during the restricted period would also be taxable ordinary compensation income to the participant. ChoiceTel is entitled to a corresponding tax deduction in an amount equal to the ordinary compensation income recognized by a participant with respect to shares awarded pursuant to the Plan, provided that such amount constitutes an ordinary and necessary business expense of ChoiceTel and is reasonable.

        If the participant makes an election with respect to such shares under Section 83(b) of the Code, not later than 30 days after the date shares are transferred to the participant pursuant to such award, the participant will recognize ordinary income at the time of transfer in an amount equal to the excess of the fair market value of the shares covered by the award (determined without regard to any restriction other than a restriction which by its terms will never lapse) at the time of such transfer over the price, if any, paid for such shares. In such case, dividends on the stock are taxable dividend income to the participant and are no longer deductible by ChoiceTel.

        A participant's tax basis in shares received pursuant to a restricted stock award granted under the Plan will be equal to the sum of the price paid for such shares, if any, and the amount of ordinary income recognized by such participant with respect to the transfer of such shares or the lapse of the restrictions thereon. The participant's holding period for such shares for purposes of determining gain or loss on a subsequent sale will begin immediately after the transfer of such shares to the participant if a Section 83(b) election is made with respect to such shares, or immediately after the restrictions on such shares lapse if no Section 83(b) election is made.

        If, subsequent to the lapse of restrictions on his or her shares, the participant sells such shares, the difference, if any, between the amount recognized from such sale and the tax basis of such shares to the holder will be taxed as long-term or short-term capital gain or loss, depending on whether the participant's holding period for such shares exceeds the applicable holding period at the time of sale and provided that the participant holds such shares as a capital asset at such time.

        If a Section 83(b) election is made, and before the restrictions on the shares lapse the shares which are subject to such election are resold to ChoiceTel or are forfeited, (i) no deduction would be allowed to such participant for the amount previously included in the income of such participant by reason of such Section 83(b) election, and (ii) the participant would recognize a loss in an amount equal to the excess, if any, of the amount paid for such shares over the amount received by the participant upon such resale or forfeiture, which loss would be a capital loss if the shares are held as a capital asset at such time.

Equity Compensation Plan Information

        The following table gives information about ChoiceTel's common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2001, including the 1997 Long-Term Incentive and Stock Option Plan and individual options and warrants that have been granted by ChoiceTel but are not under any written plan. The table does not include information about the Sontra options that will be assumed by ChoiceTel if the merger is completed.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	368,682	$2.24	-0-
Equity compensation plans not approved by security holders(1)	447,224	$6.51	N/A
TOTAL:	815,906	$4.02	-0-

(1)
From time to time, ChoiceTel has compensated various consultants and advisors with options and warrants to purchase shares of ChoiceTel common stock, outside of the 1997 Long-Term Incentive and Stock Option Plan approved by shareholders. Such issuances were not granted pursuant to a formal equity compensation plan approved by the board of directors, but instead, each grant was an individual equity compensation arrangement, authorized by the board of directors and granted as compensation for goods or services. All such grants were pursuant to similar forms of options and warrants. There were a total of eight grants, each with terms between three and ten years. The board granted options and warrants to purchase an aggregate total of 447,224 shares of ChoiceTel common stock. The exercise prices ranged from $2.88 per share to $9.40 per share. The ChoiceTel board of directors has the authority to issue additional options and warrants as compensation for goods and services when the board deems such issuances to be in the interests of the ChoiceTel shareholders.

Shareholder Approval

        The affirmative vote of a majority of the shares of common stock represented at the annual meeting either in person or by proxy and voting on the proposal, assuming a quorum is present, is required to approve the amendment to the Plan increasing the number of shares reserved for issuance thereunder.

CHOICETEL'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER AS SET FORTH IN PROPOSAL THREE.

APPROVAL OF AMENDMENTS TO
AMENDED AND RESTATED ARTICLES OF INCORPORATION
(Proposal Four)

AMENDMENT TO CHANGE NAME

        Assuming shareholder approval of the merger, ChoiceTel's board of directors submits a proposal to the ChoiceTel shareholders to amend Article 1 of its Amended and Restated Articles of Incorporation immediately following the consummation of the merger to change the name of the company from "ChoiceTel Communications, Inc." to "Sontra Medical Corporation."

Purpose of Amendment to Change Name

        In a special meeting of ChoiceTel shareholders on December 17, 1999, ChoiceTel shareholders approved the board's plan to sell substantially all of the company's pay telephone assets. ChoiceTel's remaining pay telephone assets located in Puerto Rico were sold on May 1, 2002. Accordingly, ChoiceTel is no longer in the business of pay telephone operations. If the merger proposal is approved and the merger is consummated, ChoiceTel will assume the business of Sontra and the name "ChoiceTel Communications, Inc." will no longer reflect ChoiceTel's operations. The name "Sontra Medical Corporation" bears the goodwill generated by Sontra in its business and will serve to identify ChoiceTel with Sontra's efforts in the field of skin permeation technologies.

Effect of Approval of Amendment to Change the Name

        If Proposal Four is approved by the ChoiceTel shareholders, upon consummation of the merger ChoiceTel will promptly file Articles of Amendment to the Amended and Restated Articles of Incorporation and any other required documentation with the Office of the Minnesota Secretary of State to delete Article 1 of ChoiceTel's Amended and Restated Articles of Incorporation and insert in its place the following:

        The name of the corporation is Sontra Medical Corporation.

AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES

        Subject to the approval of the merger, ChoiceTel's board of directors submits a proposal to the ChoiceTel shareholders to increase the number of authorized shares of common stock of ChoiceTel from 15,000,000 to 20,000,000 immediately following the consummation of the merger. ChoiceTel's Amended and Restated Articles of Incorporation authorize the corporation to issue 15,000,000 shares of common stock and 5,000,000 shares of undesignated preferred stock. The proposed amendment will not increase the number of authorized shares of ChoiceTel's preferred stock, none of which is outstanding. If the proposed amendment to ChoiceTel's Amended and Restated Articles of Incorporation is adopted, the first sentence of Article 3 shall be amended to read as follows:

  The total number of shares of capital stock which the corporation is authorized to issue shall be 25,000,000 shares, consisting of 20,000,000 shares of common stock, par value $.01 per share ("Common Stock") and 5,000,000 shares of undesignated preferred stock, par value $.01 per share ("Preferred Stock").

Purpose of Amendment to Increase Number of Shares

        On May 14, 2002, there were 3,035,795 shares of ChoiceTel common stock outstanding and no shares of ChoiceTel preferred stock outstanding. If the merger proposal is approved and the merger is consummated, approximately 7,548,616 shares of ChoiceTel common stock will be issued to the Sontra stockholders assuming the Sontra preferred stock is converted on a one-for-one basis and each share of Sontra common stock is converted into the right to receive 0.2347 shares of ChoiceTel common stock.

As a result, approximately 10,584,411 shares of ChoiceTel common stock will be outstanding after the merger.

        There are currently an additional 2,178,139 shares reserved for issuance upon exercise of outstanding options and warrants to purchase ChoiceTel common stock. If the merger proposal is approved and the merger is consummated, options to purchase 4,596,850 shares of Sontra common stock (including 1,764,850 shares of Sontra common stock expected to be granted to Dr. Davison on the starting date of his employment as Chief Executive Officer of Sontra) will become options to purchase approximately 1,078,880 shares of ChoiceTel common stock upon the consummation of the merger, assuming no adjustment to the exchange ratio. In addition, upon consummation of the merger, subject to the approval of the board of directors of ChoiceTel, it is anticipated that Dr. Davison will receive a second option to purchase sufficient shares of ChoiceTel common stock such that, upon the closing of the merger, Dr. Davison will have received options to purchase 700,000 shares of ChoiceTel common stock (inclusive of shares awarded to Dr. Davison pursuant to the initial option grant of shares of Sontra common stock). Accordingly, upon consummation of the merger, ChoiceTel will have issued and outstanding, and reserved for issuance upon exercise of options and warrants, an aggregate of approximately 14,127,220 shares of the 15,000,000 shares of ChoiceTel common stock authorized to be issued.

        Furthermore, if Proposal Three to amend ChoiceTel's Long-Term Incentive and Stock Option Plan is approved, an additional 1,150,000 shares of ChoiceTel common stock will be reserved for issuance under ChoiceTel's Plan.

        ChoiceTel's board of directors wishes to have the additional shares available for future business and financial purposes. Although the ChoiceTel board does not currently have plans to do any of the following, it anticipates that the board following the merger may wish to have additional shares available for issuance for various purposes, such as raising capital, providing equity incentives to employees, officers or directors and establishing strategic relationships with other companies, recapitalizations, stock splits or other corporate purposes.

        Except as disclosed in this joint proxy statement/prospectus, ChoiceTel has no agreements, commitments or plans with respect to the sale or issuance of additional shares of its common stock. ChoiceTel has not proposed this amendment with the intention of using the additional shares for anti-takeover purposes, although ChoiceTel could theoretically use the additional shares to make it more difficult or discourage an attempt to acquire control of ChoiceTel. ChoiceTel is not aware of any proposed or contemplated transaction of this type, other than the proposed merger with Sontra.

Effect of Approval of Amendment to Increase the Number of Authorized Shares

        If Proposal Four is approved by the ChoiceTel shareholders, ChoiceTel will promptly file Articles of Amendment to its Amended and Restated Articles of Incorporation and any other required documentation with the Office of the Minnesota Secretary of State to delete the first sentence in Article 3 of its Amended and Restated Articles of Incorporation and insert in its place the following:

  The total number of shares of capital stock which the corporation is authorized to issue shall be 25,000,000 shares, consisting of 20,000,000 shares of common stock, par value $.01 per share ("Common Stock") and 5,000,000 shares of undesignated preferred stock, par value $.01 per share ("Preferred Stock").

        If the proposed amendment is approved by the ChoiceTel shareholders, the additional shares would be available for issuance without further action by the shareholders, unless such action is required by law or applicable stock exchange listing requirements. The issuance of additional shares of common stock will have a dilutive effect on the voting power of existing shareholders and on earnings per share.

        Any newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. Holders of ChoiceTel's common stock do not have preemptive rights to subscribe for additional securities that may be issued by ChoiceTel.

Shareholder Approval

        The affirmative vote of a majority of the shares of common stock represented at the annual meeting either in person or by proxy and voting on the proposal, assuming a quorum is present, is required to approve the amendments to ChoiceTel's Amended and Restated Articles of Incorporation.

CHOICETEL'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENTS TO THE ARTICLES OF INCORPORATION CHANGING THE NAME OF CHOICETEL AND INCREASING THE NUMBER OF AUTHORIZED SHARES AS SET FORTH IN PROPOSAL FOUR.

OTHER BUSINESS

        ChoiceTel knows of no business that will be presented for consideration at the annual meeting other than that described in this joint proxy statement/prospectus. As to other business, if any, that may properly come before the annual meeting, it is intended that proxies solicited by the ChoiceTel board will be voted in the judgement of the person or persons voting the proxies, limited by rules of the Securities and Exchange Commission.

PROPOSALS OF SHAREHOLDERS

        The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. ChoiceTel's annual meeting for the fiscal year ended December 31, 2002 is expected to be held on or about June 30, 2003 and the proxy materials in connection with that meeting are expected to be mailed on or about May 30, 2003. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in ChoiceTel's proxy statement for its 2002 Annual Meeting of shareholders is January 30, 2003.

        Additionally, if ChoiceTel receives notice of a separate shareholder proposal after April 15, 2003, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in the proxies solicited by the board of directors of ChoiceTel for its 2002 annual meeting of shareholders may exercise discretionary voting power with respect to such proposal.

EXPERTS

        The financial statements of ChoiceTel as of December 31, 2000 and 2001 incorporated in this joint proxy statement/prospectus by reference from ChoiceTel Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2001, have been audited by Schechter Dokken Kanter Andrews & Selcer Ltd., independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.

        The financial statements of Sontra as of December 31, 2000 and 2001, for each of the three years in the period ended December 31, 2001 and the period from inception (January 29, 1996) to December 31, 2001 included in this joint proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, and have been so included in reliance on their report given on the authority of said firm as experts in auditing and accounting.

        Representatives of Schechter Dokken Kanter Andrews & Selcer Ltd. are expected to attend the ChoiceTel annual shareholders meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

WHERE YOU CAN FIND MORE INFORMATION

        ChoiceTel's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2001 is enclosed with this joint proxy statement/prospectus and is incorporated by reference. ChoiceTel also files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C. and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. ChoiceTel's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

        ChoiceTel filed a registration statement on Form S-4 to register with the SEC the ChoiceTel common stock to be issued to Sontra stockholders in the merger. This document is a part of that registration statement and constitutes a prospectus of ChoiceTel in addition to being our proxy statement for the shareholder meeting. This document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

        The SEC permits us to "incorporate by reference" information into this document. This means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about ChoiceTel and its finances.

  •
  ChoiceTel's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2001.

  •
  ChoiceTel's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.

  •
  ChoiceTel's Current Reports on Form 8-K dated February 27, 2002 (filed with the SEC on March 5, 2002).

  •
  ChioceTel's Current Report on Form 8-K dated May 1, 2002 (filed with the SEC on May 15, 2002).

  •
  The description of ChoiceTel's common stock contained in ChoiceTel's Registration Statement on Form SB-2 (filed on October 16, 1997), including any amendment or report filed for the purpose of updating such description.

        We are also incorporating by reference additional documents that we may file with the SEC between the date of this document and the dates of the annual shareholders meeting of ChoiceTel and the special meeting of Sontra's stockholders.

        ChoiceTel has supplied all information contained or incorporated by reference in this document relating to ChoiceTel, and Sontra has supplied all information contained or incorporated by reference in this document relating to Sontra.

        If you are a shareholder, we may not have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this document. Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from ChoiceTel at the following address:

    ChoiceTel Communications, Inc.
    155000 Wayzata Blvd., 1029
    Wayzata, MN 55391

        If you would like to request documents from us, please do so by June 1, 2002 to receive them before the shareholder meeting.

        You should rely only on the information contained or incorporated by reference in this document to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated May 20, 2002. You should not assume that the information contained in this document is accurate as of any date other than May 20, 2002, and neither the mailing of the document to shareholders nor the issuance of ChoiceTel common stock in the merger will create any implication to the contrary.

INDEX TO FINANCIAL STATEMENTS

Sontra Medical, Inc. Financial Statements

Report of Independent Public Accountants	F-2
Balance Sheets as of December 31, 2000 and 2001 and March 31, 2002 (unaudited)	F-3

Statements of Operations for the years ended December 31, 1999, 2000 and 2001, and the three months ended March 31, 2001 and 2002 (unaudited) and the cumulative period from inception (January 29, 1996) to March 31, 2002 (unaudited)	F-4
Statements of Convertible Preferred Stock and Stockholders' Deficit for the cumulative period from inception (January 29, 1996) to March 31, 2002 (unaudited)	F-5

Statements of Cash Flows for the years ended December 31, 1999, 2000 and 2001 and the three months ended March 31, 2002 (unaudited) and the cumulative period from inception (January 29, 1996) to March 31, 2002 (unaudited)	F-6
Notes to Financial Statements	F-7

Report of Independent Public Accountants

To the Board of Directors of
Sontra Medical, Inc.:

        We have audited the accompanying balance sheets of Sontra Medical, Inc. (a Delaware corporation in the development stage) as of December 31, 2000 and 2001 and the related statements of operations, convertible preferred stock and stockholders' deficit and cash flows for each of the three years in the period ended December 31, 2001 and for the cumulative period from inception (January 29, 1996) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sontra Medical, Inc. as of December 31, 2000 and 2001 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 and for the cumulative period from inception (January 29, 1996) to December 31, 2001, in conformity with accounting principles generally accepted in the United States.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development-stage enterprise and has suffered recurring losses from operations for the period from inception (January 26, 1996) to December 31, 2001 and will need to obtain additional funding or alternative means of financial support or both, prior to December 31, 2002 in order to continue as a going concern. These factors raise substantial doubt concerning the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Arthur Andersen LLP
Boston, Massachusetts
February 4, 2002 (except for the matters discussed in Note 11, as to which the date is February 27, 2002)

SONTRA MEDICAL, INC.
(A Development Stage Company)

Balance Sheets

			As of March 31, 2002
	As of December 31,
				Pro Forma Note 2(m)
	2000	2001	Actual
			(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$533,803	$381,067	$443,849	$443,849
Prepaid expenses and other current assets	150,522	52,054	52,914	52,914

Total current assets	684,325	433,121	496,763	496,763

Property and Equipment, at cost:
Computer equipment	85,712	87,663	87,663	87,663
Office and laboratory equipment	391,410	394,696	396,663	396,663
Furniture and fixtures	9,139	9,139	9,139	9,139
Leasehold improvements	287,035	287,035	287,035	287,035

	773,296	778,533	780,500	780,500
Less—Accumulated depreciation and amortization	(354,367)	(507,616)	(541,730)	(541,730)

Net property and equipment	418,929	270,917	238,770	238,770

Restricted Cash	—	10,500	10,500	10,500

Deferred Financing Costs	—	—	175,439	175,439

Other Assets	34,675	31,675	31,675	31,675

Total assets	$1,137,929	$746,213	$953,147	$953,147

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Current portion of equipment line of credit	$165,562	$—	$—	$—
Accounts payable	68,588	164,599	67,176	67,176
Accrued expenses	110,181	208,181	170,479	170,479

Total current liabilities	344,331	372,780	237,655	237,655

Equipment Line of Credit, net of current portion	124,171	—	—	—

Commitments (Note 4)
Series A Convertible Preferred Stock, $0.01 par value—
Authorized, issued and outstanding—10,057,471 shares in 2000, 2001 and 2002 and no shares pro forma (liquidation preference of $7,000,000 at 2002)	7,000,000	7,000,000	7,000,000	—

Series B Redeemable Convertible Preferred Stock, $0.01 par value—
Authorized—20,729,187 shares—no shares issued and outstanding and 6,556,726 shares in 2000 and 2001, respectively, 8,543,611 shares in 2002 and no shares pro forma, at redemption value (liquidation preference of $3,420,789 at 2002)	—	3,420,789	4,495,871	—

Stockholders' Equity (Deficit)—
Common stock, $0.01 par value—Authorized—49,213,342 shares issued and outstanding—7,558,997, 13,558,997 and 13,561,747 shares in 2000, 2001 and 2002, and 32,162,799 shares pro forma, respectively	75,590	135,590	135,618	321,628
Additional paid-in capital	397,664	1,556,768	1,557,015	12,866,876
Subscriptions receivable	(17,294)	(17,294)	(17,294)	(17,294)
Deficit accumulated during the development stage	(6,786,533)	(11,722,420)	(12,455,718)	(12,455,718)

Total stockholders' equity (deficit)	(6,330,573)	(10,047,356)	(10,780,379)	715,492

Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$1,137,929	$746,213	$953,147	$953,147

The accompanying notes are an integral part of these financial statements.

SONTRA MEDICAL, INC.
(A Development Stage Company)

Statements of Operations

						Cumulative Period from Inception (January 29, 1996) to March 31, 2002
	For the Year Ended December 31,			For the Three Months Ended March 31,
	1999	2000	2001	2001	2002
				(unaudited)		(unaudited)
Revenue	$—	$—	$—	$—	$—	$2,895,927
Operating Expenses:
Research and development	1,771,032	2,172,096	2,107,146	494,468	434,369	7,633,085
General and administrative	859,324	821,181	1,397,947	429,350	205,084	5,904,989

Total operating expenses	2,630,356	2,993,277	3,505,093	923,818	639,453	13,538,074

Loss from operations	(2,630,356)	(2,993,277)	(3,505,093)	(923,818)	(639,453)	(10,642,147)
Interest Income	218,462	119,423	18,079	3,197	1,130	487,575
Interest Expense	(12,505)	(38,060)	(1,238,372)	(10,485)	—	(1,298,135)

Net loss	(2,424,399)	(2,911,914)	(4,725,386)	(931,106)	(638,323)	(11,452,707)
Accretion of Dividends on Series B Redeemable Convertible Preferred Stock	—	—	(210,501)	—	(94,975)	(430,780)

Net loss applicable to common Shareholders	$(2,424,399)	$(2,911,914)	$(4,935,887)	$(931,106)	$(733,298)	$(11,883,487)

Net Loss per Common Share (Note 2(i)):
Basic and diluted	(0.32)	$(0.39)	$(0.41)	$(0.12)	$(0.05)	$(1.77)

Basic and diluted weighted average common shares outstanding	7,558,597	7,558,764	12,058,997	7,819,867	13,560,039	6,703,119

Pro Forma Net Loss per share (Note 2(i)):
Basic and diluted			$(0.19)		$(0.02)

Pro Forma basic and diluted weighted average shares outstanding			25,134,358		30,902,761

The accompanying notes are an integral part of these financial statements.

SONTRA MEDICAL, INC.
(A Development Stage Company)
Statements of Convertible Preferred Stock and Stockholders' Deficit

	Series A Convertible Preferred Stock		Series B Redeemable Convertible Preferred Stock		Common Stock
	Number of Shares	Carrying Value	Number of Shares	Carrying Value	Number of Shares	Par Value $0.01	Additional Paid-in Capital	Subscription Receivable	Accumulated Deficit	Total Stockholders' Deficit
Initial Issuance of common stock (January 29, 1996)	—	$—	—	$—	1,529,920	$15,300	$(6,450)	$—	$—	$8,850
Sale of common stock	—	—	—	—	1,470,080	14,700	(6,196)	(500)	—	8,004
Distribution to shareholders	—	—	—	—	—	—	—	—	(572,231)	(572,231)
Net income	—	—	—	—	—	—	—	—	853,180	853,180

Balance, December 31, 1996	—	—	—	—	3,000,000	30,000	(12,646)	(500)	280,949	297,803
Payment of subscription receivable	—	—	—	—	—	—	—	500	—	500
Net loss	—	—	—	—	—	—	—	—	(254,906)	(254,906)

Balance, December 31, 1997	—	—	—	—	3,000,000	30,000	(12,646)	—	26,043	43,397
Sale of common stock	—	—	—	—	4,000,000	40,000	360,000	(76,278)	—	323,722
Issuance of common stock for patent license (Note 5)	—	—	—	—	558,597	5,586	50,274	—	—	55,860
Conversion of promissory note to Series A convertible preferred stock	718,390	500,000	—	—	—	—	—	—	—	—
Issuance of Series A convertible preferred stock, net of issuance costs of $125,304	9,339,081	6,500,000	—	—	—	—	—	—	(125,304)	(125,304)
Net loss	—	—	—	—	—	—	—	—	(1,350,959)	(1,350,959)

Balance, December 31, 1998	10,057,471	7,000,000	—	—	7,558,597	75,586	397,628	(76,278)	(1,450,220)	(1,053,284)
Net loss	—	—	—	—	—	—	—	—	(2,424,399)	(2,424,399)

Balance, December 31, 1999	10,057,471	7,000,000	—	—	7,558,597	75,586	397,628	(76,278)	(3,874,619)	(3,477,683)
Forgiveness of subscription receivable	—	—	—	—	—	—	—	58,984	—	58,984
Exercise of common stock options	—	—	—	—	400	4	36	—	—	40
Net loss	—	—	—	—	—	—	—	—	(2,911,914)	(2,911,914)

Balance, December 31, 2000	10,057,471	7,000,000	—	—	7,558,997	75,590	397,664	(17,294)	(6,786,533)	(6,330,573)
Stock-based compensation expense related to modification of common stock option	—	—	—	—	—	—	19,104	—	—	19,104
Issuance of common stock in connection with conversion of convertible promissory notes	—	—	—	—	6,000,000	60,000	540,000	—	—	600,000
Beneficial conversion feature on convertible promissory notes	—	—	—	—	—	—	600,000	—	—	600,000
Conversion of promissory notes to Series B redeemable preferred stock	—	—	2,384,264	1,200,000	—	—	—	—	—	—
Issuance of Series B redeemable convertible preferred stock, net of issuance costs of $89,712	—	—	4,172,462	2,100,000	—	—	—	—	(89,712)	(89,712)
Accretion of dividends on Series B redeemable convertible preferred stock	—	—	—	120,789	—	—	—	—	(120,789)	(120,789)
Net loss	—	—	—	—	—	—	—	—	(4,725,386)	(4,725,386)

Balance, December 31, 2001	10,057,471	7,000,000	6,556,726	3,420,789	13,558,997	135,590	1,556,768	(17,294)	(11,722,420)	(10,047,356)
Issuance of Series B redeemable convertible preferred stock, net of issuance costs of $19,892 (unaudited)			1,986,885	999,999					(19,892)	(19,892)
Exercise of common stock options (unaudited)					2,750	28	247			275
Accretion of dividends on Series B redeemable convertible preferred stock (unaudited)	—	—	—	75,083	—	—	—	—	(75,083)	(75,083)
Net loss (unaudited)									(638,323)	(638,323)

Balance, March 31, 2002 (unaudited)	10,057,471	$7,000,000	8,543,611	$4,495,871	13,561,747	$135,618	$1,557,015	$(17,294)	$(12,455,718)	$(10,780,379)

The accompanying notes are an integral part of these financial statements.

SONTRA MEDICAL, INC.
(A Development Stage Company)

Statements of Cash Flows

						Cumulative Period from Inception (January 29, 1996) to March 31, 2002
	For the Year Ended December 31,			For the Three Months Ended March 31,
	1999	2000	2001	2001	2002
				(unaudited)		(unaudited)
Cash Flows from Operating Activities:
Net loss	$(2,424,399)	$(2,911,914)	$(4,725,386)	$(931,106)	$(638,323)	$(11,452,707)
Adjustments to reconcile net loss to net cash used in operating activities—
Depreciation and amortization	119,446	159,665	153,249	41,563	34,114	579,977
Stock-based compensation expense related to shares issued to MIT	—	—	—	—	—	55,860
Stock-based compensation expense related to forgiveness of subscription receivable	—	58,984	—	—	—	58,984
Modification of common stock option	—	—	19,104	19,104	—	19,104
Amortization of discount on convertible promissory notes	—	—	1,200,000	—	—	1,200,000
Changes in assets and liabilities—
Prepaid expenses and other current assets	(88,809)	(26,209)	98,468	(12,331)	(860)	(52,914)
Accounts payable	(15,378)	35,488	96,011	72,372	(97,423)	67,176
Accrued expenses	115,067	(36,585)	98,000	2,108	(37,702)	170,479

Net cash used in operating activities	(2,294,073)	(2,720,571)	(3,060,554)	(808,290)	(740,194)	(9,354,041)

Cash Flows from Investing Activities:
Purchase of property and equipment	$(414,314)	$(99,392)	$(5,237)	—	(1,967)	(837,627)
Sale of fixed assets	—	—	—	—	—	27,730
(Increase) decrease in restricted cash	—	—	(10,500)	—	—	(10,500)
(Increase) decrease in other long-term assets	5,691	1,470	3,000	3,000	—	(31,675)

Net cash used in investing activities	(408,623)	(97,922)	(12,737)	3,000	(1,967)	(852,072)

Cash Flows from Financing Activities:
Proceeds from equipment loan	491,032	—	—	—	—	491,032
Repayment of equipment loan	(35,738)	(165,562)	(289,733)	(289,733)	—	(491,032)
Deferred financing costs	—	—	—	—	(175,439)	(175,439)
Net proceeds from sale of common stock	—	—	—	—	—	331,726
Net proceeds from sale of preferred stock	—	—	2,010,288	—	980,107	9,365,091
Proceeds from issuance of convertible promissory notes	—	—	1,200,000	1,200,000	—	1,700,000
Proceeds from stock option exercise	—	40	—	—	275	315
Distribution to shareholders	—	—	—	—	—	(572,231)
Payment of subscription receivable	—	—	—	—	—	500

Net cash provided by (used in) financing activities	455,294	(165,522)	2,920,555	910,267	804,943	10,649,962

Net (Decrease) Increase in Cash and Cash Equivalents	(2,247,402)	(2,984,015)	(152,736)	104,977	62,782	443,849
Cash and Cash Equivalents, beginning of period	5,765,220	3,517,818	533,803	533,803	381,067	—

Cash and Cash Equivalents, end of period	$3,517,818	$533,803	$381,067	$638,780	$443,849	$443,849

Supplemental Disclosure of Noncash Financing Transactions:
Conversion of promissory note into Series A convertible preferred stock	$—	$—	$—	$—	$—	$500,000

Conversion of promissory notes into Series B redeemable convertible preferred stock	$—	$—	$1,200,000	$—	$—	$1,200,000

Accretion of dividends on Series B redeemable convertible preferred stock	$—	$—	$120,789	$—	$75,083	$195,872

Issuance of common stock in connection with convertible promissory notes	$—	$—	$600,000	$600,000	$—	$600,000

Beneficial conversion feature on convertible promissory notes	$—	$—	$600,000	$600,000	$—	$600,000

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$12,505	$38,060	$38,372	$8,117	$—	$98,135

The accompanying notes are an integral part of these financial statements.

SONTRA MEDICAL, INC.
(A Development Stage Company)

Notes to Financial Statements

(including data applicable to unaudited periods)

(1) ORGANIZATION

        Sontra Medical, Inc. (Sontra or the Company) was incorporated in the State of Delaware on March 31, 1998 (at which time its name was Newcorp Medical, Inc.). On June 5, 1998, Newcorp Medical, Inc. merged with Sontra Medical, L.P., with Newcorp Medical, Inc. becoming the surviving entity. Newcorp Medical, Inc. subsequently changed its name to Sontra Medical, Inc. on June 13, 1998. The merger of Newcorp Medical, Inc. and Sontra Medical L.P. was a merger of entities under common control similar to a pooling of interests. Accordingly, this merger has been retroactively reflected in the accompanying financial statements. Accordingly, the period from inception for Sontra begins on January 29, 1996, the inception of Sontra Medical, L.P.

        Sontra is a development stage medical device company engaged in the research and development of transdermal diagnostic drug delivery products.

        Since its inception, Sontra has devoted substantially all of its efforts toward product research and development, raising capital and marketing products under development. Management anticipates that substantially all future revenues will be derived from products under development or those developed in the future funding from research and development collaborations with corporate partners and fees and royalties derived from the licensing of Sontra's technology. Principal risks to Sontra include the need for the Company to obtain adequate financing to fund future operations, dependence on key individuals, competition from substitute products manufactured by larger companies and the need for the successful development and marketing of commercial products.

        Sontra has incurred significant losses from operations since its inception and has primarily funded these losses through equity issuances and convertible promissory notes. As discussed in Note 11(a), on February 27, 2002, Sontra entered into a Merger Agreement with ChoiceTel Communications, Inc. Management believes that the contemplated merger will provide Sontra with additional liquidity. If Sontra does not complete the contemplated merger it will be required to obtain additional funding or alternative means of financial support or both prior to December 31, 2002 in order to continue as a going concern. These factors raise substantial doubt concerning the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The accompanying financial statements reflect the application of certain accounting policies as described in this note and elsewhere in the accompanying financial statements.

(a)
Use of Estimates

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

(b)
Cash and Cash Equivalents

  Sontra considers all highly liquid investments with maturities of ninety days or less to be cash equivalents. Cash equivalents consist primarily of commercial paper and money market funds as of 2000 and 2001.

(c)
Depreciation and Amortization

  Sontra provides for depreciation and amortization by charges to operations for the cost of assets using the straight-line method based on the estimated useful lives of the related assets, as follows:

Asset Classification	Estimated Useful Life
Computer equipment	3 years
Office and laboratory equipment	3-5 years
Furniture and fixtures	7 years
Leasehold improvements	Life of lease
(d)
Long-Lived Assets

  In accordance with the Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, Sontra continually evaluates whether events or circumstances have occurred that indicate that the carrying value of these assets may be impaired. Sontra believes there has been no significant impairment of its long-lived assets as of each of the balance sheet dates presented.

(e)
Stock-Based Compensation

  Sontra's employee stock option plan is accounted for using the intrinsic value-based method of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Sontra uses the fair value method of SFAS No. 123, Accounting for Stock-Based Compensation to account for nonemployee stock-based compensation.

(f)
Concentration of Credit Risk

  SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet risks and credit risk concentrations. Sontra has no significant off-balance-sheet risk. Financial instruments, which subject Sontra to credit risk, principally consist of cash and cash equivalents. Sontra mitigates its risk by maintaining the majority its cash and equivalents with high-quality financial institutions.

(g)
Financial Instruments

  SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure about fair value of financial instruments. The estimated fair market value of Sontra's financial instruments, which include cash and cash equivalents, restricted cash and accounts payable, approximates their carrying value due to the short-term nature of these instruments.

(h)
Comprehensive Loss

  SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all components of comprehensive income (loss) on an annual and interim basis. Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. Sontra's comprehensive loss is equal to net loss for all periods presented.

(i)
Net Loss per Common Share and Pro Forma Net Loss Per Share

  Basic and diluted net loss per share of common stock are presented in conformity with SFAS No. 128, Earnings per Share, for all periods presented. Accordingly, basic and diluted net loss per share of common stock has been computed by dividing the net loss applicable to common stockholders in each period by the weighted average number of shares of common stock outstanding during the period.

  Options to purchase 598,500, 632,500, 635,500, 632,500 and 632,750 shares of common stock for the years ended December 31, 1999, 2000 and 2001 and three months ended March 31, 2001 and 2002, respectively, have not been included in the computation of diluted net loss per common share as their effects would have been anti-dilutive.

  Sontra's historical capital structure is not indicative of its prospective structure upon the closing of its proposed merger (See Note 11) due to the conversion of all shares of Series A convertible preferred stock and Series B redeemable convertible preferred stock into common stock concurrent with the closing of Sontra's anticipated merger. Accordingly, pro forma loss per share is presented for the year ended December 31, 2001 and three months ended March 31, 2002 assuming (i) the net loss without the effect of accretion of dividends on Series B redeemable convertible preferred stock and (ii) the conversion of all outstanding shares of Series A convertible preferred stock and Series B redeemable convertible preferred stock into common stock upon the proposed merger using the as-converted method from their respective dates of issuance.

(j)
Segment Information

  SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, established standards for reporting information regarding operating segments and for related disclosures about products and services and geographical areas.

  Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions regarding resource allocation and assessing performance. To date, Sontra has viewed its operations and manages its business as principally one operating segment, which is transdermal diagnostics and drug delivery. As of March 31, 2002 and December 31, 2001, all of Sontra's assets are located in the United States.

(k)
Recent Accounting Pronouncements

  In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting. SFAS No. 142 discusses how intangible assets that are acquired should be accounted for in financial statements upon their acquisition and also how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. Beginning on January 1, 2002, with the adoption of SFAS No. 142, goodwill and certain purchased intangibles existing on June 30, 2001 will no longer be subject to amortization over their estimated useful life. Rather, the goodwill and certain purchased intangibles will be subject to an annual assessment for impairment based on fair value. The provisions of SFAS No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001. The adoption of these statements did not have any impact on Sontra's financial position or results of operations.

  In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 144 further refines the requirements of SFAS No. 121 that companies: (i) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable based on its undiscounted future cash flows and (ii) measure an impairment loss as the difference between the carrying amount and fair value of the asset. In addition, SFAS No. 144 provides guidance on accounting and disclosure issues surrounding long-lived assets to be disposed of by sale. Sontra does not expect adoption of this statement to have a material impact on its financial position or results of operations.

(l)
Research and Development Expenses

  Sontra charges research and development expenses to operations as incurred. Research and development expenses primarily consist of salaries and related expenses for personnel and consulting services. Other research and development expenses include fees paid to consultants and outside service providers, the costs of materials used in research and development, information technology and facilities costs.

(m)
Unaudited Pro Forma Information

  The unaudited pro forma balance sheet as of March 31, 2002 reflects the conversion of all outstanding shares of Series A convertible preferred stock and Series B redeemable convertible preferred stock into an aggregate of 18,601,082 shares of common stock, which will occur prior to the closing of the proposed merger (see Note 11(a)).

(n)
Interim Financial Statements

  The accompanying balance sheet as of March 31, 2002 and the statements of operations and cash flows for the three months ended March 31, 2001 and 2002 and for the cumulative period from inception (January 29, 1996) to March 31, 2002 and the statement of convertible preferred stock and stockholders' equity for the three months ended March 31, 2002 are unaudited, but in the opinion of management, include all adjustments consisting of normal recurring adjustments, necessary for a fair presentation of results for these interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted, although the Company believes that the disclosures are adequate to make the information presented not misleading. The results of operations for the three months ended March 31, 2002 are not necessarily indicative of the results to be expected for the entire year.

(3) INCOME TAXES

  Sontra provides for federal and state income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are recognized based on temporary differences between the financial statement and tax bases of assets and liabilities. Deferred income taxes are based on enacted rates and laws applicable to the periods in which differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

  No provision or benefit for federal or state income taxes has been recorded, as Sontra has incurred a net loss for all periods presented.

  At December 31, 2001, Sontra had federal net operating loss carryforwards of approximately $7,061,000, which will begin to expire in 2018. Sontra also had research and development tax credit carryforwards of approximately $454,000, which will begin to expire in 2013 unless previously utilized. The United States Tax Reform Act of 1986 contains provisions that may limit Sontra's net operating loss carryforwards available to be used in any given year in the event of significant changes in the ownership interests of significant stockholders, as defined.

        Significant components of Sontra's net deferred tax asset are as follows:

	2000	2001
Deferred Tax Assets:
Net operating loss carryforwards	$1,365,000	$2,754,000
Research credit carryforward	286,000	454,000
Temporary differences	31,000	49,000

Total deferred tax assets	1,682,000	3,257,000
Valuation allowance	(1,682,000)	(3,257,000)

Net deferred tax asset	$—	$—

  SFAS No. 109 requires that a valuation allowance be recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Accordingly, since the Company cannot be assured of realizing the deferred tax asset, a full valuation allowance has been provided.

(4) COMMITMENTS

(a)
Operating Lease

  Sontra leases office and laboratory space in Cambridge, Massachusetts, under a lease agreement expiring July 2003. Future minimum rental payments under the operating leases are approximately as follows:

Amount
For the years ended December 31,
2002	$199,000
2003	117,000

Total	$316,000

  In 1999, Sontra entered into a sublease agreement with RePharma Biomedical, Inc., which continues through the expiration of the main lease, unless written notice is given for termination. RePharma Biomedical, Inc. is a related party (see Note 9).

  Rent expense under the operating lease was approximately $173,000, $168,000 and $165,000, net of sublease income of approximately $28,000, $42,000 and $42,000 for the years ended December 31, 1999, 2000 and 2001, respectively.

(5) PATENT LICENSE AGREEMENT

  Effective June 30, 1998, Sontra entered into a patent license agreement with the Massachusetts Institute of Technology (MIT) that grants Sontra an exclusive right and license to certain existing and future MIT patents that relate to ultrasound enhancement of transdermal drug delivery. During 1998, in consideration for the rights, privileges and license granted, Sontra issued to MIT 263,158 shares of common stock. The fair value of these shares as determined by the Company's management and board of directors of $26,316 was charged to research and development upon issuance. The shares issued represented 5% of Sontra's issued and outstanding common stock at the time of the execution of the license agreement with MIT. Under an anti-dilution protection clause contained within the license agreement, Sontra was obligated to issue additional shares of common stock to MIT such that MIT's ownership of outstanding common stock would not fall below 5%, as calculated on a fully diluted basis. This anti-dilution protection clause remained effective until Sontra received $2,500,000 in exchange for shares of its capital stock. Pursuant to this clause, Sontra issued to MIT an additional 295,439 shares of common stock on September 9, 1998 in connection with Sontra's issuance of shares of its Series A convertible preferred stock (Series A Preferred Stock). The estimated fair value of these shares of $29,544 was charged to research and development expense upon issuance. The anti-dilution protection expired upon the completion of Sontra's Series A convertible preferred stock financing.

  Sontra is obligated to pay MIT an annual license maintenance fee of $25,000. This license maintenance fee is payable starting January 1, 1999 and on January 1 of each year thereafter to the end of the term of the patent rights or until the agreement is terminated.

  In addition, Sontra is obligated to pay MIT royalties up to 2% of net sales of products and processes using the licensed patents (the Licensed Products and Licensed Processes) used, leased or sold by Sontra and/or its affiliates, as defined. To date, Sontra has not sold any products or processes using the licensed patents and therefore has not paid any royalties to MIT.

(6) EQUIPMENT LOAN

  In June 1999, Sontra entered into an Equipment Loan Agreement (Loan Agreement), under which it obtained a credit extension of up to $750,000 for equipment purchases. The terms of the Loan Agreement stipulated that each equipment advance outstanding on September 30, 1999 was payable in 36 equal monthly installments of principal, plus accrued interest through September 1, 2002, at which time all remaining amounts due under the Loan Agreement will be immediately due and payable. Interest was to accrue from the date of each advance at a rate equivalent to the bank's prime rate plus 0.75%. During 1999, Sontra was advanced a total of $491,032 under this arrangement. During March, 2001, Sontra paid all remaining principal and accrued interest on the loan in the amounts of $289,733 and $1,148, respectively.

(7) CONVERTIBLE PROMISSORY NOTES

  On June 23, 1998, Sontra entered into a $500,000 convertible promissory note payable with certain of its stockholders. In accordance with the terms of the convertible note, the outstanding principal balance was converted into 718,390 shares of Series A convertible preferred stock on September 9, 1998 at a conversion price of $0.696 per share, at which time the accrued interest of approximately $9,200 was paid in cash.

  On March 26, 2001, Sontra entered into convertible promissory notes with certain of its stockholders. Sontra received $1,200,000 in cash in exchange for the convertible promissory notes. In addition, Sontra also issued 6,000,000 shares of its common stock to these same stockholders. Under Emerging Issues Task Force (EITF) Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, the issuance of the convertible promissory notes with the common stock created a beneficial conversion feature for the convertible notes payable. The total proceeds of $1,200,000 were allocated based on the relative fair values of the $1,200,000 convertible promissory notes and the 6,000,000 shares of common stock issued, resulting in a beneficial conversion feature valued at $600,000 and creating a discount on the convertible promissory notes in the same amount. The value of the common stock and the amortization of the discount on the convertible promissory notes created by the beneficial conversion feature were recognized as interest expense in the accompanying statement of operations.

  The convertible promissory notes accrued interest at 8% per year, compounded quarterly, until the date of conversion of the convertible promissory notes on July 17, 2001. Upon conversion, accrued interest of $30,110 was paid in cash. The principal balance of the convertible promissory notes of $1,200,000 converted into 2,384,265 shares of Series B redeemable convertible preferred stock (Series B Preferred Stock) at $0.5033 per share, in accordance with the terms of the convertible promissory notes.

(8) CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

(a)
Common Stock

  Sontra has authorized 49,213,342 and 49,213,342 shares of common stock, $0.01 par value per share, of which 13,558,997 and 13,561,747 shares are issued and outstanding, as of December 31, 2001 and March 31, 2002, respectively. In addition, Sontra has reserved a total of 35,386,658 shares of common stock for the conversion of 10,057,471 and 20,729,187 shares of Series A Preferred Stock and Series B Preferred Stock, respectively, and options to purchase 4,600,000 shares of common stock at December 31, 2001.

  Additionally, Sontra has reserved a total of 35,386,658 shares of common stock for the conversion of 10,057,471 and 20,729,187 shares of Series A Preferred Stock and Series B Preferred Stock, respectively, and options to purchase 4,600,000 shares of common stock at March 31, 2002.

(b)
Convertible Preferred Stock

  As of December 31, 2001, Sontra had authorized the issuance of up to 30,786,658 shares of preferred stock, $0.01 par value. The authorized shares have been designated as follows: 10,057,471 shares of Series A Preferred Stock and 20,729,187 shares of Series B Preferred Stock (collectively, Preferred Stock).

  The Series B Preferred Stock is recorded at its net sales price and the carrying value is accreted (increased) over time such that at the earliest date of possible redemption, the Series B Preferred Stock is carried as a liability at its redemption value. The periodic accretion recorded to increase the carrying value is charged directly to deficit accumulated during the development stage. The Series A Preferred Stock is also recorded outside of stockholders' equity as a liability in the accompanying balance sheet at its liquidation value, as certain liquidation events outside the control of the Company require redemption by Sontra.

  On September 9, 1998, Sontra issued and sold 10,057,471 shares of its Series A Preferred Stock in exchange for cash of $6,500,000 and the conversion of a convertible promissory note payable of $500,000. At the time of conversion, accrued interest of approximately $9,200 on the convertible promissory note payable was paid in cash.

  On July 17, 2001, Sontra issued and sold 6,556,726 shares of its Series B Preferred Stock in exchange for cash of $2,100,000 and the conversion of convertible promissory notes payable of $1,200,000. At the time of conversion, accrued interest of approximately $30,110 on the convertible promissory notes was paid in cash.

  On February 27, 2002, Sontra issued and sold 1,986,885 shares of its Series B Preferred Stock in exchange for cash of $1,000,000 (see Note 11(b)).

  The rights and preferences of the Preferred Stock are listed below:

    Dividends

    The holders of shares of Preferred Stock shall be entitled to receive dividends at the same rate as dividends paid with respect to the shares of common stock. There have been no dividends declared payable by the board of directors as of December 31, 2001. In addition, the holders of shares of Series B Preferred Stock shall be entitled to receive dividends on the amount of each share of Series B Preferred Stock at the rate of 8% per year, compounded annually. The interest is payable upon a deemed liquidation of the Company in preference and priority to any payment of any dividend or other distribution on the Series A Preferred Stock or common stock.

    Conversion

    Each share of Preferred Stock shall be convertible, at the option of the holder, at any time, into one share of common stock, subject to adjustment based on certain defined events. Upon voluntary conversion, Sontra shall pay all declared but unpaid dividends in common stock (at the then current fair market value of common stock), plus cash for any fractional shares. In addition, each share of Preferred Stock will automatically convert into shares of common stock immediately upon the closing of a firmly underwritten offering of common stock pursuant to a registration statement under the Securities Act based on a company valuation (pre-offering) of $75,000,000 or greater, or a lesser amount to which a majority of the then outstanding shares of Preferred Stock (including 85% of the outstanding shares of the Series B Preferred Stock) consents, voting separately as a class.

    Voting

    Except as otherwise provided in Sontra's Certificate of Incorporation, the holders of shares of Preferred Stock shall vote together with the holders of shares of common stock as a single class on all actions to be taken by the stockholders of Sontra. Each share of Preferred Stock shall entitle the holder to the number of votes equal to the number of shares of common stock into which the share of Preferred Stock held by such holder is then convertible. In addition, Sontra shall not increase the maximum number of directors constituting the board of directors in excess of eight without the written consent or affirmative vote of the holders of at least a majority of the outstanding shares of Preferred Stock (including 85% of the outstanding shares of the Series B Preferred Stock), given in writing to by vote at a meeting, consenting or voting separately as a class.

    Liquidation Preference

    In the event of any voluntary or involuntary liquidation, dissolution or winding-up of Sontra, the holders of shares of Series B Preferred Stock shall be entitled to be paid an amount equal to $0.5033 per share plus interest and any dividends declared but unpaid on such shares prior to any payment to the holders of Series A Preferred Stock and common stock. Amounts remaining after payment to the holders of Series B Preferred Stock, if any, will be distributed to the holders of Series A Preferred Stock in an amount equal to $0.696 per share plus any dividends declared but unpaid on such shares prior to any payment to the common stockholders. After this payment to the holders of Series A Preferred Stock, the remaining net assets of Sontra available for distribution, if any, shall be distributed ratably among the holders of the Series B Preferred Stock, Series A Preferred Stock and common stock.

    For purposes of the aforementioned liquidation preference and Series B Preferred Stock interest, a sale of all or substantially all of the assets of Sontra, or a merger or consolidation of the company with or into any other corporation (other than a merger or consolidation in which shares of Sontra's voting capital stock outstanding immediately before such transaction are exchanged or converted into or constitute shares which represent more than 50% of the surviving entity's voting capital stock after such transaction), or a transaction or series of related transactions in which a person or group of persons acquires beneficial ownership of more than 50% of the voting power of Sontra, is deemed to be a liquidation, dissolution or winding-up of the Company, unless at least a majority of the outstanding shares of Preferred Stock (including 85% of the outstanding shares of the Series B Preferred Stock), voting as a single, separate class, consent to treat such merger, consolidation or acquisition of beneficial ownership otherwise.

    Redemption

    The holders of shares of Series B Preferred Stock, upon the approval of at least a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class, have a right, at any time after July 11, 2006 (five years from the initial closing of the Series B Preferred Stock financing), to require Sontra to redeem all (but not less than all) of the shares of Series B Preferred Stock in three equal installments at an amount equal to $0.5033 per share. Within 30 days of the receipt of the redemption request, Sontra will redeem one-third of the shares of Series B Preferred Stock, with the remaining two installments, each representing the redemption of one-third of the shares of Series B Preferred Stock, to occur on the second and third anniversaries respectively of such initial redemption date.

  The Series A Preferred Stock is recorded outside of stockholders' equity as a liability in the accompanying balance sheet at its liquidation value. The Series A Preferred Stock is not subject to mandatory redemption; however, certain liquidation events outside of the control of Sontra, as defined, require redemption by Sontra. The Series B Preferred Stock is recorded at its net sales price and the carrying value is accreted (increased) over time such that at the earliest date of possible redemption, the Series B Preferred Stock is carried as a liability at its redemption value. The periodic accretion recorded to increase the carrying value is charged directly to deficit accumulated during the development stage.

(c)
Stock Option and Incentive Plan

  In 1999, Sontra adopted the 1999 Stock Option and Incentive Plan (the Plan) under which the board of directors (or committees and/or executive officers delegated by the Board) may grant incentive and nonqualified stock options or other awards to purchase an aggregate of 1,750,000 shares of common stock to employees, officers, directors, consultants and advisors of Sontra.

  The exercise price of each option is determined by the board of directors at the time of grant and has historically been $0.10 per share. Options granted under the Plan generally vest 25% on the first anniversary of the vesting start date and 2.5% monthly thereafter. However, certain options granted to an employee were allowed accelerated vesting. Vested options expire after a ten-year period from the date of grant.

  In 2001, the Plan was amended to increase the number of common stock shares available for award to 4,600,000.

        Information with respect to all activity under the Plan is as follows:

	Number of Shares	Exercise Price per Share
Outstanding, December 31, 1998
Granted	598,500	$0.10

Outstanding, December 31, 1999	598,500	0.10
Granted	105,000	0.10
Exercised	(400)	0.10
Canceled	(70,600)	0.10

Outstanding, December 31, 2000	632,500	0.10
Granted	3,000	0.10

Outstanding, December 31, 2001	635,500	$0.10
Exercised (unaudited)	(2,750)	0.10

Outstanding, March 31, 2002 (unaudited)	632,750	$0.10

Exercisable, March 31, 2002 (unaudited)	585,000	$0.10

Exercisable, December 31, 2001	566,238	$0.10

Exercisable, December 31, 2000	424,688	$0.10

Exercisable, December 31, 1999	258,438	$0.10

Options available for future grant, March 31, 2002	3,964,100
Options available for future grant, December 31, 2001	3,964,500

  During 2001, Sontra modified the terms of one employee stock option agreement in connection with the employee's termination with the Company, such that all of such employee's common stock options outstanding became immediately vested in full. This modification resulted in a stock-based compensation charge of $19,104.

  SFAS No. 123 requires the measurement of the fair value of stock options, to be included in the statement of operations or disclosed in the notes to financial statements. Sontra has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and elect the disclosure-only alternative under SFAS No. 123 using the Black-Scholes option pricing model prescribed by SFAS No. 123. The assumptions used and weighted average information for the years ended December 31, 1999, 2000 and 2001 were as follows:

	1999	2000	2001
Risk-free interest rate	5.02%	5.50%	3.70%
Expected dividend yield	—	—	—
Expected lives	7 years	7 years	7 years
Expected volatility	100%	100%	100%
Weighted average fair value per share of options granted	$0.08	$0.08	$0.08

  The pro forma effects of applying SFAS No. 123, if Sontra elected to do so, are as follows:

	1999	2000	2001
Net loss—
As reported	$(2,424,399)	$(2,911,914)	$(4,725,386)
Pro forma	(2,425,453)	(2,917,824)	(4,731,350)
Net loss per share—
As reported	$(0.32)	$(0.39)	$(0.41)
Pro forma	(0.32)	(0.39)	(0.39)

(9) RELATED PARTY TRANSACTIONS

  Sontra subleases office space to a related party, RePharma Biomedical, Inc. (RePharma). During the years ended December 31, 1999, 2000 and 2001, and the three months ended March 31, 2001 and 2002, RePharma paid Sontra rent totaling approximately $28,000, $42,000, $42,000, $11,000 and $6,000, respectively. In the opinion of management, this sublease was entered into at market prices and terms and reflects an arm's-length transaction.

(10) EMPLOYEE BENEFIT PLAN

  During 1999, the Company adopted the Sontra 401(k) Plan and Trust (401(k) Plan). The 401(k) Plan covers all eligible employees. Employees must be 21 years of age or older as of the plan's entry dates. In addition, employees become eligible to participate in the 401(k) Plan on the entry date occurring on or immediately after meeting the eligibility requirements, as long as they are in a group of employees eligible to participate on that entry date. Participants may contribute up to 20% of their compensation, not to exceed the maximum allowable by Internal Revenue Service regulations. The 401(k) Plan currently does not provide for employer matching contributions, and as such, Sontra did not contribute for any of the periods presented.

(11) SUBSEQUENT EVENT

(a)
Merger Agreement

    On February 27, 2002, Sontra entered into an agreement and plan of reorganization (the Merger Agreement) with ChoiceTel Communications, Inc., a Minnesota corporation (ChoiceTel) and CC Merger Corp., a Delaware corporation and a wholly owned subsidiary of ChoiceTel (Merger Sub). Pursuant to the Merger Agreement, Merger Sub will merge with and into Sontra, with Sontra as the surviving corporation becoming a wholly owned subsidiary of ChoiceTel (the Merger). On the closing date of the Merger, the outstanding shares of Sontra's stock (other than shares as to which appraisal rights have been exercised) will be converted into the right to receive newly issued shares of ChoiceTel common stock based on an exchange ratio of 0.2347 shares of ChoiceTel common stock for each share of Sontra stock. This exchange ratio is subject to adjustment in certain circumstances as set forth in the Merger Agreement. Outstanding rights to purchase stock of Sontra will also be converted into the right to purchase ChoiceTel common stock at the same exchange ratio. After completion of the transaction, the shareholders of Sontra will own approximately 71% of ChoiceTel and the shareholders of ChoiceTel will own approximately 29% of ChoiceTel.

    The transaction, which is anticipated to be tax-free to the shareholders of both companies, is expected to close late in the second quarter of fiscal 2002, subject to regulatory approvals, approval by the shareholders of both companies and customary closing conditions. The holders of approximately 60% of ChoiceTel's outstanding shares of common stock have agreed to vote their shares in favor of the Merger, and the holders of approximately 88% of Sontra's outstanding shares of capital stock have agreed to vote their shares in favor of the Merger.

    The Merger will be accounted for as a recapitalization. The historical financial statements of Sontra will become the historical financial statements of the combined entity. Following the Merger, business conducted by the combined entity will be the business conducted by Sontra prior to the Merger.

(b)
Series B Financing

    On February 27, 2002, Sontra issued and sold to certain of its stockholders 1,986,885 shares of its Series B Preferred Stock in exchange for cash of $1,000,000. The rights, preferences and privileges of the Series B preferred stockholders are described in Note 8(b).

Annex A

AGREEMENT AND PLAN OF REORGANIZATION

dated as of

February 27, 2002

by and among

SONTRA MEDICAL, INC.,

CC MERGER CORP.

and

CHOICETEL COMMUNICATIONS, INC.

EXHIBITS
Exhibit A	Escrow Agreement
Exhibit B	Form of CC Voting Agreement
Exhibit C	Form of SM Voting Agreement
Exhibit D	List and Description of Assets Related to Puerto Rican Operations
Exhibit E	Form of Election Agreement
Exhibit F	CC Affiliates
Exhibit G	SM Affiliates
Exhibit H	Form of Lock-up Agreement
Exhibit I	Form of Recovery Allocation Agreement
SCHEDULES
CC Disclosure Schedule
SM Disclosure Schedule

AGREEMENT AND PLAN OF REORGANIZATION

        AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of February 27, 2002, by and among Sontra Medical, Inc., a Delaware corporation ("SM"), ChoiceTel Communications, Inc., a Minnesota corporation ("CC") and CC Merger Corp., a Delaware corporation and wholly-owned subsidiary of CC ("CC Sub").

        WHEREAS, the Board of Directors of CC and the Board of Directors of CC Sub have determined that, upon the terms and subject to the conditions set forth herein, the combination of SM and CC by means of a merger in which CC Sub shall merge with and into SM, the separate corporate existence of CC Sub shall cease and SM shall continue as the surviving corporation and a wholly-owned subsidiary of CC (the "Merger") is advisable and in the best interests of the shareholders of CC and CC Sub and accordingly have agreed to effect the Merger;

        WHEREAS, the Board of Directors of SM has determined that, upon the terms and subject to the conditions set forth herein, the Merger is advisable and in the best interests of the shareholders of SM and accordingly has agreed to effect the Merger;

        WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of SM to enter into this Agreement, SM and certain principal shareholders of CC are entering into an agreement (the "CC Voting Agreement") pursuant to which such CC shareholders will agree to vote to approve this Agreement and to take certain other actions in furtherance of the Merger upon the terms and subject to the conditions set forth in the CC Voting Agreement;

        WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of CC to enter into this Agreement, CC and certain principal stockholders of SM are entering into an agreement (the "SM Voting Agreement") pursuant to which such SM stockholders will agree to vote to approve the transactions contemplated by this Agreement and to take certain other actions in furtherance of the Merger upon the terms and subject to the conditions set forth in the SM Voting Agreement;

        WHEREAS, simultaneously with the execution and delivery of this Agreement each of CC, SM and North American Banking Company as escrow agent (the "Escrow Agent") are entering into an escrow agreement (the "Escrow Agreement") substantially in the form of Exhibit A hereto pursuant to which (a) SM will deposit with the Escrow Agent (i) a warrant for the purchase of shares of capital stock of SM and (ii) a stock certificate representing certain shares of SM's capital stock and (b) CC will deposit with the Escrow Agent cash for the purchase of shares of capital stock SM, such escrowed assets to be released from escrow to the other party and/or returned to the depositing party upon the terms and conditions set forth in the Escrow Agreement and in Section 8.03 of this Agreement;

        WHEREAS, for federal income tax purposes, it is intended that (a) the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the rules and regulations promulgated thereunder, (b) this Agreement constitutes a plan of reorganization, and (c) SM and CC will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and

        WHEREAS, SM, CC and CC Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

ARTICLE I.
THE MERGER

        Section 1.01    Effective Time Of The Merger.

        Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") in such form as is required by the relevant provisions of the Delaware General Corporation Law ("DGCL") shall be duly prepared, executed and acknowledged by the Surviving Corporation (as defined in Section 1.03) and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, as early as practicable on the Closing Date (as defined in Section 1.02). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

        Section 1.02    Closing.

        The closing of the Merger (the "Closing") will take place at 10:00 a.m., Boston time, on a date to be specified by SM and CC, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Section 7.01, Section 7.02 (other than the delivery of the officers' certificate referred to in Section 7.02(c)) and Section 7.03 (other than the delivery of the officers' certificate referred to in Section 7.03(c)) (provided that the other closing conditions set forth in Article VII have been met or waived as provided in Article VII at or prior to the Closing), (the "Closing Date"), at the offices of Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts, unless another date, place or time is agreed to in writing by SM and CC.

        Section 1.03    Effects Of The Merger.

        At the Effective Time (i) the separate existence of CC Sub shall cease and CC Sub shall be merged with and into SM (SM and CC Sub are sometimes referred to below as the "Constituent Corporations" and SM following the Merger is sometimes referred to below as the "Surviving Corporation"), and SM shall continue as the Surviving Corporation and a wholly-owned subsidiary of CC, (ii) the Certificate of Incorporation of CC Sub shall be the Certificate of Incorporation of the Surviving Corporation, and (iii) the Bylaws of CC Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. The Surviving Corporation shall possess all the rights, privileges, immunities, powers and franchises of the Constituent Corporations, and the Surviving Corporation shall by operation of law become liable for all of the debts, liabilities and duties of the Constituent Corporations.

        Section 1.04    Directors And Officers.

          (a)  The officers of SM immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

          (b)  Certain directors of SM immediately prior to the Effective Time and/or other persons designated by SM shall be the initial directors of the Surviving Corporation following the Merger, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation following the Merger.

        Section 1.05    Escrow Agreement.

        Simultaneously with the execution and delivery of this Agreement, each of CC, SM and the Escrow Agent are executing and delivering the Escrow Agreement, pursuant to which (a) SM will deposit with the Escrow Agent (i) a common stock purchase warrant for the purchase of 2,000,000 shares of SM

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Common Stock (as defined in Section 2.01(a)) at a price of $0.10 per share (the "Escrow Warrant") and (ii) a stock certificate representing 1,589,509 shares (the "Escrow Stock" and, together with the Escrow Warrant, the "SM Escrow") of SM Series B Preferred Stock (as defined in Section 4.02) and (b) CC will deposit with the Escrow Agent $800,000 in cash (the "Escrow Funds" and, together with the SM Escrow, the "Escrowed Assets"). The Escrowed Assets will be released to the parties pursuant to the terms and conditions set forth in the Escrow Agreement and in Section 8.03 of this Agreement.

ARTICLE II.
CONVERSION OF SECURITIES

        Section 2.01    Conversion Of Capital Stock.

        As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of SM Common Stock or any holder of capital stock CC Sub:

          (a)  Cancellation Of Treasury Stock And CC-Owned Stock. All shares of Common Stock, par value $0.01 per share, of SM ("SM Common Stock") that are owned by SM as treasury stock and any shares of SM Common Stock owned by CC, CC Sub or any other wholly-owned Subsidiary (as defined in Section 3.01) of CC shall be cancelled and retired and shall cease to exist and no stock of CC or other consideration shall be delivered in exchange therefor.

          (b)  Exchange Ratio For SM Common Stock. Subject to Section 2.02, each issued and outstanding share of SM Common Stock (other than shares to be cancelled in accordance with Section 2.01(a)) shall be converted into the right to receive 0.2347 duly authorized, validly issued, fully paid and nonassessable shares (the "Exchange Ratio") of Common Stock, par value $0.01 per share, of CC ("CC Common Stock" ). As of the Effective Time, all such shares of SM Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of CC Common Stock and any cash in lieu of fractional shares of CC Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.02, without interest (the "Merger Consideration"). Each outstanding option to purchase shares of SM Common Stock shall be assumed by CC as set forth in Section 6.10. In the event CC changes (or establishes a record date for changing) the number of shares of CC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding CC Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and equitably adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

          (c)  Capital Stock of CC Sub. Each share of Common Stock, par value $0.01 per share, of CC Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully-paid and nonassessable share of Common Stock, par value $0.01, of the Surviving Corporation. Each stock certificate of CC Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

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        Section 2.02    Exchange Of Certificates.

        The procedures for exchanging outstanding shares of SM Common Stock for CC Common Stock pursuant to the Merger are as follows:

          (a)  Exchange Agent. As of the Effective Time, CC shall deposit with a bank or trust company designated by CC and SM (the "Exchange Agent"), for the benefit of the holders of shares of SM Common Stock, for exchange in accordance with this Section 2.02, through the Exchange Agent, certificates representing the shares of CC Common Stock (such shares of CC Common Stock, together with any dividends or distributions with respect thereto issuable by virtue of subsection (c) below, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of SM Common Stock and any cash payable in lieu of fractional shares of SM Common Stock.

          (b)  Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of SM Common Stock (the "SM Certificates") whose shares were converted pursuant to Section 2.01 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the SM Certificates shall pass, only upon delivery of the SM Certificates to the Exchange Agent and shall be in such form and have such other provisions as CC and SM may reasonably specify) and (ii) instructions for effecting the surrender of the SM Certificates in exchange for the Merger Consideration (plus cash in lieu of fractional shares, if any, of CC Common Stock as provided below). Upon surrender of a SM Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such SM Certificate shall receive in exchange therefor a certificate representing that number of whole shares of CC Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with subsection (c) below, cash in lieu of any fractional share of CC Common Stock in accordance with subsection (e) below, and the SM Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of SM Common Stock which is not registered in the transfer records of SM, a certificate representing the proper number of shares of CC Common Stock may be issued to a transferee if the SM Certificate representing such SM Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each SM Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and cash in lieu of any fractional shares of CC Common Stock as contemplated by this Section 2.02.

          (c)  Distributions With Respect To Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to CC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered SM Certificate with respect to the shares of CC Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below, and all such dividends, other distributions and cash in lieu of fractional shares of CC Common Stock shall be paid by CC to the Exchange Agent and shall be included in the Exchange Fund, in each case until the holder of record of such SM Certificate shall surrender such SM Certificate. Subject to the effect of applicable laws, following surrender of any such SM Certificate, there shall be paid to the record holder of the certificates representing whole shares of CC Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of CC Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record

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  date after the Effective Time previously paid with respect to such whole shares of CC Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of CC Common Stock.

          (d)  No Further Ownership Rights In SM Common Stock. All shares of CC Common Stock issued upon the surrender for exchange of SM Certificates in accordance with the terms hereof (including any cash paid pursuant to subsection (c) or subsection (e) of this Section 2.02) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of SM Common Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of CC of the shares of SM Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, SM Certificates are presented to CC or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Section 2.02.

          (e)  No Fractional Shares. No certificate or scrip representing fractional shares of CC Common Stock shall be issued upon the surrender for exchange of SM Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of CC. Notwithstanding any other provision of this Agreement, each holder of shares of SM Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of CC Common Stock (after taking into account all SM Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of CC Common Stock multiplied by $2.13.

          (f)    Termination Of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of SM Certificates for ninety (90) days after the Effective Time shall be delivered to CC, upon demand, and any holders of SM Certificates who have not previously complied with this Section 2.02 shall thereafter look only to CC for payment of their claim for Merger Consideration, any cash in lieu of fractional shares of CC Common Stock and any dividends or distributions with respect to CC Common Stock.

          (g)  No Liability. Neither SM nor CC shall be liable to any holder of shares of CC Common Stock or SM Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h)  Withholding Rights. CC shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of SM Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by CC such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of SM Common Stock in respect of which such deduction and withholding was made by CC.

          (i)    Lost SM Certificates. If any SM Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such SM Certificate to be lost, stolen or destroyed and, if required by CC, the posting by such person of a bond in such reasonable amount as CC may direct as indemnity against any claim that may be made against it with respect to such SM Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed SM Certificate the shares of CC Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of CC Common Stock deliverable in respect thereof pursuant to this Agreement.

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        Section 2.03    Dissenting Shares.

          (a)  Notwithstanding any provision of this Agreement to the contrary, any shares of SM Common Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights, shall not be converted into or represent a right to receive CC Common Stock (and cash in lieu of fractional shares of CC Common Stock) pursuant to Section 2.01, but the holder thereof shall only be entitled to such rights as are granted by the DGCL.

          (b)  Notwithstanding the provisions of subsection (a), if any holder of shares of SM Common Stock who demands appraisal of such shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive CC Common Stock and cash in lieu of fractional shares of CC Common Stock as provided in Section 2.01, without interest thereon, upon surrender of the certificate representing such shares in accordance with Section 2.02.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF CC AND CC SUB

        Each of CC and CC Sub represents and warrants to SM that the statements contained in this Article III are true and correct except as set forth herein and in the disclosure schedule delivered by CC to SM on or before the date of this Agreement (the "CC Disclosure Schedule"). The CC Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered sections contained in this Article III and the disclosure in any paragraph shall qualify other sections in this Article III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections.

        Section 3.01    Organization of CC.

        Each of CC, CC Sub and each other Subsidiary (as defined below) of CC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing (in jurisdictions that recognize such concept) as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a CC Material Adverse Effect, as defined in Section 9.03(a). Except as set forth in the CC SEC Reports (as defined in Section 3.04) filed prior to the date hereof, none of CC, CC Sub nor any other Subsidiary of CC directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by CC and comprising less than one percent (1%) of the outstanding stock of such company. Each and every Subsidiary of CC and its place of incorporation or organization is listed in Section 3.01 of the CC Disclosure Schedule. As used in this Agreement, the word "Subsidiary" or "Subsidiaries" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries, and shall include, with respect to CC, CC Sub.

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        Section 3.02    CC Capital Structure; CC Sub Capital Structure.

          (a)  The authorized capital stock of CC consists of 15,000,000 shares of Common Stock, $0.01 par value, and 5,000,000 shares of Preferred Stock, $0.01 par value, ("CC Preferred Stock"). As of the date hereof, (i) 3,036,195 shares of CC Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of CC Common Stock are held in the treasury of CC or by its Subsidiaries, (iii) 348,682 shares of CC Common Stock are reserved for future issuance pursuant to stock options granted and outstanding as of the date hereof and the plans under which such options were granted (collectively, the "CC Stock Plans"), and (iv) 1,679,457 shares of CC Common Stock are reserved for future issuance pursuant to outstanding options, warrants or other rights to acquire CC Common Stock. No material change in the capitalization of CC has occurred between December 31, 2001 and the date of this Agreement. As of the date of this Agreement, none of the shares of CC Preferred Stock is issued and outstanding. All shares of CC Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

          (b)  The authorized capital stock of CC Sub consists of 1,000 shares of Common Stock, $0.01 par value, of which, as of the date hereof, 100 shares are issued and outstanding, all of which are owned by CC and are validly issued, fully paid and nonassessable.

          (c)  There are no obligations, contingent or otherwise, of CC or its Subsidiaries to declare or pay dividends previously declared on, or to repurchase, redeem or otherwise acquire any shares of CC Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity other than guarantees of bank obligations of its Subsidiaries entered into in the ordinary course of business, except for repurchase rights of CC under the CC Stock Plans, or under any stock option agreements pursuant to which options were granted under these plans. All of the outstanding shares of capital stock of CC's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by CC or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in CC's voting rights, charges or other encumbrances of any nature. Except as disclosed in Section 3.02 of the CC Disclosure Schedule or as set forth in this Section 3.02 or as reserved for future grants of options under the CC Stock Plans, there are no equity securities of any class of CC or its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as disclosed in Section 3.02 of the CC Disclosure Schedule, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which CC or any Subsidiary is a party or by which it is bound obligating CC or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of CC or any Subsidiary or obligating CC or any Subsidiary to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of CC and to which CC is a party.

        Section 3.03    Authority; No Conflict; Required Filings And Consents.

          (a)  Each of CC and CC Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. CC has all requisite corporate power and authority to enter into the Escrow Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated by this Agreement and the Escrow Agreement by CC and CC Sub, as applicable, have been duly authorized by all necessary

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  corporate action on the part of CC and CC Sub (including the approval of the Merger by CC as the sole stockholder of CC Sub), subject only to the approval of the Merger and the issuance of the Merger Consideration by the CC shareholders under the Minnesota Business Corporation Act ("MBCA"). This Agreement has been duly executed and delivered by each of CC and CC Sub and the Escrow Agreement has been duly executed and delivered by CC, and such agreements constitute the valid and binding obligations of CC and CC Sub, as applicable, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (the "Bankruptcy and Equity Exception").

          (b)  The execution and delivery of this Agreement by CC and CC Sub and the Escrow Agreement by CC does not, and the consummation of the transactions contemplated by this Agreement and the Escrow Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or Bylaws of CC or the Certificate of Incorporation or Bylaws CC Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which CC, CC Sub or CC's other Subsidiaries are a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CC, CC Sub or any other Subsidiary of CC or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which, individually or in the aggregate, would not reasonably be expected to have a CC Material Adverse Effect.

          (c)  Except as set forth in Section 3.03 of the CC Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to CC, CC Sub or any of CC's other Subsidiaries in connection with the execution and delivery of this Agreement and the Escrow Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Proxy Statement/Prospectus (as defined in Section 3.21 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) the filing of the Registration Statement (as defined in Section 3.21 below) with the SEC in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country.

        Section 3.04    SEC Filings; Financial Statements.

          (a)  Except as disclosed in Section 3.04 of the CC Disclosure Schedule, CC has timely filed all forms, reports and documents required to be filed by CC with the SEC since December 31, 1999 and prior to the date hereof (collectively, the "CC SEC Reports"). All CC SEC Reports are available from the SEC on the EDGAR System. Except as disclosed in Section 3.04 of the CC Disclosure Schedule, the CC SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then as and on the date so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such CC SEC Reports or necessary in order to make the statements in such CC SEC Reports, in the light of the

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  circumstances under which they were made, not misleading. CC's Subsidiaries are not required to file any forms, reports or other documents with the SEC.

          (b)  Except as disclosed in Section 3.04 of the CC Disclosure Schedule, each of the consolidated financial statements (including, in each case, any related notes) contained in the CC SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of CC and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which would not be material in amount. CC has provided to SM the unaudited condensed consolidated statements of operations for the twelve months ended December 31, 2001 for CC and its Subsidiaries, and the unaudited condensed consolidated balance sheet as of December 31, 2001 for CC and its Subsidiaries (the "CC Balance Sheet"). CC's unaudited consolidated financial statements comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), fairly present the consolidated financial position of CC and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, and have been reviewed by CC's independent auditors (and revised, as necessary). Since December 31, 2001, there has been no material change in CC's accounting methods or principles except as described in the notes to such draft audited financial statements.

        Section 3.05    No Undisclosed Liabilities.

        Except as disclosed in the CC SEC Reports filed prior to the date hereof or on the CC Balance Sheet or otherwise set forth in the CC Disclosure Schedule, and except for normal or recurring liabilities incurred since December 31, 2001 in the ordinary course of business consistent with past practices, CC and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate would have a CC Material Adverse Effect.

        Section 3.06    Absence Of Certain Changes Or Events.

        Except as disclosed in the CC SEC Reports filed prior to the date hereof or disclosed in writing by CC to SM on or prior to the date hereof, since the date of the CC Balance Sheet, CC and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any CC Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to CC or any of its Subsidiaries having a CC Material Adverse Effect; (iii) any material change by CC in its accounting methods, principles or practices to which SM has not previously consented in writing; (iv) any revaluation by CC of any of its assets having a CC Material Adverse Effect; or (v) any other action or event that would have required the consent of SM pursuant to Section 5.01 of this Agreement had such action or event occurred after the date of this Agreement.

        Section 3.07    Taxes.

          (a)  For the purposes of this Agreement, the terms "Tax" and, collectively, "Taxes" mean any and all material federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross

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  receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  CC and each of its Subsidiaries have (i) filed all federal, state, local and foreign tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account extensions), (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which are not reasonably likely, individually or in the aggregate, to have a CC Material Adverse Effect. Neither the Internal Revenue Service (the "IRS") nor any other taxing authority has asserted any claim for taxes, or to the actual knowledge of the executive officers of CC or any of its Subsidiaries, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a CC Material Adverse Effect. CC and each of its Subsidiaries, through their respective payroll agents or otherwise, have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts which are not reasonably likely, individually or in the aggregate, to have a CC Material Adverse Effect. Neither CC nor any of its Subsidiaries has made an election under Section 341(f) of the Code, except for any such election which shall not have a CC Material Adverse Effect. There are no liens for Taxes upon the assets of CC or its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which would not, individually or in the aggregate, be reasonably likely to have a CC Material Adverse Effect.

        Section 3.08    Properties.

          (a)  Except for the real property site leases related to approximately 1,470 pay telephone sites located in Puerto Rico, CC has provided to SM a true and complete list of all real property leased by CC or its Subsidiaries and the location of the premises. Neither CC nor any Subsidiary is in default under any such leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a CC Material Adverse Effect.

          (b)  CC owns no real property.

        Section 3.09    Intellectual Property.

          (a)  Except as disclosed in Section 3.09 of the CC Disclosure Schedule, CC and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of CC and its Subsidiaries as currently conducted or planned to be conducted by CC and its Subsidiaries prior to the Effective Time (the "CC Intellectual Property Rights"). Section 3.09 of the CC Disclosure Schedule lists all CC Intellectual Property Rights (except for commercially available software), indicating whether such CC Intellectual Property Rights are owned by CC, or are subject to a license to which CC is a party.

          (b)  Except as disclosed in Section 3.09 of the CC Disclosure Schedule, neither CC nor any of its Subsidiaries is, or will be as a result of the execution and delivery of this Agreement or the

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  performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the CC Intellectual Property Rights or any material license, sublicense or other agreement pursuant to which CC or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software, which are incorporated in or form a part of any product of CC or any of its Subsidiaries that is material to the business of CC and its Subsidiaries, taking CC and its Subsidiaries together as a whole, where such breach would have a CC Material Adverse Effect.

          (c)  Except as disclosed in Section 3.09 of the CC Disclosure Schedule, (i) all patents, registered trademarks, service marks and copyrights which are held by CC or any of its Subsidiaries, and which are material to the business of CC and its Subsidiaries, taking CC and its Subsidiaries together as a whole, are valid and subsisting; (ii) CC has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (iii) the manufacturing, marketing, licensing or sale of CC's products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement, either individually or in the aggregate, could reasonably be expected to have a CC Material Adverse Effect.

        Section 3.10    Agreements, Contracts And Commitments.

        Except as disclosed in Section 3.10 of the CC Disclosure Schedule, neither CC nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment to which it is a party or by which any of its assets and properties are bound ("CC Material Contracts") in such a manner as, individually or in the aggregate, is reasonably likely to have a CC Material Adverse Effect. Each CC Material Contract that has not expired by its terms is in full force and effect and is not subject to any material default thereunder of which CC is aware by any party obligated to CC or any of its Subsidiaries pursuant to such CC Material Contract.

        Section 3.11    Litigation.

        Except as described in the CC SEC Reports filed prior to the date hereof or as disclosed in Section 3.11 of the CC Disclosure Schedule, there is no suit, claim, action, litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or, to CC's knowledge, threatened against CC or its Subsidiaries, or any of CC's or its Subsidiaries' officers, directors or affiliates, with respect to or affecting CC's operations, businesses or financial condition, or related to the consummation of the transactions contemplated hereby, which individually or in the aggregate is reasonably likely to have a CC Material Adverse Effect or would materially impair or delay the ability of CC or CC Sub to consummate the transactions contemplated by this Agreement.

        Section 3.12    Environmental Matters.

          (a)  Except as disclosed in the CC SEC Reports filed prior to the date hereof or as disclosed in Section 3.12 of the CC Disclosure Schedule: (i) CC and its Subsidiaries have complied with all applicable Environmental Laws (as defined in Section 3.12(b)); (ii) the properties currently owned or operated by CC and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.12(c)); (iii) the properties formerly owned or operated by CC or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by CC or its Subsidiaries; (iv) neither CC nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither CC nor any Subsidiary has been associated with any release or threat of release of any Hazardous

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  Substance; (vi) neither CC nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that CC or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither CC nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving CC or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of CC or its Subsidiaries pursuant to any Environmental Law.

          (b)  As used in this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

          (c)  As used in this Agreement, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

        Section 3.13    Employee Benefit Plans.

          (a)  CC has listed in Section 3.13 of the CC Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of CC or any trade or business (whether or not incorporated) which is a member or which is under common control with CC within the meaning of Section 414 of the Code, or any Subsidiary of CC (together, the "CC Employee Plans").

          (b)  With respect to each CC Employee Plan, CC has made available to SM, a true and correct copy of (i) the most recent annual report filed with the IRS, if any, (ii) such CC Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such CC Employee Plan and (iv) the most recent actuarial report or valuation, if any, relating to a CC Employee Plan subject to Title IV of ERISA.

          (c)  With respect to the CC Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of CC, there exists no condition or set of circumstances in connection with which CC could be subject to any liability that is reasonably likely to have a CC Material Adverse Effect under ERISA, the Code or any other applicable law.

          (d)  With respect to the CC Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of CC, which obligations are reasonably likely to have a CC Material Adverse Effect.

          (e)  Except as disclosed in CC SEC Reports filed prior to the date of this Agreement or as disclosed in Section 3.13 of the CC Disclosure Schedule, and except as provided for in this Agreement, neither CC nor any of its Subsidiaries is a party to any oral or written (i) agreement

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  with any officer or other key employee of CC or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving CC of the nature contemplated by this Agreement, (ii) agreement with any officer of CC or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $200,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (f)    Neither CC nor any CC Subsidiary is a party to any contract, plan or arrangement under which any payment or benefit provided to a current or former employee or service provider would constitute an "excess parachute payment" under Section 280G(b)(1) of the Code.

        Section 3.14    Compliance With Laws.

        CC and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a CC Material Adverse Effect.

        Section 3.15    Tax Matters.

        To its knowledge, none of CC, CC Sub nor any of CC's affiliates has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

        Section 3.16    Labor Matters.

        Neither CC nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is CC or any of its Subsidiaries the subject of any material proceeding asserting that CC or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of CC, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving CC or any of its Subsidiaries.

        Section 3.17    Insurance.

        All material fire and casualty, general liability, business interruption, and product liability insurance policies maintained by CC or any of its Subsidiaries are with reputable insurance carriers, and copies or a summary of such policies have been made available to SM.

        Section 3.18    Certain Contracts.

        Except as disclosed in Section 3.18 of the CC Disclosure Schedule, neither CC nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of (a) the business of CC is conducted or (b) the SM Business. "SM Business" means the business conducted by SM relating to the development of ultrasound-based skin permeation technologies and products to extract interstitial fluid for diagnostic purposes, and the delivery of therapeutics and topical components.

        Section 3.19    No Existing Discussions.

        As of the date hereof, CC is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to a CC Takeover Proposal (as defined in Section 6.02(d)).

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        Section 3.20    Interested Party Transactions.

        Except as set forth in the CC SEC Reports or by virtue of the Merger, no event has occurred that would be required to be reported by CC as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

        Section 3.21    Registration Statement; Proxy Statement/Prospectus.

        The registration statement of CC on Form S-4 pursuant to which shares of CC Common Stock issued in the Merger will be registered with the SEC (the "Registration Statement") will not contain, at the time the Registration Statement is declared effective by the SEC, any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading; provided, however that no representation is made by CC in this Section 3.21 with respect to statements made or incorporated by reference therein based on information supplied in writing by SM or its Representatives (as defined in Section 6.02(a)) specifically for inclusion in the Registration Statement. The proxy statement/prospectus (the "Proxy Statement/Prospectus") to be sent to the shareholders of CC in connection with the special meeting of CC shareholders to consider this Agreement, the Merger, the election of the SM Directors (as defined in Section 6.11(a)) to the board of directors of CC and the issuance of CC Common Stock in connection with the Merger (the "CC Shareholders Meeting") shall not, on the date the Proxy Statement/Prospectus is first mailed to shareholders of CC, at the time of the CC Shareholders Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement/Prospectus not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the CC Shareholders Meeting which has become false or misleading; provided, however that no representation is made by CC in this Section 3.21 with respect to statements made or incorporated by reference therein based on information supplied in writing by SM or its Representatives specifically for inclusion in the Proxy Statement/Prospectus. On the date first mailed to the shareholders of CC, the Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. If at any time prior to the Effective Time any event relating to CC or any of its affiliates should be discovered by CC which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, CC shall promptly inform SM.

        Section 3.22    Payments Resulting from Merger.

        Except as disclosed in Section 3.22 of the CC Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from CC or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement pursuant to any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee or any plan agreement or understanding similar to any of the foregoing, or (ii) benefit under any CC benefit plan being established or becoming accelerated, vested or payable.

        Section 3.23    Applicability of Sections 302A.471, 302A.671, 302A.673 and 302A.675 of the MBCA; CC Rights Plan.

          (a)  Section 302A.471 of the MBCA is not applicable to the Merger, and the CC shareholders are not entitled to any other dissenters rights or appraisal rights in connection with the Merger,

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  the issuance of the Merger Consideration by CC or the other transactions contemplated by this Agreement.

          (b)  Sections 302A.671 and 302A.675 of the MBCA are not applicable to CC or the Merger. Section 302A.673 of the MBCA is not applicable to the Merger. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to CC or the Merger or the other transactions contemplated by this Agreement.

          (c)  The execution, delivery and performance of this Agreement and the Escrow Agreement and the consummation of the Merger will not cause any change, effect or result under any stockholder rights plan which is or will as of the Effective Time be in effect which is adverse to the interests of SM or the Surviving Corporation.

        Section 3.24    Voting Requirements.

        The affirmative vote of the holders of a majority of the voting power of all outstanding shares of CC Common Stock, present or represented at the CC Shareholders' Meeting at which a quorum is present, to adopt this Agreement and approve the Merger and the issuance of the Merger Consideration, and to elect of the SM Directors to the board of directors of CC (the "CC Requisite Vote") is the only vote of the holders of any class or series of CC's capital stock necessary to approve and adopt this Agreement, the Merger and the transactions contemplated hereby (including the election of the SM Directors to the board of directors of CC).

        Section 3.25    Brokers.

        Except as disclosed in Section 3.25 of the CC Disclosure Schedule, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CC. The fees and expenses of any such broker, investment banker, financial advisor or other person shall be disclosed in Section 3.25 of the CC Disclosure Schedule and all such fees and expenses shall be paid in full by CC.

        Section 3.26    CC Voting Agreement.

        Each person or entity listed on Section 3.26 of the CC Disclosure Schedule has executed and delivered to SM the CC Voting Agreement, substantially in the form of Exhibit B hereto.

        Section 3.27    Net Worth.

        The Net Worth of CC as of the date hereof is greater than or equal to $6,000,000. For purposes of this Agreement, "Net Worth" shall be calculated based on balance sheet information of CC by subtracting total liabilities from total assets on the applicable balance sheet prepared in accordance with generally accepted accounting principles on a stand-alone basis without giving consideration to the transaction contemplated herein, except that the CC's actual and estimated expenses directly associated with the transactions contemplated by this Agreement through the Closing Date, including, without limitation, legal, accounting and financial advisory fees, shall be included in the calculation of CC's liabilities. In addition, the Net Worth calculation shall also take into account (i) the Escrow Funds deposited by CC with the Escrow Agent pursuant to Section 1.05 as an asset of CC and (ii) liabilities of CC resulting from consummation of the Merger or the CC Asset Sale (such as severance payments or bonus payments) and liability related to litigation, if any; provided, however, that if CC has a reasonable good faith belief that it has no liability related to outstanding litigation, CC may state that its litigation related liability is zero (0) in its calculation of Net Worth. Notwithstanding anything herein to the contrary, as of the date of any calculation of Net Worth, the costs incurred by CC (if any) of the additional insurance coverage that CC is required to obtain pursuant to Section 6.13 shall not be included in the Net Worth calculation in such a way as would reduce the Net Worth of CC. Whenever CC is required to provide a calculation of its Net Worth under this Agreement, CC shall specify the

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amount attributable to its assets as reflected on the applicable balance sheet and the amount attributable to its liabilities as reflected on the applicable balance sheet, plus the amounts for additional assets and liabilities not reflected on the applicable balance sheet as may be required by this Section 3.27.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF SM

        SM represents and warrants to CC and CC Sub that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by SM to CC on or before the date of this Agreement (the "SM Disclosure Schedule"). The SM Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered sections contained in this Article IV and the disclosure in any paragraph shall qualify other sections in this Article IV only to the extent that it is reasonably apparent from a reading of such document that it also qualifies or applies to such other sections.

        Section 4.01    Organization Of SM.

        SM is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a SM Material Adverse Effect as defined in Section 9.03(b). SM has no Subsidiaries and does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by SM and comprising less than one percent (1%) of the outstanding stock of such company.

        Section 4.02    SM Capital Structure.

          (a)  The authorized capital stock of SM consists of 49,213,342 shares of SM Common Stock, $.01 par value, and 30,786,658 shares of Preferred Stock, $.01 par value ("SM Preferred Stock") of which 10,057,471 shares of such SM Preferred Stock are designated as Series A Convertible Preferred Stock (the "SM Series A Preferred Stock") and 20,729,187 shares of such SM Preferred Stock are designated as Series B Convertible Preferred Stock (the "SM Series B Preferred Stock"). As of the date of this Agreement, 10,057,471 shares of SM Series A Preferred Stock are issued and outstanding, 6,556,726 shares of SM Series B Preferred Stock are issued and outstanding, 1,986,885 shares of SM Series B Preferred Stock are reserved for issuance and sale on the date hereof to certain existing holders of SM Series B Preferred Stock for an aggregate purchase price of $1,000,000 (the "Additional Financing") and 1,589,509 shares of SM Series B Preferred Stock are reserved for issuance pursuant to the provisions of Section 8.03 hereof and the Escrow Agreement. As of the date hereof, (i) 13,561,747 shares of SM Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of SM Common Stock are held in the treasury of SM, (iii) 4,596,850 shares of SM Common Stock are reserved for future issuance upon exercise of stock options granted and outstanding as of the date hereof and reserved for grant (and issuance upon exercise) under the plans under which such options were or may be granted (collectively, the "SM Stock Plans"), (iv) 20,190,591 shares of SM Common Stock are reserved for issuance upon the conversion of the SM Preferred Stock (including SM Common Stock issuable upon conversion of the SM Series B Preferred Stock to be issued on the date hereof in the Additional Financing and to be issued hereafter in accordance with Section 8.03 hereof and the Escrow Agreement), and (v) 2,000,000 shares of SM Common Stock are reserved for issuance upon the exercise of that certain warrant to be issued in

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  accordance with Section 8.03 hereof and the Escrow Agreement. All shares of SM Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of SM to declare or pay dividends previously declared on, or to repurchase, redeem or otherwise acquire any shares of SM Common Stock or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any entity, except for repurchase rights of SM under the SM Stock Plans, or under any stock option agreements pursuant to which options were granted under these plans.

          (b)  Except as disclosed in Section 4.02 of the SM Disclosure Schedule or as set forth in this Section 4.02 or as reserved for future grants of options under the SM Stock Plans or pursuant to Section 8.03 hereof and the Escrow Agreement, there are no equity securities of any class of SM, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as disclosed in Section 4.02 of the SM Disclosure Schedule, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which SM is a party or by which it is bound obligating SM to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of SM or obligating SM to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except for the SM Voting Agreement and that certain Amended and Restated Stockholders Agreement, dated as of July 17, 2001 by and between the Company and certain stockholders of SM (a copy of which has been provided to CC), there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of SM and to which SM is a party.

        Section 4.03    Authority; No Conflict; Required Filings And Consents.

          (a)  SM has all requisite corporate power and authority to enter into this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated by this Agreement and the Escrow Agreement by SM have been duly authorized by all necessary corporate action on the part of SM, subject only to the approval of the SM stockholders. This Agreement and the Escrow Agreement have been duly executed and delivered by SM and constitute the valid and binding obligations of SM, enforceable in accordance with their terms, subject to the Bankruptcy and Equity Exception.

          (b)  The execution and delivery of this Agreement and the Escrow Agreement by SM does not, and the consummation of the transactions contemplated by this Agreement and the Escrow Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of SM, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which SM is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SM or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which, individually or in the aggregate, would have a SM Material Adverse Effect.

          (c)  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to SM in connection with the execution and delivery of this Agreement and the Escrow Agreement or the consummation of the

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  transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country.

        Section 4.04    Financial Statements.

        SM has made available to CC its financial statements for the year ended December 31, 2001. The financial statements (including, in each case, any related notes) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and fairly presented the financial position of SM as of the dates and the results of its operations and cash flows for the periods indicated. The unaudited balance sheet of SM as of December 31, 2001 is referred to herein as the "SM Balance Sheet."

        Section 4.05    No Undisclosed Liabilities.

        Except for normal or recurring liabilities incurred since December 31, 2001 in the ordinary course of business consistent with past practices and except as set forth on Section 4.05 of the SM Disclosure Schedule, SM does not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, would have a SM Material Adverse Effect.

        Section 4.06    Absence Of Certain Changes Or Events.

        Except as disclosed in writing by SM to CC on or prior to the date hereof, since the date of the SM Balance Sheet, SM has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any SM Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to SM having a SM Material Adverse Effect; (iii) any material change by SM in its accounting methods, principles or practices to which CC has not previously consented in writing; (iv) any revaluation by SM of any of its assets having a SM Material Adverse Effect; or (v) any other action or event that would have required the consent of CC pursuant to Section 5.02 of this Agreement had such action or event occurred after the date of this Agreement.

        Section 4.07    Taxes.

        SM has (i) filed all federal, state, local and foreign tax returns and reports required to be filed by it prior to the date of this Agreement (taking into account extensions), (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which are not reasonably likely, individually or in the aggregate, to have a SM Material Adverse Effect. Neither the IRS nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of SM, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a SM Material Adverse Effect. SM, through its payroll agent or otherwise, has withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts which are not reasonably likely, individually or in the aggregate, to have a SM Material Adverse Effect. SM has not made an election under Section 341(f) of the Code, except for any such election which shall not have a SM Material Adverse Effect. There are no liens for Taxes upon the assets of SM (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which are not reasonably likely, individually or in the aggregate, to have a SM Material Adverse Effect.

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        Section 4.08    Agreements, Contracts And Commitments.

        SM has not breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment to which it is a party or by which any of its assets or properties are bound ("SM Material Contracts") in such a manner as, individually or in the aggregate, is reasonably likely to have a SM Material Adverse Effect. Except as set forth on Section 4.08, each SM Material Contract that has not expired by its terms is in full force and effect and is not subject to any material default thereunder of which SM is aware by any party obligated to SM pursuant to such SM Material Contract.

        Section 4.09    Litigation.

        Except as disclosed in Section 4.09 of the SM Disclosure Schedule, there is no suit, claim, action, litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or, to SM's knowledge, threatened against SM or any of SM's officers, directors or affiliates, with respect to or affecting SM's operations, businesses or financial condition, or related to the consummation of the transactions contemplated hereby, which individually or in the aggregate is reasonably likely to have a SM Material Adverse Effect or would materially impair or delay the ability of SM to consummate the transactions contemplated by this Agreement.

        Section 4.10    Employee Benefit Plans.

          (a)  SM has listed in Section 4.10 of the SM Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of SM or any trade or business (whether or not incorporated) which is a member or which is under common control with SM within the meaning of Section 414 of the Code (together, the "SM Employee Plans").

          (b)  With respect to each SM Employee Plan, SM has made available to CC, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such SM Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such SM Employee Plan and (iv) the most recent actuarial report or valuation relating to a SM Employee Plan subject to Title IV of ERISA.

          (c)  With respect to the SM Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of SM, there exists no condition or set of circumstances in connection with which SM could be subject to any liability that is reasonably likely to have a SM Material Adverse Effect under ERISA, the Code or any other applicable law.

          (d)  With respect to the SM Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of SM, which obligations are reasonably likely to have a SM Material Adverse Effect.

          (e)  Except as disclosed in Section 4.10 of the SM Disclosure Schedule, and except as provided for in this Agreement, SM is not a party to any oral or written (i) agreement with any officer or other key employee of SM, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving SM of the nature contemplated by this Agreement, (ii) agreement with any officer of SM providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for

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  the payment of compensation in excess of $200,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (f)    SM is not a party to any contract, plan or arrangement under which any payment or benefit provided to a current or former employee or service provider would constitute an "excess parachute payment" under Section 280G(b)(1) of the Code.

        Section 4.11    Compliance With Laws.

        SM has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a SM Material Adverse Effect.

        Section 4.12    Tax Matters.

        To its knowledge, neither SM nor any of its affiliates has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

        Section 4.13    Registration Statement; Proxy Statement/Prospectus.

        The information supplied by SM for inclusion in the Registration Statement shall not contain, at the time the Registration Statement is declared effective by the SEC, any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by SM for inclusion in the Proxy Statement/Prospectus to be sent to the shareholders of CC in connection with the CC Shareholders Meeting shall not, on the date the Proxy Statement/Prospectus is first mailed to shareholders of CC, at the time of the CC Shareholders Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement/Prospectus not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the CC Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to SM or any of its affiliates should be discovered by SM which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, SM shall promptly inform CC.

        Section 4.14    Voting Requirements.

          (a)  Assuming the SM Conversion (as defined in Section 6.17 hereof) is consummated prior to the SM Stockholders' Meeting, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of SM Common Stock, present or represented at the SM Stockholders' Meeting at which a quorum is present, to adopt this Agreement and approve the Merger (the "SM Converted Vote") is the only vote of the holders of any class or series of SM's capital stock necessary to approve and adopt this Agreement, the Merger and the transactions contemplated hereby.

          (b)  In the event that the SM Conversion is not consummated prior to the SM Stockholders' Meeting, (i) the affirmative vote of the holders of a majority of the voting power of all outstanding

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  shares of SM Series A Preferred Stock, SM Series B Preferred Stock, and SM Common Stock present or represented at the SM Stockholders' Meeting at which a quorum is present, to adopt this Agreement and approve the Merger, voting together as a single class, on an as-converted basis, (ii) the affirmative vote of the holders of a majority of the voting power of all outstanding shares of SM Series A Preferred Stock, voting as a separate class, present or represented at the SM Stockholders' Meeting at which a quorum is present, to adopt this Agreement and approve the Merger and (iii) the affirmative vote of the holders of a 85% of the voting power of all outstanding shares of SM Series B Preferred Stock, voting as a separate class, present or represented at the SM Stockholders' Meeting at which a quorum is present, to adopt this Agreement and approve the Merger (collectively, the "SM Non-Converted Vote"), are the only votes of the holders of any class or series of SM's capital stock necessary to approve and adopt this Agreement, the Merger and the transactions contemplated hereby. For the purposes of this Agreement, the term "SM Requisite Vote" shall mean either the "SM Converted Vote" or the "SM Non-Converted Vote," as applicable.

        Section 4.15    Brokers.

        No broker, investment banker, financial advisor or other person, other than Business Development Advisors, Inc., the fees and expenses of which are set forth in Section 4.15 of the SM Disclosure Schedule and will be paid in full by SM, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SM.

        Section 4.16    SM Voting Agreement.

        Each person or entity listed on Section 4.16 of the SM Disclosure Schedule has executed and delivered to CC the SM Voting Agreement, substantially in the form of Exhibit C hereto.

        Section 4.17    Intellectual Property.

          (a)  Except as disclosed in Section 4.17 of the SM Disclosure Schedule, SM owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods schematics, technology, know how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of SM as currently conducted or planned to be conducted by SM (the "SM Intellectual Property Rights"). Section 4.17 of the SM Disclosure Schedule lists all SM Intellectual Property Rights (except for commercially available software), indicating whether such SM intellectual Property Rights are owned by SM, or are subject to a license to which SM is a party.

          (b)  Except as disclosed in Section 4.17 of the SM Disclosure Schedule, to SM's knowledge, SM is not, or will not be as a result of the execution and delivery of this Agreement of the performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the SM Intellectual Property Rights or any material license, sublicense or other agreement pursuant to which SM is authorized to use any third party patents, trademarks or copyrights, including software, which are incorporated in or form a part of any product of SM that is material to the business of SM.

          (c)  Except as disclosed in Section 4.17 of the SM Disclosure Schedule, to SM's knowledge (i) all patents, registered trademarks, service marks and copyrights which are held by SM, and which are material to the business of SM, are valid and subsisting; (ii) SM has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (iii) the manufacturing, marketing, licensing or sale of SM's products does not infringe

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  any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

          (d)  To SM's knowledge, SM has conducted its clinical work and testing with the prior approval and ongoing review of all necessary review authorities, and in material compliance with all federal, state, and local laws and regulations.

        Section 4.18    Properties.

          (a)  SM has provided to CC a true and complete list of all real property leased by SM and the location of the premises. SM is not in default under any such leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a SM Material Adverse Effect.

          (b)  SM owns no real property.

        Section 4.19    Labor Matters.

        SM is not a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is SM the subject of any material proceeding asserting that SM has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of SM, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving SM.

        Section 4.20    Environmental Matters.

        Except as set forth in Section 4.20 of the SM Disclosure Schedules, (i) SM has complied with all applicable Environmental Laws (as defined in Section 3.12(b)); (ii) the properties currently owned or operated by SM (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.12(c)); (iii) the properties formerly owned or operated by SM were not contaminated with Hazardous Substances during the period of ownership or operation by SM; (iv) SM is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) SM has not been associated with any release or threat of release of any Hazardous Substance; (vi) SM has not received any notice, demand, letter, claim or request for information alleging that SM may be in violation of or liable under any Environmental Law; (vii) SM is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving SM that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of SM pursuant to any Environmental Law.

        Section 4.21    Insurance.

        All material fire and casualty, general liability, business interruption, and product liability insurance policies maintained by SM are with reputable insurance carriers, and copies or a summary of such policies have been made available to CC.

        Section 4.22    Certain Contracts.

        SM is not a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of SM is conducted.

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        Section 4.23    Payments Resulting from Merger.

        The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from SM to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement pursuant to any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee or any plan agreement or understanding similar to any of the foregoing, or (ii) benefit under any SM benefit plan being established or becoming accelerated, vested or payable.

        Section 4.24    Section 203 of the DGCL Not Applicable; SM Rights Plan.

          (a)  Section 203 of the DGCL is not applicable to SM or (by reason of SM's participation therein) the Merger. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to SM or (by reason of SM's participation therein) the Merger or the other transactions contemplated by this Agreement.

          (b)  The execution, delivery and performance of this Agreement and the Escrow Agreement and the consummation of the Merger will not cause any change, effect or result under any stockholder rights plan which is or will as of the Effective Time be in effect which is adverse to the interests of CC or the Surviving Corporation.

        Section 4.25    No Existing Discussions.

        As of the date hereof, SM is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to a SM Takeover Proposal (as defined in Section 6.03(d)).

        Section 4.26    Interested Party Transactions.

        Except as set forth in Section 4.26 of the SM Disclosure Schedule, since December 31, 2001, no event has occurred that would be required to be reported by CC as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

ARTICLE V.
CONDUCT OF BUSINESS

        Section 5.01    Covenants Of CC.

        During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, CC agrees, as to itself and its Subsidiaries, except to the extent that SM shall otherwise consent in writing, to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, and consistent with preserving and advancing the assets (other than as expressly contemplated by this Agreement), revenues and results of operation of CC, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. CC shall promptly notify SM of any material event or occurrence not in the ordinary course of business of CC. Except as expressly contemplated by this Agreement or as set forth

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in Section 5.01 of the CC Disclosure Schedule, CC shall not (and shall not permit its Subsidiaries to), without the written consent of SM (which shall not be unreasonably delayed):

          (a)  accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement.

          (b)  declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

          (c)  issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of CC Common Stock pursuant to the exercise of options, warrants or other convertible securities outstanding on the date of this Agreement;

          (d)  acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than items in the ordinary course of business);

          (e)  sell, lease, license or otherwise dispose of any properties or assets, except (i) for transactions in the ordinary course of business in an amount less than $25,000 and (ii) the sale, for an amount which would result in net consideration of no less than $1,750,000, with no more than 25% of such net consideration being in the form of non-cash consideration, of certain of CC's assets located in Puerto Rico or used solely in connection with CC's Puerto Rico operations (the "CC Asset Sale" a list and brief description of such assets relating to the Puerto Rican operations are detailed on Exhibit D hereto);

          (f)    except as expressly contemplated by this Agreement (i) increase or agree to increase the compensation (including any bonus) payable or to become payable to its officers or employees, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, (iii) enter into any collective bargaining agreement (other than as required by law), (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees except as contemplated by Section 5.01(a);

          (g)  amend or propose to amend its Articles of Incorporation or Bylaws, except as contemplated by this Agreement;

          (h)  amend or terminate, or violate the terms of, any contract, agreement or license to which it is a party except in the ordinary course of business or where such action would not be reasonably likely to have a CC Material Adverse Effect;

          (i)    waive or release any material right or claim, except in the ordinary course of business;

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          (j)    initiate any litigation or arbitration proceeding without otherwise first consulting with SM or where the initiation of such proceedings, if determined adversely, would have a CC Material Adverse Effect;

          (k)  incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of CC or any Subsidiary or guarantee any debt securities of others;

          (l)    make or agree to make any new capital expenditure or expenditures, or enter into any agreement or agreements providing for payments which, individually, are in excess of $10,000 or, in the aggregate, are in excess of $50,000 (other than expenses incurred in connection with this Agreement and the transactions contemplated hereby);

          (m)  make any tax election that, individually or in the aggregate, is reasonably likely to have a CC Material Adverse Effect on the tax liability of CC or would otherwise be inconsistent with the provisions of Section 6.09 hereof, or settle or compromise any material income tax liability;

          (n)  pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (i) in the ordinary course of business or where such action would not have a CC Material Adverse Effect or (ii) that certain anti-trust litigation contemplated by CC and a CC Subsidiary against Verizon Puerto Rico (the "Anti-Trust Suit") so long as the costs and expenses of such Anti-Trust Suit do not exceed $200,000 in the aggregate;

          (o)  effect or agree to effect, including by way of hiring or involuntary termination, any change in CC's or any of its Subsidiary's directors, officers or key employees;

          (p)  revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (q)  engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

          (r)  take, or agree in writing or otherwise to take, any of the actions described in Section 5.01(a) through Section 5.01(q) above.

        Section 5.02    Covenants Of SM.

        During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, SM agrees, except to the extent that CC shall otherwise consent in writing, to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and consistent with preserving and advancing the assets (other than as expressly contemplated by this Agreement), revenues and results of operations of SM, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. SM shall promptly notify CC of any material event or occurrence not in the ordinary course of business of SM. Except as expressly contemplated by this Agreement or as set forth in Section 5.02 of the SM Disclosure Schedule, SM shall not without the written consent of CC (which shall not be unreasonably withheld or delayed):

          (a)  accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any

25

  related agreements in effect as of the date of this Agreement or amend any of such plans to increase the number of shares available for grant thereunder;

          (b)  declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

          (c)  issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, in each case for a price per share of less than $.75, other than (i) the issuance of shares of SM Common Stock pursuant to the exercise of options, warrants or other convertible securities outstanding or reserved for issuance on the date of this Agreement, (ii) the issuance of shares pursuant to the Additional Financing and (iii) the issuance of SM Common Stock upon the conversion of the SM Preferred Stock;

          (d)  acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than items in the ordinary course of business);

          (e)  (i) increase or agree to increase the compensation (including any bonus) payable or to become payable to its officers or employees, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, (iii) enter into any collective bargaining agreement (other than as required by law), (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees except as contemplated by Section 5.02(a);

          (f)    sell, lease, license or otherwise dispose of any properties or assets, except for (i) transactions in the ordinary course of business in an amount less than $25,000 and (ii) a Packard Instrument Liquid Scintillation Analyzed Model Tri-Carb 2100TR provided it is sold for a purchase price of not less than $7,500;

          (g)  transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the SM Intellectual Property Rights other than on a non-exclusive basis in the ordinary course of business consistent with past practices;

          (h)  amend or terminate, or violate the terms of, any contract, agreement or license to which it is a party except in the ordinary course of business or where such action would not have a SM Material Adverse Effect;

          (i)    waive or release any material right or claim, except in the ordinary course of business;

          (j)    initiate any litigation or arbitration proceeding without otherwise first notifying CC where the initiation of such proceedings, if determined adversely, would have a SM Material Adverse Effect;

          (k)  make any tax election that, individually or in the aggregate, is reasonably likely to have a SM Material Adverse Effect on the tax liability of SM or would otherwise be inconsistent with the provisions of Section 6.09 hereof, or settle or compromise any material income tax liability;

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          (l)    pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued asserted or unasserted, contingent or otherwise), other than in the ordinary course of business or where such action would not have a SM Material Adverse Effect;

          (m)  effect or agree to effect, including by way of hiring or involuntary termination, any change in SM's officers or key employees;

          (n)  incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of SM or guarantee any debt securities of others;

          (o)  make or agree to make any new capital expenditure or expenditures, or enter into any agreement or agreements providing for payments which, individually, are in excess of $10,000 or, in the aggregate, are in excess of $50,000 (other than expenses incurred in connection with this Agreement and the transactions contemplated hereby);

          (p)  revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (q)  engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

          (r)  take, or agree in writing or otherwise to take, any of the actions described in Section 5.02(a) through Section 5.02(q) above.

        Section 5.03    Cooperation.

        Subject to compliance with applicable law, from the date hereof until the Effective Time, each of SM and CC shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby.

        Section 5.04    Advice of Changes.

        CC and SM each shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect where the failure of such representation to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on it, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which is reasonably likely to have, a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VII to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

ARTICLE VI.
ADDITIONAL AGREEMENTS

        Section 6.01    Proxy Statement/Prospectus; Registration Statement.

        As promptly as reasonably practicable after the execution of this Agreement, CC will prepare and file with the SEC, with the assistance of SM, the Proxy Statement/Prospectus and the Registration Statement, in which the Proxy Statement/Prospectus will be included as a prospectus. Each of SM and CC shall provide promptly to the other such information concerning its business and financial

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statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the Registration Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement/Prospectus and the Registration Statement. CC, with the assistance of SM, will respond to any comments of the SEC, and will use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and CC will cause the Proxy Statement/Prospectus to be mailed to its stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of CC and SM will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, foreign or Blue Sky or related securities laws in order to consummate the Merger and the transactions contemplated by this Agreement. CC will notify SM promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Registration Statement or the Proxy Statement/Prospectus and will supply SM with copies of all correspondence between CC or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Registration Statement, the Proxy Statement/Prospectus or the Merger. CC will cause all documents that it is responsible for filing with the SEC under this Section 6.01 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement, CC will promptly inform SM of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to shareholders of CC, such amendment or supplement. Anything to the contrary contained herein notwithstanding, CC shall not include in the Proxy Statement/Prospectus or the Registration Statement any information with respect to SM or its stockholders or affiliates, the form and content of which information shall not have been approved by SM prior to such inclusion. Notwithstanding any other provision of this Agreement, nothing herein shall require SM to qualify to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process under any applicable state securities laws in connection with the issuance of CC Common Stock in the Merger.

        Section 6.02    No Solicitation by CC.

          (a)  Until the earlier of the Effective Time or a valid termination of this Agreement pursuant to Article VIII, CC will not, and will not authorize, direct or permit any of its officers, directors, employees, affiliates under the control of CC, investment bankers, attorneys, accountants or other agents, advisors or representatives (collectively, "Representatives") to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any CC Takeover Proposal (as defined below), (ii) participate in any discussions or negotiations with any person regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiry or proposal that constitutes or may reasonably be expected to lead to, any CC Takeover Proposal, (iii) authorize, approve or recommend any CC Takeover Proposal, or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment accepting or providing for any CC Takeover Proposal.

          (b)  CC and its Representatives will immediately cease and cause to be terminated any and all existing discussions, negotiations, exchanges of information and other activities with respect to any CC Takeover Proposal. Promptly following the execution and delivery of this Agreement, CC shall (i) inform each of its Representatives (as CC deems necessary) of the obligations undertaken in this Section 6.02 and in Section 6.08 and (ii) request each person that has heretofore executed a confidentiality or non-disclosure agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return to CC all confidential information heretofore furnished to such person by or on behalf of it or any of its Subsidiaries (except in connection with the CC Asset

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  Sale). Any violation of the restrictions set forth in this Section 6.02 by any officer, director or employee of CC, any affiliate under the control of CC, or any investment banker, attorney, accountant or other agent, advisor or representative of CC shall be deemed to be a breach of this Section 6.02 by CC. CC shall notify SM forthwith if any inquiries, proposals or offers relating to a CC Takeover Proposal are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, CC or any of its Representatives, indicating, in connection with such notice, the name of the person making the inquiry, proposal or offer and the material terms and conditions of any proposals or offers.

          (c)  CC and SM agree that irreparable damage would occur in the event that the provisions of this Section 6.02 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that SM shall be entitled to seek an injunction or injunctions to prevent breaches of this Section 6.02 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the parties may be entitled at law or in equity.

          (d)  For purposes of this Agreement, "CC Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving CC or the acquisition of twenty percent (20%) or more of the outstanding shares of capital stock of CC, or all or substantially all of the assets of CC or any asset of CC, the absence of which would materially diminish the value of the Merger to SM or the benefits expected by SM to be realized from the Merger (other than the CC Asset Sale and other transactions contemplated by this Agreement), or any transaction in which the CC shareholders immediately prior to the transaction hold less than a majority of the outstanding capital stock of CC immediately following such transaction, or any other transaction inconsistent with consummation of the transactions contemplated hereby.

        Section 6.03    No Solicitation by SM.

          (a)  Until the earlier of the Effective Time or a valid termination of this Agreement pursuant to Article VIII, SM will not, and will not authorize, direct or permit any of its Representatives to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any SM Takeover Proposal (as defined below), (ii) participate in any discussions or negotiations with any person regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiry or proposal that constitutes or may reasonably be expected to lead to, any SM Takeover Proposal, (iii) authorize, approve or recommend any SM Takeover Proposal, or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment accepting or providing for any SM Takeover Proposal.

          (b)  SM and its Representatives will immediately cease and cause to be terminated any and all existing discussions, negotiations, exchanges of information and other activities with respect to any SM Takeover Proposal. Promptly following the execution and delivery of this Agreement, SM shall (i) inform each of its Representatives (as SM deems necessary) of the obligations undertaken in this Section 6.03 and in Section 6.08, and (ii) request each person that has heretofore executed a confidentiality or non-disclosure agreement in connection with its consideration of acquiring it to return to SM all confidential information heretofore furnished to such person by or on behalf of it (except in connection with the issuance of shares of capital stock of SM in connection with a strategic alliance with an academic or research institution or pharmaceutical corporation (a "Strategic Relationship")). Any violation of the restrictions set forth in this Section 6.03 by any officer, director or employee of SM, any affiliate under the control of SM, or any investment banker, attorney, accountant or other agent, advisor or representative of SM shall be deemed to be a breach of this Section 6.03 by SM. SM shall notify CC forthwith if any inquiries, proposals or offers relating to a SM Takeover Proposal are received by, any such information is requested from,

29

  or any such discussions or negotiations are sought to be initiated or continued with, SM or any of its Representatives, indicating, in connection with such notice, the name of the person making the inquiry, proposal or offer and the material terms and conditions of any proposals or offers.

          (c)  SM and CC agree that irreparable damage would occur in the event that the provisions of this Section 6.03 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that CC shall be entitled to seek an injunction or injunctions to prevent breaches of this Section 6.03 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the parties may be entitled at law or in equity.

          (d)  For purposes of this Agreement, "SM Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving SM or the acquisition of twenty percent (20%) or more of the outstanding shares of capital stock of SM, or all or substantially all of the assets of SM or any asset of SM, the absence of which would materially diminish the value of the Merger to CC or the benefits expected by CC to be realized from the Merger (other than a Strategic Relationship and other transactions contemplated by this Agreement), or any transaction in which the SM shareholders immediately prior to the transaction hold less than a majority of the outstanding capital stock of SM immediately following such transaction, or any other transaction inconsistent with consummation of the transactions contemplated hereby.

        Section 6.04    Nasdaq; SEC.

          (a)  CC agrees to use its reasonable best efforts to maintain the quotation of CC Common Stock on the Nasdaq Small Cap Market. In addition, CC shall use reasonable best efforts to assist SM in the application process required for approval of listing and quotation on the Nasdaq Small Cap Market of the shares of CC Common Stock to be issued in the Merger. In addition, CC agrees to use its reasonable best efforts to file in a timely manner all reports, forms and other documents required by the SEC under the Exchange Act and Securities Act and by Nasdaq and by any state regulatory authorities under applicable rules and regulations, that all such filings shall comply in all material respects with such applicable rules and regulations and that none of such filings will contain any untrue statement of material fact or omit to state a material face required to be stated or necessary to make such statements, in light of the circumstances under which they were made, not misleading.

        Section 6.05    Access To Information.

        Upon reasonable notice, CC and SM shall each (and, with respect to CC, shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of CC and SM shall (and, with respect to CC, shall cause its Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence in accordance with Section 6.08 hereof. No information or knowledge obtained in any investigation pursuant to this Section 6.05 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

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        Section 6.06    Stockholders Meetings.

          (a)  Promptly after the date hereof, CC will take all action reasonably necessary in accordance with the MBCA and its Articles of Incorporation and Bylaws to cause the CC Shareholders' Meeting to be held as promptly as practicable following the effectiveness of the Registration Statement for the purpose of voting upon this Agreement, the Merger and the issuance of the CC Common Stock contemplated thereby, and SM will take all action reasonably necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to cause a meeting of SM's stockholders to be held or to solicit the written consent of SM's stockholders (the "SM Stockholders' Meeting") as promptly as practicable for the purpose of voting upon this Agreement and the Merger. Unless otherwise mutually agreed by SM and CC, SM and CC shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day and as soon as practicable after the date hereof. CC and SM shall solicit from their respective stockholders proxies in favor of the approval and adoption of this Agreement and approval of the Merger and, in the case of CC shareholders, the election of the SM Directors to the board of directors of CC and the issuance of the CC Common Stock in connection with the Merger, and will take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of Nasdaq, the MBCA or the DGCL, as applicable, to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, CC may adjourn or postpone the CC Shareholders' Meeting, and SM may adjourn or postpone the SM Stockholders' Meeting, to the extent that (i) such adjournment or postponement is necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to such party's stockholders in advance of the applicable vote or (ii) additional time is reasonably required to solicit proxies in favor of the approvals required by Section 7.01(a) or (iii) as of the time for which such stockholders' meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such stockholders' meeting. CC shall ensure that CC Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by CC in connection with the CC Shareholders' Meeting are solicited, and SM shall ensure that SM Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by SM in connection with SM Stockholders' Meeting are solicited, in each case, in compliance with the applicable provisions of the DGCL or MBCA, as the case may be, applicable charter documents, any applicable rules of Nasdaq and all other applicable legal requirements.

          (b)  (i) The Board of Directors of CC shall recommend that CC shareholders vote in favor of the approval and adoption of this Agreement, approval of the Merger, approval of the election of the SM Directors to the board of directors of CC and approval of the issuance of the Merger Consideration at the CC Shareholders' Meeting; (ii) the Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of CC has recommended that CC shareholders vote in favor of the approval and adoption of this Agreement, approval of the Merger, approval of the election of the SM Directors to the board of directors of CC and approval of the issuance of the Merger Consideration at the CC Shareholders' Meeting; and (iii) neither the Board of Directors of CC nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to SM the recommendation of the Board of Directors of CC that CC shareholders vote in favor of the approval and adoption of this Agreement, approval of the Merger, approval of the election of the SM Directors to the board of directors of CC and approval of the issuance of the Merger Consideration; provided, however, that nothing in this Agreement shall prevent the Board of Directors of CC from withholding, withdrawing, amending or modifying its recommendation in favor of approval and adoption of this Agreement and approval of the Merger if (A) a CC Superior Offer is made to CC and is not withdrawn, (B) neither CC nor any of its representatives shall have violated any of the restrictions

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  set forth in Section 6.02, (C) five business days elapse following delivery by CC to SM of written notice advising CC that the Board of Directors of CC intends to withhold, withdraw, amend or modify its recommendation absent modification of the terms and conditions of this Agreement, and (D) the Board of Directors of CC concludes in good faith, after considering applicable state law and consultation with its outside counsel, that, in light of such CC Superior Offer, the failure to withhold, withdraw, amend or modify such recommendation would be inconsistent with the fiduciary duties of the Board of Directors of CC to CC shareholders under applicable law. For purposes of this Agreement, "CC Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving CC pursuant to which the shareholders of CC immediately preceding such transaction hold less than fifteen percent (15%) of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by CC of assets (excluding inventory and used equipment sold in the ordinary course of business) representing all or substantially all of CC's assets, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by CC), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of eighty five percent (85%) of the voting power of the then outstanding shares of capital stock of CC, in each case on terms that, in the good faith judgment of the Board of Directors of CC (after consultation with an independent investment bank) provide materially greater long-term value and long-term strategic benefits to CC shareholders than the Merger (after taking into account all relevant factors, including any conditions to the CC Superior Offer, the timing of the consummation of the transaction pursuant to the CC Superior Offer, the risk of nonconsummation thereof and the need for any required governmental or other consents, filings and approvals); provided, however, that an offer shall only be a "CC Superior Offer" if (i) such offer did not result from any violation of Section 6.02 of this Agreement and (ii) any financing required to consummate the transaction contemplated by such offer is committed or is otherwise reasonably likely in the good faith judgment of CC's Board of Directors to be obtained by such third party on a timely basis. Nothing contained in this Section 6.06(b) shall limit CC's obligation to call, give notice of, convene and hold the CC Shareholders' Meeting (regardless of whether the recommendation of the Board of Directors of CC shall have been withdrawn, amended or modified and regardless of whether any CC Superior Offer has been made).

          (c)  CC may also submit additional proposals to its shareholders at the CC Shareholders' Meeting and in the Proxy Statement/Prospectus (including a proposal to amend its Articles of Incorporation to increase the number of authorized shares of CC Common Stock or amend the CC Stock Plans to increase the number of CC Common Stock issuable thereunder) that are not inconsistent with CC's obligations under this Agreement. In addition, CC shall submit to its shareholders a proposal to amend the CC Stock Plans to increase the number of available shares of CC Common Stock issuable thereunder to at least 1,000,000 shares, to be effective as of the Effective Time.

          (d)  (i) The Board of Directors of SM shall recommend that SM stockholders vote in favor of approval of this Agreement and the Merger at the SM Stockholders' Meeting; (ii) any proxy solicitations made on behalf of SM shall include a statement to the effect that the Board of Directors of SM has recommended that SM stockholders vote in favor approval and adoption of this Agreement and approval of the Merger at the SM Stockholders' Meeting; and (iii) neither the Board of Directors of SM nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to CC the recommendation of the Board of Directors of SM that SM stockholders vote in favor approval and adoption of this Agreement and approval of the Merger; provided, however, that nothing in this Agreement shall prevent the Board of Directors of SM from withholding, withdrawing, amending or modifying its

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  recommendation in favor of approval and adoption of this Agreement and approval of the Merger if (A) a SM Superior Offer is made to SM and is not withdrawn, (B) neither SM nor any of its representatives shall have violated any of the restrictions set forth in Section 6.03, (C) five business days elapse following delivery by SM to CC of written notice advising CC that the Board of Directors of SM intends to withhold, withdraw, amend or modify its recommendation absent modification of the terms and conditions of this Agreement, and (D) the Board of Directors of SM concludes in good faith, after considering applicable state law and consultation with its outside counsel, that, in light of such SM Superior Offer, the failure to withhold, withdraw, amend or modify such recommendation would be inconsistent with the fiduciary duties of the Board of Directors of SM to SM stockholders under applicable law. For purposes of this Agreement, "SM Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving SM pursuant to which the stockholders of SM immediately preceding such transaction hold less than fifteen percent (15%) of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by SM of assets (excluding inventory and used equipment sold in the ordinary course of business) representing all or substantially all of SM's assets, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by SM), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of eighty five percent (85%) of the voting power of the then outstanding shares of capital stock of SM, in each case on terms that, in the good faith judgment of the Board of Directors of SM (after consultation with an independent investment bank) to SM or its stockholders than the Merger (after taking into account all relevant factors, including any conditions to the SM Superior Offer, the timing of the consummation of the transaction pursuant to the SM Superior Offer, the risk of nonconsummation thereof and the need for any required governmental or other consents, filings and approvals); provided, however, that an offer shall only be a "SM Superior Offer" if (i) such offer did not result from any violation of Section 6.03 of this Agreement and (ii) any financing required to consummate the transaction contemplated by such offer is committed or is otherwise reasonably likely in the good faith judgment of SM's Board of Directors to be obtained by such third party on a timely basis. Nothing contained in this Section 6.06(d) shall limit SM's obligation to call, give notice of, convene and hold the SM Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of SM shall have been withdrawn, amended or modified and regardless of whether any SM Superior Offer has been made).

        Section 6.07    Legal Conditions To Merger.

          (a)  CC and SM shall each use all requisite reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by CC or SM or, in the case of CC, any of its Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including the Merger, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, and (B) any other applicable law. CC and SM shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. CC and SM shall use reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all

33

  information required to be included in the Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement.

          (b)  CC and SM agree and, in the case of CC, shall cause its Subsidiaries, to cooperate and to use their respective reasonable best efforts to obtain any government clearances required for Closing, to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action.

          (c)  Each of CC and SM shall give (or, in the case of CC, shall cause its Subsidiaries to give) any notices to third parties, and use, and in the case of CC cause its Subsidiaries to use, reasonable best efforts to obtain any third party consents related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the CC Disclosure Schedule or the SM Disclosure Schedule, as the case may be, or (iii) required to prevent a CC Material Adverse Effect or a SM Material Adverse Effect from occurring.

        Section 6.08    Confidentiality; Public Disclosure.

          (a)  Each party and their respective affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other party in connection with the transactions contemplated by this Agreement, and after the Closing Date all confidential documents and information concerning the other party except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired by such party from sources other than the other party; provided that such party may disclose such information to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed of the confidential nature of such information and are directed to treat such information confidentially. The obligation of each party and their respective affiliates, to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, each party and their respective affiliates, will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the other party, upon request, all documents and other materials, and all copies thereof, obtained by such party or its affiliates, or on their behalf from the other party in connection with this Agreement that are subject to such confidence.

          (b)  CC and SM shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement, and neither CC or SM will issue any such press release or make any such public statement without the prior approval of the other party (except as CC or SM determines in good faith to be required by applicable law after consultation with the other party).

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        Section 6.09    Tax-Free Reorganization.

        CC and SM shall each use all requisite reasonable best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

        Section 6.10    Stock Plans.

          (a)  At the Effective Time, each outstanding option to purchase shares of SM Common Stock (a "SM Stock Option") under the SM Stock Plans, whether vested or unvested, shall be assumed by CC and shall constitute an option to acquire, on the same terms and conditions as were applicable under such SM Stock Option, the same number of shares of CC Common Stock as the holder of such SM Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of SM Common Stock purchasable pursuant to such SM Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of CC Common Stock deemed purchasable pursuant to such SM Stock Option in accordance with the foregoing. All outstanding rights of SM that it may hold immediately prior to the Effective Time to repurchase unvested shares of SM Common Stock issued or issuable under any of the SM Stock Plans (the "Repurchase Options") shall be assigned to CC and shall thereafter be exercisable by CC upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per shall be adjusted to reflect the Exchange Ratio.

          (b)  As soon as practicable after the Effective Time, CC shall deliver to the participants in SM Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to SM Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.10 after giving effect to the Merger). Consistent with the terms of the SM Stock Plans and the documents governing the outstanding options under those plans, the Merger shall not result in the termination of any outstanding options under the SM Stock Plans that are so assumed by CC or the shares of CC Common Stock that will be subject to those options upon CC's assumption of the options in the Merger. All holders of SM Stock Options shall have the right to exercise such options following the Effective Time, with full credit given to all of the provisions of the existing stock option agreements and the SM Stock Plans, including provisions regarding vesting and service relating to any predecessor corporation acquired by CC. It is the intention of the parties that the options so assumed by CC qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within 30 business days after the Effective Time, provided that CC has received within 10 business days after the Effective Time all option documentation it requires relating to the outstanding options, CC will issue to each person who, immediately prior to the Effective Time, is a holder of an outstanding option under the SM Stock Plans that is to be assumed by CC hereunder, a document in form and substance reasonably satisfactory to SM evidencing the foregoing assumption of such option by CC, including provisions regarding vesting and service relating to any predecessor corporation acquired by CC and its Subsidiaries.

          (c)  CC shall take all corporate action necessary to reserve for issuance a sufficient number of shares of CC Common Stock for delivery under SM Stock Plans assumed in accordance with this Section 6.10. As soon as practicable and in no event more than thirty (30) days after the Effective Time, provided that CC has received within ten (10) business days after the Effective Time all option documentation it requires relating to the outstanding options, CC shall file a registration statement on Form S-8 (or any successor forms), subject to such options and shall use reasonable best efforts to maintain the effectiveness of such registration statement or registration statements

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  (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

          (d)  The Board of Directors of SM shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the SM Stock Plans and the instruments evidencing the SM Stock Options, to provide for the conversion of the SM Stock Options into options to acquire CC Common Stock in accordance with this Section 6.10, and that no consent of the holders of the SM Stock Options is required in connection with such conversion.

          (e)  The Board of Directors of CC shall, prior to or as of the Effective Time, take appropriate action to approve the deemed grant of options to purchase CC Common Stock under the SM Stock Options (as converted pursuant to this Section 6.10) for purposes of Section 16(b) of the Exchange Act.

        Section 6.11    Board Composition; Chief Executive Officer.

          (a)  CC and the CC Board of Directors shall take all necessary corporate and other action reasonably required to increase the size of the CC Board of Directors to seven (7) members and to cause (i) the resignation of all of the members of CC Board of Directors other than Gary S. Kohler and Michael Wigley and (ii) the nomination and election to the CC Board of Directors of up to five (5) persons designated by SM who are members of the SM Board of Directors in office immediately prior to the Effective Time or other persons designated by SM (the "SM Directors") at the CC Shareholders Meeting.

          (b)  SM shall use its reasonable best efforts to cause, on or before the Effective Time, each of the stockholders of SM who executed the SM Voting Agreement to execute a voting agreement with Gary S. Kohler and Michael Wigley, in substantially the form attached hereto as Exhibit E, which provides for the election of each of Gary S. Kohler and Michael Wigley to the CC Board of Directors for three years following the Effective Time (the "Election Agreement").

          (c)  Each of CC and the Surviving Corporation shall use their reasonable best efforts to hire a Chief Executive Officer of CC (who is not currently an officer or director of SM or CC) within twelve (12) months following the Effective Time.

        Section 6.12    Lock-Up Agreements.

        On or before the Effective Time, each person or entity affiliated with CC that is listed on Exhibit F hereto (the "CC Affiliates") and each person or entity affiliated with SM that is listed on Exhibit G hereto (the "SM Affiliates") will execute a lock-up agreement in substantially the form attached hereto as Exhibit H (each, a "Lock-Up Agreement").

        Section 6.13    Indemnification.

          (a)  From and after the Effective Time, CC agrees that it will indemnify and hold harmless each present and former director and officer of CC and SM (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent possible by CC under Minnesota law and its articles of incorporation or bylaws or, if greater, that SM would have been permitted under Delaware law and its certificate of incorporation or bylaws in effect on the date hereof, to indemnify such Indemnified Party (and CC and the Surviving Corporation shall also advance expenses as incurred and on a current basis to the fullest extent permitted under applicable law, provided the Indemnified Party to whom expenses

36

  are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification).

          (b)  For a period of at least six (6) years after the Effective Time, CC shall maintain in effect a "tail" directors' and officers' liability insurance policy covering those persons who are currently covered by each of CC's current directors' and officers' liability insurance policy, with no less than $3,000,000 in policy limits. For a period of at least six (6) years after the Effective Time, SM shall maintain in effect a "tail" directors' and officers' liability insurance policy covering those persons who are currently covered by SM's current directors' and officers' liability insurance policy with coverage in amount and scope at least as favorable as SM's current coverage.

          (c)  The provisions of this Section 6.13 are intended to be an addition to the rights otherwise available to the current officers and directors of SM and CC by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

          (d)  To the extent there is any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) against any Indemnified Party that arises out of or pertains to any action or omission in his or her capacity as a director, officer, employee, principal stockholder, fiduciary or agent of SM or CC occurring prior to the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement for a period of six years after the Effective Time (whether arising before or after the Effective Time), such Indemnified Party shall be entitled to be represented by counsel and following the Effective Time (i) any counsel retained by the Indemnified Parties shall be reasonably satisfactory to the Surviving Corporation and CC, (ii) the Surviving Corporation and CC shall pay as incurred the reasonable fees and expenses of such counsel, promptly after statement therefor are received, and (iii) the Surviving Corporation and CC will cooperate in the defense of any such matter; provided, however, that neither the Surviving Corporation nor CC shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect to any such claim or claims shall continue until the final disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

        Section 6.14    Additional Information.

        If at any time prior to the Effective Time any event relating to SM or any of its affiliates, officers or directors should be discovered by SM which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, SM shall promptly inform CC. If at any time prior to the Effective Time any event relating to CC or any of its affiliates, officers or directors should be discovered by CC which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, CC shall promptly inform SM.

        Section 6.15    Financial Statements; Adjustment of Exchange Ratio.

          (a)  On or prior to May 15, 2002, CC shall deliver to SM a certificate signed on behalf of CC by the chief executive officer and the chief financial officer of CC (the "March Certificate"): (i) attaching a copy of the audited consolidated balance sheet of CC and its Subsidiaries (the "March Balance Sheet") as of the March 31, 2002 (the "March Balance Sheet Date"), (ii) stating that the March Balance Sheet presents fairly, in all material respects, the financial position of CC

37

  and its Subsidiaries as of the date of delivery of such certificate and that there have been no material changes in the financial position of CC and its Subsidiaries since the March Balance Sheet Date (or, if there are material changes in the financial position of CC and its Subsidiaries since the March Balance Sheet Date, setting forth the substance of such changes and their effect on the balance sheet and Net Worth of CC) and (iii) setting forth CC's calculation of CC's the Net Worth based on the March Balance Sheet (taking into account any material changes in the financial position of CC and its Subsidiaries), prepared in accordance with Section 3.27. The March Balance Sheet shall present fairly, in all material respects, the financial position of CC and its Subsidiaries as of the date thereof in conformity with generally accepted accounting principles applied on a consistent basis with the principles, practices and policies (including valuation methodologies and costs) used to prepare the consolidated financial statements included in the SEC Reports. It is the intent of SM and CC that the March Balance Sheet be prepared on a historical basis without giving consideration to the effects of the transactions contemplated by this Agreement, except as required under such generally accepted accounting principles.

          (b)  At least five (5) days prior to Closing, CC shall deliver to SM a certificate signed on behalf of CC by the chief executive officer and the chief financial officer of CC (the "Pre-Closing Certificate"): (i) attaching a copy of the unaudited consolidated balance sheet of CC and its Subsidiaries (the "Pre-Closing Balance Sheet") as of the most recent month end (the "Pre-Closing Balance Sheet Date"), (ii) stating that the Pre-Closing Balance Sheet presents fairly, in all material respects, the financial position of CC and its Subsidiaries as of the date of delivery of such certificate and that there have been no material changes in the financial position of CC and its Subsidiaries since the Pre-Closing Balance Sheet Date (or, if there are material changes in the financial position of CC and its Subsidiaries since the Pre-Closing Balance Sheet Date, setting forth the substance of such changes and their effect on the balance sheet and Net Worth of CC) and (iii) setting forth CC's calculation of CC's the Net Worth based on the Pre-Closing Balance Sheet (taking into account any material changes in the financial position of CC and its Subsidiaries), prepared in accordance with Section 3.27. The Pre-Closing Balance Sheet shall present fairly, in all material respects, the financial position of CC and its Subsidiaries as of the date thereof in conformity with generally accepted accounting principles applied on a consistent basis with the principles, practices and policies (including valuation methodologies and costs) used to prepare the consolidated financial statements included in the SEC Reports. It is the intent of SM and CC that the Pre-Closing Balance Sheet be prepared on a historical basis without giving consideration to the effects of the transactions contemplated by this Agreement, except as required under such generally accepted accounting principles.

          (c)  On the Closing Date, Schechter Dokken Kanter Andrews & Selcer Ltd., independent certified public accountants for CC ("CC's Auditors"), will deliver to SM a comfort letter dated as of the Closing Date with respect to the March Balance Sheet, in form and substance reasonably satisfactory to SM, covering such matters as are customarily covered in accountants' comfort letters (the "Comfort Letter"). In addition, on the Closing Date, CC shall deliver to SM a certificate signed on behalf of CC by the chief executive officer and the chief financial officer of CC (the "Closing Certificate"): (i) stating that the Pre-Closing Balance Sheet presents fairly, in all material respects, the financial position of CC and its Subsidiaries as of the Closing Date and that there have been no material changes in the financial position of CC and its Subsidiaries since the Pre-Closing Balance Sheet Date (or, if there are material changes in the financial position of CC and its Subsidiaries since the Pre-Closing Balance Sheet Date, setting forth the substance of such changes and their effect on the balance sheet and Net Worth of CC), (ii) setting forth CC's calculation of CC's the Net Worth as of the Closing Date (taking into account any material changes in the financial position of CC and its Subsidiaries), prepared in accordance with Section 3.27 and (iii) setting forth CC's calculation of any adjustment to the Exchange Ratio required under Section 6.15(d) below, if applicable.

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          (d)  In the event the Net Worth of CC as set forth on the Closing Certificate is less than $5,500,000, the Exchange Ratio shall be automatically increased by 0.0004 for each $10,000 by which the such Net Worth is less than $6,000,000. In the event the Net Worth of CC as set forth on the Closing Certificate is greater than $6,500,000, the Exchange Ratio shall be automatically decreased by 0.0004 for each $10,000 by which the such Net Worth is greater than $6,000,000. In the event the Net Worth of CC as set forth on the Closing Certificate is less than or equal to $6,500,000 and greater than or equal to $5,500,000, there shall be no change to the Exchange Ratio. In accordance with Section 2.01(b), in the event CC changes (or establishes a record date for changing) the number of shares of CC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding CC Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio and the foregoing adjustments to the Exchange Ratio shall be proportionately and equitably adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

          (e)  It shall be deemed to be an uncurable material breach of this Agreement (for which the parties agree that no notice and cure period shall be applicable or required pursuant to Section 8.01(c)) and SM shall have the right to terminate this Agreement pursuant to Section 8.03(b), if the Net Worth of CC is not at least $5,000,000 as of the Closing Date.

        Section 6.16    Audited Financial Statements.

        SM shall prepare and deliver to CC for inclusion in the Registration Statement, audited financial statements of SM for each of the three years ending on December 31, 2001 (or such longer period as may be required under the Securities Act). Each of the financial statements (including, in each case, any related notes) shall comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and shall fairly present the financial position of SM as of the dates and the results of its operations and cash flows for the periods indicated except that audited financial statements may contain a "going concern" qualification of SM's auditors.

        Section 6.17    Conversion of SM Preferred Stock.

        SM shall use all requisite reasonable best efforts to cause all of the outstanding shares of SM Preferred Stock to convert into shares of SM Common Stock on a one share of SM Preferred Stock for one share of Company Common Stock basis prior to the Effective Time (the "SM Conversion") so that as of the Effective Time, there will be no issued and outstanding shares of SM Preferred Stock. The SM Conversion shall be properly authorized by all necessary action of SM and the holders of SM Preferred Stock, including any actions required pursuant to the SM's Certificate of Incorporation, By-laws and/or agreements and instruments relating to the SM Preferred Stock

        Section 6.18    Director Option Grants.

        CC shall take all corporate action necessary (including, if necessary, by means of an amendment to one or more of the CC Stock Plans) to (i) make an initial grant of options, following the Effective Time, to purchase 50,000 shares of CC Common Stock (each with a three year exercise period and an exercise price of $2.50 per share) and subsequent annual grants of options to purchase 15,000 shares of CC Common Stock (each with a five year exercise period and an exercise price equal to the closing price of the CC Common Stock on the day of the applicable annual meeting of CC shareholders), in each case, to each non-employee director of CC and (ii) reserve for issuance a sufficient number of shares of CC Common Stock for delivery thereunder.

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        Section 6.19    Recovery Allocation Agreement.

        On or before the Effective Time, SM, CC and certain officers of CC will execute a recovery allocation agreement with respect to CC's recovery in the Anti-Trust Suit, in substantially the form attached hereto as Exhibit I (the "Recovery Allocation Agreement").

        Section 6.20    Registration Rights.

        SM will use its reasonable best efforts to, within 30 days of the date of this Agreement, solicit the required consents and approvals of its applicable stockholders pursuant it SM's Amended and Restated Registration Rights Agreement, dated as of July 17, 2001 (the "Registration Rights Agreement"), and take any other actions as may be necessary so that CC will have substantially the same "piggy-back" registration rights with respect to the SM Common Stock issuable upon exercise of the Escrow Warrant as SM's preferred stockholders under the Registration Rights Agreement.

ARTICLE VII.
CONDITIONS TO MERGER

        Section 7.01    Conditions To Each Party's Obligation To Effect The Merger.

        The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a)  Stockholder Approval. This Agreement, the Merger, the election of the SM Directors to the board of directors of CC and the issuance of the CC Common Stock in connection with the Merger shall have been approved and adopted by the CC Requisite Vote, and this Agreement and the Merger shall have been approved by the SM Requisite Vote.

          (b)  Approvals. Other than the filing provided for by Section 1.01, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been obtained or made or shall have expired, other than those, the absence of which would not reasonably be expected to have a SM Material Adverse Effect or CC Material Adverse Effect and would not prohibit or render unlawful the consummation of the Merger.

          (c)  Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (d)  No Legal Impediment. No Governmental Entity or federal, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order, statute, rule or regulation which is in effect and which has the effect of making the Merger unlawful or otherwise prohibiting consummation of the Merger.

        Section 7.02    Additional Conditions To Obligations Of SM.

        The obligations of SM to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by SM:

          (a)  Representations And Warranties. The representations and warranties of CC set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, other than representations and warranties which speak as of an earlier date (which shall be true and correct as of such earlier date) and except for (i) changes contemplated by this Agreement and (ii) where the failure to be true and correct, individually or in the aggregate, has not had and will not, determined as of the Closing Date and solely with the passage of time, have a CC Material Adverse Effect.

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          (b)  Performance Of Obligations Of CC And CC Sub. Each of CC and CC Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c)  Certificate. SM shall have received a certificate signed on behalf of CC by the chief executive officer and the chief financial officer of CC to the effect that the conditions set forth in Section 7.02(a) and Section 7.02(b) are satisfied.

          (d)  Lock-Up Agreements. Each CC Affiliate shall have entered into a Lock-Up Agreement.

          (e)  CC Asset Sale. The CC Asset Sale shall have been consummated and CC shall have received net consideration (cash or otherwise with not more than 25% being non-cash consideration) thereunder of at least $1,750,000 in accordance with Section 5.01(e) or CC shall have entered into a definitive agreement reasonably acceptable to SM regarding such CC Asset Sale.

          (f)    Absence of Material Adverse Effect. No CC Material Adverse Effect shall have occurred, and no fact or circumstance shall exist which will, determined as of the Closing Date and solely with the passage of time, result in a CC Material Adverse Effect.

          (g)  Insurance. CC shall have secured a "tail" directors' and officers' liability insurance policy for a period of at least six (6) years after the Effective Time in accordance with Section 6.13.

        Section 7.03    Additional Conditions To Obligations Of CC and CC Sub.

        The obligation of CC and CC Sub to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by CC:

          (a)  Representations And Warranties. The representations and warranties of SM set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, other than representations which speak as of an earlier date (which shall be true and correct as of such earlier date) and except for, (i) changes contemplated by this Agreement and (ii) where the failures to be true and correct, individually or in the aggregate, have not had and will not, with the passage of time, have a SM Material Adverse Effect.

          (b)  Performance Of Obligations Of SM. SM shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c)  Certificate. CC shall have received a certificate signed on behalf of SM by the chief executive officer of SM to the effect that the conditions set forth in Section 7.03(a) and Section 7.03(b) are satisfied.

          (d)  Lock-Up Agreements. Each SM Affiliate shall have entered into a Lock-Up Agreement.

          (e)  Recovery Allocation Agreement. The Recovery Allocation Agreement shall have been executed and delivered by SM and the other parties thereto.

          (f)    Absence of SM Material Adverse Effect. No SM Material Adverse Effect shall have occurred, and no fact or circumstance shall exist which will, with the passage of time, result in a SM Material Adverse Effect.

          (g)  Additional Financing. The Additional Financing shall have been consummated by SM.

          (h)  Election Agreement. The Election Agreement shall have been executed and delivered by the parties thereto.

          (i)    SM Conversion. The SM Conversion shall have been effected and there shall be no issued or outstanding shares of SM Preferred Stock.

41

          (j)    Insurance. SM shall have secured a "tail" directors' and officers' liability insurance policy for a period at least of at least six (6) years from the Effective Time in accordance with Section 6.13. In addition, promptly after execution of this Agreement, CC shall provide SM with a "broker of record" letter which will allow SM to solicit and obtain insurance coverage for CC and its Subsidiaries for the period from and after the Effective Time. SM will use its best efforts to secure insurance coverage for CC and its Subsidiaries, in such amounts and covering such liabilities as are customary for a company of its size in its industry (including directors and officers coverage), to be effective as of the Effective Time. If SM is not able to secure general business liability insurance as described herein on commercially reasonable terms within thirty (30) days of the date of this Agreement or is unable to secure directors and officers liability insurance as described herein on commercially reasonable terms within sixty (60) days of the date of this Agreement, CC shall have the right to terminate this Agreement and shall be entitled to the CC Termination Fee.

        Section 7.04    Frustration of Closing Conditions.

        SM may not rely on the failure of any condition set forth in Section 7.01 or 7.02 to be satisfied if such failure was caused by SM's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.07. CC and CC Sub may not rely on the failure of any condition set forth in Section 7.01 or 7.03 to be satisfied if such failure was caused by CC's or CC Sub's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.07.

ARTICLE VIII.
TERMINATION AND AMENDMENT

        Section 8.01    Termination.

        At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of CC, this Agreement may be terminated:

          (a)  by mutual consent duly authorized by the Boards of Directors of SM and CC;

          (b)  by either CC or SM, if (i) the Closing shall not have occurred on or before June 30, 2002 and each party is in material compliance with its obligations under this Agreement, (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable, or (iii) there is some other act on the part of a third-party (which third-party is not controlled directly or indirectly by a party hereto), which act would have a SM Material Adverse Effect and/or CC Material Adverse Effect, such acts including, but not limited to, shareholder actions or other actions by third-parties seeking to enjoin the Merger, alter the Exchange Ratio or otherwise inhibit the Merger or any act or failure to act on the part of any Governmental Entity which prevents or materially inhibits the consummation of the Merger;

          (c)  by SM, if (i) the Closing shall not have occurred on or before June 30, 2002 (subject to the cure period set forth below) and CC shall have breached any representation or warranty made as of the date of this Agreement, or shall breach any obligation or agreement hereunder in a manner causing conditions precedent to the Closing as set forth in Section 7.02 not to be satisfied and such breach shall not have been cured within twenty (20) business days of the earlier of the date of such breach or the receipt by CC of written notice of such breach, provided that no such notice from SM shall be required if CC has actual knowledge of such breach, provided further that the right to terminate this Agreement by SM under this Section 8.01(c)(i) shall not be available to SM where SM is at that time in material breach of this Agreement, (ii) the Board of Directors of

42

  CC shall have omitted, withdrawn or modified its recommendation of this Agreement, the Merger, the election of the SM Directors to the board of directors of CC or the issuance of the Merger Consideration in a manner adverse to SM or recommended, endorsed, accepted or agreed to a CC Superior Offer or shall have resolved to do any of the foregoing, (iii) if any required approval of the shareholders of CC shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof, or (iv) if CC or any of its Representatives shall participate in discussions or negotiations, or take any other action, in breach (other than an immaterial breach) of Section 6.02.

          (d)  by CC, if (i) the Closing shall not have occurred on or before June 30, 2002 (subject to the cure period set forth below) and SM shall have breached any representation or warranty made as of the date of this Agreement, or shall breach any obligation or agreement hereunder in a manner causing conditions precedent to the Closing as set forth in Section 7.03 not to be satisfied and such breach shall not have been cured within twenty (20) business days of the earlier of the date of such breach or the receipt by SM of written notice of such breach, provided that no such notice from CC shall be required if SM has actual knowledge of such breach, provided further that the right to terminate this Agreement by CC under this Section 8.01(d)(i) shall not be available to CC where CC is at that time in material breach of this Agreement, (ii) the Board of Directors of SM shall have omitted, withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to CC or recommended, endorsed, accepted or agreed to a SM Superior Offer or shall have resolved to do any of the foregoing, (iii) the approval of this Agreement and the Merger by the SM Stockholders is not obtained at the SM Stockholders Meeting or at any adjournment thereof, or (iv) if SM or any of its Representatives shall participate in discussions or negotiations, or take any other action, in breach (other than an immaterial breach) of Section 6.03.

        Section 8.02    Effect of Termination.

        In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of SM or CC or their respective officers, directors, security holders or affiliates, except as provided in Section 8.03 and/or except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement involving fraud, intentional misrepresentation or willful misconduct; provided that the provisions of Section 6.08, Section 8.03 and this Section 8.02 shall remain in full force and effect and survive any termination of this Agreement. For the avoidance of doubt, if the Closing shall not have occurred on or prior to June 30, 2002 (subject to the cure periods set forth in Section 8.01) and if the parties have not mutually agreed in writing to provide for a later date for the Closing and either (i) both parties are in material compliance with their obligations under this Agreement or (ii) both parties are in material breach of their respective obligations under this Agreement, neither party shall be entitled to a Termination Fee under Section 8.03.

        Section 8.03    Expenses and Termination Fees.

          (a)  Subject to Sections 8.03(b) and 8.03(c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, related agreements and documents and the transactions contemplated hereby and thereby (including the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

          (b)  In the event that this Agreement shall be terminated by SM pursuant to Section 8.01(c) then, in any such event, in addition to any other remedies SM may have, SM shall send a notice to CC and the Escrow Agent in accordance with the Escrow Agreement setting forth the reason for such termination and requesting that the Escrow Agent release to SM the Escrow Funds (the "SM

43

  Termination Fee") and return to SM the Escrow Warrant and Escrow Stock in accordance with the terms of the Escrow Agreement.

          (c)  In the event that this Agreement shall be terminated by CC pursuant to Section 8.01(d) then, in any such event, in addition to any other remedies CC may have, CC shall send a notice to SM and the Escrow Agent in accordance with the Escrow Agreement, setting forth the reason for such termination and requesting that the Escrow Agent release to CC the Escrow Warrant (the "CC Termination Fee" and, together with the SM Termination Fee, each a "Termination Fee") and that the Escrow Agent return to CC the Escrow Funds and return to SM the Escrow Stock in accordance with the terms of the Escrow Agreement.

          (d)  Each party acknowledges that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if a party contests a Notice of Claim (as defined in the Escrow Agreement) and it is determined in accordance with the procedures set forth in the Escrow Agreement that (i) the contesting party did not have a reasonable, good faith basis for contesting such Notice of Claim or (ii) the party submitting such Notice of Claim did not have reasonable, good faith basis for submitting such Notice of Claim, the substantially prevailing party shall be entitled to its costs and expenses (including attorneys' fees and expenses) in accordance with the Escrow Agreement.

        Section 8.04    Amendment.

        This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of CC or of SM, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by a written instrument signed on behalf of each of the parties hereto.

        Section 8.05    Extension; Waiver.

        At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE IX.
MISCELLANEOUS

        Section 9.01    Nonsurvival Of Representations, Warranties And Agreements.

        None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Section 1.04, Section 2.01, Section 2.02, Section 2.03, Section 6.08, Section 6.13, Section 6.15 and Article IX.

        Section 9.02    Notices.

        All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized express overnight courier service, telecopied (which is

44

confirmed) or mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a)
  if to SM, to:

      Sontra Medical, Inc.
      58 Charles Street
      Cambridge, Massachusetts 02141-2128
      Tel: (617) 494-5337
      Fax: (617) 494-5950
      Attn: James R. McNab, Jr., Chief Executive Officer

      with a copy to:

      Testa, Hurwitz & Thibeault, LLP
      125 High Street
      Boston, Massachusetts 02110
      Tel: (617) 248-7000
      Fax: (617) 248-7100
      Attn: Lawrence S. Wittenberg, Esq.

  (b)
  if to CC, to:

      ChoiceTel Communications, Inc.
      15500 Wayzata Blvd., Suite 1029
      Wayzata, Minnesota 55391
      Tel: (952) 249-1802
      Fax: (952) 249-1803
      Attn: Gary S. Kohler

      with a copy to:

      Robins, Kaplan, Miller & Ciresi LLP
      2800 LaSalle Plaza
      800 LaSalle Avenue
      Minneapolis, Minnesota 55402
      Tel: (612) 349-8500
      Fax: (612) 339-4181
      Attn: Robert T. Montague, Esq.

  (c)
  if to CC Sub, to:

      CC Merger Corp.
      15500 Wayzata Blvd., Suite 1029
      Wayzata, Minnesota 55391
      Tel: (952) 249-1802
      Fax: (952) 249-1803
      Attn: Gary S. Kohler

45

      with a copy to:

      Robins, Kaplan, Miller & Ciresi LLP
      2800 LaSalle Plaza
      800 LaSalle Avenue
      Minneapolis, Minnesota 55402
      Tel: (612) 349-8500
      Fax: (612) 339-4181
      Attn: Robert T. Montague, Esq.

        Section 9.03    Definitions.

        For purposes of this Agreement:

          (a)  "CC Material Adverse Effect" means (i) any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, is materially adverse to the business, financial condition (including CC's current assets) or operations of CC and its Subsidiaries, taking CC and its Subsidiaries together as a whole, or (ii) a material impairment of the ability of CC and its Subsidiaries taken as a whole to perform any of their obligations under this Agreement or to consummate the Merger, provided, however, that none of the following shall be deemed either alone or in combination, to constitute a CC Material Adverse Effect; (a) any change in the trading market, market price or trading volume of CC after the date hereof; or (b) any change arising out of conditions affecting the U.S. economy as a whole or the international economy as a whole or any political, economic or social instability in any such markets or economies.

          (b)  "SM Material Adverse Effect" means (i) any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, is materially adverse to the business, financial condition or operations of SM or (ii) a material impairment of the ability of SM to perform any of its obligations under this Agreement or to consummate the Merger, provided, however, that none of the following shall be deemed either alone or in combination, to constitute a SM Material Adverse Effect; (a) any inability to obtain any financing or other investment other than the Additional Financing; or (b) any change arising out of conditions affecting the U.S. economy as a whole or the international economy as a whole or any political, economic or social instability in any such markets or economies.

        Section 9.04    Interpretation.

        When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 27, 2002.

        Section 9.05    Counterparts.

        This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

46

        Section 9.06    Entire Agreement; No Third Party Beneficiaries.

        This Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.13 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither CC nor SM makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

        Section 9.07    Governing Law.

        This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, including matters relating to merger procedure, corporate governance and fiduciary duty without regard to any applicable conflicts of law. All disputes or controversies shall be settled in the Delaware Chancery Court and each party irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

        Section 9.08    Assignment.

        Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

[SIGNATURE PAGE FOLLOWS]

47

        IN WITNESS WHEREOF, SM, CC and CC Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

SONTRA MEDICAL, INC.
By:	/s/ JAMES R. MCNAB, JR.
Its:	Chief Executive Officer
CHOICETEL COMMUNICATIONS, INC.
By:	/s/ GARY S. KOHLER
Its:	Chairman of the Board
CC MERGER CORP.
By:	/s/ GARY S. KOHLER
Its:	Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

48

AMENDMENT NO. 1
TO
AGREEMENT AND PLAN OF REORGANIZATION

        This Amendment No. 1 (this "Amendment") to the Agreement and Plan of Reorganization dated as of February 27, 2002 (the "Merger Agreement"), by and among Sontra Medical, Inc., a Delaware corporation ("SM"), ChoiceTel Communications, Inc., a Minnesota corporation ("CC"), and CC Merger Corp., a Delaware corporation and wholly-owned subsidiary of CC ("CC Sub"), is entered into by and among SM, CC and CC Sub as of this 14th day of May, 2002.

        WHEREAS, the parties to this Amendment have previously entered into the Merger Agreement; and

        WHEREAS, the parties hereto desire to amend the Merger Agreement as set forth below in accordance with the terms of Section 8.04 of the Merger Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1.    Merger Agreement.     The Merger Agreement shall be amended as follows:

  (a)
  Subsection 3.02(a)(i) of the Merger Agreement shall be amended by deleting the number "3,036,195" and replacing it with the number "3,035,795".

  (b)
  Subsection 3.02(a)(iii) of the Merger Agreement shall be amended by deleting the number "348,682" and replacing it with the number "368,682".

  (c)
  Subsection 3.02(a)(iv) of the Merger Agreement shall be amended by deleting the number "1,679,457" and replacing it with the number "1,809,457".

  (d)
  The third sentence of Section 3.27 of the Merger Agreement shall be amended and restated so that such sentence, as amended, shall read as follows:

    "In addition, the Net Worth calculation shall also take into account (i) the Escrow Funds deposited by CC with the Escrow Agent pursuant to Section 1.05 as an asset of CC, (ii) deferred tax assets prior to any valuation allowance reflected on the Pre-Closing Balance Sheet (as defined in Section 6.15(b)) in accordance with generally accepted accounting principles, (iii) unpaid and unaccrued liabilities of CC resulting from consummation of the Merger or the CC Asset Sale (such as unpaid and unaccrued severance payments or unpaid and unaccrued bonus payments) and (iv) assets and liabilities related to litigation, if any, as mutually agreed upon by CC and SM."

  (e)
  Section 6.11(a) of the Merger Agreement shall be amended and restated in its entirety so that such Section 6.11(a), as amended, shall read as follows:

    "(a) CC and the CC Board of Directors shall take all necessary corporate and other action reasonably required to increase the size of the CC Board of Directors to eight (8) members and to cause (i) the resignation of all of the members of CC Board of Directors other than Gary S. Kohler and Michael Wigley and (ii) the nomination and election to the CC Board of Directors of up to six (6) persons designated by SM who are members of the SM Board of Directors in office immediately prior to the Effective Time or other persons designated by SM (the "SM Directors") at the CC Shareholders Meeting."

  (f)
  Section 6.15(a) of the Merger Agreement shall be amended and restated in its entirety so that such Section 6.15(a), as amended, shall read as follows:

    "(a) [Intentionally Deleted]."

1

  (g)
  The first sentence of Section 6.15(b) of the Merger Agreement shall be amended and restated so that such sentence, as amended, shall read as follows:

    "At least five (5) days prior to Closing, CC shall deliver to SM a certificate signed on behalf of CC by the chief executive officer and the chief financial officer of CC (the "Pre-Closing Certificate"): (i) attaching a copy of the audited consolidated balance sheet of CC and its Subsidiaries (the "Pre-Closing Balance Sheet") as of May 31, 2002 (the "Pre-Closing Balance Sheet Date"), (ii) stating that the Pre-Closing Balance Sheet presents fairly, in all material respects, the financial position of CC and its Subsidiaries as of May 31, 2002 and that there have been no material changes in the financial position of CC and its Subsidiaries since the Pre-Closing Balance Sheet Date (or, if there are material changes in the financial position of CC and its Subsidiaries since the Pre-Closing Balance Sheet Date, setting forth the substance of such changes and their effect on the balance sheet and Net Worth of CC) and (iii) setting forth CC's calculation of CC's the Net Worth based on the Pre-Closing Balance Sheet (taking into account any material changes in the financial position of CC and its Subsidiaries), prepared in accordance with Section 3.27."

  (h)
  The first sentence of Section 6.15(c) of the Merger Agreement shall be amended and restated so that such sentence, as amended, shall read as follows:

    "(c) On the Closing Date, Schechter Dokken Kanter Andrews & Selcer Ltd., independent certified public accountants for CC ("CC's Auditors"), will deliver to SM a comfort letter dated as of the Closing Date with respect to the Pre-Closing Balance Sheet, in form and substance reasonably satisfactory to SM, covering such matters as are customarily covered in accountants' comfort letters (the "Comfort Letter")."

  (i)
  Section 6.18 of the Merger Agreement shall be amended and restated so that such Section, as amended, shall read as follows

    "CC shall take all corporate action necessary (including, if necessary, by means of an amendment to one or more of the CC Stock Plans) to (i) make an initial grant of options, following the Effective Time, to purchase 50,000 shares of CC Common Stock (each with a ten year exercise period and an exercise price of $2.50 per share) and subsequent annual grants of options to purchase 15,000 shares of CC Common Stock (each with an exercise period of at least five years and an exercise price equal to the closing price of the CC Common Stock on the day of the applicable annual meeting of CC shareholders), in each case, to each non-employee director of CC and (ii) reserve for issuance a sufficient number of shares of CC Common Stock for delivery thereunder."

        2.    Disclosure Schedules.     Section 3.02 of the CC Disclosure Schedule shall be amended and restated in its entirety to read as set forth on Exhibit A hereto.

        3.    Definitions.     All capitalized terms used, but not defined herein, shall have the respective meanings ascribed to them in the Merger Agreement.

        4.    Governing Law.     This Amendment shall be governed and construed in accordance with the laws of the State of Delaware, including matters relating to merger procedure, corporate governance and fiduciary duty without regard to any applicable conflicts of law. All disputes or controversies shall be settled in the Delaware Chancery Court and each party irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this Amendment and the transactions contemplated hereby.

        5.    Entire Agreement.     The Merger Agreement, as amended hereby, constitutes the full and entire understanding between the parties regarding the subject matter herein. Except as otherwise expressly

2

provided herein, the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        6.    Full Force and Effect.     Except as amended hereby, the Merger Agreement shall remain in full force and effect.

        7.    Counterparts.     This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        8.    Headings.     Headings in this Amendment are included for reference only and have no effect upon the construction or interpretation of any part of this Amendment.

        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

3

        IN WITNESS WHEREOF, SM, CC and CC Sub have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

SONTRA MEDICAL, INC.
By:	/s/ JAMES R. MCNAB, JR.
Name:	James R. McNab, Jr.
Title:	President and Chief Executive Officer
CHOICETEL COMMUNICATIONS, INC.
By:	/s/ GARY S. KOHLER

Name:	Gary S. Kohler
Title:	Chairman of the Board
CC MERGER CORP.
By:	/s/ GARY S. KOHLER

Name:	Gary S. Kohler
Title:	Chief Executive Officer

4

Exhibit B

FORM OF CC VOTING AGREEMENT

        THIS STOCK VOTING AGREEMENT ("Stock Voting Agreement") is made and entered into as of February 27, 2002 by and among Sontra Medical, Inc., a Delaware corporation ("SM"), and each of the shareholders of ChoiceTel Communications, Inc., a Minnesota corporation ("CC"), listed on Annex A and executing a counterpart signature page hereto (each, a "Holder").

Recitals

        Concurrently with the execution of this Stock Voting Agreement, SM, CC and CC Merger Corp., a Delaware corporation and a wholly-owned subsidiary of CC ("CC Sub"), have entered into an Agreement and Plan of Reorganization, dated as of February 27, 2002 (the "Merger Agreement") providing for the merger of CC Sub with and into SM (the "Merger"). As a result of the Merger, which is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, the stockholders of SM will become shareholders of CC. Holder is the holder of record and the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act")) of the number of shares of the capital stock of CC indicated on the counterpart signature page of this Stock Voting Agreement (the "Shares"). As a condition to SM's execution and delivery of the Merger Agreement, SM has requested that each Holder agree, and in consideration, and to induce the execution and delivery, of the Merger Agreement, each Holder is willing to agree (i) except as specifically permitted hereby, not to transfer or otherwise dispose of the Shares or any other shares of capital stock of CC acquired after the date of this Stock Voting Agreement and prior to the Expiration Date (as defined below) ("New Shares") and (ii) to vote the Shares and any New Shares so as to facilitate consummation of the Merger, as more fully described below.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Agreement

        Section 1    No Transfer or Encumbrance of Shares.     Each Holder agrees not to sell, pledge, assign, encumber, dispose of or otherwise transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) ("transfer") any of the Shares or any New Shares, or to make any offer or agreement relating to the transfer of Shares or New Shares at any time prior to the Expiration Date. The foregoing restrictions shall not prohibit a transfer of Shares or New Shares (i) in the case of an individual, to any member of his immediate family, to a trust for the benefit of Holder or any member of his immediate family or a transfer of Shares or New Shares upon the death of Holder, (ii) between Holders in private transactions with the prior written consent of SM (such consent not to be unreasonably withheld), or (iii) in the case of a partnership or limited liability company, to one or more partners or members or to an affiliated corporation, provided, however, that any transferee with respect to such transfer shall, as a precondition to such transfer, agree to be bound by the terms and conditions of this Stock Voting Agreement by executing the counterpart signature page hereto. For purposes of this Stock Voting Agreement, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin. Each Holder agrees that any New Shares shall be subject to the terms and conditions of this Stock Voting Agreement to the same extent as if such shares constituted Shares.

        Section 2    Termination.     This Stock Voting Agreement shall expire on the earlier of (a) the Effective Time (as defined in the Merger Agreement) of the Merger and (b) the date on which the Merger Agreement shall be terminated pursuant to Section 8.01 of the Merger Agreement (the "Expiration Date").

        Section 3    Agreement to Vote Shares.     Each Holder hereby agrees to appear, or cause the holder of record on any applicable record date to appear in person or by proxy for the purpose of obtaining a quorum at any annual or special meeting of shareholders of CC, and at any adjournment thereof at which matters relating to the Merger, the Merger Agreement or any transaction contemplated thereby are considered. At every meeting of the CC shareholders called with respect to any of the following, and at any adjournment thereof, and with respect to every action or approval by written consent of CC shareholders solicited with respect to any of the following, each Holder shall vote the Shares and any New Shares:

          (a)  in favor of adoption of the Merger Agreement and approval of the Merger and any proposal or action which would, or could reasonably be expected to, facilitate the Merger, including approval of the issuance of the shares of capital stock of CC to be issued in the Merger;

          (b)  against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement;

          (c)  against any merger, consolidation or other business combination of CC with, sale of assets or stock of CC to, or reorganization or recapitalization involving CC with, any party other than SM as contemplated by the Merger Agreement;

          (d)  against any liquidation, or winding up of CC; and

          (e)  against any other proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit or discourage the Merger (each of (b) through (e) collectively, an "Opposing Proposal").

Each Holder of Shares, as the holder of voting stock of CC, shall be present, in person or by proxy, at all meetings of shareholders of CC so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings. The provisions of this Stock Voting Agreement are intended to bind the Holders only with respect to the specific matters set forth herein, and shall not prohibit any Holder from acting in accordance with any fiduciary duties of such Holder as an officer or director of CC.

        Section 4    Representations, Warranties and Covenants of Each Holder.     Each Holder hereby represents, warrants and covenants to SM as follows:

          (a)    Ownership of Shares.    Holder (i) is the holder of record and beneficial owner of the Shares and will be the holder of record and beneficial owner of all New Shares, if any, which at the date hereof and at all times until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances that would interfere with the voting of the Shares or the granting of any proxy with respect thereto, (ii) does not beneficially own any shares of capital stock of CC other than the Shares (except to the extent that Holder currently disclaims beneficial ownership in accordance with applicable law) and (iii) has full power and authority to make, enter into, deliver and carry out the terms of this Stock Voting Agreement.

          (b)    No Voting Trusts and Agreements.    Between the date of this Agreement and the Expiration Date, Holder will not, and will not permit any entity under Holder's control to, deposit any Shares or New Shares held by Holder or such entity in a voting trust or subject any Shares or New Shares held by such Holder or such entity to any arrangement or agreement with respect to the voting of such shares of capital stock, other than agreements contemplated by the Merger Agreement (including, without limitation, that certain Voting Agreement to be executed by and among Michael Wigley, Gary S. Kohler and certain stockholders of SM providing for the election of Messrs. Wigley and Kohler to the Board of Directors of CC).

          (c)    Validity; No Conflict.    This Stock Voting Agreement constitutes the legal, valid and binding obligation of Holder. Neither the execution of this Stock Voting Agreement by Holder nor

2

  the consummation of the transactions contemplated herein will violate or result in a breach of (i) any provision of any trust, charter, partnership agreement or other charter document applicable to Holder, (ii) any agreement to which Holder is a party or by which Holder is bound, (iii) any decree, judgment or order to which Holder is subject, or (iv) any law or regulation now in effect applicable to Holder.

          (d)    No Proxy Solicitations.    Subject to the last sentence of Section 2, between the date of this Agreement and the Expiration Date, Holder will not, and will not permit any entity under Holder's control, to (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action which would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (ii) initiate a shareholders' vote or action by written consent of shareholders without a meeting with respect to an Opposing Proposal or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of CC with respect to an Opposing Proposal.

        Section 5    Representations, Warranties and Covenants of SM.     SM represents, warrants and covenants to the Holders as follows:

          (a)    Due Authorization.    This Stock Voting Agreement has been authorized by all necessary corporate action on the part of SM and has been duly executed by a duly authorized officer of SM.

          (b)    Validity; No Conflict.    This Stock Voting Agreement constitutes the legal, valid and binding obligation of SM. Neither the execution of this Stock Voting Agreement by SM nor the consummation of the transactions contemplated herein will violate or result in a breach of (i) any agreement to which SM is a party or by which SM is bound, (ii) any decree, judgment or order to which SM is subject, or (iii) any law or regulation now in effect applicable to SM.

        Section 6    Additional Documents.     SM and each Holder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of SM's or such Holder's legal counsel, as the case may be, to carry out the intent of this Stock Voting Agreement.

        Section 7    Consent and Waiver.     Each Holder hereby gives any consent or waiver reasonably required for the consummation of the Merger under the terms of any agreement to which such Holder is a party.

        Section 8    Termination.     Notwithstanding any other provision contained herein, this Stock Voting Agreement and all obligations of the Holders hereunder shall terminate as of the Expiration Date.

        Section 9    No Solicitation.

          (a)  Until the Expiration Date, no Holder will, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any CC Takeover Proposal (as defined below), (ii) participate in any discussions or negotiations with any person regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiry or proposal that constitutes or may reasonably be expected to lead to, any CC Takeover Proposal, (iii) authorize, approve or recommend any CC Takeover Proposal, or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment accepting or providing for any CC Takeover Proposal.

          (b)  Each Holder will immediately cease and cause to be terminated any and all existing discussions, negotiations, exchanges of information and other activities with respect to any CC Takeover Proposal. For purposes of this Agreement, "CC Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving CC

3

  or the acquisition of twenty percent (20%) or more of the outstanding shares of capital stock of CC, or all or substantially all of the assets of CC or any asset of CC, the absence of which would materially diminish the value of the Merger to SM or the benefits expected by SM to be realized from the Merger (other than the transactions contemplated by the Merger Agreement), or any transaction in which the shareholders of CC immediately prior to the transaction hold less than a majority of the outstanding capital stock of CC immediately following such transaction, or any other transaction inconsistent with consummation of the transactions contemplated by the Merger Agreement.

        Section 10    Confidentiality.     Each Holder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence and (ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by SM.

        Section 11    Miscellaneous.

          (a)    Severability.    If any term, provision, covenant or restriction of this Stock Voting Agreement (i) is held by a court of competent jurisdiction to be invalid, void or unenforceable for any reason, or (ii) would preclude the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, such term, provision, covenant or restriction shall be modified or voided, as may be necessary to achieve the intent of the parties to the extent possible, and the remainder of the terms, provisions, covenants and restrictions of this Stock Voting Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (b)    Binding Effect and Assignment.    This Stock Voting Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Stock Voting Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties hereto without the prior written consent of the other, and any attempted assignment thereof without such consent shall be null and void.

          (c)    Amendments and Modifications.    This Stock Voting Agreement may not be modified, amended, altered or supplemented prior to the Merger except upon the execution and delivery of a written agreement executed by SM and a two-thirds majority in interest of the Holders.

          (d)    Specific Performance: Injunctive Relief.    The parties hereto acknowledge that CC will be irreparably harmed by a breach of any of the covenants or agreements of the Holders set forth herein and that there will be no adequate remedy at law for such a breach. Therefore, it is agreed that, in addition to any other remedies which may be available to SM upon such breach, SM shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

          (e)    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service, by

4

  confirmed telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

If to SM:	Sontra Medical, Inc. 58 Charles Street Cambridge, Massachusetts 02141-2128 Tel: (617) 494-5337 Fax: (617) 494-5950 Attn: James R. McNab, Jr., Chief Executive Officer
with a copy to:
Testa, Hurwitz & Thibeault, LLP 125 High Street Boston, Massachusetts 02110 Tel: (617) 248-7000 Fax: (617) 248-7100 Attn: Lawrence S. Wittenberg, Esq.
If to a Holder:	To the address for notice set forth on the last page hereof.

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          (f)    Governing Law.    This Stock Voting Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby.

          (g)    Entire Agreement.    This Stock Voting Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          (h)    Counterparts.    This Stock Voting Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          (i)    Effect of Headings.    The section headings contained herein are for convenience only and shall not affect the construction or interpretation of this Stock Voting Agreement.

          (j)    Holder Capacity.    Notwithstanding anything herein to the contrary, no person executing this Agreement who is, or becomes during the term hereof, a director of CC makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of CC. Each Holder has executed this Agreement solely in his or her capacity as the record or beneficial holder of such Holder's Shares or as the trustee of a trust whose beneficiaries are the beneficial owners of such Holder's Shares.

[Signature Pages Follow]

5

        IN WITNESS WHEREOF, the parties have caused this Stock Voting Agreement to be duly executed on the day and year first above written.

SONTRA MEDICAL, INC.
By:

Name:	James R. McNab, Jr.
Title:	President and Chief Executive Officer

6

COUNTERPART SIGNATURE PAGE TO STOCK VOTING AGREEMENT
DATED AS OF FEBRUARY 27, 2002

BY AND AMONG

SONTRA MEDICAL, INC., AND EACH HOLDER SET FORTH ON ANNEX A THERETO

        The undersigned hereby executes and delivers the Stock Voting Agreement to which this counterpart signature page is attached, effective as of the date of the Stock Voting Agreement, which Stock Voting Agreement and counterpart signature page, together with all counterparts of such Stock Voting Agreement and signature pages of the other Holders named in such Stock Voting Agreement, shall constitute one and the same document in accordance with the terms of the Stock Voting Agreement.

HOLDER
By:

Holder's Address for Notice:

Number of Shares owned beneficially:

Number of Shares owned of record (if different from above):

7

Exhibit C

FORM OF SM STOCK VOTING AGREEMENT

        THIS STOCK VOTING AGREEMENT ("Stock Voting Agreement") is made and entered into as of February 27, 2002 by and among ChoiceTel Communications, Inc., a Minnesota corporation ("CC"), and each of the stockholders of Sontra Medical, Inc., a Delaware corporation ("SM"), listed on Annex A and executing a counterpart signature page hereto (each, a "Holder").

Recitals

        Concurrently with the execution of this Stock Voting Agreement, SM, CC and CC Merger Corp., a Delaware corporation and a wholly-owned subsidiary of CC ("CC Sub"), have entered into an Agreement and Plan of Reorganization, dated as of February 27, 2002 (the "Merger Agreement") providing for the merger of CC Sub with and into SM (the "Merger"). As a result of the Merger, which is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, the stockholders of SM will become stockholders of CC. Holder is the holder of record and the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act")) of the number of shares of the capital stock of SM indicated on the counterpart signature page of this Stock Voting Agreement (the "Shares"). As a condition to CC's execution and delivery of the Merger Agreement, CC has requested that each Holder agree, and in consideration, and to induce the execution and delivery, of the Merger Agreement, each Holder is willing to agree (i) except as specifically permitted hereby, not to transfer or otherwise dispose of the Shares or any other shares of capital stock of SM acquired after the date of this Stock Voting Agreement and prior to the Expiration Date (as defined below) ("New Shares") and (ii) to vote the Shares and any New Shares so as to facilitate consummation of the Merger, as more fully described below.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Agreement

        Section 1    No Transfer or Encumbrance of Shares.     Each Holder agrees not to sell, pledge, assign, encumber, dispose of or otherwise transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) ("transfer") any of the Shares or any New Shares, or to make any offer or agreement relating to the transfer of Shares or New Shares at any time prior to the Expiration Date. The foregoing restrictions shall not prohibit a transfer of Shares or New Shares (i) in the case of an individual, to any member of his immediate family, to a trust for the benefit of Holder or any member of his immediate family or a transfer of Shares or New Shares upon the death of Holder or (ii) in the case of a partnership or limited liability company, to one or more partners or members or to an affiliated corporation, provided, however, that any transferee with respect to such transfer shall, as a precondition to such transfer, agree to be bound by the terms and conditions of this Stock Voting Agreement by executing the counterpart signature page hereto. For purposes of this Stock Voting Agreement, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin. Each Holder agrees that any New Shares shall be subject to the terms and conditions of this Stock Voting Agreement to the same extent as if such shares constituted Shares.

        Section 2    Termination.     This Stock Voting Agreement shall expire on the earlier of (a) the Effective Time (as defined in the Merger Agreement) of the Merger and (b) the date on which the Merger Agreement shall be terminated pursuant to Section 8.01 of the Merger Agreement (the "Expiration Date").

        Section 3    Agreement to Vote Shares.     Each Holder hereby agrees to appear, or cause the holder of record on any applicable record date to appear in person or by proxy for the purpose of obtaining a quorum at any annual or special meeting of stockholders of SM, and at any adjournment thereof at which matters relating to the Merger, the Merger Agreement or any transaction contemplated thereby are considered. At every meeting of the SM stockholders called with respect to any of the following, and at any adjournment thereof, and with respect to every action or approval by written consent of SM stockholders solicited with respect to any of the following, each Holder shall vote the Shares and any New Shares:

          (a)  in favor of adoption of the Merger Agreement and approval of the Merger and any proposal or action which would, or could reasonably be expected to, facilitate the Merger;

          (b)  against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement;

          (c)  against any merger, consolidation or other business combination of SM with, sale of assets or stock of SM to, or reorganization or recapitalization involving SM with, any party other than CC as contemplated by the Merger Agreement;

          (d)  against any liquidation, or winding up of SM; and

          (e)  against any other proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit or discourage the Merger (each of (b) through (e) collectively, an "Opposing Proposal").

Each Holder of Shares, as the holder of voting stock of SM, shall be present, in person or by proxy, at all meetings of stockholders of SM so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings. The provisions of this Stock Voting Agreement are intended to bind the Holders only with respect to the specific matters set forth herein, and shall not prohibit any Holder from acting in accordance with any fiduciary duties of such Holder as an officer or director of SM.

        Section 4    Representations, Warranties and Covenants of Each Holder.     Each Holder hereby represents, warrants and covenants to CC as follows:

          (a)    Ownership of Shares.    Holder (i) is the holder of record and beneficial owner of the Shares and will be the holder of record and beneficial owner of all New Shares, if any, which at the date hereof and at all times until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances that would interfere with the voting of the Shares or the granting of any proxy with respect thereto, (ii) does not beneficially own any shares of capital stock of SM other than the Shares (except to the extent that Holder currently disclaims beneficial ownership in accordance with applicable law) and (iii) has full power and authority to make, enter into, deliver and carry out the terms of this Stock Voting Agreement.

          (b)    No Voting Trusts and Agreements.    Between the date of this Agreement and the Expiration Date, Holder will not, and will not permit any entity under Holder's control to, deposit any Shares or New Shares held by Holder or such entity in a voting trust or subject any Shares or New Shares held by such Holder or such entity to any arrangement or agreement with respect to the voting of such shares of capital stock, other than agreements contemplated by the Merger Agreement (including, without limitation, that certain Voting Agreement to be executed by and among Michael Wigley, Gary S. Kohler and certain stockholders of SM providing for the election of Messrs. Wigley and Kohler to the Board of Directors of CC).

          (c)    Validity; No Conflict.    This Stock Voting Agreement has been authorized by all necessary action (corporate or otherwise) on the part of the Holder, has been duly executed by a duly authorized officer on behalf of Holder, and constitutes the legal, valid and binding obligation of Holder. Neither the execution of this Stock Voting Agreement by Holder nor the consummation of the transactions contemplated herein will violate or result in a breach of (i) any provision of any

2

  trust, charter, partnership agreement or other charter document applicable to Holder, (ii) any agreement to which Holder is a party or by which Holder is bound, (iii) any decree, judgment or order to which Holder is subject, or (iv) any law or regulation now in effect applicable to Holder.

          (d)    No Proxy Solicitations.    Subject to the last sentence of Section 2, between the date of this Agreement and the Expiration Date, Holder will not, and will not permit any entity under Holder's control, to (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action which would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (ii) initiate a stockholders' vote or action by written consent of stockholders without a meeting with respect to an Opposing Proposal or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of SM with respect to an Opposing Proposal.

        Section 5    Representations, Warranties and Covenants of CC.     CC represents, warrants and covenants to the Holders as follows:

          (a)    Due Authorization.    This Stock Voting Agreement has been authorized by all necessary corporate action on the part of CC and has been duly executed by a duly authorized officer of CC.

          (b)    Validity; No Conflict.    This Stock Voting Agreement constitutes the legal, valid and binding obligation of CC. Neither the execution of this Stock Voting Agreement by CC nor the consummation of the transactions contemplated herein will violate or result in a breach of (i) any agreement to which CC is a party or by which CC is bound, (ii) any decree, judgment or order to which CC is subject, or (iii) any law or regulation now in effect applicable to CC.

        Section 6    Additional Documents.     CC and each Holder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of CC's or such Holder's legal counsel, as the case may be, to carry out the intent of this Stock Voting Agreement.

        Section 7    Consent and Waiver.     Each Holder hereby gives any consent or waiver reasonably required for the consummation of the Merger under the terms of any agreement to which such Holder is a party.

        Section 8    Termination.     Notwithstanding any other provision contained herein, this Stock Voting Agreement and all obligations of the Holders hereunder shall terminate as of the Expiration Date.

        Section 9    No Solicitation.

          (a)  Until the Expiration Date, no Holder will, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any SM Takeover Proposal (as defined below), (ii) participate in any discussions or negotiations with any person regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiry or proposal that constitutes or may reasonably be expected to lead to, any SM Takeover Proposal, (iii) authorize, approve or recommend any SM Takeover Proposal, or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment accepting or providing for any SM Takeover Proposal.

          (b)  Each Holder will immediately cease and cause to be terminated any and all existing discussions, negotiations, exchanges of information and other activities with respect to any SM Takeover Proposal. For purposes of this Agreement, "SM Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving SM or the acquisition of twenty percent (20%) or more of the outstanding shares of capital stock of SM, or all or substantially all of the assets of SM or any asset of SM, the absence of which would materially diminish the value of the Merger to CC or the benefits expected by CC to be realized

3

  from the Merger (other than the transactions contemplated by the Merger Agreement), or any transaction in which the SM stockholders immediately prior to the transaction hold less than a majority of the outstanding capital stock of SM immediately following such transaction, or any other transaction inconsistent with consummation of the transactions contemplated by the Merger Agreement.

        Section 10    Confidentiality.     Each Holder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence and (ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by CC.

        Section 11    Miscellaneous.

          (a)    Severability.    If any term, provision, covenant or restriction of this Stock Voting Agreement (i) is held by a court of competent jurisdiction to be invalid, void or unenforceable for any reason, or (ii) would preclude the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, such term, provision, covenant or restriction shall be modified or voided, as may be necessary to achieve the intent of the parties to the extent possible, and the remainder of the terms, provisions, covenants and restrictions of this Stock Voting Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (b)    Binding Effect and Assignment.    This Stock Voting Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Stock Voting Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties hereto without the prior written consent of the other, and any attempted assignment thereof without such consent shall be null and void.

          (c)    Amendments and Modifications.    This Stock Voting Agreement may not be modified, amended, altered or supplemented prior to the Merger except upon the execution and delivery of a written agreement executed by CC and a two-thirds majority in interest of the Holders.

          (d)    Specific Performance: Injunctive Relief.    The parties hereto acknowledge that CC will be irreparably harmed by a breach of any of the covenants or agreements of the Holders set forth herein and that there will be no adequate remedy at law for such a breach. Therefore, it is agreed that, in addition to any other remedies which may be available to CC upon such breach, CC shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

          (e)    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service, by

4

  confirmed telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

If to CC:	ChoiceTel Communications, Inc. 15500 Wayzata Blvd., Suite 1029 Wayzata, Minnesota 55391 Tel: (952) 249-1802 Fax: (952) 249-1803 Attn: Gary S. Kohler
with a copy to:
Robins, Kaplan, Miller & Ciresi, LLP 2800 LaSalle Plaza 800 LaSalle Avenue Minneapolis, Minnesota 55402 Tel: (612) 349-8500 Fax: (612) 339-4181 Attn: Robert T. Montague, Esq.
If to a Holder:	To the address for notice set forth on the last page hereof.

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          (f)    Governing Law.    This Stock Voting Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby.

          (g)    Entire Agreement.    This Stock Voting Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          (h)    Counterparts.    This Stock Voting Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          (i)    Effect of Headings.    The section headings contained herein are for convenience only and shall not affect the construction or interpretation of this Stock Voting Agreement.

          (j)    Holder Capacity.    Notwithstanding anything herein to the contrary, no person executing this Agreement who is, or becomes during the term hereof, a director of SM makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of SM. Each Holder has executed this Agreement solely in his or her capacity as the record or beneficial holder of such Holder's Shares or as the trustee of a trust whose beneficiaries are the beneficial owners of such Holder's Shares.

[Signature Pages Follow]

5

        IN WITNESS WHEREOF, the parties have caused this Stock Voting Agreement to be duly executed on the day and year first above written.

CHOICETEL COMMUNICATIONS, INC.
By:

Its:

6

COUNTERPART SIGNATURE PAGE TO STOCK VOTING AGREEMENT
DATED AS OF FEBRUARY 27, 2002

BY AND AMONG

CHOICETEL COMMUNICATIONS, INC., AND EACH HOLDER SET FORTH ON ANNEX A THERETO

        The undersigned hereby executes and delivers the Stock Voting Agreement to which this counterpart signature page is attached, effective as of the date of the Stock Voting Agreement, which Stock Voting Agreement and counterpart signature page, together with all counterparts of such Stock Voting Agreement and signature pages of the other Holders named in such Stock Voting Agreement, shall constitute one and the same document in accordance with the terms of the Stock Voting Agreement.

HOLDER

Holder's Address for Notice:

Number of Shares owned beneficially:

Number of Shares owned of record (if different from above):

7

ANNEX A

SM stockholders

James R. McNab, Jr.

Robert S. Langer

Joseph Kost

Essex Woodlands Health Ventures Fund IV, L.P.

Vanguard VI, L.P.

Vanguard VI Affiliates Fund, L.P.

H&Q Healthcare Investors

H&Q Life Sciences Investors

8

Exhibit E

FORM OF VOTING AGREEMENT

        THIS VOTING AGREEMENT ("Voting Agreement") is made and entered into as of [June]     , 2002 by and among Michael Wigley, Gary S. Kohler and each of the persons or entities listed on Annex A and executing a counterpart signature page hereto (each, a "Holder").

Recitals

        Prior to the execution of this Voting Agreement, Sontra Medical, Inc., a Delaware corporation ("SM"), ChoiceTel Communications, Inc., a Minnesota corporation ("CC") and CC Merger Corp., a Delaware corporation and a wholly-owned subsidiary of CC ("CC Sub"), have entered into an Agreement and Plan of Reorganization, dated as of February 27, 2002 (the "Merger Agreement") providing for the merger of CC Sub with and into SM (the "Merger"). As a result of the Merger, which is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, the stockholders of SM will become shareholders of CC. Holder is, or will be at the Effective Time (as defined in the Merger Agreement) pursuant to the terms of the Merger, the holder of record and the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") of the number of shares of the capital stock of CC indicated on the counterpart signature page of this Voting Agreement (the "Shares"). As a condition to CC's obligation to consummate the Merger pursuant to the Merger Agreement, CC has requested that each Holder agree, and in consideration, and to induce the consummation of the Merger, each Holder is willing to agree to vote the Shares and any other shares of capital stock of CC acquired after the Effective Time and prior to the Expiration Date (as defined below) ("New Shares") so as to facilitate the election of Michael Wigley and Gary S. Kohler (together, the "CC Nominees") to the Board of Directors of CC following the Merger, as more fully described below.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Agreement

        Section 1    Agreement to Vote Shares.     Each Holder hereby agrees to appear, or cause the holder of record on any applicable record date to appear in person or by proxy for the purpose of obtaining a quorum at any annual or special meeting of shareholders of CC following the Merger, and at any adjournment thereof, called for the purpose of electing directors of CC. At every meeting of the CC shareholders called for the purpose of electing directors of CC, and at any adjournment thereof, and with respect to every action or approval by written consent of CC shareholders solicited for the purpose of electing directors of CC, each Holder shall vote the Shares and any New Shares, to the extent permitted by law and pursuant to CC's Articles of Incorporation and Bylaws, (i) to cause and maintain the election to the Board of Directors of CC each of the CC Nominees and (ii) against the approval of any other proposal or action which would or could reasonably be expected to impede, frustrate, prevent, prohibit or discourage the election to the Board of Directors of CC each of the CC Nominees. Each Holder of Shares, as the Holder of voting stock of CC, shall be present, in person or by proxy, at all meetings of shareholders of CC so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings. The provisions of this Section are intended to bind the Holders only with respect to the specific matters set forth herein, and shall not prohibit any Holder from acting in accordance with any fiduciary duties of such Holder as an officer or director of CC. Each Holder agrees that any New Shares shall be subject to the terms and conditions of this Voting Agreement to the same extent as if such shares constituted Shares.

        Section 2    Representations, Warranties and Covenants of Each Holder.     Each Holder hereby represents, warrants and covenants to the CC Nominees as follows:

          (a)    Ownership of Shares.    Holder (i) is (or will be upon consummation of the Merger) the holder of record and beneficial owner of the Shares and will be the holder of record and beneficial owner of all New Shares, if any, which following the Effective Time and at all times until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances that would interfere with the voting of the Shares or the granting of any proxy with respect thereto, (ii) does not beneficially own any shares of capital stock of CC other than the Shares (except to the extent that Holder currently disclaims beneficial ownership in accordance with applicable law) and (iii) has full power and authority to make, enter into, deliver and carry out the terms of this Voting Agreement.

          (b)    No Voting Trusts and Agreements.    Between the date of this Agreement and the Expiration Date, Holder will not, and will not permit any entity under Holder's control to, deposit any Shares or New Shares held by Holder or such entity in a voting trust or subject any Shares or New Shares held by such Holder or such entity to any arrangement or agreement with respect to the voting of such shares of capital stock, other than agreements contemplated by the Merger Agreement.

          (c)    Validity; No Conflict.    This Voting Agreement has been authorized by all necessary action (corporate or otherwise) on the part of the Holder, has been duly executed by a duly authorized officer on behalf of Holder, and constitutes the legal, valid and binding obligation of Holder. Neither the execution of this Voting Agreement by Holder nor the consummation of the transactions contemplated herein will violate or result in a breach of (i) any provision of any trust, charter, partnership agreement or other charter document applicable to Holder, (ii) any agreement to which Holder is a party or by which Holder is bound, (iii) any decree, judgment or order to which Holder is subject, or (iv) any law or regulation now in effect applicable to Holder.

        Section 3    Representations, Warranties and Covenants of the CC Nominees.     Each of the CC Nominees represents, warrants and covenants to the Holders as follows:

          (a)    Due Authorization.    This Voting Agreement has been authorized by all necessary action on the part of the CC Nominee.

          (b)    Validity; No Conflict.    This Voting Agreement constitutes the legal, valid and binding obligation of the CC Nominee. Neither the execution of this Voting Agreement by the CC Nominee nor the consummation of the transactions contemplated herein will violate or result in a breach of (i) any agreement to which the CC Nominee is a party or by which the CC Nominee is bound, (ii) any decree, judgment or order to which the CC Nominee is subject, or (iii) any law or regulation now in effect applicable to the CC Nominee.

        Section 4    Termination.     Notwithstanding any other provision contained herein, this Voting Agreement and all obligations of the Holders hereunder shall terminate as of (i) immediately following the third meeting of the shareholders of CC called for the purpose of electing directors of CC or (ii) on the third (3rd) anniversary of Effective Time, whichever is later (the "Expiration Date").

        Section 5    Confidentiality.     Each of the parties to this Voting Agreement agrees (i) to hold any information regarding this Agreement in strict confidence and (ii) not to divulge any such information to any third person, except to the extent required by law or to the extent that any of the same is hereafter publicly disclosed by CC or SM.

        Section 6    Additional Documents.     Each CC Nominee and each Holder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable

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opinion of such CC Nominee's or such Holder's legal counsel, as the case may be, to carry out the intent of this Voting Agreement.

        Section 7    Miscellaneous.

          (a)    Severability.    If any term, provision, covenant or restriction of this Voting Agreement (i) is held by a court of competent jurisdiction to be invalid, void or unenforceable for any reason, or (ii) would preclude the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, such term, provision, covenant or restriction shall be modified or voided, as may be necessary to achieve the intent of the parties to the extent possible, and the remainder of the terms, provisions, covenants and restrictions of this Voting Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (b)    Binding Effect and Assignment.    This Voting Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Voting Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties hereto without the prior written consent of the other, and any attempted assignment thereof without such consent shall be null and void.

          (c)    Amendments and Modifications.    This Voting Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the CC Nominees and a two-thirds majority in interest of the Holders.

          (d)    Specific Performance: Injunctive Relief.    The parties hereto acknowledge that each of the CC Nominees will be irreparably harmed by a breach of any of the covenants or agreements of the Holders set forth herein and that there will be no adequate remedy at law for such a breach. Therefore, it is agreed that, in addition to any other remedies which may be available to the CC Nominees upon such breach, the CC Nominees shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

          (e)    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service, by confirmed telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

If to Michael Wigley:	PO Box 376 1035 Tonkawa Road Long Lake, MN 55356-0376 Facsimile: (763) 258-0166
If to Gary S. Kohler:	3033 Excelsior Blvd Minneapolis, MN 55416 Facsimile: (612) 253-6151
If to a Holder:	To the address for notice set forth on the last page hereof.

  or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          (f)    Governing Law.    This Voting Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction

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  of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby.

          (g)    Entire Agreement.    This Voting Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          (h)    Counterparts.    This Voting Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          (i)    Effect of Headings.    The section headings contained herein are for convenience only and shall not affect the construction or interpretation of this Voting Agreement.

          (j)    Holder Capacity.    Notwithstanding anything herein to the contrary, no person executing this Agreement who is, or becomes during the term hereof, a director of CC or SM makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of CC or SM, as the case may be. Each Holder has executed this Agreement solely in his or her capacity as the record or beneficial holder of such Holder's Shares or as the trustee of a trust whose beneficiaries are the beneficial owners of such Holder's Shares. In addition, no Holder makes any representation or warranty as to the fitness or competence of any person to serve on CC's Board of Directors by virtue of such Holder's execution of this Voting Agreement or by the act of such Holder in voting for such person pursuant to this Agreement.

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        IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.

Michael Wigley

Gary S. Kohler

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COUNTERPART SIGNATURE PAGE TO VOTING AGREEMENT
DATED AS OF [JUNE]    , 2002

BY AND AMONG

MICHAEL WIGLEY, GARY S. KOHLER AND EACH HOLDER
SET FORTH ON ANNEX A THERETO

        The undersigned hereby executes and delivers the Voting Agreement to which this counterpart signature page is attached, effective as of the date of the Voting Agreement, which Voting Agreement and counterpart signature page, together with all counterparts of such Voting Agreement and signature pages of the other Holders named in such Voting Agreement, shall constitute one and the same document in accordance with the terms of the Voting Agreement.

HOLDER
By:

Holder's Address for Notice:

Number of Shares owned beneficially:

Number of Shares owned of record (if different from above):

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ANNEX A

James R. McNab

Robert S. Langer

Joseph Kost

Essex Woodlands Health Ventures Fund IV, L.P.

Vanguard VI, L.P.

Vanguard VI Affiliates Fund, L.P.

H&Q Healthcare Investors

H&Q Life Sciences Investors

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EXHIBIT H

FORM OF LOCK-UP AGREEMENT

[June]    , 2002

Ladies and Gentlemen:

        The undersigned, in connection with the Agreement and Plan of Reorganization (the "Merger Agreement") by and among ChoiceTel Communications, Inc., a Minnesota corporation (the "Company"), CC Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Company, and Sontra Medical, Inc. ("SM"), and the registration on Form S-4 (the "Registration Statement") of the shares issued by CC in connection with the reorganization accomplished with the Merger Agreement (the "Merger"), agrees that, during the period beginning from the Closing Date (as defined in the Merger Agreement) and ending on the date 180 days after the Closing Date, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of ("transfer") any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively the "Undersigned's Shares").

        The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Undersigned's Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned's Shares.

        Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Company (acting through its Board of Directors). For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the Undersigned's Shares to any wholly-owned subsidiary of the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

[The rest of this page has been left intentionally blank.]

        The undersigned understands that the Company and SM are relying upon this Lock-Up Agreement in proceeding toward consummation of the Merger. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

Very truly yours,
By:

Name:
Title:

[Signature Page for Lock-up Agreement]

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EXHIBIT I

FORM OF RECOVERY ALLOCATION AGREEMENT

        This Recovery Allocation Agreement, dated as of                        , 2002 (this "Agreement"), is by, between and among Sontra Medical, Inc., a Delaware corporation ("SM"), ChoiceTel Communications, Inc., a Minnesota corporation ("CC"), and Gary S. Kohler ("GK"), Michael Wigley ("MW"), Jeffrey Paletz ("JP") and Jack Kohler ("JK" and, collectively with GK, MW and JP, the "Principals"), individuals who are residents of the State of Minnesota.

        WHEREAS, CC presently operates a pay telephone business in Puerto Rico; and

        WHEREAS, GK, MW, JP and JK are each holders of CC's common stock; GK and MW are directors of CC; JP is a director and President and Chief Executive Officer of CC; and JK is a shareholder and Vice President and Chief Financial Officer of CC; and

        WHEREAS, CC has retained counsel to investigate the initiation of a civil complaint against Verizon Puerto Rico, formerly known as the Puerto Rico Telephone Company, ("Verizon Puerto Rico") in connection with possible anti-competitive conduct in violation of United States federal antitrust laws and other statutory and common law causes of action against Verizon Puerto Rico and its predecessors in interest, and the recovery of all damages and costs that CC has sustained because of the actions of such entities (collectively, the "Claims");

        WHEREAS, SM, CC and CC Merger Corp., a Delaware corporation and wholly-owned subsidiary of CC ("CC Sub"), are parties to an Agreement and Plan of Reorganization dated as of February 27, 2002 (the "Merger Agreement") pursuant to which a combination of SM and CC is to be effected by means of a merger in which CC Sub shall merge with and into SM (the "Merger"), the separate corporate existence of CC Sub shall cease and SM shall continue as the surviving corporation and a wholly-owned subsidiary of CC; and

        WHEREAS, the parties hereto wish to set forth certain agreements regarding prosecution of the Claims, allocation of the proceeds of any recovery on the Claims and payment of expenses related to the Claims; and

        WHEREAS, SM and CC acknowledge that the successful prosecution of the Claims will require the time, effort, expertise, and knowledge of each of the Principals individually, including testimony at trial, in depositions or otherwise by some of them; and

        WHEREAS, neither JP nor JK will be employed by CC following consummation of the proposed Merger and will have no legal duty independent of this Agreement to provide assistance to CC or its counsel in connection with the potential litigation of the Claims; and

        WHEREAS, the parties have entered into this Agreement in order to induce GK, MW, JP and JK to make themselves available in prosecution of the Claims and to continue to prosecute the Claims following consummation of the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the respective agreements set forth herein, the parties hereto, intending to be legally bound thereby, agree as follows:

1.    Allocation of Any Recovery of Proceeds of Litigation of the Claims.

        (a)  For purposes of this Agreement:

        "Expenses" shall mean all of the reasonable costs associated with such litigation of the Claims, including, without limitation, all legal fees (including direct fees and contingent fees as set forth in any fee agreement between CC and counsel) and disbursements, expert witness fees, reasonable travel and related expenses and any and all investigative, administrative or other expenses incurred in connection with and throughout the course of investigating and litigating the Claims.

        "Expense Threshold" shall mean the first $200,000 of Expenses related to litigation of the Claims.

        "Net Proceeds" shall mean the amount of funds collected by CC resulting from a Resolution after payment of all Expenses.

        "Resolution" shall mean a final non-appealable court judgment, or a final arbitration award, mediated settlement or other negotiated settlement of the Claims

        (b)  In the event of a Resolution of all or part of the Claims, CC shall retain 80% of the Net Proceeds and CC shall pay 20% of the Net Proceeds to JP and JK, subject to adjustment as set forth in Section 3(c) below.

        (c)  If, as part of any Resolution of all or part of the Claims, CC is paid any part of the Expenses incurred by or on behalf of CC or the Principals in prosecution of the Claims: (i) the Principals will be reimbursed for the amount of any Expenses they paid above the Expense Threshold and any adjustments made to the percentage of Net Proceeds payable to CC pursuant to Section 3(c) shall be readjusted accordingly to reflect the repayment of such Expenses to the Principals and (ii) if any amount of the Expense payment is remaining, then CC shall be reimbursed for any Expenses it has paid or reimbursed and to the extent funds are available.

2.    Management of Litigation.

        (a)  Prior to the Effective Time of the Merger, CC, at the direction of the board of directors of CC, shall have the sole and complete authority to initiate, oversee and manage the investigation, litigation or other pursuit of the Claims, including the right to select and direct counsel and the right to make all decisions, with the advice of counsel, concerning the terms and conditions of any negotiated settlement or other Resolution. In addition, if prior to the Effective Time the board of directors of CC concludes that it is not in the best interests of CC to pursue the Claims, CC shall not be obligated to further prosecute or investigate the Claims, and CC shall have no further liability hereunder except for payment of any Expenses which have already been incurred up to the Expense Threshold.

        (b)  Following the Effective Time of the Merger, so long as CC continues to fund the Expenses pursuant to Section 3(c) below, CC shall have the sole and complete authority to oversee and manage the investigation, pursuit or litigation of the Claims on behalf of CC, including the right to make all decisions, with the advice of counsel, concerning the terms and conditions of any negotiated settlement. No change in counsel shall affect the right of original counsel to be paid for all services rendered, including the right to the contingent fee set forth in any fee agreement with such original counsel. If after the Effective Time CC decides that it no longer wishes to fund Expenses greater than the Expense Threshold pursuant to Section 3(c) below, the Principals shall have the sole and complete authority to oversee and manage the investigation, pursuit or litigation of the Claims on behalf of CC, including the right to select and direct counsel and the right to make all decisions, with the advice of counsel, concerning the terms and conditions of any negotiated settlement.

        (c)  SM and CC each hereby releases and holds harmless each of GK, MW, JP and JK from any and all claims, and agree not sue GK, MW, JP or JK, in connection with either their management of the Claims, or the results thereof, including the amount of damages set forth in any final Resolution. While CC is funding the Claims, only to the extent that GK, MW, JP or JK each are not already indemnified as officers or directors of CC, CC hereby indemnifies each of GK, MW, JP and JK only to the same extent as if such persons were an officer or director of CC for their lawful acts in connection with their management of the Claims; provided, however, CC shall not be responsible for indemnification of such persons for any gross negligence or willful misconduct. The Principals each hereby release each of CC and SM from any and all claims, and agree not sue CC or SM, in connection with either their management of the Claims, or the results thereof, including the amount of damages set forth in any final Resolution. Nothing herein shall be construed to release any party from any claims other than in connection with either the management of the litigation of the Claims, or the results thereof, including the amount of damages set forth in any final Resolution.

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3.    Allocation of Resources to the Litigation.

        (a)  The parties agree that CC shall only be responsible for Expenses related to the investigation, litigation or other pursuit of the Claims up to the Expense Threshold in the aggregate. CC and SM shall not be responsible for the payment or reimbursement of any Expenses or other costs of any nature whatsoever related to the Claims or otherwise in excess of the Expense Threshold in the aggregate, unless CC notifies the Principals in writing within thirty (30) days after meeting the Expense Threshold that it agrees to continue funding Expenses pursuant to Section 3(c) in excess of the Expense Threshold. It is agreed that if CC agrees to continue funding Expenses above the Expense Threshold, CC may at any time discontinue funding such Expenses by sending written notice to the Principals at least thirty (30) days prior to the effectiveness of such notice; provided, however, that CC shall be obligated to pay all Expenses incurred prior to and as of the effective date of the notice.

        (b)  Prior to the Effective Time of the Merger, CC shall not incur Expenses in excess of the Expense Threshold in the investigation or litigation of the Claims. After the Effective Time of the Merger, CC shall only be responsible for the payment of Expenses up to the remaining available amount under the Expense Threshold which has not been paid or reimbursed through the Effective Time.

        (c)  In the event that investigation, litigation or other pursuit of the Claims is not completed by way of final Resolution prior to $200,000 in Expenses being incurred, and in the event that CC has not provided written notification to the Principals pursuant to Section 3(a), then the parties hereto agree that the Principals shall have the right to continue investigating, or litigating or otherwise pursuing the Claims in the name of and on behalf of CC. Such continuation of investigating, or litigating or otherwise pursuing the Claims by the Principals shall be at their sole expense, and, in such event, the allocation of Net Proceeds shall be adjusted so that for each $20,000 of additional litigation costs paid by either or all of GK, MW, JP and JK, the allocation of Net Proceeds to CC will be reduced by 4%, and the allocation to JP and JK will be increased by 4%; provided, however, that in no event will the allocation to CC be reduced below 20% of Net Proceeds.

        (d)  Further, any sharing of the Net Proceeds allocated to JP and JK hereunder with GK and MW in connection with their financing the costs of litigation shall be on such terms as those parties determine at such time. Within 2 business days of any final Resolution, the Principals shall provide a joint written notice to CC of their calculation of Expenses and the allocation of the Net Proceeds and a statement as to how they wish the Net Proceeds allocated to the Principals to be paid. If no such joint notice of the Principals is received by CC within such time period, CC may pay to JP and JK (in equal amounts) any available Net Proceeds that are allocated to JP and JK under this Agreement and shall have no liability hereunder regarding any disputes between the Principals as to any payment of any Net Proceeds.

4.    Cooperation.

        The parties agree and undertake that they will cooperate with all efforts to prosecute the Claims, including (a) producing documents and reasonably making themselves available for interviews upon request; and (b) agreeing to appear for any depositions, trials or hearings at the reasonable request of any party to this Agreement.

5.    General.

        (a)  If the Merger is not consummated in accordance with the Merger Agreement, this Agreement shall have no force or effect and CC shall retain all rights in, to and under the Claims.

        (b)  This Agreement and any other agreement or document delivered pursuant to this transaction shall not be modified or amended, unless in writing duly signed by the parties hereto.

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        (c)  This Agreement shall be deemed to be made, entered into and shall be construed according to the laws of the State of Minnesota (without regard to conflict of laws provisions).

        (d)  Each of the parties hereto hereby irrevocably submits to the non-exclusive personal jurisdiction of any federal or state court located within the State of Minnesota over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby.

        (e)  This Agreement shall be binding upon and to the benefit of the parties hereto and their respective successors and assigns.

        (f)    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized express overnight courier service, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested), to the parties at the addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

        (g)  This Agreement may be executed by the parties, together or separately, in two or more identical counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

        (h)  This Agreement constitutes the entire agreement by the parties hereto regarding the subject matter hereof and supercedes any other agreement, whether written or oral, that may have been made or entered into between them relating to the matters contemplated hereby.

        (i)    No representation or warranty is made or implied hereby with respect to the Claims by CC or SM.

* * * * *

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of            , 2002.

CHOICETEL COMMUNICATIONS, INC.
By:

Gary Kohler, Chairman
SONTRA MEDICAL, INC.
By:

James McNab, Jr., President

Gary S. Kohler, individually

Michael Wigley, individually

Jeffrey R. Paletz, individually

Jack Kohler, individually

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SCHEDULE A

Notices

    if to SM, to:

    Sontra Medical, Inc.
    58 Charles Street
    Cambridge, Massachusetts 02141-2128
    Tel: (617) 494-5337
    Fax: (617) 494-5950
    Attn: James R. McNab, Jr., Chief Executive Officer

    with a copy to:

    Testa, Hurwitz & Thibeault, LLP
    125 High Street
    Boston, Massachusetts 02110
    Tel: (617) 248-7000
    Fax: (617) 248-7100
    Attn: Lawrence S. Wittenberg, Esq.

    if to CC to:

    ChoiceTel Communications, Inc.
    15500 Wayzata Blvd., Suite 1029
    Wayzata, Minnesota 55391
    Tel: (952) 249-1802
    Fax: (952) 249-1803
    Attn: Gary S. Kohler

    prior to the consummation of the Merger, with a copy to:

    Robins, Kaplan, Miller & Ciresi LLP
    2800 LaSalle Plaza
    800 LaSalle Avenue
    Minneapolis, Minnesota 55402
    Tel: (612) 349-8500
    Fax: (612) 339-4181
    Attn: Robert T. Montague, Esq.

    after consummation of the Merger, with a copy to:

    Testa, Hurwitz & Thibeault, LLP
    125 High Street
    Boston, Massachusetts 02110
    Tel: (617) 248-7000
    Fax: (617) 248-7100
    Attn: Lawrence S. Wittenberg, Esq.

    if to the Principals, to:

    Gary S. Kohler
    Whitebox Advisors
    3033 Excelsior Blvd., Suite 300
    Minneapolis, MN 55416

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    Michael Wigley
    Great Plains Companies, Inc.
    #1 Carlson Pkwy, Suite 120
    Plymouth, MN 55447

    Jeffrey R. Paletz
    2001 Runnymeade Court
    Minnetonka, MN 55305

    Jack Kohler
    16805 22nd Ave. N.
    Plymouth, MN 55447

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Annex B

Section 262 of the Delaware General Corporation Law

Section 262.    Appraisal rights.

        (a)  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)  Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)  Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to § § 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)  Appraisal rights shall be perfected as follows:

          (1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)  If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give

2

  either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)  After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the

3

Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 82, L. '01, eff. 7-1-01.)

4

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Section 302A.521 of the Minnesota Business Corporation Act ("MBCA") provides that, unless prohibited or limited by a corporation's articles of incorporation or bylaws, a corporation must indemnify its current and former officers, directors, employees and agents against reasonable expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they: (1) have not been indemnified by another organization, (2) acted in good faith, (3) received no improper personal benefit, (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (5) reasonably believed that the conduct was in the best interests of the corporation or reasonably believed that the conduct was not. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

        Article VII of ChoiceTel's Bylaws provides that ChoiceTel shall indemnify persons for such expenses and liabilities in such manner, under such circumstances, and to the extent required by the MBCA. The merger agreement also provides for indemnification by ChoiceTel of its directors and executive officers and the directors and officers of Sontra for certain liabilities, including liabilities arising under the Securities Act.

Item 21.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits

Exhibit Number		Description of Document
2.1		Agreement and Plan of Reorganization (incorporated by reference to Exhibit 2.1 of ChoiceTel's Current Report on Form 8-K, filed with the SEC on March 5, 2002)
2.2		Amendment No. 1 to Agreement and Plan of Reorganization
3.1		Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of ChoiceTel's Registration Statement on Form SB-2; Registration No. 333-29969)
3.2		Bylaws (incorporated by reference to Exhibit 3.2 of ChoiceTel's Registration Statement on Form SB-2; Registration No. 333-29969)
4.1		Form of stock certificate (incorporated by reference to Exhibit 4.1 of ChoiceTel's Registration Statement on Form SB-2; Registration No. 333-29969)
5.1		Opinion of Robins, Kaplan, Miller & Ciresi L.L.P.
9.1	*	ChoiceTel Stock Voting Agreement, dated February 27, 2002, by and among Sontra and certain ChoiceTel shareholders
9.2	*	Sontra Stock Voting Agreement, dated February 27, 2002, by and among ChoiceTel and certain Sontra stockholders
9.3	*	Form of Director Voting Agreement, by and among Gary Kohler, Michael Wigley and certain investors
10.12
Agreement for Sale and Purchase of Business Assets with Telco West, Inc., dated January 2, 1997 (incorporated by reference to Exhibit 10.12 of ChoiceTel's Registration Statement on Form SB-2; Registration No. 333-29969)

10.15
Agreement for Sale and Purchase of Assets with Computer Assisted Technology ("CAT"), dated as of March 14, 1997 (incorporated by reference to Exhibit 10.15 of ChoiceTel's Registration Statement on Form SB-2; Registration No. 333-29969)
10.21
Employment and Non-Competition Agreement with Dustin Elder, dated August 14, 1997 (incorporated by reference to Exhibit 10.21 of ChoiceTel's Registration Statement on Form SB-2; Registration No. 333-29969)
10.22
Agreement for Sale and Purchase of Business Assets with Edward Steven Corporation and Drake Telephone Company, dated May 7, 1998 (incorporated by reference to Exhibit 10.22 of ChoiceTel's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999)
10.25
Agreement for Sale and Purchase of Business Assets with Alpha Telcom Inc., dated February 16, 1999 (incorporated by reference to Exhibit 10.25 of ChoiceTel's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999)
10.26
Agreement for Sale and Purchase of Business Assets with Access Anywhere, LLC, dated November 15, 1999 (incorporated by reference to Exhibit 10.26 of ChoiceTel's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999)
10.27
Agreement for Sale and Purchase of Business Assets with Alpha Telcom, Inc., dated March 2000 (incorporated by reference to Exhibit 10.27 of ChoiceTel's Annual Report on Form 10-KSB for the Fiscal year Ended December 31, 2000)
10.28		Employment and Severance Arrangement with Jeffrey Paletz, dated as of March 13, 2000
10.30		Brokerage Agreement with Wimbish Riteway Realtors, dated March 15, 2001
10.31	*	1999 Stock Option and Incentive Plan of Sontra Medical, Inc.
10.32	*	Employment Agreement between Sontra Medical, Inc. and James R. McNab, Jr. dated May 23, 2001
10.33	*	Letter Agreement between Sontra and James R. McNab, Jr. dated January 31, 2002
10.34	*	Employment Agreement between Sontra and Joseph Kost dated June 12, 2001
10.35	*	Letter Agreement between Sontra and Joseph Kost dated January 31, 2002
10.36	*	Consulting Agreement between Sontra and Robert S. Langer dated June 1, 1998
10.37	*	Letter Agreement between Sontra and Business Development Advisors, Inc. dated August 21, 2001
10.38	*	Commercial Lease Agreement between Sontra and 58 Charles Street Limited Partnership dated August 25, 1998
10.39	*	Patent License Agreement (Exclusive) between Sontra and the Massachusetts Institute of Technology dated June 30, 1998
10.40
Asset Purchase Agreement, dated as of April 30, 2002, by and between ChoiceTel Communications, Inc. and ChoiceTel Acquisitions, Inc. (incorporated by reference to Exhibit 2.1 of ChoiceTel's Current Report on Form 8-K, filed with the SEC May 15, 2002)
13.1		ChoiceTel Communications, Inc.'s Annual Report on Form 10-KSB, as amended, for the Fiscal Year Ended December 31, 2001 (incorporated by reference)
13.2		ChoiceTel Communications, Inc.'s Quarterly Report on Form 10-QSB for the Quarter Ended March 31, 2002 (incorporated by reference)

II-2

21.1		Subsidiaries of ChoiceTel
23.1	*	Consent of Schechter Dokken Kanter Andrews & Selcer, Ltd.
23.2		Consent of Arthur Andersen LLP
24.1	*	Power of Attorney
99.1	*	Letter to Commission Pursuant to Temporary Note 3T

*
Previously filed

Item 22.    Undertakings

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 20 of this registration statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

        For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The registrant hereby undertakes to respond to requires for information that is incorporated by reference into the prospectus within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II-3

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, MN, on the 15th day of May, 2002.

CHOICETEL COMMUNICATIONS, INC.
By:	/s/ JEFFREY PALETZ Jeffrey Paletz President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the 15th day of May, 2002:

Signature	Title

/s/ GARY KOHLER Gary Kohler	Chairman
/s/ JEFFREY PALETZ Jeffrey Paletz	President, Chief Executive Officer and Director (Principal Executive Officer)
* Jack Kohler	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
* Michael Wigley	Director
* Robert Hegstrom	Director
*/s/ GARY S. KOHLER Gary S. Kohler Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Document
2.1	Agreement and Plan of Reorganization (incorporated by reference to Exhibit 2.1 of ChoiceTel's Current Report on Form 8-K, filed with the SEC on March 5, 2002)
2.2	Amendment No. 1 to Agreement and Plan of Reorganization
3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of ChoiceTel's Registration Statement on Form SB-2; Registration No. 333-29969)
3.2	Bylaws (incorporated by reference to Exhibit 3.2 of ChoiceTel's Registration Statement on Form SB-2; Registration No. 333-29969)
4.1	Form of stock certificate (incorporated by reference to Exhibit 4.1 of ChoiceTel's Registration Statement on Form SB-2; Registration No. 333-29969)
5.1	Opinion of Robins, Kaplan, Miller & Ciresi L.L.P.
9.1*	ChoiceTel Stock Voting Agreement, dated February 27, 2002, by and among Sontra and certain ChoiceTel shareholders
9.2*	Sontra Stock Voting Agreement, dated February 27, 2002, by and among ChoiceTel and certain Sontra stockholders
9.3*	Form of Director Voting Agreement by and among Gary Kohler, Michael Wigley and certain investors
10.12
Agreement for Sale and Purchase of Business Assets with Telco West, Inc., dated January 2, 1997 (incorporated by reference to Exhibit 10.12 of ChoiceTel's Registration Statement on Form SB-2; Registration No. 333-29969)
10.15
Agreement for Sale and Purchase of Assets with Computer Assisted Technology ("CAT"), dated as of March 14, 1997 (incorporated by reference to Exhibit 10.15 of ChoiceTel's Registration Statement on Form SB-2; Registration No. 333-29969)
10.21
Employment and Non-Competition Agreement with Dustin Elder, dated August 14, 1997 (incorporated by reference to Exhibit 10.21 of ChoiceTel's Registration Statement on Form SB-2; Registration No. 333-29969)
10.22
Agreement for Sale and Purchase of Business Assets with Edward Steven Corporation and Drake Telephone Company, dated May 7, 1998 (incorporated by reference to Exhibit 10.22 of ChoiceTel's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999)
10.25
Agreement for Sale and Purchase of Business Assets with Alpha Telcom Inc., dated February 16, 1999 (incorporated by reference to Exhibit 10.25 of ChoiceTel's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999)
10.26
Agreement for Sale and Purchase of Business Assets with Access Anywhere, LLC, dated November 15, 1999 (incorporated by reference to Exhibit 10.26 of ChoiceTel's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999)
10.27
Agreement for Sale and Purchase of Business Assets with Alpha Telcom, Inc., dated March 2000 (incorporated by reference to Exhibit 10.27 of ChoiceTel's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000)
10.28	Employment and Severance Arrangement with Jeffrey R. Paletz, dated as of March 13, 2000
10.30	Brokerage Agreement with Wimbish Riteway Realtors, dated March 15, 2001
10.31*	1999 Stock Option and Incentive Plan of Sontra Medical, Inc.

10.32*	Employment Agreement between Sontra and James R. McNab, Jr. dated May 23, 2001
10.33*	Letter Agreement between Sontra and James R. McNab, Jr. dated January 31, 2002
10.34*	Employment Agreement between Sontra and Joseph Kost dated June 12, 2001
10.35*	Letter Agreement between Sontra and Joseph Kost dated January 31, 2002
10.36*	Consulting Agreement between Sontra and Robert S. Langer dated June 1, 1998
10.37*	Letter Agreement between Sontra and Business Development Advisors, Inc. dated August 21, 2001
10.38*	Commercial Lease Agreement between Sontra and 58 Charles Street Limited Partnership dated August 25, 1998
10.39*	Patent License Agreement (Exclusive) between Sontra and the Massachusetts Institute of Technology dated June 30, 1998
10.40
Asset Purchase Agreement, dated as of April 30, 2002, by and between ChoiceTel Communications, Inc. and ChoiceTel Acquisitions, Inc. (incorporated by reference to Exhibit 2.1 of ChoiceTel's Current Report on Form 8-K, filed with the SEC on May 15, 2002)
13.1	ChoiceTel Communications, Inc.'s Annual Report on Form 10-KSB, as amended, for the Fiscal Year Ended December 31, 2001 (incorporated by reference)
13.2	ChoiceTel Communications, Inc.'s Quarterly Report on Form 10-QSB for the Quarter Ended March 31, 2002 (incorporated by reference)
21.1	Subsidiaries of ChoiceTel
23.1*	Consent of Schechter Dokken Kanter Andrews & Selcer, Ltd.
23.2	Consent of Arthur Andersen LLP
24.1*	Power of Attorney
99.1*	Letter to Commission Pursuant to Temporary Note 3T

*
Previously filed

PROXY

ChoiceTel Communications, Inc.
Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting of Shareholders to Be Held on June 20, 2002

        The undersigned hereby appoints Jeffrey R. Paletz and Jack S. Kohler, or either of them acting alone, as proxies with full power of substitution, to vote all shares of Common Stock of ChoiceTel Communications, Inc. of record in the name of the undersigned at the close of business on May 14, 2002 at the Annual Meeting of Shareholders to be held on June 20, 2002 at 10:00 a.m., local time, or any adjournment or adjournments, hereby revoking all former proxies.

See reverse for voting instructions.

1.	Proposal to approve and adopt the merger agreement, to approve the merger and to approve the issuance of the shares of ChoiceTel common stock in exchange for all of the issued and outstanding shares of Sontra capital stock as described in the merger agreement:
	☐	For	☐	Against	☐	Abstain
2.	PROPOSAL TO ELECT THE FOLLOWING DIRECTORS:
	01 02 03	Gary S. Kohler* Michael R. Wigley* W. Leigh Thompson*	04 05 06	James R. McNab, Jr.* Joseph Kost* Robert S. Langer*	07 08	Martin P. Sutter* Thomas W. Davison*
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the FOR box and write the number(s) of the nominee(s) in the box provided.)
\*/ Please fold here \*/
	☐	FOR all nominees listed (except as marked to the contrary below)			☐	WITHHOLD AUTHORITY to vote for all nominees listed
	09 10	Gary S. Kohler** Jeffrey R. Paletz**	11 12	Robert A. Hegstrom** Michael R. Wigley**
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the FOR box and write the number(s) of the nominee(s) in the box provided.)
	*NOTE*		* Election of directors if merger approved. ** Election of directors if merger is not approved.
3.	Proposal to amend the Company's 1997 Long-Term Incentive and Stock Option Plan:
	☐	For	☐	Against	☐	Abstain
4.
Proposal to approve an amendment to the Amended and Restated Articles of Incorporation to increase the authorized shares of ChoiceTel common stock from 15,000,000 to 20,000,000 and to change the Company's name to Sontra Medical Corporation.
	☐	For	☐	Against	☐	Abstain
5.	In their discretion, the proxies are authorized to vote upon any other matters coming before the Annual Meeting.

        The shares represented by this proxy will be voted on proposals (1), (2), (3) and (4) in accordance with the specifications made and "FOR" such proposals if there is no specification.

Address Change? Mark Box ☐	Dated:	, 2002
Indicate changes below:

Signature(s) in Box

Please sign exactly as name(s) are shown at left. When signing as executor, administrator, trustee, or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

 PROXY
Sontra Medical, Inc.
Proxy Solicited on Behalf of the Board of Directors
for Special Meeting of Stockholders to Be Held on June 20, 2002

        The undersigned hereby appoints James R. McNab, Jr. and Christine E. Davin, or either of them acting alone, as proxies with full power of substitution, to vote all shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock of Sontra Medical, Inc. of record in the name of the undersigned at the close of business on May 14, 2002 at the Special Meeting of Stockholders to be held on June 20, 2002 at 10:00 a.m., Eastern time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, MA 02110, or any adjournment or adjournments, hereby revoking all former proxies.

1.
PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT BETWEEN SONTRA MEDICAL, INC., CHOICETEL COMMUNICATIONS, INC. AND CC MERGER CORP., AND TO APPROVE THE MERGER:

☐ For    ☐ Against    ☐ Abstain

2.
In their discretion, the proxies are authorized to vote upon any other matters coming before the Special Meeting.

        The shares represented by this proxy will be voted on proposal (1) in accordance with the specifications made and "FOR" such proposal if there is no specification.

Dated:	, 2002

Signature
Signature if held jointly

Please sign exactly as name(s) are shown at left. When signing as executor, administrator, trustee, or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

I/We will attend the Special Meeting. ☐ YES    ☐ NO